AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE PRELIMINARY OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION, DATED AUGUST 26, 2025

DAMON INC.

Up to 300,000,000 Units

Consisting of an Aggregate of

Up to 300,000,000 Common Shares

And

Up to 300,000,000 Warrants to Purchase One Common Share

300,000,000 Common Shares Issuable upon the Exercise of the Warrants

And

Up to 30,000,000 Bonus Units

Consisting of an Aggregate of

Up to 30,000,000 Bonus Shares

And

Up to 30,000,000 Bonus Warrants to Purchase One Common Share

30,000,000 Bonus Shares Issuable upon the Exercise of the Bonus Warrants

Damon Inc., a British Columbia corporation referred to herein as the “Company”, “Damon”, “we”, “us” or “our” and similar terms, is conducting a best-efforts offering of up to 300,000,000 units (each, a “Unit”) at a price of $0.10 per Unit with an aggregate amount of $30,000,000 (the “Maximum Offering”) pursuant to Tier 2 of Regulation A (the “Offering”). Each Unit consists of one common share in the capital of the Company (each, a “Common Share”), without par value, and one common share purchase warrant to purchase one Common Share (each, a “Warrant”). Each Warrant is immediately exercisable for one Common Share at an exercise price of $0.12 per Common Share and will expire three years from the date of issuance. The Units will not be certificated and the Common Shares and Warrants comprising the Units are immediately separable and will be issued separately in this Offering. Pursuant to this offering circular, we are also offering the 300,000,000 Common Shares issuable from time to time upon the exercise of the Warrants offered hereby.

The minimum amount you may invest in this Offering is $1,000.00 for 10,000 Units, and any additional purchases must be made in increments of at least $1,000.00. However, we reserve the right to waive this minimum in our sole discretion. See “Plan of Distribution” on page 150 herein for more information.

Investors who invest $2,500 or more in this offering will receive additional Units (“Bonus Units”), with the amount of Bonus Units to be received to be based on the amount invested. Each Bonus Unit consists of one common share in the capital of the Company (each, a “Bonus Share”), without par value, and one common share purchase warrant to purchase one Common Share (each, a “Bonus Warrant”). Each Bonus Warrant is immediately exercisable for one Bonus Share at an exercise price of $0.12 per Bonus Share and will expire three years from the date of issuance. The Bonus Units will not be certificated and the Bonus Shares and Bonus Warrants comprising the Bonus Units are immediately separable and will be issued separately in this Offering. Pursuant to this offering circular, we are also offering the 30,000,000 Bonus Shares issuable from time to time upon the exercise of the Bonus Warrants offered hereby. Fractional Bonus Units will not be distributed, and Bonus Shares and Bonus Warrants will be determined by rounding down to the nearest whole Bonus Share and Bonus Warrant, as applicable. Bonus Units will be issued as follows:

●	$2,500 + investment will receive 2.5% Bonus Units

●	$5,000 + investment will receive 5% Bonus Units

●	$7,500 + investment will receive 7.5% Bonus Units

●	$10,000 + investment will receive 10% Bonus Units

The maximum number of Bonus Units that the Company will issue cannot be determined at this time; however, if the Company were to issue the maximum number of Bonus Units possible, the Company would issue 30,000,000 Bonus Shares and 30,000,000 Bonus Warrants in this Offering.

Our Common Shares are traded on the OTCID Basic Market under the symbol “DMNIF. On August 25, 2025, the last reported sale price of our Common Shares was $0.065 per Common Share.

We refer to the Common Shares, Warrants, Bonus Shares and Bonus Warrants to be issued in this Offering collectively as the “Securities”.

We are offering our Units and Bonus Units on a best-efforts basis, meaning there is no guarantee that we will receive any proceeds from the sale of our Units in this Offering. We have engaged DealMaker Securities LLC (the “Broker”), a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”), and its affiliates to provide broker-dealer compliance services, technology, and marketing support in connection with this Offering. See “Plan of Distribution” herein for more information.

We estimate that this Offering will commence within two days of SEC qualification; this Offering will terminate at the earliest of (a) the date on which the Maximum Offering has been sold, (b) one year from the date of SEC qualification or (c) the date on which this Offering is earlier terminated by us, in our sole discretion. See “Plan of Distribution.”

To participate in this Offering, you must complete a subscription agreement available through our offering page at www.invest.damon.com, and deposit your investment funds in our non-interest-bearing escrow account with Enterprise Bank & Trust, who we refer to as the Escrow Agent. If we reject your subscription, in whole or in part, or if we accept it but do not conduct a closing of this Offering thereafter due to the termination of the Offering for any reason, the Escrow Agent will promptly return your investment funds without interest or deduction, in accordance with Rule 10b-9 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Until a closing of the Offering occurs, your subscription agreement will remain revocable and your investment funds will be refundable. Once a closing has occurred, your subscription will become irrevocable, your funds will no longer be refundable and your Common Shares, Warrants, and Bonus Shares and Bonus Warrants, if applicable, will be issued. This Offering is continuous and ongoing within the meaning of Rule 251(d)(3) of Regulation A, and closings, each of which we refer to as a “Closing”, and collectively, the “Closings”, may occur from time to time throughout the term of the Offering to maximize economic efficiency. Notwithstanding the foregoing, we intend to conduct a Closing at least every four to eight weeks following the first Closing.

	Price to Public (Offering)		Underwriting Discount and Commissions (1)		Proceeds to Company before Expenses(2)
Price per Unit	$0.10		$0.0045		$0.0955
Investor Processing Fee:	$0.002	(3)			$600,000
Price Per Unit Plus Investor Processing Fee:	$0.102
Total Maximum (with Investor Processing Fees):	$30,600,000		$1,850,500	(1)(4)	$28,749,500

(1)	The Common Shares, Warrants, and Bonus Shares and Bonus Warrants, if applicable, are being offered in the Offering on a “best efforts” basis through the Broker, with which the Company is a party to a Broker-Dealer Agreement (“Broker-Dealer Agreement”). For performing broker-dealer pre-offering analysis, pre-offering consulting and advisory, compliance and consulting services in connection with this Offering, the Broker will receive the Brokerage Commission. There is other compensation associated with the Broker and its affiliates as well described further in “Plan of Distribution” herein, but in summary are one-time and monthly accountable expenses and fees. When the Company signed the Broker-Dealer Agreement, the Broker was to receive one-time payment of $27,500 advance (the “Broker Advance”) against accountable expenses anticipated to be incurred in the Offering (refundable to the Company to the extent of expenses not actually incurred by the Broker), and once the Cash Offering commences receive a four and one half percent (4.5%) commission on all cash proceeds collected by the Company. The proceeds of the Offering may be deposited directly into the Company’s operating account for its immediate use, with no obligation to refund subscriptions. We may be required to indemnify the Broker and possibly other parties with respect to disclosures made in this Offering Circular. The calculated maximum Offering compensation to Broker and affiliates is $1,850,500. See “Plan of Distribution” for details regarding the compensation payable to the Broker and its affiliates in connection with this Offering.

(2)	The amounts shown in “Proceeds to the Company” section reflects amounts after deducting Offering expenses. Offering expenses do not include legal, accounting, printing and blue sky compliance fees and expenses incurred in this Offering. See “Use of Proceeds” and “Plan of Distribution” for more details.

(3)	At the time of each subscription, the investor will be required to pay the Company a 2.0% investor processing fee (the “Investor Processing Fee”) to help offset certain transaction expenses for which the Company is required to pay or reimburse affiliates of the Broker. In the table above, the figures for “Price Per Unit Plus Investor Processing Fee” and the “Total Maximum (with Transaction Fees)” assume all investors in the aggregate, in an Offering that is fully subscribed, pay the Company a total of $600,000 in Investor Processing Fees. The Broker will receive a cash commission on Investor Processing Fees. See “Plan of Distribution” for more details.

(4)	This amount consists of the amounts paid to the Broker described above and compensation to its affiliates. Compensation to the Broker affiliates totals $446,000. See “Plan of Distribution” for details regarding the compensation payable to the Broker and its affiliates in connection with this Offering.

Investing in the Units involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 13 for a discussion of certain risks that you should consider in connection with an investment in the Units.

THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, IF YOU ARE NOT AN ACCREDITED INVESTOR, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Offering Circular and future filings.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

Broker-Dealer

DEALMAKER SECURITIES LLC

- i -

about this offering circular

We are offering our Common Shares, and soliciting offers to purchase them, only in jurisdictions where such offers and sales are permitted under a continuing offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A. You should rely solely on the information contained in this Offering Circular. We have not authorized anyone to provide information different from or in addition to that contained in this Offering Circular. The information presented herein is accurate only as of the date on the cover, regardless of the time of delivery or any sale of our securities. Neither the delivery of this Offering Circular nor any sale of our securities implies that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and delivered as required by applicable federal securities laws. From time to time, we may provide offering circular supplements that update, modify or replace information included in this Offering Circular. Any statement contained herein will be deemed modified or superseded to the extent that a subsequent offering circular supplement contains an inconsistent statement. This Offering Circular includes exhibits that provide additional details about the matters discussed in this Offering Circular. You should read this Offering Circular, any related amendments or supplements, and the exhibits to this Offering Circular together with the information contained in our periodic filings, including annual, semi-annual and other reports filed with the SEC. All such documents are available on the SEC’s website at www.sec.gov.

We are responsible for the information contained in this Offering Circular. This document includes industry and market data derived from third-party studies, surveys, and industry publications. These sources typically indicate that the information was obtained from sources believed to be reliable; however, they do not guarantee the accuracy or completeness of such information. The forecasts and projections contained in these materials are based on historical market data and assumptions, and there can be no assurance that any such forecasts will be realized. Industry and market data may be inaccurate or incomplete due to the methodologies used by the original sources and the inherent limitations in collecting and verifying such data. These limitations include the voluntary nature of data collection, gaps in raw data, and the inability to verify all information with absolute certainty. Market and industry information used in this Offering Circular is subject to risks and uncertainties that may change over time and could materially affect actual outcomes. See the section titled “Risk Factors” herein for more information on these uncertainties. Additionally, other parties applying different methods of data collection or analysis may reach different conclusions.

We use, and may continue to use, various trademarks, trade names, and service marks in our business. For convenience, this Offering Circular may omit the ™, ®, or ℠ symbols when referring to our trademarks or those of others. Such omissions are not intended to indicate any waiver of rights, and we will assert our intellectual property rights to the fullest extent permitted by law. This Offering Circular may also reference trademarks, trade names, or service marks owned by third parties. All such marks are the property of their respective owners, and our use or display of them does not imply any affiliation with, or endorsement or sponsorship by, those owners.

- ii -

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular, and the information incorporated by reference herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the Company’s internal control over financial reporting. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results may differ materially from the projections discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” Additional factors that could materially affect these forward-looking statements and/or projections include, among other things:

(i)	the risk that the price of Common Shares may be volatile due to a variety of factors, including changes in the highly competitive industries in which the Company operates, variations in performance across competitors, changes in laws, regulations and technologies that may impose additional costs and compliance burdens on the Company’s operations, global supply chain disruptions and shortages and macro-economic and social environments affecting the Company’s businesses;

(ii)	the inability to implement the Company’s business plans, forecasts and other expectations, or identify and realize additional opportunities;

(iii)	the risk that the Company has not achieved sales and production capacity at a mass-production facility, and that the Company and its current and future collaborators may be unable to successfully develop and market the Company’s electric personal mobility products or solutions, or may experience significant delays in doing so;

(iv)	the risk that the Company may never achieve or sustain profitability;

(v)	the risk of the Company to continue as a going concern;

(vi)	the risk of the Company’s status as a foreign private issuer;

(vii)	the impact of the recent delisting from Nasdaq and the Company’s ability to develop and maintain adequate trading liquidity on the OTCID Basic Market;

(viii)	the risk that the Company may be unable to raise additional capital on acceptable terms to finance its operations and remain a going concern;

(ix)	the risk that the Company continues to experience difficulties in expanding its operations or, if its operations are expanded, managing its growth;

(x)	any adverse changes in U.S., Canadian or global general economic, business, market, financial, political or legal conditions, including as a consequence of the ongoing uncertainties relating to inflation, interest rates, global supply chain disruptions, international trade tensions, armed conflicts, or other geopolitical developments;

- iii -

(xi)	any inability to successfully and economically manufacture and distribute the Company’s electric personal mobility products at scale;

(xii)	reliance on key management and any inability to attract and/or retain key personnel;

(xiii)	any inability to raise additional funds to meet its capital requirements and pursue its growth strategy when and in the amounts needed;

(xiv)	any inability to secure adequate insurance coverage or a potential increase in insurance costs;

(xv)	the Company’s ability to develop and maintain effective internal controls;

(xvi)	the risk of potential litigation resulting in the diversion of management’s time and attention and the Company’s resources needed to address any such litigation that may arise; and

(xvii)	any inability to secure adequate insurance coverage or a potential increase in insurance costs.

Management has included projections and estimates in this Offering Circular, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties, and a review of information filed by our competitors with the SEC or otherwise publicly available.

In some cases, you can identify forward-looking statements by terms such as “may”, “could”, “will”, “should”, “would”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “project” or “continue”, or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this Offering Circular. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this Offering Circular relate only to events or information as of the date on which the statements are made in this Offering Circular. We do not intend to update or otherwise revise the forward-looking statements in this Offering Circular, whether as a result of new information, future events or otherwise.

This summary highlights selected information that is presented in greater details elsewhere, or incorporated by reference in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Units. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the section titled “Risk Factors” herein before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements” herein. Unless the context otherwise indicates, when used in this Offering Circular, the terms the “Company”, “Damon”, “we”, “us” and “our” and similar terms refer to Damon Inc. and our wholly owned subsidiaries.

- iv -

Offering Circular Summary

Corporate History

Spin-Off

We were incorporated under the laws of British Columbia, Canada, on October 17, 2023. Through our wholly-owned subsidiary, Grafiti Limited, which was transferred to us on December 26, 2023 by our former parent company, XTI Aerospace Inc. (“Parent”), we operate a business in the United Kingdom (“UK”) providing a comprehensive set of data analytics and statistical visualization solutions for engineers and scientists. On December 27, 2023 (the “record date”), we were spun off by the Parent, by means of a transfer of all of our then outstanding common shares held by the Parent (the “spinoff shares”), to the Grafiti Holding Inc. Liquidating Trust (the “Trust”), to be held for the benefit of holders of the Parent’s common stock, preferred stock and those outstanding warrants that were contractually entitled to participate in the distribution (collectively, the “participating securityholders”), on a pro rata basis as of the record date. As described in further detail in our registration statement on Form 10-12B filed in connection with the spinoff and declared effective by the SEC on November 12, 2024 (the “Form 10”), for U.S. federal income tax purposes we believe that the transfer by the Parent of the spinoff shares to the trust was treated as a taxable distribution by the Parent to the participating securityholders of the spinoff shares on the record date and the subsequent transfer by the participating securityholders of the spinoff shares to the Trust on the same date. The Trust held the spinoff shares until the effective date of the Form 10-12B registration statement on November 12, 2024, promptly following which the Trust delivered the spinoff shares to the participating securityholders, as beneficiaries of the Trust, pro rata in accordance with their ownership of shares or underlying shares of the Parent’s common stock as of the record date.

The Business Combination and Related Transactions

On November 13, 2024, we completed a business combination transaction with Damon Motors Inc. (“Damon Motors”), a designer and developer in electric motorcycles and other personal mobility products that empower the personal mobility sector through innovation, data intelligence and strategic partnerships, resulting in Damon Motors becoming our wholly-owned subsidiary (the “Business Combination”). Upon completion of the Business Combination with Damon Motors, we changed our corporate name to “Damon Inc.”. For further information about these transactions, please refer to the current report on Form 8-K filed by the us with the SEC on November 18, 2024.

The rights of holders of our Common Shares are governed by our Charter, our Articles and the Business Corporations Act (British Columbia) (“BCBCA”). For more details, please refer to the section titled “Description of Securities” herein. The Company’s Common Shares are traded on the OTCID Basic Market under the symbol “DMNIF”.

The Business Combination was accounted for using the acquisition method (as a reverse acquisition), with goodwill and other identifiable intangible assets recorded in accordance with accounting principles generally accepted in the United States, as applicable. Under this method of accounting, Grafiti Holding is treated as the “acquired” company for financial reporting purposes. Damon Motors was determined to be the accounting acquirer because, after the Business Combination, Damon Motors will control the Board of Directors and management of the combined company, and the preexisting shareholders of Damon Motors have majority voting rights of the combined company. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination.

Business Overview

Our Personal Mobility Products Development Business Through Damon Motors

The Company, through its wholly-owned subsidiary Damon Motors, is developing electric motorcycles and other personal mobility products that seek to empower the personal mobility industry through innovation, data intelligence and strategic partnerships. Damon Motors is developing technology and investing in the capabilities to lead an integrated personal mobility ecosystem from individual travels to last mile delivery. With decades of combined management and engineering experience across the team’s careers, and a commitment to low carbon personal mobility solutions, Damon Motors is seeking to introduce existing enthusiasts to high-performance electric products while bringing new riders to the motorcycle community with first of its kind advances in zero emissions motorcycle performance, safety, connectivity and artificial intelligence (“AI”).

Founded in 2017, Damon Motors started reimagining the future of motorcycling by means of advanced safety design, electric vehicle powertrain technology and user experience. In 2019, Damon Motors took its first alpha prototype motorcycles and safety systems into the field to test the concept. In 2021, Damon Motors expanded its operations and research and development expertise to accelerate the engineering and development of its HyperDrive platform drive unit and the HyperSport motorcycle. Through core technology advancements, Damon Motors electric motorcycles are in prototype phase of product validation.

Damon Motors’ electric vehicles are developed with a set of proprietary design principles that elevate the brand, deliver differentiated riding experiences and bring emotion to electric propulsion. The initial product portfolio of motorcycle models will be built upon and utilize a single powertrain platform called HyperDrive™. As a patented, monocoque-constructed battery-chassis, HyperDrive houses a proprietary 150 kW 6-phase liquid cooled IPM motor-gearbox and proprietary electronics. This platform approach establishes a capital-efficient path to grow the product line to meet a wide range of future segments and price points, while also supporting a wide range of future motorcycle models and power sizes that share as much as 85 percent common parts. By using the frame of the battery as the motorcycle’s chassis, HyperDrive also achieves valuable weight and cost reduction advantages. With 150 kW of power at its disposal, HyperDrive has been specifically designed to compete with the performance of market leaders in the high-performance motorcycle market, whether internal combustion or electric. Thanks to the energy modularity designed into it, HyperDrive-based motorcycles can be detuned in power, energy and thus cost to support 500 – 1500cc power equivalent classes of motorcycles in both the North American and European markets, with price points ranging from $20,000 - $80,000.

The HyperDrive platform is contrasted by the smaller, less powerful and lower cost HyperLite platform, currently in its early design phase. HyperLite will be developed using a very similar design architecture as HyperDrive, enabling the production of a range of light weight, low to medium cost motorcycles and scooters with milder levels of horsepower that are more common in overseas and developing markets. With these two platforms, paired with Damon Motors’ three patented cornerstone technologies, CoPilot™, Shift™ and its AI-enabled cloud platform, Damon Motors’ long-term objective is to build a premium, high-tech, electric motorcycle company that rivals the largest incumbents in both profit and annual volume, by providing a technologically enhanced riding experience that is not currently available from other manufacturers.

CoPilot provides a novel rider assistance and warning system integrated into the motorcycle. Shift allows the handlebars and foot pegs to mechatronically adjust on the fly, addressing issues of ergonomic comfort and allowing users to select different riding positions for changing conditions such as a lower, more aerodynamic position for highway use or a more upright position for urban use. Its AI-enabled cloud will collect environmental and situational data that, paired with over-the-air software updates, can drive a continual loop of collision warning improvements, with an aim to further reduce accident probability over time.

The commercial production of Damon Motors’ motorcycles is expected to commence after passing various internal and external tests and undergoing a self-certification process required for US-bound vehicle homologation. These tests include: the completion of Damon Motors’ ride quality and long-term durability testing; completion of FCC Title 47 certification for the onboard charger; completion of UN 38.3 battery testing; completion of Damon Motors’ internal battery testing; extreme temperature operation verification; brake testing per FMVSS; and an internal and external review of FMVSS compliance with Damon Motors engineering subcontractor TUV of Germany.

Our SAVES Distribution Business Through Grafiti Limited

The Company, through its wholly-owned subsidiary, Grafiti Limited, distributes in the UK and certain other European countries data analytics and visualization software products referred to as “SAVES” primarily for scientists and engineers. Grafiti Limited products can be downloaded to a user’s desktop. These products help scientific research in the health and life sciences domain in the discovery of new drugs, in the study of the efficacy of established drugs and therapies, and in epidemic propagation research, among other applications. Engineers use our products for a multitude of applications which include, but are not limited to, conducting surface modelling analysis and curve fitting in order to design new engineering processes, studying signal attenuation and propagation in radio engineering. Potential automobile and motorcycle applications could include surface panel design for aerodynamics, aesthetic symmetry, and calculated asymmetry among others. We believe the Grafiti Limited regression analysis product could also be used for predicting vehicle sharing demand and pricing trends in various markets based on a wide range of variables.

Grafiti Limited’s strategy is to build a broader, long term customer base by increasing its sales of Grafiti Limited’s product offerings which will include cloud and Macintosh compatible data analytics and statistical visualization software products. We believe this will enable the Grafiti Limited business to focus on generating more recurring revenues in the future.

Grafiti Limited was formed by the Parent on May 13, 2020, as a distribution arm for its SAVES products in the UK market and part of the European market.

Our Corporate Strategy

We are pursuing a corporate strategy focused on developing a business offering of end-to-end solutions ranging from personal mobility products to the collection of data to delivering insights from that data to our customers with a focus on safety and data intelligence and engineering services. In connection with such strategy and to facilitate our long-term growth, we continue to evaluate various strategic transactions, including acquisitions of companies with personal mobility products, technologies and intellectual property (“IP”) that complement those goals by adding technology, differentiation, customers and/or revenue. We are primarily looking for accretive acquisitions that have business value and operational synergies, but will be opportunistic for other strategic and/or attractive transactions. We believe these complementary technologies will add value to the Company and allow us to provide a comprehensive integrated personal mobility ecosystem to our customers. In addition, we may seek to expand our capabilities around safety, security, artificial intelligence, augmented reality and virtual reality or other high growth sectors. Candidates with proven technologies and personal mobility products that complement our overall strategy may come from anywhere in the world, as long as there are strategic and financial reasons to make the acquisition. We are also exploring opportunities that will supplement our revenue growth. We are primarily looking for accretive acquisitions that have business value and operational synergies, yet also opportunistic for other strategic and/or attractive transactions that we believe may increase overall shareholder value, which may include, but not be limited to, other alternative investment opportunities, such as minority investments and joint ventures. If we make any acquisitions in the future, we expect that we may pay for such acquisitions using our equity securities and/or cash and debt financings in combinations appropriate for each acquisition.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” herein, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following risks, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of our common shares and result in a loss of all or a portion of your investment:

●	we have broad discretion in the use of the net proceeds from this Offering and we may not use them effectively;

●	our share price is volatile and there is a limited market for our Common Share;

●	investors in our securities could experience immediate and substantial dilution after this Offering;

●	the price of Common Shares offered in the Offering may not reflect the actual or market value of our Common Shares;

●	the Company is an early-stage company with a limited operating history and a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future;

●	the Company has a history of operating losses and we will need to raise capital in addition to capital raised in this offering to fund our planned operations and, additionally, there is no assurance that we will be able to achieve profitability, raise additional financing or continue as a going concern;

●	if securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline;

●	we are eligible to be treated as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors;

●	as a foreign private issuer, we are exempt from certain U.S. securities laws and regulations that apply to U.S. domestic issuers, which may afford less protection to shareholders;

●	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses;

●	we do not intend to pay cash dividends to our shareholders;

●	reporting company compliance may make it more difficult to attract and retain officers and directors;

●	our Common Shares have recently been delisted from Nasdaq and are currently traded on the OTCID Basic Market, which may adversely affect the market price and liquidity of our Common Shares and limit our ability to raise additional capital;

●	sales of a substantial number of our securities in the public market by us and/or by our existing securityholders could cause the price of our Common Shares to fall;

●	our stock price has been volatile, and the issuance of Common Shares upon the exercise of Series A Warrants has resulted in significant dilution. Additional issuances under our current financing arrangements with Streeterville or other new issuances could further depress the market price of our Common Shares;

●	our Articles designate the Supreme Court of British Columbia, Canada and the appellate Courts therefrom as the exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which would limit such shareholders ability to choose the judicial forum for disputes with us or our directors, officers or other employees;

●	the Company’s success will depend on its ability to economically produce its vehicles at scale, and its ability to produce vehicles of sufficient quality and appeal to customers on schedule and at a scale that is unproven;

●	to carry out its proposed business plan, the Company will require a significant amount of capital and it may be unable to reduce and adequately control the costs associated with operating its business;

●	the Company does not currently have arrangements in place that will allow it to fully execute its business plan and may experience significant delays in the design, manufacture, finance, regulatory approval, launch, transportation and delivery of its motorcycles and other potential personal mobility products;

●	the Company may not be able to accurately estimate the supply and demand for its vehicles, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue;

●	the Company has received only a limited number of reservations for its vehicles, all of which may be cancelled and are fully refundable, and there is no assurance that such reservations will be converted into sales;

●	if the Company fails to manage future growth effectively, it may not be able to produce, market, service and sell (or lease) its motorcycles and other potential personal mobility products successfully;

●	the Company’s business and prospects depend significantly on its ability to build its brand and service its motorcycles and other potential personal mobility products. The Company may not succeed in continuing to establish, maintain and strengthen the Company brand, and its brand and reputation could be harmed by negative publicity regarding its company or products;

●	the motorcycle and personal mobility market is highly competitive, and the Company may not be successful in competing in this industry, which may depend upon consumer’s willingness to adopt electric motorcycles and other potential personal mobility products;

●	the Company may be adversely affected by the complexity, uncertainties and changes in automotive or internet related Canadian regulations or similar regulations of any countries it is selling motorcycles and other potential personal mobility products into;

●	the Company is dependent on its suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of the Company’s vehicles at prices and volumes acceptable to the Company would have a material adverse effect on its business, financial condition, operating results and prospects;

●	the Company depends on certain key personnel, and its success will depend on its continued ability to retain and attract qualified management, technical and vehicle engineering personnel;

●	the Company’s business plan is and will be dependent on developing one or more manufacturing facilities or partnering with third parties to fulfill this function, and complex machinery;

●	dependence on a single licensor for our SAVES products and potential adverse changes to terms could negatively impact our financial condition and results of operations;

●	global economic conditions, including inflation and any other financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect the Company’s business, financial condition, results of operations and prospects;

●	the Company’s risk management efforts may not be effective which could result in unforeseen losses;

●	the Company is subject to risks related to customer credit;

●	the Company’s sales and operating results may fluctuate from quarter-to-quarter and from year-to-year as they are affected, among other things, by the seasonal nature of the Company’s products, fluctuation in the Company’s operating costs and prevailing market conditions;

●	adverse judgments or settlements in legal proceedings, including the claim brought by our former CEO Jay Giraud, the claim brought by Andy DeFrancesco, or those that may arise relating to the Business Combination, could materially harm our business, financial condition, operating results, and cash flows;

●	the Company’s patent applications may not result in issued patents, which may have a material adverse effect on its ability to prevent others from interfering with the commercialization of the Company’s products;

●	the Company may need to defend itself against patent or trademark infringement claims, which may be time-consuming and would cause the Company to incur substantial costs;

●	our international business exposes us to geo-political and economic factors, trade tariffs, legal and regulatory requirements, fluctuations in exchange rates, public health and other risks associated with doing business in foreign countries;

●	the lack of availability, reduction or elimination of government and economic incentives or government policies which are favorable for electric vehicles and Canadian produced vehicles could have a material adverse effect on the Company’s business, financial condition, operating results and prospects;

●	the construction and operation of one or more assembly facilities that the Company may seek to establish in the future, are or will be subject to regulatory approvals, and may be subject to delays, cost overruns or may not produce expected benefits;

●	the Company’s vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on the Company’s business, financial condition, operating results and prospects;

●	failure of information security and privacy concerns could subject the Company to penalties, damage its reputation and brand, and harm its business, financial condition, operating results and prospects;

●	the Company may become subject to product liability claims and recalls, which could harm the Company’s financial condition and liquidity if it is not able to successfully defend or insure against such claims;

●	the growth of our SAVES distribution business is dependent on increasing sales to our existing customers and obtaining new customers; and

●	defects, errors, or vulnerabilities in our SAVES products or services that we sell or the failure of such products or services to prevent a security breach, could harm our reputation and adversely affect our results of operations.

Corporate Information

Our principal executive offices are located at 4601 Canada Way, Suite #402, Burnaby, British Columbia, Canada, V5G 4X7. Our telephone number is (236) 326-3619. Our website address is https://damon.com/. The information contained on, or that can be accessed through, our website is not incorporated by reference in this Offering Circular and should not be considered to be part of this Offering Circular.

Settlement Agreement with Mark Peikin

As previously disclosed in the current report on Form 8-K as filed with the SEC on November 18, 2024, Damon Motors had entered into an amendment to its engagement agreement with Joseph Gunnar & Co., LLC (“Joseph Gunnar”) and Mark Peikin (“Peikin”) (the “Amendment”). On March 24, 2025, the Company and Damon Motors entered into a new agreement with Peikin (the “Settlement Agreement”), pursuant to which the parties agreed to amend the payment terms with respect to the payment amount set forth in the Amendment. In connection with the Settlement Agreement, Peikin agreed to voluntarily surrender to the Company for cancellation the 10,041 (pre-reverse split - 1,255,230) Common Shares previously issued to him pursuant to the Amendment (the “Issued Shares”), and waive, on behalf of himself and Joseph Gunnar, any default by the Company or Damon Motors to register the Issued Shares timely as required by the Amendment.

Under the Settlement Agreement, the Company agreed to deliver to Peikin an aggregate amount of $2,515,000 (the “Amended Payment Amount”), of which $1,515,000 was paid in cash on March 24, 2025, and $1,000,000 (the “Deferred Amount”), which may be paid, at the option of the Company, by cash or in Common Shares no later than May 21, 2025, the first trading day following the expiration of the 60-day standstill period set forth in the Underwriting Agreement, dated March 20, 2025, between the Company and Maxim Group LLC. The number of Common Shares to be issued shall be calculated by dividing the Deferred Amount by the lower of (i) the Nasdaq Official Closing Price as of the issuance date; or (ii) the average Nasdaq Official Closing Price of the common stock for the five trading days immediately preceding and including the issuance date. The Company also agreed to file a resale registration statement covering the Common Shares no later than the first trading day following their issuance. In addition, the Company agreed that, without Peikin’s prior written consent and subject to customary exceptions, it will not engage in, or publicly announce, any registered offering of equity securities for capital-raising purposes, or any “at-the-market,” continuous equity, or variable rate transactions, during the period from the issuance date of the Common Shares until ten business days after the registered Common Shares are delivered following the effectiveness of the resale registration statement.

On June 9, 2025, the Company and Damon Motors entered into an amended settlement agreement (the “Amended Settlement Agreement”) to fully and finally resolve all outstanding amounts owed to Mr. Peikin pursuant to the Settlement Agreement (the “Outstanding Settlement Obligations”). Under the Amended Settlement Agreement, the Company agreed to make a one-time cash payment of $350,000 to Mr. Peikin within one business day following execution of the Amended Settlement Agreement, and Mr. Peikin agreed to waive and release all claims arising from the Outstanding Settlement Obligations. Such amount has been paid to Mr. Peikin in full and final satisfaction of the Outstanding Settlement Obligations.

December 2024 Securities Purchase Agreement with Streeterville

On December 20, 2024, we entered into a Securities Purchase Agreement (the “Streeterville Securities Purchase Agreement”) with Streeterville Capital, LLC (“Streeterville”), as amended by the Amendment No. 1 to the Securities Purchase Agreement dated February 27, 2025. Under the Streeterville Securities Purchase Agreement the Company agreed to issue and sell to Streeterville one or more pre-paid purchases at an aggregate purchase price of up to $10,000,000 (the “Total Commitment Amount”) for the purchase of the Company’s Common Shares. As consideration for Streeterville’s commitment, the Company also agreed to issue 2,744 (pre-reverse split - 343,053) Common Shares to Streeterville (the “Commitment Shares”).

Each pre-paid purchase includes an original issue discount of 7% and accrues interest at an annual rate of 8%. For the initial pre-paid purchase, which closed on December 20, 2024 (the “Initial Closing Date”), Streeterville paid $2,000,000, creating in an initial principal balance of $2,140,000.

Pursuant to the Streeterville Securities Purchase Agreement and a registration rights agreement entered into on the same date, the Company agreed to file a registration statement on Form S-1 under the Securities Act, to register the resale of 144,000 (pre-reverse split - 18,000,000) Common Shares, including the Commitment Shares and Common Shares issuable pursuant to the pre-paid purchases (the “Registration Statement”). If the Registration Statement was declared effective within 90 days of the Initial Closing Date and no default has occurred, and if requested by the Company, Streeterville would fund $1,000,000 for a second pre-paid purchase. The Registration Statement was declared effective on February 6, 2025.

Within a committed two-year period, and subject to certain specified conditions, the Company may request the issuance of additional pre-paid purchases to Streeterville, with each purchase amount being no less than $250,000, provided that the total outstanding balance of all pre-paid purchases does not exceed $3,000,000.

The proceeds from the pre-paid purchases were and are expected to be used for working capital and other corporate purposes. However, $100,000 from the initial pre-paid purchase funding, and 15% of the funding from subsequent pre-paid purchases, shall be used to repay the indebtedness under the secured promissory note issued to Streeterville in June 2024 with an original principal amount of $6,470,000.

Following the funding of each pre-paid purchase, Streeterville has the right, but not the obligation, to purchase from the Company its Common Shares not exceeding (i) the outstanding balance of the funded amount and (ii) 9.99% beneficial ownership of the Company’s outstanding Common Shares. The purchase price of the Common Shares will be the lower of (i) $187.50 (pre-reverse split - $1.50) or (ii) 90% of the Company’s lowest daily volume weighted average trading price (the “VWAP”) during the ten consecutive trading days immediately prior to the purchase notice date, but not less than the floor price, which is equal to 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing. Under the Streeterville Securities Purchase Agreement, the Company agreed that, if applicable, it will seek shareholder approval for the issuance of common shares up to the Total Commitment Amount (the “Required Shareholder Approval”), and until such approval is obtained, the Company will not request additional pre-paid purchases that may cause the total amount of Common Shares issuable to exceed the limits set under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”). However, since the Company is no longer listed on Nasdaq, the Required Shareholder Approval and Exchange Cap no longer apply.

The outstanding pre-paid purchases, unless reduced by the Company’s sale of Common Shares to Streeterville as described, will remain outstanding and may be repaid in cash at the Company’s option. There is no maturity date for the outstanding balance of the pre-paid purchases. Additionally, if certain triggering events occur, including (a) the VWAP of the Company’s Common Shares falling below the floor price for at least five trading days within a seven-trading-day period, or (b) the Company having issued 75% of the shares under the Exchange Cap if an Exchange Cap applies, the Company must make monthly cash repayments of $350,000 in principal plus any accrued unpaid interest until the outstanding balance is fully repaid or the triggering event conditions are resolved. In an event of default as specified in the pre-paid purchase, Streeterville may accelerate repayment, requiring the outstanding balance to become immediately due, with a 10% increase to the principal and interest accruing at a rate of 18% per annum.

Under the Streeterville Securities Purchase Agreement, the Company has received an aggregate of $4,400,000 from Streeterville out of the Total Commitment Amount of $10,000,000, resulting in an outstanding principal balance of $4,708,000, excluding any accrued interest and prior to any purchase of common shares discussed below. Of the $4,400,000 received, a total of $460,000 has been used to repay the indebtedness under the secured promissory note issued to Streeterville in June 2024 with an original principal amount of $6,470,000.

As of August 26, 2025, Streeterville has purchased, and the Company has issued, a total of 65,068 (pre-reverse split - 8,133,614) Common Shares to satisfy pre-paid purchases made through this date, based on the pricing formula described in the Streeterville Securities Purchase Agreement, and the outstanding principal balance has been reduced to $3,158,000, with an additional $173,916 in accrued interest.

Streeterville June 2024 Note and Second Amendment to Note

On June 26, 2024, Grafiti Holding and Streeterville entered into a note purchase agreement (the “Note Purchase Agreement”), pursuant to which Grafiti Holding sold a secured promissory note (the “Note”) in an aggregate original principal amount of $6,470,000 in a private offering in reliance on exemptions from registration under applicable securities laws. The Note and the Note Purchase Agreement were amended by Amendment No. 1 as of October 31, 2024.

The Note carries an original issue discount of $1,450,000 and $20,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. On the same day, Streeterville paid the purchase price of $5,000,000 as follows: (a) $1,150,000 to Grafiti Holding; (b) $350,000 to Damon Motors as a loan from Grafiti Holding to Damon Motors; and (c) $3,500,000 into escrow, which was distributed to Grafiti Holding upon satisfaction of certain conditions including the consummation of the Business Combination and the listing of the post-closing company’s Common Shares on Nasdaq. Additionally, starting on the earlier of 13 months after the closing of the Business Combination or January 1, 2026, Streeterville may require the borrower to redeem up to one-sixth of the Note’s initial principal and accrued interest monthly, and any unexercised redemption amounts can be carried over to future months.

In connection with the Streeterville loan transaction, Damon Motors Corporation, a Delaware corporation, a wholly-owned subsidiary of Damon Motors (the “Damon Subsidiary”), and Damon Motors, each entered into a Guaranty, dated as of June 26, 2024, whereby Damon Motors and the Damon Subsidiary guaranteed the performance of Grafiti Holding’s obligations under the Note. Additionally, Grafiti Holding’s obligations under the Note are secured by a lien on the promissory note issued by Damon Motors to Grafiti Holding and all related claims, rights and interests in such note issued by Damon Motors, pursuant to a Security Agreement between Streeterville and Grafiti Holding, dated June 26, 2024.

On February 27, 2025, the Company and Streeterville entered into a Second Amendment (the “Note Amendment”) to the Note originally issued by the Company to Streeterville on June 26, 2024, in an original principal amount of $6,470,000.

Pursuant to the Note Amendment, the parties have agreed to amend the Note to grant Streeterville the right to convert, from time to time at its election, all or any portion of the outstanding balance of the Note into Common Shares, no par value, of the Company (the “Conversion Shares”). The number of Conversion Shares deliverable under a conversion notice will be equal to the amount of the outstanding balance of the Note being converted, divided by the conversion price, which is 90% of the lowest VWAP of the Company’s common shares reported by Bloomberg during the ten trading days preceding the delivery date of a conversion notice.

The Note Amendment contains an ownership limitation, pursuant to which the Company shall not effect any issuance of Conversion Shares to the extent that such issuance would cause Streeterville, together with its affiliates, to beneficially own a number of Common Shares exceeding 9.99% of the number of Common Shares outstanding on such date, including the Common Shares issuable upon such issuance.

Upon the closing of the underwritten registered offering on March 21, 2025 (the “March Offering”), the outstanding principal amount was partially repaid and reduced to $4,491,700, and the Note Floor Price was adjusted to $3.1375 (pre-reverse split - $0.0251). However, we expect that the Floor Price will be further adjusted to $0.10 upon the first closing of any Common Shares sold under this Offering.

As of August 26, 2025, the total outstanding balance under the Note consists of $4,491,700 in principal and $720,381 in accrued interest, which are convertible into an aggregate of 52,120,810 Common Shares, assuming a conversion price equal to $0.10 upon the first closing of any Common Shares sold under this Offering.

Implications of Being a Foreign Reporting Issuer

Damon qualifies as a “foreign private issuer,” as defined in Rule 3b-4 under the Exchange Act in the United States, based on the applicable criteria as of the last business day of the Company’s most recently completed third fiscal quarter, ended March 31, 2025. Notwithstanding the Company’s qualification as a foreign private issuer, the Company has voluntarily chosen to file with the SEC periodic and current reports and registration statements on forms prescribed for U.S. domestic issuers, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and registration statements on Form S-1, including this Offering Circular, instead of filing on the reporting and registration forms available to foreign private issuers.

Although the Company has voluntarily chosen to file periodic reports and current reports, as well as registration statements, on U.S. domestic issuer forms, the Company will maintain its status as a foreign private issuer. Accordingly, as a foreign private issuer, the Company remains exempt from the U.S. federal proxy rules pursuant to Section 14 of the Exchange Act and Regulations 14A and 14C thereunder, Regulation FD, and its officers, directors, and principal shareholders are not subject to the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. See further discussion in the section “Foreign Private Issuer Status” in “Management” on page 113.

Emerging Growth Company

Damon is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the United States Jumpstart Our Business Startups Act of 2012 (or the “JOBS Act”). As such, Damon is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Damon intends to take advantage of the benefits of this extended transition period.

Damon will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering of our securities, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Damon is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing reduced executive compensation disclosure. Damon will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of its common equity held by non-affiliates exceeds $700 million as of the prior December 31st or (2) the market value of its common equity exceeds $250 million and its annual revenues exceeds $100 million during such fiscal year. As a foreign private issuer, Damon can only use the scaled disclosure requirements available to a smaller reporting company if it continues to file periodic and current reports and registration statements under domestic issuer forms and rules and provides financial statements in accordance with U.S. GAAP, which it has voluntarily chosen to do.

THE OFFERING

Securities Offered:

Up to 300,000,000 Units, each Unit consisting of one Common Share and one Warrant to purchase one Common Share. Each Warrant will have an exercise price of $0.12 per Common Share, will be exercisable immediately and will expire three years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The Common Shares and Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this Offering.

Pursuant to this offering circular, we are also offering up to 300,000,000 Common Shares issuable from time to time upon the exercise of the Warrants offered hereby.

Also, pursuant to this offering circular, investors purchasing a minimum of $2,500 in Units will receive Bonus Units as follows:

●      $2,500 + investment will receive 2.5% Bonus Units;

●      $5,000 + investment will receive 5% Bonus Units;

●      $10,000 + investment will receive 7.5% Bonus Units;

●      $25,000 + investment will receive 10% Bonus Units.

The maximum number of Bonus Units that the Company will issue cannot be determined at this time; however, if the Company were to issue the maximum number of Bonus Units possible, the Company would issue 30,000,000 Bonus Shares and 30,000,000 Bonus Warrants in this Offering.

Offering Price; Minimum Investment:

The price per Unit in this Offering is $0.10 (exclusive of the Investor Processing Fee to help us offset the Investor Transaction Fees and costs of performing this Offering) for gross proceeds of up to $30,000,000.00

The minimum amount you may invest in this Offering is $1,000.00 for 10,000 Units, exclusive of any Transaction Fee, and any additional purchases must be made in increments of at least $1,000.00. However, we reserve the right to waive this minimum in our sole discretion.

Shares of Common Stock Outstanding Immediately Before the Offering:	19,603,815 Common Shares.

Shares of Common Stock Outstanding Immediately After the Offering:	319,603,815 Common Shares (349,603,815 Common Shares if the maximum number of Bonus Shares are issued and none of the Warrants or Bonus Warrants issued in this Offering are exercised).

Use of Proceeds:	We plan to use the net proceeds of this Offering for working capital and general corporate purposes, including research and development, as well as marketing and sales of our products, and to repay the outstanding balance of the Streeterville June 2024 Note. See “Use of Proceeds” herein for more information.

Investor Suitability Standards:

This Offering is open to U.S. residents and to non-U.S. persons, except where participation would be unlawful or prohibited by U.S. sanctions. Each investor must be at least 18 years of age, or the age of majority in the investor’s jurisdiction of residence and have the legal capacity to enter into a binding agreement. All investors must pass customary anti-money-laundering, know-your-customer, Office of Foreign Assets Control and other required background screening prior to acceptance of their subscription. The maximum amount an investor may invest in our Units in any 12-month period depends on their status as an accredited investor, as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act. Specifically:

●          Accredited Investors: No investment limitation;

●          Non-Accredited Natural Persons: The greater of 10% of (i) your annual income or (ii) your net worth, each calculated together with your spouse or spousal equivalent and excluding the value of your primary residence; and

●          Non-Accredited Entity: 10% of the greater of (i) the entity’s annual revenue or (ii) its net assets at fiscal year-end.

These investor-suitability standards are subject to periodic review and may be amended to reflect changes in Regulation A, sanctions regimes, or internal company policies.

Escrow Account:	Until we perform a Closing, your investment funds will be held in our escrow account with Enterprise Bank & Trust, our Escrow Agent for the Offering. See “Plan of Distribution” herein for more information.

Regulation A Offering Limitations:

Regulation A Rule 251(a)(2) limits us to an aggregate of $75,000,000 in any rolling 12-month period during the three years following qualification of this Offering, meaning that the maximum dollar amount of additional Units we may offer under Regulation A will increase over time as prior sales fall outside the applicable twelve-month look-back period. Following SEC qualification of this Offering Circular and the Offering Statement of which it forms a part (which is referred to herein as the Offering Circular and Offering Statement, respectively), and as additional capacity becomes available, we may file one or more post-qualification amendments under Rule 252(f)(2)(ii) to seek the qualification of such additional Units for sale in this Offering. However, we will not sell any additional Units until the SEC qualifies any such amendment.

Prospective investors should also note that we may file offering circular supplements from time to time to raise the price per Unit in this Offering by up to 20% above the most recently qualified price; provided that any increase exceeding 20% or any fundamental change to the information in a qualified offering circular will require a post-qualification amendment that must be filed with and qualified by the SEC.

The Offering will terminate on the first to occur of (i) the date on which all 300,000,000 Units have been sold, (ii) the date which is one year from this Offering being qualified by the SEC, or (iii) the date on which this offering is earlier terminated by us, in our sole discretion, with respect to the Company’s shares offered in this offering, regardless of the amount of capital raised . See “Plan of Distribution” herein for more information.

Risk Factors:	Investing in our securities involves a high degree of risk. Each investor should be able to bear a complete loss of their investment and should carefully consider risks associated with our business and this Offering of Units before deciding to invest. See “Risk Factors” herein for more information.

Secondary Market Public Trading:	The Company’s Common Shares are traded on the OTCID Basic Market under the symbol “DMNIF”.

Transfer Agent:	The transfer agent and registrar for our Common Shares is Odyssey Transfer & Trust Company.

Resale Restrictions for Canadians

The share certificate or ownership statement representing the Common Shares and Warrants to be issued to any Canadian investors in the Offering will bear a legend restriction notation in accordance with Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets. See “Shares Eligible for Future Sale”.

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Securities. We have listed below, not necessarily in order of importance or probability of occurrence, what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements” herein.

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this Offering Circular before making an investment in our Securities. Our business, financial condition, results of operations or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Shares could decline and you could lose all or part of your investment. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” herein. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to this Offering and Ownership of Our Common Shares

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this Offering Circular entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

The public offering price will be set by our Board and does not necessarily indicate the actual or market value of our Common Shares.

Our Board, or a committee designated by the Board, will approve the public offering price and other terms of this Offering after considering, among other things: the current market price of our Common Shares; trading prices of our Common Shares over time; the volatility of our Common Shares; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; the characteristics of interested investors; and market and economic conditions at the time of the Offering. The public offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The public offering price may not be indicative of the fair value of the Common Shares.

Our stock price is volatile and there is a limited market for our shares.

Our Common Shares have only recently become publicly traded. The market price of our Common Shares has been volatile and could continue to fluctuate widely in price in response to various factors, many of which are beyond our control. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of publicly traded companies. While these fluctuations have often been unrelated to the operating results of such companies and in recent times have been exacerbated by investors’ concerns stemming from geopolitical issues and changes in macroeconomic conditions, factors that may affect the volatility of our stock price include the following:

●	our ability to execute our business plan;

●	changes in our industry, including the announcement of new products, services, or technological innovations by us or our competitors;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel, including members of our executive leadership;

●	sales of our Common Shares;

●	operating results that fall below expectations;

●	regulatory developments;

●	economic and other external factors, including changes in macroeconomic conditions, including inflationary pressures;

●	period-to-period fluctuations in our financial results;

●	our inability to develop or acquire new or needed technologies or successfully integrate acquired businesses;

●	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;

●	changes in financial estimates or ratings by any securities analysts who follow our Common Shares, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Shares;

●	the development and sustainability of an active trading market for our Common Shares;

●	any future sales of our Common Shares by our officers, directors and significant shareholders, or the sale or attempted sale of a large amount of our Common Shares, or the appearance of such sales, including sales of Common Shares in this Offering;

●	terrorist attacks, natural disasters and the effects of climate change, regional and global conflicts, sanctions, laws and regulations that prohibit or limit operations in certain jurisdictions, public health crises or other such events impacting countries where we have operations; and

●	actual or purported “short squeeze” trading activity.

Our Common Shares were recently delisted from Nasdaq and began trading on the OTC Pink Current Market (now the OTCID Basic Market) on May 20, 2025, where trading volumes has historically been limited. See further discussion under the risk factors “Our common shares have recently been delisted from Nasdaq and are currently traded on the OTCID Basic Market, which may adversely affect the market price and liquidity of our shares and limit our ability to raise additional capital” below. The public trading market for our Common Shares depends on a marketplace of willing buyers and sellers at any given time, which in turn depends on factors outside of the Company’s control, including general economic and market conditions and the decisions of individual investors. As such, a holder of our Common Shares who wishes to sell his or her shares may not be able to do so immediately or at a price acceptable to them.

Investors in our securities could experience immediate and substantial dilution after this Offering.

The public offering price of our Common Shares and the Common Shares underlying the Warrants is higher than the pro forma net tangible book value per share of the outstanding Common Shares immediately after this Offering. As a result of this dilution, investors purchasing Units in this Offering could receive significantly less than the full purchase price that they paid for the Common Shares purchased in this Offering in the event of a liquidation. Further, we are offering Bonus Shares to certain investors. Investors who invest $2,500 or more will be issued Bonus Shares, thereby diluting any investor who is not issued Bonus Shares or any investor who is issued Bonus Shares at a lower percentage than other investors.

We have a history of operating losses and we will need to raise capital in addition to capital raised in this Offering to fund our planned operations and, additionally, there is no assurance that we will be able to achieve profitability, raise additional financing or continue as a going concern.

Our financial statements have been prepared on a going-concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. However, the audited consolidated financial statements of Grafiti Holding for the years ended June 30, 2024, 2023, and 2022 and Damon Motors for the years ended June 30, 2024, 2023 and 2022 include a going concern explanatory paragraph in the independent auditor reports.

We have a history of operating losses and have accumulated a deficit of $142,962,099 as of March 31, 2025, and expect to incur additional future losses. The ability of our company to continue as a going concern is dependent upon our attaining and maintaining profitable operations and raising additional capital as needed, but there can be no assurance that we will be able to raise sufficient financing. After completion of this Offering, we will need to raise additional funds to continue our planned operations.

Our ability to generate positive cash flow from operations is dependent upon sustaining targeted cost reductions and generating sufficient revenues. While we have implemented measures to reduce non-essential costs, these reductions alone are insufficient to offset our operating losses. Our management is evaluating options and strategic transactions and continuing to market and promote our product and service offerings to increase revenues, however, there is no guarantee that these efforts will be successful or that we will be able to achieve or sustain profitability. We have funded our operations primarily with private offerings and debt financing. Our history of operating losses and cash uses, our projections of the level of cash that will be required for our operations to reach profitability, may impair our ability to raise capital on terms that we consider reasonable and at the levels that we will require over the coming months. We cannot provide any assurance that we will be able to secure additional funding from public or private offerings or debt financings on terms acceptable to us, if at all. If we are unable to obtain the requisite amount of financing needed to fund our planned operations, it would have a material adverse effect on our business and ability to continue as a going concern, and we may have to curtail, or even to cease, certain operations. If additional funds are raised through the issuance of equity securities or convertible debt securities, it will be dilutive to our shareholders and could result in a decrease in our share price.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts or the content that they publish about us. At present, there may be few or no securities or industry analysts providing coverage of our Common Shares. If our financial performance fails to meet any available analyst estimates, or one or if any analysts who cover us downgrade our Common Shares or change their opinion of our Common Shares, our share price would likely decline.

We are eligible to be treated as an “emerging growth company” as defined in the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

We are an “emerging growth company”, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this Offering Circular. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common shares held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, not being required to provide selected financial data in the registration statements and periodic reports that we file with the SEC, and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, and if our common shares become publicly traded, such trading market may be less active than it otherwise could be if we were not to take advantage of such exemptions, and our share price may be more volatile.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected to take advantage of this extended transition period, and therefore, our financial statements may not be comparable to those of companies that comply with such new or revised accounting standards.

As a foreign private issuer, we are exempt from certain U.S. securities laws and regulations that apply to U.S. domestic issuers, which may afford less protection to shareholders.

Although we have voluntarily chosen to file periodic reports, current reports, and registration statements using U.S. domestic issuer forms, we will maintain our status as a foreign private issuer under U.S. securities laws. As a result, we are exempt from certain requirements applicable to U.S. domestic issuers, including:

●	The proxy rules set forth in Section 14 of the Exchange Act and Regulations 14A and 14C thereunder, meaning we are not required to solicit proxies or provide proxy statements in compliance with these U.S. rules. Instead, we will follow applicable Canadian proxy solicitation rules and practices;

●	Regulation FD, which prohibits selective disclosure of material nonpublic information to certain market participants; and

●	The reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act, which require officers, directors, and certain significant shareholders of U.S. domestic issuers to report transactions in the company’s equity securities and to disgorge any profits realized from short-swing trading transactions.

As a result of these exemptions, shareholders may not have the same rights, access to information, and protections as they would if were subject to all of the obligations of a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to the Company on the last business day of December 2025. If the Company loses its foreign private issuer status on this determination date, then, beginning on the first day of the fiscal year following the determination date, it would have to comply with U.S. federal proxy rules and Regulation FD, and its officers, directors and principal shareholders would become subject to the reporting and short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. As a U.S. listed public company that is not a foreign private issuer, the Company may incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these weaknesses, or otherwise fail to maintain proper and effective internal controls, our ability to produce timely and accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business, our share price and access to the capital markets.

We have identified material weaknesses in our internal control over financial reporting, leading to the conclusion that our internal control over financial reporting and disclosure controls and procedures were not effective as of March 31, 2025. We recently amended and restated our quarterly financial statements for the three and six months ended December 31, 2024, due to an accounting error in which transaction costs incurred in connection with the Business Combination were understated by $2,300,000. Upon re-evaluation, management concluded that the error arose from material weaknesses in our internal control over financial reporting, including ineffective controls over period-end financial disclosure, inadequate monitoring activities to assess the operation of internal controls, insufficient controls for financial information processing and reporting, and a lack of resources with the requisite skills for financial reporting under U.S. GAAP. Our inability to remediate these material weaknesses, the discovery of additional weaknesses, or failure to establish and maintain effective disclosure controls and internal control over financial reporting could adversely affect our results of operations, share price, and investor confidence in our company.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that companies evaluate and report on the effectiveness of their internal control over financial reporting. As previously disclosed in more detail, we have identified material weaknesses as of March 31, 2025. Due to the material weaknesses in our internal control over financial reporting, we have also concluded our disclosure controls and procedures were not effective as of March 31, 2025.

Failure to have effective internal control over financial reporting and disclosure controls and procedures can impair our ability to produce accurate financial statements on a timely basis and has led and could again lead to a restatement of our financial statements. If, as a result of the ineffectiveness of our internal control over financial reporting and disclosure controls and procedures, we cannot provide reliable financial statements, our business decision processes may be adversely affected, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and our ability to obtain additional financing, or additional financing on favorable terms, could be adversely affected.

Our management has taken action to begin remediating the material weaknesses; however, certain remedial actions have not started or have only recently been undertaken, and while we expect to continue to implement our remediation plans throughout the fiscal year ending June 30, 2025, we cannot be certain as to when remediation will be fully completed. In addition, we could in the future identify additional internal control deficiencies that could rise to the level of a material weakness or uncover other errors in financial reporting. During the course of our evaluation, we may identify areas requiring improvement and may be required to design additional enhanced processes and controls to address issues identified through this review. In addition, there can be no assurance that such remediation efforts will be successful, that our internal control over financial reporting will be effective as a result of these efforts or that any such future deficiencies identified may not be material weaknesses that would be required to be reported in future periods.

If we fail to remediate these material weaknesses and maintain effective disclosure controls and procedures or internal control over financial reporting, we may not be able to rely on the integrity of our financial results, which could result in inaccurate or additional late reporting of our financial results, as well as delays or the inability to meet our future reporting obligations or to comply with SEC rules and regulations. This could result in claims or proceedings against us, including by shareholders or the SEC. The defense of any such claims could cause the diversion of the Company’s attention and resources and could cause us to incur significant legal and other expenses even if the matters are resolved in our favor.

We do not intend to pay cash dividends to our shareholders.

We do not intend to pay cash dividends to our shareholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any cash dividends in the foreseeable future.

Indemnification of our officers and directors may cause us to use corporate resources to the detriment of our shareholders.

Our Articles eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by British Columbia law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Until October 17, 2028, our Articles require us to indemnify our directors and officers to the fullest extent permitted by British Columbia law, including in circumstances in which indemnification is otherwise discretionary under British Columbia law.

Under British Columbia law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

●	conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys’ fees, judgments, fines, excise taxes and amounts paid in settlement, actually and reasonably incurred by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Reporting company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a reporting company, these rules and regulations will increase our compliance costs and make certain activities more time consuming and costly. As a reporting company, these rules and regulations may make it more difficult and expensive for us to maintain our director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our Common Shares have recently been delisted from Nasdaq and are currently traded on the OTCID Basic Market, which may adversely affect the market price and liquidity of our shares and limit our ability to raise additional capital.

On May 20, 2025, our Common Shares were delisted from the Nasdaq Global Market and began trading on the OTC Pink Current Market maintained by OTC Markets Group Inc., where trading volume has historically been limited and may remain so. The OTC Pink Current Market became the OTCID Basic Market effective as of July 1, 2025.

The delisting from Nasdaq has made trading in our Common Shares more difficult for investors, which may result in reduced liquidity and increased price volatility. Without a Nasdaq listing, investors may have difficulty obtaining current price quotations, and trading may be limited, sporadic, and occur at depressed prices. Additionally, the loss of a national exchange listing has negatively impacted our visibility and reputation in the capital markets, making it more challenging to attract investor interest and raise additional capital. The absence of an exchange listing may also adversely affect the valuation and acceptance of our common shares in connection with potential business combinations, strategic transactions, or future financing activities.

Additionally, following the delisting and given our current stock price, our Common Shares are deemed “penny stock” under Rule 15g-9 of the Exchange Act. This designation imposes additional sales practice requirements on broker-dealers, which could further limit the liquidity and marketability of our shares and restrict the ability of investors to resell their shares in the secondary market. We are also subject to increased compliance burdens under state securities laws in connection with any sales of our securities, further limiting our access to capital markets and increasing compliance costs.

While our Common Shares are currently quoted on the OTCID Basic Market, there can be no assurance that an active and liquid trading market will develop or be sustained. If we are unable to establish and maintain a robust trading market on a market operated by OTC Markets, our ability to raise capital, continue as a going concern, and maintain investor confidence could be materially and adversely affected. In addition, failure to maintain a trading market for our common shares may trigger events of default or acceleration under our existing financing arrangements, including those with Streeterville. Such defaults could result in immediate cash payment obligations, placing further strain on our liquidity and potentially jeopardizing our ability to continue operations.

Our stock price has been volatile, and the issuance of shares upon the exercise of Series A Warrants has resulted in significant dilution. Additional issuances under our current financing arrangements with Streeterville or other new issuances could further depress the market price of our Common Shares.

Following the closing of the March Offering, investors began exercising their Series A Warrants on an alternate cashless basis, resulting in the issuance of 18,347,300 (pre-reverse split - 2,293,412,544) Common Shares by the Company. As of August 26, 2025, 19 Series A Warrants (pre-reverse split – 2,352 Series A Warrants) remain outstanding, which may result in the issuance of up to 19 additional Common Shares (pre-reverse split – 2,352 additional Common Shares) having an exercise price of $24.38 per Common Share (pre-reverse split - $0.195).

In connection with the March Offering, the floor price under the June 2024 Note was adjusted to $0.0251, however, as a result of the reverse stock split on July 3, 2025, the adjusted floor price is $3.1375. We expect that the Floor Price will be further adjusted to $0.10 upon the first closing of any Units sold under this Offering. As of August 26, 2025, the outstanding principal amount was partially repaid and reduced to $4,491,700, with an additional $720,381 in accrued unpaid interest, which may result in an issuance of 52,120,810 Common Shares, assuming a conversion price equal to $0.10 upon the first closing of any Common Shares sold under this Offering.

Additionally, as of August 26, 2025, the outstanding principal balance under the December 2024 SPA was $3,158,000, with an additional $173,916 in accrued unpaid interest. Streeterville may make purchases of Common Shares in satisfaction of outstanding pre-paid purchases pursuant to the pricing formula set forth in the December 2024 SPA. If the Company receives additional funding under the total $10,000,000 commitment or if Streeterville elects to purchase Common Shares in satisfaction of the outstanding balance under the December 2024 SPA, further issuances of Common Shares may occur.

In addition to these financing arrangements, the Company may issue additional Common Shares to settle outstanding obligations, raise capital or compensate employees and service providers. The Company is generally not restricted from issuing additional Common Shares or securities convertible into or exchangeable for Common Shares. Under our Articles and the BCBCA we are authorized to issue an unlimited number of Common Shares. Any actual or anticipated future issuances, particularly those at prices below the current market price, could significantly dilute existing shareholders, depress our share price, and impair our ability to raise capital.

Our Articles designate the Supreme Court of British Columbia, Canada and the appellate Courts therefrom as the exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which would limit such shareholders ability to choose the judicial forum for disputes with us or our directors, officers or other employees.

Our Articles provide that unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate Courts therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or the Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this clause (iv) does not include claims related to the business carried on by the Company or such affiliates. The forum selection provision also provides that the Company’s securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the Articles.

However, since the Company is a registrant under the Exchange Act, the above provision of our Articles shall not apply to any causes of action arising under the Securities Act or the Exchange Act. Unless the Company consents in writing to the selection of an alternative forum, the United States District Court of the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the Securities Act and the Exchange Act.

Any person or entity purchasing or otherwise acquiring any interest in our Common Shares is deemed to have received notice of and consented to the foregoing provisions. Although we believe this choice of forum provision benefits us by providing increased consistency in the application of British Columbia law in the types of lawsuits to which it applies, and U.S. federal securities law as interpreted by the United States District Court of the Southern District of New York or the state courts in New York County, New York with respect to any complaint filed in the United States asserting a cause of action arising under the Securities Act and the Exchange Act, the provision of which may have the effect of discouraging lawsuits against us and our directors and officers, including but not limited to increased costs to bring a claim and that these provisions can discourage claims or limit investors’ ability to bring a claim in a judicial forum that they may find favorable. The enforceability of similar choice of forum provisions in other companies' Articles or similar governing documents has been challenged in legal proceedings and it is possible that in connection with any action a court could find the choice of forum provisions contained in our Articles to be inapplicable or unenforceable in such action. If a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Risks Relating to Our Business

The Company has incurred significant costs associated with the Business Combination and will continue to incur significant costs associated with operating as a public reporting company.

The Company has incurred substantial, non-recurring costs related to the consummation of the Business Combination and expects to continue incurring significant expenses as it operates as a public reporting company. These costs include legal, financial advisory, accounting and auditing, banking, and consulting fees, as well as expenses for regulatory filings, SEC fees, printing, and mailing. Additionally, the Company may incur further costs to retain key employees and engage new employees to support its transition to operating as a public reporting entity. These expenses are either the responsibility of the party incurring them during the Business Combination or will be paid by the Company following the Closing.

The Company is an early-stage company with a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future. There is no guarantee that the Company will achieve or sustain profitability.

The Company has incurred losses since its inception and expects to continue to incur operating and net losses each quarter until such time as it achieves sufficient sales and production capacity at an assembly facility, which is not expected until 2026. Even if the Company is able to successfully develop, produce and sell its vehicles, there can be no assurance that they will be commercially successful. The Company’s potential profitability is dependent upon the successful development, production, commercialization and acceptance of its vehicles, which has not yet occurred, and may never occur.

Prior to the closing, Grafiti Holding incurred a net loss of approximately US$1.3 million for the fiscal year ended June 30, 2024 and approximately US$1.6 million during the quarter ended September 30, 2024, and had an accumulated deficit of approximately US$3.3 million as of September 30, 2024. Damon Motors incurred a net loss of approximately US$34.0 million for the fiscal year ended June 30, 2024 and approximately $7.4 million during the quarter ended September 30, 2024, and had an accumulated deficit of approximately $148.0 million as of September 30, 2024. Following the closing, we have continued to incur loss and anticipate generating a significant loss for the current fiscal year, due to the factors discussed below. As of March 31, 2025, we have accumulated a deficit of $142,962,099.

The Company expects to continue to incur significant expenditures in connection with the execution of its business strategy, including, without limitation, as a result of: continuing to design and develop and beginning to manufacture its existing and planned vehicles; equipping and expanding its pilot, support research and development and mass-production manufacturing facilities to produce its vehicles potentially in the US and international locations, and subsequently ramping-up production capacity at such facilities; building up inventories of parts and components for its vehicles; developing or securing personal mobility charging partnerships; expanding its design, research, development, maintenance and repair capabilities; increasing its sales and marketing activities and developing its distribution infrastructure; designing and implementing a show room network; expanding its general and administrative functions to support its growing operations.

Because it will incur the costs and expenses from these efforts before it receives any incremental revenues with respect thereto, the Company’s losses in future periods may be significant. In addition, the Company may find that these efforts are more expensive than currently anticipated, including by reason of delays in product development and commercialization, or that these efforts may not result in revenues, which would further increase its losses. The Company’s ability to produce revenues will depend, in part, on its ability to finalize and begin commercial start of production of its HyperSport vehicle, which is not expected to occur until 2026.

Management does not expect its SAVES distribution business to greatly expand. The Company’s ability to generate positive cash flow from operations in this business is dependent upon sustaining certain cost reductions and generating sufficient revenues. Our ability to achieve profitability with respect to the SAVES distribution business is more challenging when sales slow due to adverse economic conditions, notwithstanding our cost reduction efforts, because our cost reduction efforts may not be sufficient to offset declining gross profit.

For the reasons discussed above, there is no guarantee that the Company will reach profitability in the near term or at all, which could materially and adversely affect its business, financial condition, and results of operations.

The Company has a limited operating history which makes it difficult to evaluate its future business prospects and may increase investment risk.

The Company’s limited operating history makes evaluating its business and future prospects difficult. Damon Motors began operations in 2017 and has not yet begun mass production or the commercial delivery of its first motorcycle. If the Company does not successfully address these risks, its business, financial condition, operating results and prospects will be materially and adversely harmed. The Company has a very limited operating history and, as it attempts to transition from research and development activities to production and sales, it is difficult, if not impossible, to forecast its future results, and management has limited insight into trends that may emerge and affect its business. The Company intends to derive a substantial portion of its revenue from the sale of its electric motorcycles, none of which have reached commercialization stage to date. If actual results differ materially from management’s estimates in future periods, the Company’s business, financial condition, operating results and prospects may be materially adversely affected.

The Company is currently in concept phase of second vehicle, the HyperFighter, which is scheduled for delivery in 2028. The Company’s motorcycles require significant investment prior to commercial introduction and may never be successfully developed, produced, commercialized or accepted. There are no assurances that the Company will be able to successfully develop its models in a timely manner, or secure future business from recreational customers.

The Company has encountered, and expects to continue to encounter, risks and uncertainties frequently experienced by early-stage companies in rapidly changing markets, including risks related to its ability to, among other things:

●	design and produce safe, reliable and quality vehicles on an ongoing basis;

●	build a well-recognized and respected brand;

●	establish and expand its customer base;

●	continue to make significant investments in research, development, manufacturing, marketing and sales;

●	successfully market its vehicles and its other services;

●	properly price its services and successfully anticipate the take-rate and usage of such services by users;

●	improve and maintain its operational efficiency;

●	maintain a reliable, secure, high-performance and scalable technology infrastructure;

●	hire, integrate, retain and motivate professional and technical talent, including key members of management;

●	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape; and

●	navigate an evolving and complex regulatory environment.

If the Company fails to address any or all of these risks and challenges, its business, financial condition, operating results and prospects may be materially adversely affected.

The Company will initially depend on revenue generated from a single model of vehicle and in the foreseeable future will be significantly dependent on a limited number of models.

The Company’s personal mobility business will initially depend substantially on the sales and success of its HyperSport motorcycles, which we expect will be our only volume manufactured vehicle in the market for an extended period of time, and in the foreseeable future will be significantly dependent on a limited number of vehicles. The Company will rely on sales from the HyperSport motorcycles, among other sources of financing, for the capital that will be required to develop and commercialize those subsequent models. To the extent that (i) production of the Company’s motorcycles is delayed, interrupted or reduced, (ii) the Company’s product variety and motorcycles do not meet customer expectations or do not align with projected timelines, cost and volume targets or (iii) any of the Company’s vehicles are not well- received by the market for any reason, the Company’s revenue and cash flow would be adversely affected. In any such case, the Company may need to seek additional financing earlier than it expects, which financing may not be available to it in a timely manner and on commercially reasonable terms, or at all, and the Company’s business, financial condition, operating results and prospects may be materially adversely affected.

The Company’s success will depend on its ability to economically produce its vehicles at scale, and its ability to produce vehicles of sufficient quality and appeal to customers on schedule and at a scale that is unproven.

The Company’s business success will depend in large part on its ability to economically produce, market and sell its motorcycles at sufficient capacity to meet the demands of its customers. The Company will need to scale its production capacity in order to successfully implement its business strategy, and plans to do so in the future by, among other things, establishing development and ramp-up capacity at one or more assembly facilities. The Company has no experience in mass-production of its motorcycles. The Company does not know whether it will be able to develop efficient, automated, low-cost production capabilities and processes, or whether it will be able to secure reliable sources of supply from suppliers and manufacturers, in each case that will enable it to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market its motorcycles and meet its business objectives and customer needs.

Even if the Company is successful in developing mass-production capability and processes and can reliably source supplies in sufficient volume, it does not know whether it will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond its control, such as problems with suppliers and manufacturers, or in time to meet the commercialization schedules of future vehicles or to satisfy the requirements of its customers. The Company’s ability to effectively reduce its cost structure over time is limited by the fixed nature of many of its planned expenses in the near-term, and its ability to reduce long-term expenses is constrained by its need to continue investment in its business strategy.

If the Company fails to develop and scale such mass-production capability and processes within its projected costs and timelines, the Company’s business, financial condition, operating results and prospects may be materially adversely affected.

The Company may be unable to reduce and adequately control the costs associated with operating its business.

The Company will require significant capital to develop and grow its business and it expects to incur significant costs which will impact its profitability, including research and development expenses as new models are rolled out and existing models improved, raw material procurement costs, selling and distribution expenses as it builds its brand and markets its vehicles and general and administrative expenses as it scales its operations. In addition, the Company may incur significant costs in connection with its services and honoring its commitments under its service and warranty packages. The Company’s ability to become profitable in the future will not only depend on its ability to successfully market its vehicles and other products and services, but also its ability to control its costs. If the Company is unable to design, manufacture, market, sell and distribute and service its vehicles and services in a cost-efficient manner, its business, financial condition, operating results and prospects may be materially adversely affected.

To carry out its proposed business plan to develop, manufacture, sell and service electric motorcycles and other potential personal mobility products, the Company will require a significant amount of capital.

The Company’s capital expenditures will continue to be significant in the foreseeable future as it expands its business and its level of capital expenditures will be significantly affected by customer demand for its products and services. The fact that the Company has a limited operating history means it has limited historical data on the demand for its products and services. As a result, its future capital requirements are uncertain and actual capital requirements may be materially different from those it currently anticipates. The Company expects that it will ultimately need to seek additional equity or debt financing to finance its capital expenditures, though the timing or amount of any such capital expenditures cannot be predicted with certainty at this time. The sale of additional equity or equity-linked securities would dilute the Company’s shareholders, while the incurrence of indebtedness would result in increased debt service obligations and covenants that potentially restrict its operations.

There is no assurance that such additional financings will be available to the Company in a timely manner or on terms that are favorable, or at all. The Company’s ability to obtain the necessary financing to carry out its business plan is subject to a number of factors, including general market conditions and investor acceptance of its business plan. These factors may cause the timing, amount, terms and conditions of such financing to be unattractive or unavailable to the Company. If the Company is unable to secure sufficient financing if and when needed or desired, it may have to significantly reduce its spending, delay or cancel its planned activities or substantially change its current corporate structure and its business, financial condition, operating results and prospects may be materially adversely affected.

The Company may experience significant delays in the design, manufacture, finance, regulatory approval, launch, transportation and delivery of its motorcycles and other potential personal mobility products.

The Company’s will depend in large part on its ability to execute on its plans to design, manufacture, finance, obtain regulatory approval for, launch, transport and deliver its vehicles, and any delay associated therewith could materially adversely affect the Company’s business, financial condition, operating results and prospects, and could cause liquidity constraints and reputational damage.

Vehicle manufacturers often experience delays in the design, manufacture and commercial launch of new products. The Company has no experience to date in high volume manufacturing of its vehicles. Even if it is successful in developing high-volume manufacturing capability and processes and in reliably sourcing its component supply, the Company cannot guarantee that it will be able to do so in a manner that avoids significant delays and cost overruns or in time to meet its vehicle commercialization schedules or in satisfaction of customer expectations or requirements. Further, the Company will also rely on third-party suppliers for the provision and development of the key components and materials used in its vehicles. To the extent the Company’s suppliers experience any delays in providing it with or developing necessary components, it could experience delays in delivering on its timelines. Further, prior to mass production of its vehicles, the Company will need such vehicles to be fully designed, engineered and approved for sale according to differing requirements, including, but not limited to, regulatory requirements, in the different jurisdictions in which it intends to commercialize them.

The Company does not currently have arrangements in place that will allow it to fully execute its business plan.

To sell its motorcycles and other potential personal mobility products as envisioned, the Company will need to enter into agreements and arrangements that are not currently in place. These include entering into manufacturing agreements for the Company’s current and future electric personal mobility products not yet in development and acquiring or developing additional manufacturing capability, arranging for the transportation of HyperSport motorcycles, and obtaining battery and other essential supplies in the quantities that the Company requires. If the Company is unable to enter into such agreements or is only able to do so on terms that are unfavorable, the Company may not be able to fully carry out its business plans as currently contemplated or at all.

If the Company is unable to design, develop, manufacture and sell new electric motorcycles and other potential personal mobility products and services that address additional market opportunities, its business, financial condition, operating results and prospects may suffer.

The Company may not be able to successfully design, develop, manufacture and sell new electric motorcycles and other potential personal mobility products and services, address new market segments or develop a significantly broader customer base. To date, the Company has focused its business on the development and sale of the HyperSport HS motorcycles, which have targeted mainly affluent super sport motorcycle market. The Company will need to address additional markets and expand its customer demographic to further grow its business. If the Company fails to address additional market opportunities, its business, financial condition, operating results and prospects may be materially adversely affected.

The Company may not be able to accurately estimate the supply and demand for its vehicles, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If the Company fails to accurately predict its manufacturing requirements, the Company could incur additional costs or experience delays.

It is difficult for management to predict the Company’s future revenues and appropriately budget for its expenses, and management has limited insight into trends that may emerge and affect the Company’s business. The Company will be required to provide forecasts of its demand to its suppliers several months prior to the scheduled delivery of vehicles to its prospective customers. Currently, there is no historical basis for making judgments about the demand for the Company’s vehicles or its ability to design, develop, manufacture and sell vehicles, or its profitability in the future. If the Company overestimates its requirements, its suppliers may have excess inventory, which indirectly would increase its costs. If the Company underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of its vehicles and result in delays in deliveries and revenues or negatively impact its ongoing relationships with its suppliers. In addition, lead times for materials and components that its suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If the Company fails to order sufficient quantities of product components in a timely manner, the delivery of vehicles to its customers could be delayed, and its business, financial condition, operating results and prospects may be materially adversely affected.

The Company has received only a limited number of reservations for its vehicles, all of which may be cancelled and are fully refundable, and there is no assurance that such reservations will be converted into sales.

As of August 26, 2025, Damon had 3,153 reservations for HyperSport and HyperFighter motorcycles, which were placed with fully refundable deposits. The Company’s customers may cancel their reservations without penalty and for any reason until they place an order for their motorcycle, at which point the deposit becomes non-refundable and the customer is required to pay an additional non-refundable deposit. The Company has experienced cancellations in the past, and further customers may cancel their reservations for many reasons outside of its control, including changes in government subsidies and economic incentives. The potentially long wait from the time a reservation is made until the time the vehicle is delivered could also impact user decisions on whether to ultimately make a purchase, due to potential changes in preferences, competitive developments and other factors. In addition, any further delays in the expected start of production of the HyperSport line of motorcycles or other upcoming models could result in significant reservation cancellations. No assurance can be given that reservations will not be cancelled and will ultimately result in the final purchase, delivery and sale or lease of motorcycles. Accordingly, the number of reservations has significant limitations as a measure of demand for the Company’s products, including demand for particular body styles, models or trim levels, or for future motorcycle sales.

If the Company fails to manage future growth effectively, it may not be able to produce, market, service and sell (or lease) its motorcycles successfully.

The Company plans to expand its operations in the near future in connection with the planned production of its motorcycles, which will require it to hire and train new personnel, accurately forecast production and revenue, control expenses and investments in anticipation of expanded operations, establish new or expand current design, production and sales and service facilities, implement and enhance administrative infrastructure, systems and processes, address new markets and establish international operations. If the Company fails to efficiently manage its growth, its business, financial condition, operating results and prospects may be materially adversely affected.

The Company expects to experience significant and rapid growth in the scope and complexity of its business, which may place a significant strain on the Company’s senior management team and its financial and other resources. Such growth, if experienced, may expose the Company to greater costs and other risks associated with growth and expansion. The Company may be required to hire a broad range of additional employees, including other support personnel, among others, in order to successfully advance its operations. The Company may be unsuccessful in these efforts or may be unable to project accurately the rate or timing of these increases.

The Company’s ability to manage its growth effectively will require the Company to continue to improve its operations, to improve financial and management information systems, and to train, motivate, and manage future employees. This growth may place a strain on the Company’s management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage the Company’s business, or the failure to manage growth effectively, could have a materially adverse effect on the Company’s business, financial condition, and results of operations. In addition, difficulties in effectively managing the budgeting, forecasting, and other process control issues presented by such a rapid expansion could harm the Company’s business, financial condition, and results of operations.

The Company has very limited experience servicing its motorcycles. If it is unable to address the service requirements of its future customers, the Company’s business may be materially and adversely affected.

The Company has limited experience in servicing its motorcycles, and it expects to be required to increase its servicing capabilities as it scales its operations and continues to grow, including by building the Company experience centers in the U.S. and Canada. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. Although the Company believes the experience it has gained developing and operating prototypes of its motorcycles positions it well to service its motorcycles and future products, the Company has no after-sale experience of maintaining and servicing motorcycles for its customers at scale, and there is no guarantee Damon will be able to do so. There can be no assurance that the Company’s service arrangements will adequately address the service requirements of the Company’s customers to their satisfaction, or that the Company and its partners will have sufficient resources to timely meet ongoing service requirements at scale. In addition, the Company anticipates the level and quality of the services it plans to provide its customers will have a direct impact on the success of its brand, reputation and ongoing sales. Failure to address the servicing requirements of its customers could harm the Company’s reputation or materially adversely affect its business, financial condition, operating results and prospects.

The Company’s customers will also depend on the Company’s customer support team to resolve technical and operational issues relating to the software integrated in its vehicles. The Company’s ability to provide effective customer support is largely dependent on its ability to attract, train and retain qualified personnel with experience in supporting customers on platforms such as the Company’s platform. As it continues to grow, additional pressure may be placed on the Company’s customer support team, and the Company may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. The Company may also be unable to modify the future scope and delivery of its technical support to compete with changes in the technical support provided by its competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect the Company’s results of operation. If the Company is unable to successfully address the servicing requirements of its customers or establish a market perception that it maintains high-quality support, it may be subject to claims from its customers, including for breach of warranties, loss of revenue or damages, and its business, financial condition, operating results and prospects may be materially adversely affected.

The Company’s motorcycles may not perform in line with customer expectations.

The Company’s vehicles, including the HyperSport line of motorcycles, may not perform in line with customers’ expectations. For example, the Company’s vehicles may not have the durability or longevity of other vehicles in the market and may not be as easy and convenient to repair as other vehicles in the market. Any product defects or any other failure of the Company’s vehicles to perform as expected could harm its reputation and result in adverse publicity, harm to the Damon brand and reputation, lost revenue, delivery delays, product recalls, product liability claims, significant warranty and other expenses, and could have a material adverse impact on the Company’s business, financial condition, operating results and prospects. Additionally, problems and defects experienced by other electric consumer vehicles could by association have a negative impact on perception and customer demand for the Company’s vehicles.

Further, the Company’s vehicles may contain defects in components, software, design and manufacture that may cause them not to perform as expected or that may require repairs, recalls or design changes, any of which would require significant financial and other resources to successfully navigate and resolve. The Company initially plans to deliver its vehicles without CoPilot ADAS, and thereafter to deliver its vehicles with CoPilot ADAS with limited functionality, with the goal to activate additional features over time. There is no guarantee that the CoPilot ADAS will ultimately perform in line with expectations. The Company’s vehicles use a substantial amount of software code to operate and software products are inherently complex and often contain defects and errors when first introduced. Efforts to remedy any issues the Company observes in its products could significantly distract management’s attention from other important business objectives, may not be timely, may hamper production or may not be to the satisfaction of its customers. Further, while extensive internal testing has been performed on the Company’s vehicles’ software and hardware systems, the Company’s limited operating history and limited field data reduce its ability to evaluate and predict the long-term quality, reliability, durability and performance characteristics of its vehicles. There can be no assurance that the Company will be able to detect and resolve any defects in its vehicles prior to their sale to customers. If any of the Company’s vehicles fail to perform as expected, deliveries may have to be delayed, product recalls initiated and servicing or updates under warranty provided at the Company’s expense, which could adversely affect the Company’s brand in its target markets and its business, financial condition, operating results and prospects may be materially adversely affected.

Sales will depend in part on the Company’s ability to establish and maintain confidence in its business prospects among customers, analysts and others within its industry.

Consumers may be less likely to purchase the Company’s products if they do not believe that its business will succeed or that its operations, including service and customer support operations, will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with the Company if they are not convinced that its business will succeed. Accordingly, to build, maintain and grow its business, the Company must establish and maintain confidence among customers, suppliers, analysts and other parties with respect to its liquidity and business prospects. Maintaining such confidence may be particularly difficult as a result of many factors, including the Company’s limited operating history, others’ unfamiliarity with its products, uncertainty regarding the future of electric vehicles, any prior or future delays in scaling production, delivery and service operations to meet demand, competition and the Company’s production and sales performance compared with market expectations. Some of these factors are outside of the Company’s control, and any negative perceptions about the Company’s business prospects, even if exaggerated or unfounded, would likely harm its business and make it more difficult to raise additional capital in the future. In addition, a significant number of new electric vehicle companies have recently entered the automotive industry, which is an industry that has historically been associated with significant barriers to entry and a high rate of failure. If these new entrants or other manufacturers of electric vehicles go out of business, produce vehicles that do not perform as expected or otherwise fail to meet expectations, such failures may have the effect of increasing scrutiny of others in the industry, including the Company, and further challenging customer, supplier and analyst confidence in the Company’s business prospects.

The Company’s business and prospects depend significantly on its ability to build its brand. The Company may not succeed in continuing to establish, maintain and strengthen the Damon brand, and its brand and reputation could be harmed by negative publicity regarding its company or products.

The Company’s business and prospects are heavily dependent on its ability to develop, maintain and strengthen the “Damon” brand. If the Company fails to establish, maintain and strengthen its brand, it may lose the opportunity to build a critical mass of customers. Promoting and positioning the “Damon” brand will likely depend significantly on the Company’s ability to provide high quality vehicles and services and engage with its customers as intended and the Company has limited experience in these areas. In addition, the Company expects that its ability to develop, maintain and strengthen the “Damon” brand will also depend heavily on the success of its user development and branding efforts. Such efforts mainly include building a community of online and offline users engaged with the Company through its mobile application and the Company stores as well as other branding initiatives and events. Such efforts may be non-traditional and may not achieve the desired results. To promote the “Damon” brand, the Company may be required to change its user development and branding practices, which could result in substantially increased expenses, including the need to use traditional media such as television, radio and print. If the Company does not develop and maintain a strong brand, its business, financial condition, operating results and prospects may be materially and adversely impacted.

In addition, if incidents with the Company’s business, vehicles or services occur or are perceived to have occurred, whether or not such incidents are the Company’s fault, the Company could be subject to adverse publicity. In particular, given the popularity of social media, posts and opinions regarding Damon, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in the “Damon” brand. Further, there is the risk of potential adverse publicity related to the Company’s manufacturing or other partners, whether or not such publicity is related to their collaboration with the Company. The Company’s ability to successfully position its brand could also be adversely affected by perceptions about the quality of its partners’ vehicles. In addition, from time-to-time, the Company’s vehicles are evaluated and reviewed by third parties. Any negative reviews or reviews which compare Damon unfavorably to competitors could adversely affect consumer perception about the Company’s vehicles.

The motorcycle and personal mobility market is highly competitive, and the Company may not be successful in competing in this industry.

The motorcycle and personal mobility market is highly competitive, and the Company expects it will become even more so in the future. Currently, the Company’s principal competition for its vehicles comes principally from manufacturers of motorcycles with internal combustion engines powered by gasoline, including in the premium and other segments of its business. The Company cannot assure that customers will choose its vehicles over those of its competitors’ internal combustion-engine motorcycles. Although the Company intends to strategically enter into the market in the premium electric vehicle segment, it similarly expects this segment will become more competitive in the future as additional competitors enter into it, both from established brands and new entrants from various regions of the globe.

Many of the Company’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than the Company and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Based on publicly available information, a number of the Company’s competitors already have displayed prototype electric motorcycles and have announced target availability and production timelines, while others have launched pilot programs or full commercial offerings in certain markets.

Notably, the Company expects competition in its industry to intensify in the future in light of increased demand and regulatory push for alternative fuel vehicles, continuing globalization and consolidation in the worldwide motorcycle industry. Factors affecting competition include, among others, product quality and features, innovation and development time, pricing, reliability, safety, fuel and energy economy, customer service (including breadth of service network) and financing terms.

The Company’s ability to successfully compete in the motorcycle industry will be fundamental to its future success in existing and new markets and its market share. There can be no assurance that the Company will be able to compete successfully in the markets in which it operates. If the Company’s competitors introduce new models or services that successfully compete with or surpass the quality, price, performance or availability of the Company’s vehicles or services, the Company may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow it to generate attractive rates of return on its investment. Increased competition could result in lower vehicle unit sales, price reductions and revenue shortfalls, loss of customers and loss of market share, which may materially adversely affect the Company’s business, financial condition, operating results and prospects.

There may be unanticipated obstacles to the execution of the Company’s business model.

The Company’s business plans may change significantly. The Company’s business model is capital intensive. The Company believes that its chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. The Company’s management reserves the right to make significant modifications to its stated strategies depending on future events.

The Company’s proposed plan of operation and prospects will depend largely upon its ability to successfully establish the Company’s presence in a timely fashion, retain and continue to hire skilled management, technical, marketing, and other personnel, and attract and retain significant numbers of quality business partners and corporate clients. There can be no assurance that the Company will be able to successfully implement its business plan or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur.

Demand in the motorcycle and personal mobility industry is highly volatile.

Volatility of demand in the motorcycle and personal mobility industry may materially and adversely affect the Company’s business, financial condition, operating results and prospects. The markets in which the Company will be competing have been subject to considerable volatility in demand in recent periods. Demand for motorcycle and other potential personal mobility product sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new motorcycles and technologies. As an early state company in the personal mobility industry, the Company has fewer financial resources than more established motorcycle and other personal mobility product manufacturers to withstand changes in the market and disruptions in demand.

The Company’s ability to generate meaningful product revenue will depend upon consumer’s willingness to adopt electric motorcycles and other potential personal mobility products.

The Company’s growth will greatly depend upon the adoption by consumers of, and the Company is subject to an elevated risk of any reduced demand for, alternative fuel motorcycles in general and electric motorcycles and other potential personal mobility products in particular. If the market for electric motorcycles and other personal mobility products does not develop as expected or develops more slowly than expected, the Company’s business, financial condition, operating results and prospects may be materially adversely affected. The market for alternative fuel motorcycles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new motorcycle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel motorcycles, and specifically electric motorcycles, include:

●	perceptions about electric motorcycle and other personal mobility products quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric motorcycles;

●	perceptions about motorcycle and other personal mobility products safety in general, in particular safety issues that may be attributed to the use of advanced technology, including motorcycle electronics and braking systems;

●	the limited range over which electric motorcycles and personal mobility products may be driven on a single battery charge;

●	the decline of an electric motorcycle and other personal mobility products range resulting from deterioration over time in the battery’s ability to hold a charge or short-term declines resulting from adverse weather conditions;

●	concerns about electric grid capacity and reliability, which could derail the Company’s efforts to promote electric motorcycles and other potential personal mobility products as a practical solution to motorcycles which require gasoline;

●	the availability of alternative fuel motorcycles, including plug-in hybrid electric motorcycles;

●	improvements in the fuel economy of the internal combustion engine;

●	the availability of service for electric motorcycles and other personal mobility products;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of electric motorcycle and other personal mobility products charging systems and consumers’ perceptions about convenience and cost to charge an electric motorcycle or other personal mobility products;

●	the availability of tax and other governmental incentives to purchase and operate electric motorcycles or future regulation requiring increased use of nonpolluting motorcycles;

●	perceptions about and the actual cost of alternative fuel; and

●	macroeconomic factors.

The influence of any of the factors described above may cause potential customers not to purchase the Company’s electric motorcycles and other potential personal mobility products, which would materially adversely affect the Company’s business, operating results, financial condition and prospects.

The transportation industry has significant barriers to entry that the Company must overcome in order to manufacture and sell its electric motorcycles and other personal mobility products at scale.

The transportation industry is characterized by significant barriers to entry, including large capital requirements, investment costs of developing, designing, manufacturing and distributing vehicles, long lead times to bring vehicles to market from the concept and design stage, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image and the need to establish sales and service locations. Since the Company is focused on electric motorcycles and other potential personal mobility products, it faces a variety of added challenges to entry that a traditional motorcycle manufacturer would not encounter, including additional costs of developing and producing an electric powertrain that has comparable performance to a traditional internal combustion engine in terms of range and power, inexperience with servicing electric vehicles, regulations associated with the transport of batteries, the need to establish or provide access to sufficient charging locations and unproven high-volume customer demand for fully electric motorcycles. If the Company is not able to overcome these barriers, its business, financial condition, operating results and prospects may be materially adversely affected, and its ability to grow its business may be harmed.

The Company’s planned distribution model is different from the predominant current distribution model for motorcycle manufacturers, which makes evaluating its business, financial condition, operating results and prospects difficult.

The Company’s planned distribution model is not common in the automotive industry today, particularly in North America. The Company plans to conduct vehicle sales directly to customers rather than through dealerships, primarily through the Company’s website, subject to obtaining applicable dealer licenses and equivalent permits in such jurisdictions. Further, generally all of the Company’s vehicles will be made to order. This model of vehicle distribution is relatively new and unproven, and subjects the Company to substantial risk as it requires, in the aggregate, significant expenditures and provides for slower expansion of distribution and sales systems than may be possible by utilizing the traditional dealer franchise system. For example, the Company may not be able to utilize long established sales channels developed through a franchise system to increase its sales volume. Moreover, the Company will be competing with companies with well established distribution channels. The Company’s success will depend in large part on the Company’s ability to effectively develop its own sales channels and marketing strategies.

Implementing such distribution model is subject to numerous significant challenges, including obtaining licenses or equivalent permits and approvals from government authorities, and there is no assurance that the Company will be able to obtain such licenses, permits and approvals. Further, there are substantial automotive franchise laws in place in many jurisdictions around the world and the Company may be exposed to significant franchise dealer litigation risks.

If the Company’s direct sales and leasing model does not develop as expected or develops more slowly than expected, it may be required to modify or abandon its sales and leasing model, which could materially and adversely affect its business, financial condition, operating results and prospects.

The Company’s marketing programs may not be successful.

The Company believes its brand is critical to its business. The Company will incur costs and expend other resources in its marketing efforts to raise brand awareness and attract and retain customers. These initiatives may not be successful, resulting in expenses incurred without the benefit of revenues or growth. Additionally, most, if not all, of the Company’s competitors have greater financial resources, which enable them to spend significantly more than the Company is able to on marketing and advertising. Should the Company’s competitors increase spending on marketing and advertising or the Company’s marketing funds decrease for any reason, or should its advertising and promotions be less effective than its competitors, there could be a material adverse effect on Company’s results of operations and financial condition.

The Company is dependent on its suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of the Company’s vehicles at prices and volumes acceptable to the Company would have a material adverse effect on its business, financial condition, operating results and prospects.

The Company is dependent on third-party suppliers and manufacturers to supply and manufacture parts and components, sub-assemblies and assemblies included in its vehicles, and it expects to continue to rely on third parties to supply and manufacture such parts and components, sub-assemblies and assemblies in the future. While the Company obtains parts and components, sub-assemblies and assemblies from multiple sources whenever possible, some of the parts and components, sub- assemblies and assemblies used in its vehicles are purchased from a single source.

The Company intends to mitigate supply chain risk by entering into long-term supply agreements with key manufacturers and suppliers where appropriate, including where there is a single source supplier, but has not secured such long-term supply agreements to date, and there can be no assurance that it will be able to do so on terms that are acceptable to the Company, or at all. Further, the supplier agreements the Company may enter into with key suppliers in the future may contain provisions where such agreements can be terminated in various circumstances, including potentially without cause. While the Company believes that it may be able to establish alternate supply relationships and can obtain or potentially engineer replacement components for some of its single source components, it may be unable to do so in the short-term or at all, or at prices, volumes or quality levels that are acceptable to it. Changes in business conditions, pandemics, governmental changes, political conflict and other factors beyond the Company’s control, or that it does not presently anticipate, could affect its ability to receive components from its suppliers.

Any disruption in the supply of parts and components, sub-assemblies and assemblies, whether or not from a single source supplier, could temporarily disrupt manufacturing of the Company’s vehicles until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond the Company’s control or which it does not presently anticipate, could also affect Damon’s suppliers’ ability to deliver components to the Company on a timely basis and ultimately, the Company’s ability to economically produce and distribute its vehicles.

In particular, the Company’s vehicles contain electronics, microprocessors control modules, and other computer chips.

The Company is dependent on its suppliers to deliver many components that contain these microchips, and a shortage of microchips could disrupt the Company’s operations and its ability to timely deliver vehicles to customers. Damon is closely monitoring the availability of these components, assessing the supply chain and production impacts and seeking potential alternatives.

Also, if any of the Company’s suppliers become economically distressed or go bankrupt, the Company may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase its costs, affect its liquidity or cause production disruptions.

The inability of any of the Company’s suppliers to deliver necessary parts and components, sub-assemblies and assemblies according to the Company’s schedule and at prices, volumes or quality levels acceptable to the Company, the Company’s inability to efficiently manage these parts and components, sub-assemblies and assemblies, or the termination or interruption of any material supply arrangement could materially adversely affect the Company’s business, financial condition, operating results or prospects. Further, as the scale of the Company’s vehicle production increases, the Company will need to accurately forecast, purchase, warehouse and transport components to its manufacturing facilities and servicing locations internationally and at much higher volumes. If it is unable to accurately match the timing and quantities of component purchases to its actual needs or successfully implement automation, inventory management and other systems to accommodate the increased complexity in its supply chain, the Company may incur unexpected production disruption, storage, transportation and write-off costs.

Any of the foregoing may materially adversely affect the Company’s business, financial condition, operating results or prospects.

If the Company’s suppliers fail to use ethical business practices and comply with applicable laws and regulations, the Company’s brand image could be harmed due to negative publicity.

The Company’s core values, which include developing high quality electric motorcycles and other personal mobility products while operating with integrity, are an important component of the Damon brand image, which makes the Company’s reputation sensitive to allegations of unethical business practices. The Company does not control its suppliers or their business practices. Accordingly, there is no assurance of compliance on the part of the Company’s suppliers with ethical business practices, such as environmental responsibilities, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead the Company to seek alternative suppliers, which could increase its costs and results in delayed delivery of its products, product shortages or other disruptions of its operations.

Violation of labor or other laws by the Company’s suppliers or the divergence of a supplier’s labor or other practices from those generally accepted as ethical in the markets in which the Company operates could also attract negative publicity for Damon and its brand. If Damon, or other manufacturers in the industry in which the Company operates, encounters similar problems in the future, the Damon brand and the Company’s business, financial condition, operating results and prospects may be materially adversely affected.

The Company could experience cost increases or disruptions in supply of raw materials or other components used in its vehicles.

The Company incurs significant costs related to procuring raw materials required to manufacture and assembling its vehicles. The Company uses various raw materials in its vehicles including aluminum, steel, carbon fiber, non-ferrous metals such as copper, lithium, nickel, and cobalt. The prices for these raw materials fluctuate depending on factors beyond the Company’s control including market conditions and global demand for these materials and could adversely affect the Company’s business, financial condition, operating results and prospects. The Company’s business will also depend on the continued supply of battery cells for its vehicles. Battery cell manufacturers may refuse to supply electric vehicle manufacturers to the extent they determine that their vehicles are not sufficiently safe. The Company is exposed to multiple risks related to availability and pricing of quality lithium-ion battery cells. These risks include:

●	the inability or unwillingness of current battery cell manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

●	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

●	an increase in the cost or decrease in the availability of raw materials used in battery cells, such as lithium, nickel, cobalt, used in lithium-ion cells.

Further, currency fluctuations, tariffs or shortages in petroleum and other economic or political conditions may result in significant increases in freight charges and raw material costs. Substantial increases in the prices for the Company’s raw materials or components would increase its operating costs and could reduce its margins. In addition, a growth in popularity of electric vehicles without a significant expansion in battery cell production capacity could result in shortages which would result in increased materials costs to the Company, and its business, financial condition, operating results and prospects may be materially adversely affected.

Increased freight and shipping costs or disruptions in transportation and shipping infrastructure could materially adversely affect the Company’s business, financial condition, operating results and prospects.

The Company intends to utilize air, sea and ground freight via third-party freight services for the transportation of supplies to its facilities and assembled vehicles to its customers. Adverse fluctuations in freight costs, limitations on shipping and receiving capacity, and other disruptions in the transportation and shipping infrastructure at important shipping and delivery points for the Company’s products, as well as for parts and components, sub-assemblies and assemblies used in the Company’s vehicles could materially adversely affect the Company’s business, financial condition, operating results and prospects. For example, delivery delays or increases in transportation costs (including through increased energy costs, increased carrier rates or driver wages as a result of driver shortages, a decrease in transportation capacity, or work stoppages or slowdowns) could significantly decrease the Company’s ability to make vehicle sales and earn revenues. Labor shortages or work stoppages in the transportation industry or long-term disruptions to the national and international transportation infrastructure that lead to delays or interruptions of deliveries or which would necessitate the Company securing alternative shipping suppliers could also increase the Company’s costs or otherwise materially adversely affect its business, financial condition, operating results and prospects.

The Company depends on certain key personnel, and its success will depend on its continued ability to retain and attract qualified management, technical and vehicle engineering and sales personnel.

The Company’s success will depend on the efforts, abilities, continued service and performance of the Company’s senior management team and key management, technical, vehicle engineering and sales personnel, and in particular from Dom Kwong, Chief Executive Officer and Bal Bhullar, Chief Financial Officer. A number of these key employees have significant experience in the motorcycle and electric vehicle manufacturing industry. If any key personnel were to terminate their employment with, or cease providing services to, the Company, the risks described in this section may be heightened and the Company may have difficulty or may not be able to locate and hire a suitable replacement. The Company has not obtained any “key person” insurance on certain key personnel at this time.

The Company’s directors and executive officers may have other business interests and obligations to other entities.

None of the Company’s directors or officers will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not compete with the business of Damon or otherwise breach their agreements with the Company. The Company is dependent on its directors and officers to successfully operate Damon. Their other business interests and activities could divert time and attention from operating Damon’s business.

Potential conflicts of interest may arise in the course of the Company’s operations involving any member of management’s interest, or an affiliate company’s interest, as well as their respective interests in other potential unrelated activities. While the Company does have processes and procedures in place to identify, analyze or monitor conflicts of interest, there is no assurance that such processes and procedures will identify or disclose every conflict of interest that may arise.

The Company’s business may be adversely affected by labor and union activities.

Although none of the Company’s employees are currently represented by a labor union, it is common throughout the motorcycle industry generally for many employees at motorcycle companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. The Company also directly and indirectly depends upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies. If a work stoppage occurs within the Company’s business or that of the Company’s key suppliers, it could delay the manufacture and sale of Damon’s electric motorcycles and may have a material adverse effect on the Company’s business, financial condition, operating results and prospects. Additionally, if the Company expands its business to include full in-house manufacturing of motorcycles or other potential personal mobility products, the Company’s employees might join or form a labor union and the Company may be required to become a union signatory.

The Company has undergone recent reductions in force and may undergo additional reductions in force in the future. However, any headcount reduction may not result in anticipated cost savings and could have negative or unanticipated impacts on the Company’s business.

To reduce operating expenses, the Company reduced its headcount, approximately 50% in early 2023 to late 2024, and the Company may seek to undergo additional workforce restructurings in the future. The Company may not realize the anticipated benefits, savings and improvements in its cost structure from such restructurings because of unforeseen difficulties, delays or unexpected costs. In particular, headcount reductions could lead to disruptions to operations, material delays in research and development, attrition beyond planned layoffs and increased challenges to hire and retain qualified personnel. If the Company is unable to realize the expected operational efficiencies and cost savings from past or future restructurings, the Company’s operating results and financial condition would be adversely affected.

The Company is or may be subject to risks associated with strategic alliances and acquisitions.

The Company has entered into and may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further the Company’s business purpose from time-to-time. These alliances could subject the Company to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect its business. The Company may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, the Company may also suffer negative publicity or harm to its reputation by virtue of its association with any such third party.

In addition, although the Company does not have any current acquisition plans, if appropriate opportunities arise, the Company may acquire additional assets, products, technologies or businesses that are complementary to its existing business. In addition to a potential requirement for shareholder approval, the Company may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may derail its business strategy if the Company fails to do so. Further, past and future acquisitions and the subsequent integration of new assets and businesses into the Company (including the Business Combination) may require significant attention from the Company’s management and could result in a diversion of resources from its existing business, which in turn could have an adverse effect on the Company’s business operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We may not be able to successfully integrate the business and operations of entities that we have acquired or may acquire in the future into our ongoing business operations, which may result in our inability to fully realize the intended benefits of these acquisitions, or may disrupt our current operations, which could have a material adverse effect on our business, financial position and results of operations.

Integrating the technology and operations acquired in connection with the Business Combination and any potential future acquisitions involves complex operational, technological and personnel-related challenges, which are time-consuming and expensive and may disrupt our ongoing business operations. Furthermore, integration involves a number of risks, including, but not limited to:

●	difficulties or complications in combining the companies’ operations;

●	differences in controls, procedures and policies, regulatory standards and business cultures among the combined companies;

●	the diversion of management’s attention from our ongoing core business operations;

●	increased exposure to certain governmental regulations and compliance requirements;

●	the potential increase in operating costs;

●	the potential loss of key personnel;

●	the potential loss of key customers or suppliers who choose not to do business with the combined business;

●	difficulties or delays in consolidating the acquired companies’ technology platforms, including implementing systems designed to maintain effective disclosure controls and procedures and internal control over financial reporting for the combined company and enable the Company to continue to comply with U.S. GAAP and applicable U.S. securities laws and regulations;

●	unanticipated costs to successfully integrate operations, technologies, personnel of acquired businesses and other assumed contingent liabilities;

●	difficulty comparing financial reports due to differing financial or internal reporting systems;

●	making any necessary modifications to internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; or

●	possible tax costs or inefficiencies associated with integrating the operations of the combined company.

These factors could cause us to not fully realize the anticipated financial or strategic benefits of future acquisitions which could have a material adverse effect on our business, financial condition and results of operations.

Even if we are able to successfully operate the acquired businesses, we may not be able to realize the revenue and other synergies and growth that we anticipate from these acquisitions in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of certain risks:

●	the possibility that the acquisition may not further our business strategy as we expected;

●	the possibility that we may not be able to expand the reach and customer base for the acquired companies’ current and future products as expected;

●	the possibility that we may have entered a market with no prior experience and may not succeed in the manner expected; and

●	the possibility that the carrying amounts of goodwill and other purchased intangible assets may not be recoverable.

As a result of these risks, the acquisitions and integration may not contribute to our earnings as expected, we may not achieve expected revenue synergies or return on invested capital when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of such acquisitions.

Manufacturing in collaboration with partners is subject to risks.

The Company has agreed to a partnership with Auteco, for the manufacture of a lower-cost global electric motorcycle (HyperLite) in the future. The Company intends to be paid by Auteco for each vehicle it assembles and sells on a per-vehicle basis monthly for the first five years of production. In addition, the Company has established a strategic partnership with Indika Energy for manufacturing, licensing and distribution in Indonesia, with the ability to expand that partnership to all of Southeast Asia. The Company may enter into similar with third party manufacturers in the future for its vehicles. Collaboration with third parties for the manufacturing of vehicles is subject to risks with respect to operations that are outside the Company’s control. The Company could experience delays to the extent its partners do not meet agreed upon timelines or experience capacity constraints. There is a risk of potential disputes with manufacturing partners, and the Company could be affected by adverse publicity related to its partners whether or not such publicity is related to their collaboration with the Company. The Company’s ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of its manufacturing partners’ vehicles. In addition, although the Company is involved in each step of the supply chain and manufacturing process, given the Company’s reliance on its partners to meet the Company’s quality standards, there can be no assurance that the Company will be able to successfully maintain such quality standards if outsourced manufacturing is adopted.

The Company may be unable to enter into new agreements or extend existing agreements with third-party manufacturing partners on terms and conditions acceptable to the Company and therefore may need to contract with other third parties or significantly add to its own production capacity. There can be no assurance that in such an event the Company would be able to partner with other third parties or establish or expand its own production capacity to meet its needs on acceptable terms or at all. The expense and time required to complete any transition, and to assure that vehicles manufactured at facilities of new third-party partners comply with the Company’s quality standards and regulatory requirements, may be greater than anticipated. The occurrence of any of the foregoing may materially adversely affect the Company’s business, financial condition, operating results and prospects.

Manufacturing Capacity, if and when established by the Company, will present inherent risks.

While the Company expects to be ready for initial production in 2026, there can be no assurance that the Company will be able to commence initial production on schedule and within budget, and more generally that the Company will be able to establish and expand production capacity to satisfy current reservations or future anticipated demand. This risk extends to supply chain and manufacturing quality risk, which could lead to lower volumes or lower quality than expected by customers. Further, if the Company is able to scale its manufacturing capacity to meet demand, the Company may need to incur greater facility costs, and there is no guarantee that the Company will be able to do so.

The delivery of HyperSport and subsequent motorcycles and other potential personal mobility products to the Company’s future customers and the revenue derived therefrom depends on the Company’s ability to source and fulfill the required vehicle manufacturing capacity, and it will depend on the ability of a future lessor to build and outfit future manufacturing facility. A future lessor’s ability to fulfill its obligations is outside of the Company’s control and depends on a variety of factors including the lessor’s operations, financial condition and geopolitical and economic risks. If a future lessor is unable to fulfill its obligations or is only able to partially fulfill its obligations, the Company will not be able to manufacture and sell its HyperSport and other motorcycles in the volumes anticipated within the timeframe that the Company anticipates, if at all.

The Company is and will be dependent on its manufacturing facilities. If one or more of its current or future manufacturing facilities become inoperable, capacity constrained or if operations are disrupted, its business, financial condition, operating results and prospects may be materially adversely affected.

The Company’s future revenue will be dependent on its manufacturing facilities. To the extent that the Company experiences any operational risk including, among other things, natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics or pandemics, and labor work force and work stoppages, resulting in any of its current or future manufacturing facilities becoming inoperable or capacity constrained, the Company will be required to make capital expenditures even though it may not have available resources at such time. Additionally, there is no guarantee that the proceeds available from the Company’s insurance policies would be sufficient to cover such capital expenditures. As a result, the Company’s insurance coverage and available resources may prove to be inadequate for events that may cause any of its current or future manufacturing facilities to become inoperable or capacity constrained, or any significant disruption to its operations. Any disruption in the Company’s manufacturing processes could result in delivery delays, scheduling problems, increased costs, or production interruption, which, in turn, may result in its customers deciding to purchase products from its competitors. Damon is and will be dependent on its current and future manufacturing facilities which will in the future require a high degree of capital expenditures. If the Company’s current or future assembly facilities becomes inoperative, capacity constrained or if operations are disrupted, its business, financial condition, operating results and prospects may be materially adversely affected.

The Company relies on complex machinery for its operations, and production of its vehicles involves a significant degree of risk and uncertainty in terms of operational performance, safety, security and costs.

The Company relies heavily on complex machinery for its operations and its production will involve a significant degree of uncertainty and risk in terms of operational performance, safety, security, and costs. The Company’s contemplated and its partners’ manufacturing facilities make use of large-scale machinery combining many components. The manufacturing plant components are likely to suffer unexpected malfunctions from time-to-time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the manufacturing facility components may significantly affect operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of the Company’s control, including, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, pandemics, fire, seismic activity, and natural disasters. There is no guarantee that adverse events will not occur in the future, or that Damon will be able to contain such events without damage or delay. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, vehicles, supplies, tools and materials, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs, and potential legal liabilities, all which could have a material adverse effect on the Company’s business, financial condition, operating results or prospects. Although the Company generally carries insurance to cover such operational risks, there is no assurance that such insurance coverage will be sufficient to cover potential costs and liabilities arising therefrom. A loss that is uninsured or exceeds policy limits may require the Company to pay substantial amounts, which could adversely affect the Company’s business, financial condition, operating results and prospects.

The Company’s business may be negatively impacted by depreciation of equipment.

The Company expects to continue to invest significantly in what it believes is state of the art tooling, machinery and other manufacturing equipment for the product lines where the HyperSport and subsequent HyperDrive powertrain platforms-based vehicles are manufactured/assembled, and Damon will depreciate the cost of such equipment over its expected useful life. Additionally, the Company expects manufacturing partners will be investing in their production lines in support of the Company’s vehicle delivery goals. However, manufacturing technology may evolve rapidly, and the Company or its partners may decide to update its manufacturing process with cutting-edge equipment more quickly than expected. Moreover, as the Company ramps the commercial production of its vehicles, The Company’s experience may cause it to discontinue the use of already installed equipment in favor of different or additional equipment. The useful life of any equipment that would be retired early as a result would be shortened, causing the depreciation on such equipment to be accelerated, and to the extent such equipment is owned by us, the Company’s results of operations could be negatively impacted.

Misconduct by employees of the Company or third-party service providers could cause significant losses to the Company.

Misconduct by employees of the Company or third-party service providers could cause significant losses to the Company. Losses could also result from actions by third party service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Company’s business prospects or future marketing activities. No assurances can be given that the due diligence performed by the Company will identify or prevent any such misconduct.

Dependence on a single licensor for our SAVES products and potential adverse changes to terms could negatively impact our financial condition and results of operations.

All of our revenues from the SAVES distribution business have been derived from the sale of product licenses we purchase from the licensor. The Parent acquired an exclusive license to use, market, distribute and develop the SAVES products pursuant to an exclusive software license and distribution agreement, by and among the Parent, Cranes Software International Ltd. and Systat Software, Inc., as amended on June 30, 2020 and February 22, 2021, and has licensed the SAVES products to us. In connection with the spin out and as reported in the current report on Form 8-K filed by the Parent on February 23, 2024, the Parent sold 100% of the equity interest in Grafiti LLC, then a wholly-owned subsidiary of the Parent which holds the exclusive license to develop and sell the SAVES products, along with other assets and businesses, to an entity controlled by Nadir Ali, the former Chief Executive Officer and former sole director of the Company prior to the consummation of the Business Combination.

As the licensor, Grafiti LLC has and its successors will have significant negotiating power over us and rapid, significant or adverse changes in sales terms and conditions, such as competitive pricing as well as reducing the level of purchase discounts and rebates this or any new vendor makes available to us, may reduce the profit we can earn on these vendors’ products and result in loss of revenue and profitability. Our gross profit could be negatively impacted if we are unable to pass through the impact of these changes to our distributors, resellers and customers. Additionally, significant changes in vendor payment terms or payment arrangements could negatively impact our liquidity and financial condition.

Our competitors in the technology distribution industry can take more market share by reducing prices on our most profitable vendor products, causing us to reduce prices on such products.

The technology distribution industry is characterized by intense competition, based primarily on product availability, credit terms and availability, price, effectiveness of information systems and e-commerce tools, speed of delivery, ability to tailor specific solutions to customer needs, quality and depth of product lines and training, service and support. Our customers are not required to purchase any specific volume of products from us and may move business if pricing is reduced by competitors, resulting in lower sales. As a result, we must be extremely flexible in determining when to reduce prices to maintain market share and sales volumes and when to allow our sales volumes to decline to maintain our desired level of profitability for our products. We compete with a variety of regional, national and international distributors and resellers, some of which may have greater financial resources than us. Many of our competitors compete principally on the basis of price and may have lower costs or accept lower selling prices than we do and, therefore, we may need to reduce our prices. In addition, vendors may choose to market their products directly to end-users, rather than through distributors such as us, and this could adversely affect our business, financial condition and results of operations.

Our competitiveness in the technology distribution industry depends significantly on our ability to keep pace with the rapid changes in our industry. Failure by us to anticipate and meet our customers’ technological needs could adversely affect our competitiveness and growth prospects.

We operate and compete in the technology distribution industry which is characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products, product enhancements, services and distribution methods. Our success depends on our ability to develop expertise with these new products, product enhancements, services and distribution methods and to implement solutions that anticipate and respond to rapid changes in technology, the industry, and customer needs. The introduction of new products, product enhancements and distribution methods could decrease demand for current products or render them obsolete. Sales of products and services can be dependent on demand for specific product categories, and any change in demand for or supply of such products could have a material adverse effect on our net sales if we fail to adapt to such changes in a timely manner.

We offer one vendor’s product offerings and are dependent on our customers demand for this vendor’s products. There can be no assurances that consumer or commercial demand for our future products will meet, or even approach, our expectations. In addition, our pricing and marketing strategies may not be successful. Lack of customer demand, a change in marketing strategy and changes to our pricing models could dramatically alter our financial results. Unless we are able to release location-based products that meet a significant market demand, we will not be able to improve our financial condition or the results of our future operations.

The growth of our SAVES distribution business is dependent on increasing sales to our existing customers and obtaining new customers, which, if unsuccessful, could limit our financial performance.

Our ability to increase revenues from existing customers by identifying additional opportunities to sell more of our products and services and our ability to obtain new customers depends on a number of factors, including our ability to offer high quality products and services at competitive prices, meeting customers’ needs and expectations, the strength of our competitors and the capabilities of our sales and marketing departments. If we are not able to continue to increase sales of our products and services to existing customers or to obtain new customers in the future, we may not be able to increase our revenues and could suffer a decrease in revenues as well.

If our SAVES products fail to satisfy customer demands or to achieve increased market acceptance, our results of operations, financial condition and growth prospects could be materially adversely affected.

The market acceptance of our products is critical to our continued success. Demand for our SAVES products is affected by a number of factors beyond our control, including continued market acceptance, the timing of development and release of new products by competitors, technological change, and growth or decline in the statistical analytics and visualization market. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of our products, our business operations, financial results and growth prospects will be materially and adversely affected.

Defects, errors, or vulnerabilities in our SAVES products or services that we sell or the failure of such products or services to prevent a security breach, could harm our reputation and adversely affect our results of operations.

Because the SAVES products we sell are complex, they have contained and may contain software design errors or software bugs that are not detected until after their commercial release and deployment by customers. Defects may cause such products to be vulnerable to security attacks, cause them to fail to help secure information or temporarily interrupt customers’ networking traffic. Because the techniques used by hackers to access sensitive information change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and provide a solution in time to protect customers’ data. In addition, defects or errors in our subscription updates or products could result in a failure to effectively update customers’ products and thereby leave customers vulnerable to advanced persistent threats (APTs) or security attacks.

Any defects, errors or vulnerabilities in the products we sell could result in:

●	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities;

●	delayed or lost revenue;

●	loss of existing or potential customers or partners;

●	increased warranty claims compared with historical experience, or increased cost of servicing warranty claims, either of which would adversely affect gross margins; and

●	litigation, regulatory inquiries, or investigations that may be costly and harm our reputation.

Our SAVES business relies on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

During the year ended June 30, 2024 and prior to the Business Combination, Grafiti Limited had one customer that accounted for 11% of revenue of Grafiti Limited and during the year ended June 30, 2023, Grafiti Limited had one customer that accounted for 16% of revenue. During the six-month period ended December 31, 2024, Grafiti Limited had one customer that accounted for a of 16% of revenue of Grafiti Limited. During the nine-month period revenue of the Company. Each of these customers may or may not continue to be a significant contributor to revenue from our SAVES business in the remainder of fiscal 2025 and beyond. No customer accounted for more than 10% of our gross revenue from the SAVES business during the fiscal year ended June 30, 2022. The loss of a significant amount of business from one of our major customers could materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. Significant customers or projects in any one period may not continue to be significant customers or projects in other periods. To the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer’s ability to stay in business and make timely payments to us.

A delay in the completion of our customers’ budget processes could delay purchases of our SAVES products and services and have an adverse effect on our business, operating results and financial condition.

We rely on our customers to purchase products and services from us to maintain and increase our earnings, however, customer purchases are frequently subject to budget constraints, multiple approvals, and unplanned administrative, processing and other delays. If sales expected from a specific customer are not realized when anticipated or at all, our results could fall short of public expectations and our business, operating results and financial condition could be materially adversely affected.

If we cannot collect our receivables or if payment is delayed, our SAVES distribution business may be adversely affected by our inability to generate cash flow, provide working capital or continue our business operations.

Our SAVES distribution business depends on our ability to successfully obtain payment from our customers of the amounts they owe us for products received from us and any work performed by us. The timely collection of our receivables allows us to generate cash flow, provide working capital and continue our business operations. Our customers may fail to pay or delay the payment of invoices for a number of reasons, including financial difficulties resulting from macroeconomic conditions or lack of an approved budget. An extended delay or default in payment relating to a significant account will have a material and adverse effect on the aging schedule and turnover days of our accounts receivable. If we are unable to timely collect our receivables from our customers for any reason, our business and financial condition could be adversely affected.

If our SAVES products fail to satisfy customer demands or to achieve increased market acceptance, our results of operations, financial condition and growth prospects could be materially adversely affected.

The market acceptance of our SAVES products are critical to our continued success. Demand for our products is affected by a number of factors beyond our control, including continued market acceptance, the timing of development and release of new products by competitors, technological change, and growth or decline in the statistical analytics and visualization market. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of our products, our business operations, financial results and growth prospects will be materially and adversely affected.

Insurance and contractual protections related to our SAVES distribution business may not always cover lost revenue, increased expenses or liquidated damages payments, which could adversely affect our financial results.

Although we maintain insurance and intend to obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance or the warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

Risks Related to Economic Conditions

Global economic conditions, including inflation, could materially adversely impact demand for the Company’s products and services.

Damon’s operations and performance depend significantly on economic conditions. Motorcycles are generally considered discretionary items for consumers. Many factors impact discretionary spending, including general economic conditions, inflation, unemployment, credit markets and consumer confidence in future economic conditions. Global economic conditions continue to be uncertain, particularly in light of high inflation and U.S. growing international trade tensions. Consumer purchases of discretionary items tend to be suppressed during recessionary periods when disposable income is lower, or during periods of economic instability or uncertainty when consumer confidence is low, which may make potential customers more likely to forgo or to postpone purchasing Damon’s vehicles, or to purchase less expensive product offerings, which may be less profitable to Damon.

Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect the Company’s business, financial condition, results of operations and prospects.

The global financial markets experienced significant disruptions in 2008 and the Canadian, United States, European and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and the global financial markets are facing new challenges, including and supply chain shortages or disruptions, and future potential economic slowdowns. It is unclear whether these challenges will be contained and what effects they each may have. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies. Economic conditions in China are sensitive to global economic conditions. Recently there have been signs that the rate of China’s economic growth is declining. Any prolonged slowdown in China’s economic development might lead to tighter credit markets, increased market volatility, sudden drops in business and consumer confidence and dramatic changes in business and consumer behaviors.

Sales of high-end and luxury consumer products, such as the Company’s performance electric motorcycles or other personal mobility products, depend in part on discretionary consumer spending and are even more exposed to adverse changes in general economic conditions. In response to their perceived uncertainty in economic conditions, consumers might delay, reduce or cancel purchases of the Company’s electric vehicles and the Company’s business, financial condition, operating results and prospects may be materially adversely affected.

The Company faces risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt its operations.

The Company’s business could be adversely affected by the effects of local or global outbreaks, and epidemics or pandemics. The Company’s business operations could be disrupted if any of its employees are suspected of having contracted any contagious and virulent viruses or other diseases, since it could require its employees to be quarantined or its offices to be disinfected. In addition, to the extent that any such outbreak, epidemic or pandemic would have detrimental effects on general economic conditions the Company’s business, financial condition, operating results or prospects may be materially adversely affected.

The Company’s headquarters and the Company operated locations, as well as certain of the Company’s vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, may disrupt the Company’s business and may adversely affect the Company’s ability to continue its operations. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect the Company’s operations.

Although the Company has data hosted in offsite locations, the Company’s backup system does not capture data on a real-time basis and the Company may be unable to recover certain data if a server fails. the Company cannot assure that any backup systems will be adequate to protect it from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect the Company’s ability to provide services on its platform.

The Company’s risk management efforts may not be effective which could result in unforeseen losses.

The Company could incur substantial losses and its business operations could be disrupted if the Company is unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to its business, assets and liabilities. Damon’s risk management policies, procedures, and techniques, including its scoring methodology, may not be sufficient to identify all of the risks the Company is exposed to, mitigate the risks the Company has identified or identify additional risks to which the Company may become subject in the future.

The Company is subject to risks related to customer credit.

The Company has partnered to offer leasing and financing of its vehicles to potential customers within the U.S. and is working to establish partnerships outside the U.S. through other third-party financing partners, the Company currently has no agreements in place with any potential financing partners. The Company cannot provide any assurance that such third-party financing partners would be able or willing to provide such services on terms acceptable to the Company or its customers, or to provide such services at all. Further, because the Company has not yet sold any vehicles and no secondary market for its vehicles exists, the future resale value of its vehicles is difficult to predict, and the possibility that resale values could be lower than expected increases the difficulty of providing leasing terms that appeal to potential customers through such third-party financing partners. The Company believes that the ability to offer attractive leasing and financing options is particularly relevant to customers in the luxury motorsport vehicle segments in which the Company will compete, and if the Company is unable to offer its customers an attractive option to finance the purchase of or lease HyperSport motorcycles or planned future models, such failure could substantially reduce the pool of potential customers and decrease demand for the Company’s vehicles.

Further, offering leasing and financing alternatives to customers could expose the Company to risks commonly associated with the extension of consumer credit. Competitive pressure and challenging markets could increase credit risk through leases and loans to financially weak customers, extended payment terms, and leases and loans into new and immature markets, and any such credit risk could be further heightened in light of the economic uncertainty and any economic recession or other downturn, including by reason of a disease outbreak. If the Company is unable to provide leasing and financing arrangements that appeal to potential customers, or if the provision of such arrangements exposes it to excessive consumer credit risk, the Company’s business, financial condition, operating results and prospects may be materially adversely affected.

Motorcycle retail sales depend heavily on affordable interest rates and availability of credit for financing and a substantial increase in interest rates could materially and adversely affect the Company’s business, financial condition, operating results and prospects.

In certain regions, including North America and Europe, financing for new vehicle sales was available at relatively low interest rates in recent years due to, among other things, expansive government monetary policies. Interest rates began to rise sharply in early 2022, and market rates for new vehicle financing have increased as well. Higher interest rates make the Company’s vehicles less affordable to customers and could steer customers to less expensive vehicles that would be less profitable for the Company compared to premium vehicles. Additionally, if consumer interest rates remain high or increase further, or if financial service providers further tighten lending standards or restrict their lending to certain classes of credit, customers may not desire or be able to obtain financing to purchase or lease the Company’s vehicles.

Fluctuations in exchange rates could have a material and adverse effect on the Company’s results of operations.

The Company reports its financial results in U.S. dollars and anticipates that a material portion of its sales and operating costs will be realized in currencies other than the U.S. dollar. If the value of any of said currencies depreciates relative to the U.S. dollar, the Company’s foreign currency revenue will decrease when translated to U.S. dollar for reporting purposes. Alternatively, if the value of any of these currencies appreciates relative to the U.S. dollar, the Company’s operating costs will increase when translated to U.S. dollar for reporting purposes. Although these risks may sometimes be naturally hedged by a match in the Company’s sales and operating costs denominated in the same currency, fluctuations in foreign currency exchange rates could create discrepancies between the Company’s sales and its operating costs in a given currency which may have a material adverse effect on the Company’s business, financial condition, operating results and prospects.

Fluctuations in foreign currency exchange rates could also have a material adverse effect on the relative competitive position of the Company’s products in markets where they face competition from manufacturers who are less affected by such fluctuations in exchange rates. The value of the U.S. dollar against the Canadian dollar and other currencies is affected by changes in various political and economic conditions. It is difficult to predict how market forces or government policy may impact the exchange rate between U.S. dollars and other currencies in the future. Changes in currency exchange rates can have impacts on the costs of imported goods for motorcycle or other personal mobility products assembly, and it can change the relative value or demand for motorcycles or such other personal mobility products abroad.

The Company’s sales and operating results may fluctuate from quarter-to-quarter and from year-to-year as they are affected, among other things, by the seasonal nature of the Company’s products, fluctuation in the Company’s operating costs and prevailing market conditions.

The Company’s future sales and operating results may experience substantial fluctuations from quarter-to-quarter and year-to-year. It is anticipated that sales for motorcycles in the principal markets in which the Company operates will be highest in spring and summer. In addition, the Company’s revenues and operating costs will fluctuate from period-to-period with the pace at which it increases its production capacity and designs, develops and produces new vehicles. As a result of these fluctuations in revenues and expenses, along with other factors that are beyond the Company’s control, including general economic conditions, changes in consumer preferences, weather conditions, vehicle sales mix, changes in the cost or availability of raw materials or labor, discretionary spending habits and currency exchange rate fluctuations, the Company may not be able to accurately predict its quarterly and annual sales and operating results, which are likely to fluctuate significantly from period- to-period. Sales and operating results in any period should not be considered indicative of the results to be expected for any future period.

Risks Related to Technology

The Company’s motorcycles rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if the Company is unsuccessful in addressing or mitigating technical limitations in its systems, its business, financial condition, operating results and prospects could be materially adversely affected.

The Company’s vehicles rely on software and hardware, including software and hardware developed or maintained by third parties, that is highly technical and complex and will require modification and updates over the life of the vehicles. In addition, the performance of the software solutions included in the Company’s vehicles depends on the ability of such software and hardware to store, retrieve, process and manage immense amounts of data. The Company’s software and hardware may contain errors, bugs or vulnerabilities, and its systems are subject to certain technical limitations that may compromise the Company’s ability to meet its objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects or technical limitations may be found within the Company’s software and hardware. Although the Company attempts to remedy any issues it observes in its vehicles and software as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not be to the satisfaction of the Company’s customers. Additionally, if the Company is able to deploy updates to the software addressing any issues, but such updates cannot or are not installed by its customers, such customers’ software will be subject to these vulnerabilities until they install such updates. If the Company is unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in its software and hardware, the Company may suffer damage to its reputation, loss of customers, loss of revenue or liability for damages, any of which may materially adversely affect the Company’s business, financial condition, operating results and prospects.

There are complex software and technology systems that need to be developed by the Company and in coordination with vendors and suppliers to reach production for its vehicles, and there can be no assurance such systems will be successfully developed or integrated.

The Company’s vehicles and operations will use a substantial amount of complex third-party and in-house software and hardware. The development and integration of such advanced technologies are inherently complex, and the Company will need to coordinate with its vendors and suppliers to reach production for its vehicles. Defects and errors may be revealed over time and the Company’s control over the performance of third-party services and systems may be limited. Thus, the Company’s potential inability to develop and integrate the necessary software and technology systems may harm its competitive position.

The Company relies on third-party suppliers to develop a number of emerging technologies for use in its products, including battery technology and the use of different battery cell chemistries. Certain of these technologies and chemistries are not today, and may not ever be, commercially viable. There can be no assurances that the Company’s suppliers will be able to meet the technological requirements, production timing, and volume requirements to support the Company’s business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics that are anticipated. As a result, the Company’s business plan could be significantly impacted, and the Company may incur significant liabilities under warranty claims which may materially adversely affect the Company’s business, financial condition, operating results and prospects.

The Company’s industry and its technology are rapidly evolving and may be subject to unforeseen changes. Developments in alternative technologies or improvements in the internal combustion engine may materially and adversely affect the demand for its electric vehicles.

The Company will operate in the electric vehicle industry, which is rapidly evolving and may not develop as anticipated. The regulatory framework governing the industry is currently uncertain and may remain uncertain for the foreseeable future. As the industry in which the Company operates and the Company’s business develop, the Company may need to modify its business model or change its vehicles and services. These changes may be costly and may not achieve expected results, which could have a material adverse effect on the Company’s business, financial condition, operating results and prospects.

Further, the Company may be unable to keep up with changes in electric vehicle technology or alternatives to electricity as a fuel source and, as a result, its competitiveness may suffer. The Company’s research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, the Company plans to upgrade or adapt its vehicles and introduce new models in order to continue to provide vehicles with the latest technology, in particular safety technology and battery technology, which could involve substantial costs and lower its return on investment for existing vehicles. There can be no assurance that the Company will be able to compete effectively with alternative vehicles or source and integrate the latest technology into its vehicles, against the backdrop of the Company’s rapidly evolving industry. Even if the Company is able to keep pace with changes in technology and develop new models, the Company is subject to the risk that its prior models will become obsolete more quickly than expected, potentially reducing its return on investment.

Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect the Company’s business, financial condition, operating results and prospects in ways not currently anticipated. For example, relatively inexpensive fuel, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum-based propulsion.

The Company may face challenges providing charging solutions.

Demand for the Company’s vehicles will depend in part on the availability of charging infrastructure. While the prevalence of charging stations has been increasing, charging station locations are significantly less widespread than gas stations. Some potential customers may choose not to purchase an electric vehicle because of the lack of a more widespread service network or charging infrastructure at the time of sale. Although the Company intends to offer the ability to use alternative current and direct current charging infrastructure, allowing customers to use existing charging infrastructure and standards to charge their motorcycles, the Company has very limited experience in the actual provision of charging solutions to customers and providing these services is subject to challenges, which include dependence on existing charging networks and installation providers in appropriate areas. The Company’s ability to generate customer loyalty and grow its business could be impaired by a lack of satisfactory access to charging infrastructure. To the extent the Company is unable to meet customer expectations or experiences difficulties in providing charging solutions, demand for its vehicles may suffer, and the Company’s business, financial condition, operating results and prospects may be materially and adversely affected.

If the Company were to pursue development of a proprietary charging solution, the Company would face significant challenges and barriers, including successfully navigating the complex logistics of rolling out a network and teams in appropriate areas, resolving issues related to inadequate capacity or overcapacity in certain areas, addressing security risks and risks of damage to vehicles, securing agreements with third-party providers to roll out and support a network of charging solutions in appropriate areas, obtaining any required permits and land use rights and filings, and providing sufficient financial resources to successfully roll out the proprietary charging solution, which could require diverting such resources from the Company’s other important business initiatives. In addition, the Company’s limited experience in providing charging solutions could contribute to additional unanticipated challenges that would hinder its ability to provide such solutions or make the provision of such solutions costlier than anticipated.

The range of the Company’s electric motorcycles on a single charge decline over time, which may negatively influence potential customers’ decisions whether to purchase its motorcycles.

The battery life and range of the Company’s motorcycles may vary or decline over time, like other vehicles that use current battery technology, including due to factors outside of the Company’s control. Factors such as rider behaviour, usage, speed, terrain, time and stress patterns may also impact the battery’s ability to hold a charge, which may decrease the Company’s motorcycles’ range before needing to recharge or could require the Company to limit vehicles’ battery charging capacity, including via over-the-air or other software updates, for safety reasons or to protect battery capacity, which could further decrease the Company’s vehicles’ range between charges. Such decreases in or limitations of battery capacity and therefore range, whether imposed by deterioration, software limitations or otherwise, could also lead to customer complaints or warranty claims, including claims that prior knowledge of such decreases or limitations would have affected customers’ purchasing decisions. In addition, the Company cannot guarantee that battery life and range deterioration will not be greater than what is currently anticipated, nor that the Company will be able to improve the performance of its battery packs, or increase its vehicles’ range, in the future. Any deterioration above the expected level could affect the Company’s reputation or could materially adversely affect its business, financial condition, operating results and prospects.

The Company’s vehicles make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs that the Company produces make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack has been designed to passively contain any single cell’s release of energy without spreading to neighboring cells, a field or testing failure of the Company’s vehicles or other battery packs that it produces could occur, which could result in bodily injury or death and could subject the Company to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells such as a vehicle or other fire, even if such incident does not involve the Company’s vehicles, could materially adversely affect the Company’s business, financial condition, operating results and prospects.

In addition, once the Company begins mass manufacturing of its vehicles, it will be required to store a significant number of lithium-ion cells at its facilities. While safety procedures related to the handling of the cells have been implemented, any mishandling of battery cells, or safety issue or fire related to cells, may cause damage, injury and disruption to the operation of its facilities. Such damage or injury could lead to adverse publicity and potentially a safety recall.

The Company may be subject to risks associated with assisted driving technology.

The Company’s vehicles are being designed to offer some assisted driving functionality through the Company’s CoPilot ADAS, including forward crash warning functionalities. Through research and development, the Company plans to continue to update and improve its assisted driving technology. Assisted driving technologies are subject to risks and there have been accidents and fatalities associated with such technologies. The safety of such technologies depends in part on driver interactions, and drivers may not be accustomed to using or adapting to such technologies. To the extent accidents associated with the Company’s assisted driving systems occur, the Company could be subject to liability, negative publicity, government scrutiny, and further regulation. Moreover, any incidents related to assisted driving systems of the Company’s competitors could adversely affect the perceived safety and adoption of the Company’s vehicles and assisted driving technology more broadly. Any of the foregoing could materially and adversely affect the Company’s business, financial condition, operating results and prospects.

Risks Related to Intellectual Property

The Company’s patent applications may not result in issued patents, which may have a material adverse effect on its ability to prevent others from interfering with the commercialization of the Company’s products.

The registration and enforcement of patents involves complex legal and factual questions, and the breadth and effectiveness of patented claims is uncertain. The Company cannot be certain that it is the first to file patent applications on the inventions it wishes to protect, nor can it be certain that its pending patent applications will result in issued patents or that any of its issued patents will afford sufficient protection against someone creating competing products, or as a defensive portfolio against a competitor who claims that the Company is infringing such competitor’s patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that may differ from those of applicable in Canada or the U.S., and thus there is no certainty that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in Canada or the U.S.

The Company may need to defend itself against patent or trademark infringement claims, which may be time-consuming and would cause the Company to incur substantial costs.

Companies, organizations or individuals, including the Company’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with the Company’s ability to make, use, develop, sell or market its motorcycles or components, which could make it more difficult for Damon to operate its business. From time-to-time, the Company may receive communications from third parties that allege its products are covered by their patents or trademarks or other intellectual property rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights.

In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Furthermore, from time-to-time the Company may introduce or acquire new products and services, including in areas where Damon historically has not competed, which could increase the Company’s exposure to patent and other intellectual property claims from competitors and non-practicing entities.

The Company may receive notice letters from patent holders alleging that certain of its products and services infringe their patent rights. Defending patent and other intellectual property litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favourable final outcomes will be obtained in all cases. In addition, plaintiffs may seek, and the Company may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring the Company to cease some or all of its operations. The Company may decide to settle such lawsuits and disputes on terms that are unfavorable to it. Similarly, if any litigation to which the Company is a party is resolved adversely, the Company may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require the Company to cease some or all of its operations or pay substantial amounts to the other party. In addition, the Company may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase the Company’s operating costs and expenses. As a result, the Company may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. The Company’s business, financial condition, and results of operations could be adversely affected as a result of an unfavorable resolution of the disputes and litigation referred to above.

If the Company is determined to have infringed upon a third party’s intellectual property rights, the Company may be required to do things that include one or more of the following:

●	cease making, using, selling or offering to sell processes, goods or services that incorporate or use the third-party intellectual property;

●	pay substantial damages;

●	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

●	redesign its motorcycles or other goods or services to avoid infringing the third-party intellectual property; or

●	establish and maintain alternative branding for its products and services.

In the event of a successful claim of infringement against the Company and its failure or inability to obtain a license to the infringed technology or other intellectual property right, its business, financial condition, operating results and prospects may be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Risks Related to Regulation and Taxation

Our international business exposes us to geo-political and economic factors, legal and regulatory requirements, public health and other risks associated with doing business in foreign countries.

We currently provide, and plan to continue providing, our products and services to customers internationally. These risks differ from and potentially may be greater than those associated with our domestic business.

Our international business is sensitive to changes in the priorities and budgets of international customers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as Canadian, U.S., and UK foreign policy.

Our international sales are also subject to local government laws, regulations and procurement policies and practices, which may differ from the UK Government regulations, including regulations relating to import-export control, investments, foreign exchange controls and repatriation of earnings, as well as to varying currency, geo-political and economic risks. Our international contracts may include industrial cooperation agreements requiring specific in- country purchases, manufacturing agreements or financial support obligations, known as offset obligations, and provide for penalties if we fail to meet such requirements. Our international contracts may also be subject to termination at the customer’s convenience or for default based on performance, and may be subject to funding risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors, partners and suppliers in connection with international programs. As a result of these factors, we could experience award and funding delays on international programs and could incur losses on such programs, which could negatively affect our results of operations and financial condition.

We are also subject to a number of other risks including:

●	the absence in some jurisdictions of effective laws to protect our intellectual property rights;

●	multiple and possibly overlapping and conflicting tax laws;

●	restrictions on movement of cash;

●	the burdens of complying with a variety of national and local laws;

●	political instability;

●	currency fluctuations;

●	longer payment cycles;

●	restrictions on the import and export of certain technologies;

●	price controls or restrictions on exchange of foreign currencies; and

●	trade barriers.

In addition, our international operations (or those of our business partners) could be subject to natural disasters such as earthquakes, tsunamis, flooding, typhoons and volcanic eruptions that disrupt manufacturing or other operations. There may be conflict or uncertainty in the countries in which we operate, including public health issues (for example, an outbreak of a contagious disease such as 2019-Novel Coronavirus (2019-nCoV), avian influenza, measles or Ebola), safety issues, natural disasters, fire, disruptions of service from utilities, nuclear power plant accidents or general economic or political factors. For example, as a result of the Coronavirus outbreak, our ability to source internal connection cables for certain of our sensors has been delayed, which will require us to source these components from other vendors at a higher price that may result in an increase in our costs to produce our products In the event our customers are materially impacted by these events, it may impact anticipated orders and planned shipments for our products. With respect to political factors, the United Kingdom’s 2016 referendum, commonly referred to as “Brexit,” has created economic and political uncertainty in the European Union. Also, the European Union’s General Data Protection Regulation imposes significant new requirements on how we collect, process and transfer personal data, as well as significant fines for non-compliance. Any of the above risks, should they occur, could result in an increase in the cost of components, production delays, general business interruptions, delays from difficulties in obtaining export licenses for certain technology, tariffs and other barriers and restrictions, longer payment cycles, increased taxes, restrictions on the repatriation of funds and the burdens of complying with a variety of foreign laws, any of which could ultimately have a material adverse effect on our business.

The lack of availability, reduction or elimination of government and economic incentives or government policies which are favorable for electric vehicles and Canadian produced vehicles could have a material adverse effect on the Company’s business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of electric motorcycles, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel motorcycle industry generally or the Company’s electric motorcycles or other personal mobility products in particular. This could materially adversely affect the growth of the alternative fuel motorcycle markets and the Company’s business, financial condition, operating results and prospects.

The Company’s vehicles also benefit from government policies including tariffs on imported motorcycles to both Europe and the U.S. However, trade dynamics can change quickly between regions, and this advantage could become a disadvantage with new regulations or duties. Additionally, the amount of subsidies provided for purchasers of certain new energy motorcycles in various regions (both at national and local levels) could be reduced in the future, increasing the net cost experienced by customers. These policies are subject to change and are beyond the Company’s control. There is no assurance that any changes would be favourable to the Company’s business. Any of the foregoing could materially adversely affect the Company’s business, financial condition, operating results and prospects.

The Company’s business could be adversely affected by trade tariffs or other trade barriers.

The Company initially plans to potentially build Damon motorcycles in the US and/or Europe and will be shipping those motorcycles globally. It is not clear what impact changes to tariffs may have or what actions other governments may take in the future. In the future, tariffs could potentially impact the Company’s raw material prices. In addition, changes in tariffs could have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on the Company’s business, financial condition, operating results and prospects.

The construction and operation of one or more potential assembly facilities that the Company may seek to establish in the future, are or will be subject to regulatory approvals, and may be subject to delays, cost overruns or may not produce expected benefits.

The Company’s establishment of one or more potential manufacturing facilities could be subject to broad and strict government supervision and approval procedures, including, but not limited to, the project approvals and filings, construction land and project planning approval, environment protection approval, pollution discharge permits, work safety approvals, fire protection approvals, and the completion of inspection and acceptance by relevant authorities. As a result, the Company may be subject to administrative uncertainty regarding the construction within a specified time frame, fines or the suspension of work. The Company may face similar challenges with respect to any additional facilities it seeks to establish in the future to scale manufacturing capacity or otherwise. Any of the foregoing may have a material adverse impact on the Company’s business, financial condition, operating results or prospects.

The Company’s vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on the Company’s business, financial condition, operating results and prospects.

All vehicles sold must comply with various standards of the market where the vehicles were sold. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving such standards. Vehicles must pass various tests and undergo a certification process, before receiving delivery from the factory, being sold, or being used in any commercial activity, and such certification is also subject to periodic renewal. The Company expects to begin the process of obtaining certifications for the HyperSport in 2025/2026. If the Company’s certification efforts fail, or a certified vehicle has a defect resulting in quality or safety accidents, or consistent failure of compliance with certification requirements is discovered, the approval can be withheld, suspended or even revoked. With effect from the date of revocation or during suspension of certification, any vehicle that fails to satisfy the requirements for certification may not continue to be delivered, sold, exported or used in any commercial activity. Failure by the Company to have the HyperSport or any future model electric vehicle satisfy motor vehicle standards would have a material adverse effect on the Company’s business, financial condition, operating results and prospects.

The Company is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject the Company to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could materially adversely affect the Company’s business, results of operations, financial condition and reputation.

The Company is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which the Company conducts activities, including the United States Foreign Corrupt Practices Act (“FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), the UK Bribery Act 2010 and other similar anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, laws and regulations. The FCPA, the CFPOA and the UK Bribery Act 2010 prohibit the Company and its officers, directors, employees and business partners acting on the Company’s behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The UK Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could harm the Damon brand and adversely affect the Company’s business, financial condition, operating results and prospects.

The Company has direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. These interactions subject the Company to an increased level of compliance-related concerns. The Company is in the process of implementing policies and procedures designed to ensure compliance by it and its directors, officers, employees, representatives, consultants, agents and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. However, the Company’s policies and procedures may not be sufficient, and its directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which the Company may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws and regulations could subject the Company to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could harm the Damon brand and materially adversely affect the Company’s business, financial condition, operating results and prospects. In addition, changes in economic sanctions laws in the future could adversely impact the Company’s business and investments in the Company s securities.

The Company is subject to numerous environmental, health and safety laws and any breach of such laws may have a material adverse effect on the Company’s business, financial condition, operating results and prospects.

The Company is subject to numerous environmental, health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws, regulations, directives or requirements would have a material adverse effect on the Company’s business, financial condition, operating results and prospects.

The Company may be adversely affected by the complexity, uncertainties and changes in automotive or internet related Canadian regulations or similar regulations of any countries it is selling motorcycles into.

The Company operates in the motorcycle and internet industry, both of which are extensively regulated by various governments. Regulations on vehicle homologation requirements may change over time, and potentially diverge in various regions, driving the need for increased vehicle variants, or discontinuation (temporary or permanent) of existing vehicle models.

In addition, the Company’s mobile applications are also regulated by various regulations, for example there are regulations related to the collection and sharing of data. If the Company’s mobile applications were found to be violating the regulations, the Company may be subject to administrative penalties, including warning, service suspension or removal of the Company’s mobile applications from the relevant mobile application store, which may materially adversely affect the Company’s business, financial condition, operating results and prospects.

Risks Related to Cybersecurity and Privacy

The Company’s inability to leverage vehicle and customer data could impact the servicing of its products, its software algorithms and impact research and development.

The Company will rely on data collected from the use of its vehicles, including vehicle data and data related to battery usage statistics. The Company will use this data in connection with the servicing and normal course software updates of its products, its software algorithms and the research, development and analysis of its motorcycles. The Company’s inability to obtain this data or the necessary rights to use this data or the Company’s inability to properly analyze or use this data could result in the Company’s inability to adequately service its vehicles or delay or otherwise negatively impact its research and development efforts. Any of the foregoing could materially adversely affect the Company’s business, financial condition, operating results and prospects.

Failure of information security and privacy concerns could subject the Company to penalties, damage its reputation and brand, and harm its business, financial condition, operating results and prospects.

The Company faces significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. The Company collects, transmits and stores confidential and private information of its customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information. In certain jurisdictions, the Company is also subject to certain laws and regulations, such as “Right to Repair” laws, which require the Company to provide third-party access to its network or vehicle systems.

The Company is required by the laws of its various operating regions to ensure the confidentiality, integrity, availability and authenticity of the information of its customers and suppliers, which is also essential to maintaining their confidence in its vehicles and services. The Company intends to implement strict information security policies and deploy advanced measures to implement the policies, including, among others, advanced encryption technologies. However, advances in technology, an increased level of sophistication and diversity of the Company’s vehicles and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of the measures that are used by the Company. If the Company is unable to protect its systems, and hence the information stored in its systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to the Company’s liabilities to the owners of confidential information or even subject the Company to fines and penalties. In addition, complying with various laws and regulations could cause Company to incur substantial costs or require Company to change its business practices, including its data practices, in a manner adverse to its business.

Any unauthorized control or manipulation of the Company’s vehicles’ systems could result in loss of confidence in the Company and its vehicles and harm its business.

The Company’s vehicles contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. The Company has designed, implemented and tested security measures intended to prevent unauthorized access to its information technology networks and its vehicles and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, vehicles and systems to gain control of or to change Company’s solutions’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the vehicles. Future vulnerabilities could be identified and Company’s efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of Company’s vehicles, or any loss of customer data, could result in legal claims or proceedings and remediation of such problems could result in significant, unplanned capital expenditures. In addition, regardless of their veracity, reports of unauthorized access to its technology systems or data, as well as other factors that may result in the perception that Company’s vehicles, technology systems or data are capable of being “hacked,” could materially adversely affect Company’s brand and its business, financial conditions, operating results and prospects.

The Company is subject to information technology and cybersecurity risks to operational systems, security systems, infrastructure, integrated software in its motorcycles and customer data processed by it, and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent the Company from effectively operating its business, harm its reputation or materially adversely affect its business, financial condition, operating results and prospects.

The Company is at risk for interruptions, outages and breaches of: (i) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by it or its third-party vendors or suppliers; (ii) facility security systems, owned by it or its third-party vendors or suppliers; (iii) transmission control modules or other in-product technology, owned by it or its third-party vendors or suppliers; (iv) the integrated software in Company’s vehicles; or (v) customer or driver data that Company processes or Company’s third-party vendors or suppliers process on its behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers or others; jeopardize the security of the Company’s facilities; or affect the performance of transmission control modules or other in-product technology and the integrated software in the Company’s vehicles. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery, social engineering or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time.

Although the Company maintains information technology measures designed to protect it against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and there is no guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. Any implementation, maintenance, segregation and improvement of the Company’s systems may require significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of the Company’s data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect the Company’s ability to manage its data and inventory, procure parts or supplies or produce, sell, deliver and service its vehicles, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. The Company cannot be sure that these systems upon which it relies, including those of its third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If the Company does not successfully implement, maintain or expand these systems as planned, its operations may be disrupted, the Company’s ability to accurately and timely report its financial results could be impaired, and deficiencies may arise in the Company’s internal control over financial reporting, which may impact the Company’s ability to certify its financial results. Moreover, the Company’s proprietary information or intellectual property could be compromised or misappropriated, and its reputation may be adversely affected. If these systems do not operate as expected, Damon may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact the Company’s manufacturing capacity or production capability, harm its reputation, cause the Company to breach its contractual arrangements with other parties or subject Damon to regulatory actions or litigation, any of which could materially adversely affect its business, financial condition, operating results or prospects. In addition, the Company’s insurance coverage for cyberattacks may not be sufficient to cover all the losses it may experience as a result of a cyber incident.

The Company also collects, uses, discloses, stores, transmits and otherwise processes customer and employee and others’ data as part of its business and operations, which may include personal data or confidential or proprietary information. The Company uses its vehicles’ electronic systems to log information about each vehicle’s use, such as charge time, battery usage, mileage and rider behavior, in order to aid it in vehicle diagnostics, repair and maintenance, as well as to help it customize and optimize the riding experience. The Company’s users may object to the use of this data, which may harm the Company’s business. The Company also works with partners and third-party service providers or vendors that may in the course of their business relationship with the Company collect, store and process such data on the Company’s behalf and in connection with Damon’s vehicles and services. There can be no assurance that any security measures that Damon or its third-party service providers, vendors, or suppliers have implemented will be effective against current or future security threats. While the Company has developed systems and processes designed to protect the availability, integrity, confidentiality and security of the Company’s, the Company’s customers’, and employees’ and others’ data, such security measures or those of its third-party service providers, vendors or suppliers could fail and result in unauthorized access to or disclosure, acquisition, encryption, modification, misuse, loss, destruction or other compromise of such data. If a compromise of such data were to occur, the Company may become liable under its contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Laws in all 50 states of the U.S., in Canada and in Europe require the Company to provide notice to individuals, customers, regulators, credit reporting agencies and others when certain sensitive information has been compromised as a result of a security breach or where a security breach creates a real risk of significant harm to an individual. Such laws are inconsistent and compliance if there is a widespread data breach could be costly. Depending on the facts and circumstances of such an incident, these damages, penalties, fines and costs could be significant. Any such event could harm the Company’s reputation and result in litigation against it, or otherwise materially adversely affect its business, financial condition, operating results and prospects.

Risks Related to Litigation, Product Warranty and Recalls

Adverse judgments or settlements in legal proceedings, including the claim brought by Jay Giraud or those that may arise relating to the Business Combination, could materially harm our business, financial condition, operating results, and cash flows.

We may be a party to claims that arise from time to time in the ordinary course of our business, which may include those related to, for example, contracts, sub-contracts, protection of confidential information or trade secrets, adversary proceedings arising from customer bankruptcies, employment of our workforce and immigration requirements, or compliance with any of a wide array of state and federal statutes, rules, and regulations that pertain to different aspects of our business. In addition, we may deem it advisable to initiate expensive litigation to protect our business interests. We also face litigation risk related to the Business Combination. Business combinations often give rise to claims and legal proceedings, including shareholder lawsuits. Any shareholder claims or lawsuits alleging inadequate disclosure, breach of fiduciary duty, adequacy of consideration or other claims in connection with the Business Combination could lead to costly litigation and diversion of management’s time and attention from our business.

For example, on March 7, 2025, we were served with a civil claim in the Supreme Court of British Columbia by a former director and CEO, alleging, among other things, that the Company and its Board of Directors failed to honor agreed-upon settlement terms related to his resignation. Please refer to the disclosure under “Business – Legal Proceedings” for details regarding this proceeding. While we deny the allegations, there is no guarantee that we will prevail in this matter, that additional claims will not arise, or that this or other litigation will not result in substantial costs, penalties, or other liabilities that could have a material adverse effect on our business, financial condition, or results of operations.

Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as deductibles and caps on amounts of coverage. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to coverage for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our available insurance coverage for a particular claim.

There is a risk that we will not be successful or otherwise be able to satisfactorily resolve any such claims or litigation. In addition, litigation and other legal claims are subject to inherent uncertainties. Those uncertainties include, but are not limited to, litigation costs and attorneys’ fees, unpredictable judicial or jury decisions, and the differing laws and judicial proclivities regarding damage awards among the jurisdictions in which we operate. Unexpected outcomes in such legal proceedings, or changes in management’s evaluation or predictions of the likely outcomes of such proceedings (possibly resulting in changes in established reserves), could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

The Company may become subject to product liability claims, which could harm the Company’s financial condition and liquidity if it is not able to successfully defend or insure against such claims.

The Company may become subject to product liability claims, which could harm the Company’s business, financial condition, operating results and prospects. The motorcycle industry experiences significant product liability claims and the Company faces inherent risk of exposure to claims if its motorcycles do not perform as expected or malfunction resulting in personal injury or death. The Company’s risks in this area are particularly pronounced given the limited field experience of its motorcycles. A successful product liability claim against the Company could require it to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about the Company’s motorcycles, other personal mobility products and its business in general and inhibit or prevent commercialization of other future motorcycle candidates which could harm the Damon brand and have a material and adverse effect the Company’s business, financial condition, operating results and prospects. The Company plans to seek adequate product liability insurance for all its motorcycles, but any such insurance might not be sufficient to cover all potential product liability claims and may not be available on terms satisfactory to the Company. Any lawsuit seeking significant monetary damages either in excess of such liability coverage, or outside of such liability coverage, may harm the Damon brand and have a material adverse effect on the Company’s business, financial condition, operating results and prospects. The Company may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if it faces liability for its products and is forced to make a claim under its product liability insurance policy(ies).

The Company’s warranty reserves may be insufficient to cover future warranty claims which could adversely affect its business, financial condition, operating results and prospects.

As the Company’s vehicles enter production, the Company will need to maintain warranty reserves to cover warranty-related claims. If the Company’s warranty reserves are inadequate to cover future warranty claims on its vehicles, the Company’s business, financial condition, operating results and prospects could be materially and adversely affected. The Company expects to record and adjust warranty reserves based on changes in estimated costs and actual warranty costs. However, the Company has limited operating experience with its vehicles, and therefore no experience with warranty claims for these vehicles or with estimating warranty reserves, which renders necessary reserves hard to predict. In the future, the Company may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

The Company may be compelled to undertake product recalls or take other actions, which could adversely affect its brand image and financial performance.

If the Company’s vehicles are subject to recalls in the future, the Company may be subject to adverse publicity, damage to its brand and liability for costs. In the future, the Company may at various times, voluntarily or involuntarily, initiate a recall if any of its vehicles, including any systems or parts sourced from its suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary or caused by systems or components engineered or manufactured by the Company or its suppliers, could involve significant expense and could materially adversely affect the Damon brand image in the target markets of the Company, as well as the Company’s business, financial condition, operating results and prospects.

Damon Motors was previously involved in a dispute with the lessor of Damon Motors’ former manufacturing facility in Surrey, British Columbia, which has since been settled.

In April 2023, Damon Motors received a notice of default from a property management company related to Damon Motors’ lease of a facility in Surrey, British Columbia. The notice of default asserts a breach of the lease and seeks approximately CAD$4.1 million in damages, in addition to accruing interest and other costs. Damon Motors executed a settlement agreement effective on June 30, 2023, whereby it subsequently settled the amount owing with an issuance of convertible notes and instalments of cash payments. Should Damon Motors default under the terms of the settlement agreement, Damon Motors could be forced to pay a substantial monetary sum to the property management company and may also suffer reputational or other harm.

Damon Motors was in compliance with the settlement and has agreed with the lessor to extend the terms of the agreement on any further payments as follows: (a) 1/3 of the remaining settlement amount on or before the date that is 30 days following completion of the Business Combination; (b) 1/3 of the remaining settlement amount on or before the date that is 60 days following completion of the Business Combination; and (c) 1/3 of the remaining settlement amount on or before the date that is 90 days following completion of the Business Combination. Damon Motors has not yet made any of the three scheduled payments under the agreement. The parties are negotiating ways to mitigate damages to the lessor and reduce Damon Motors’ liability; however, there is no guarantee that a resolution will be reached soon or at all.

Use of Proceeds

Assuming a maximum raise of $30,600,000 which includes the Investor Processing Fee, we estimate that the net proceeds from the sale of the Units in this Offering will be approximately $27,900,000, after deducting underwriting commissions and estimated Offering expenses. The following table sets forth a breakdown of our estimated use of our gross proceeds as we currently expect to use them, assuming the sale of, respectively, 25%, 50%, 75% and 100% of the Units.

	Assumed Percentage of Units Sold
	25%	50%	75%	100%
Gross proceeds including Investor Processing Fee	$7,650,000	$15,300,000	$22,950,000	$30,600,000
Underwriting Commission	$344,250	$688,500	$1,032,750	$1,377,000
Other offering expenses	$864,000	$1,017,000	$1,170,000	$1,323,000
Net proceeds	$6,441,750	$13,594,500	$20,747,250	$27,900,000

Repayment of Principal Amount of Streeterville June 2024 Note	$966,262	$2,039,175	$3,112,088	$4,185,000
Research and Development	$2,898,788	$6,117,525	$9,336,262	$12,555,000
Marketing and Technology	$1,288,350	$2,718,900	$4,149,450	$5,580,000
Working Capital and Capital Expenditures	$1,288,350	$2,718,900	$4,149,450	$5,580,000
Total use of net proceeds	$6,441,750	$13,594,500	$20,747,250	$27,900,000

We intend to use the net proceeds from this Offering for working capital and general corporate purposes, including research and development, as well as marketing and sales of our products. Additionally, unless otherwise waived, we expect to use 15% of the net proceeds from this Offering to pay towards the outstanding balance of the Streeterville Note, as required in accordance with the terms of such Note. As of August 26, 2025, the total outstanding balance under the Streeterville June 2024 Note consists of $4,491,700 in principal and $720,381 in accrued interest. Please refer to the section “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Recent Transactions – Second Amendment to June 2024 Secured Promissory Note” herein for a more detailed discussion of the terms of the Streeterville Note.

The foregoing represents our current intentions to use and allocate the net proceeds of this Offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this Offering. Pending the final application of the net proceeds of this Offering, we intend to invest the net proceeds of this Offering in short-term, interest-bearing, investment-grade securities. See “Risk Factors” herein for more information.

We believe that the expected net proceeds from this Offering and our existing cash and cash equivalents, will be sufficient to fund our operations for at least the next 12 months, although we cannot assure you that this will occur.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See “Risk Factors — We do not intend to pay cash dividends to our shareholders” herein for more information.

Market INFORMATION

Our Common Shares are traded on the OTCID Basic Market under the symbol “DMNIF”. As of the date of this filing, there were approximately 339 holders of record of our Common Shares. This includes Cede & Co., which holds shares on behalf of the beneficial owners of the Company’s Common Shares. Because brokers and other institutions hold many of our shares on behalf of shareholders, we are unable to estimate the total number of shareholders represented by these record holders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2025:

●	On an actual basis; and

●	On a pro forma as adjusted basis to give effect to reflect the issuance and sale by us of $30,000,000 in Units in this Offering at the assumed public offering price of $0.10 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

The pro forma as adjusted information in the balance sheet data below is illustrative only. You should read this table together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” herein and our unaudited interim condensed consolidated financial statements and related notes as of March 31, 2025.

	As of March 31, 2025
	Actual	As-Adjusted	As-Adjusted, Pro Forma
Cash and Cash Equivalents	7,555,820	7,555,820	35,455,820
Total Current Liabilities	28,964,753	15,352,678	15,352,678
Stockholders’ Equity
Common Shares, no par value; unlimited authorized; 4,030,127 issued and outstanding, actual; unlimited authorized, 334,030,127 issued and outstanding, as-adjusted; unlimited authorized, 334,030,127 issued and outstanding, pro forma as-adjusted	104,117,416	118,513,491	146,413,491
Additional paid-in capital	17,555,474	17,555,474	17,555,474
Other Comprehensive Loss	(2,248)	(2,248)	(2,248)
Accumulated Deficit	(142,962,099)	(142,962,099)	(142,962,099)
Non-controlling Interest	-	-	-
Total Stockholders’ Equity	(21,291,457)	(6,895,382)	21,004,618

The above discussion is based on 4,030,127 (pre-reverse split - 503,766,493)   Common Shares issued and outstanding as of March 31, 2025, and excludes, as of that date, the following:

●	10,642 (pre-reverse split - 1,330,250) Common Shares issuable upon exercise of outstanding stock options, with a weighted average exercise price of $194 per Common Share, under our 2024 Stock Incentive Plan;

●	17,492 (pre-reverse split - 2,186,478) Common Shares issuable upon exercise of outstanding warrants, with a weighted average exercise price of $976 per Common Share;

●	14,587,827 (pre-reverse split - 1,823,478,340) Common Shares issuable upon exercise of outstanding Series A Warrants, as described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Recent Transactions – Completion of Registered Underwritten Offering”;

●	985,876 (pre-reverse split - 123,234,561) Common Shares issuable upon exercise of outstanding Underwriter’s Warrants, as described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Recent Transactions – Completion of Registered Underwritten Offering”;

●	an indeterminate number of Common Share issuable under the Streeterville Securities Purchase Agreement, subject to the market price at the closing of each pre-paid purchase and other terms and conditions of the agreement, as described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Recent Transactions – Amendments to December 2024 Securities Purchase Agreement”; and

●	up to approximately 52,120,810 Common Share issuable upon conversion of the Streeterville Note, as amended, including the outstanding principal as of March 31, 2025 and interest accrued through maturity, subject to further increase if the floor price is adjusted as permitted under its terms.

Dilution

Investors will incur immediate dilution in the net tangible book value of their Common Shares. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets and dividing the result by the number of outstanding Common Shares.

Our net tangible book value is determined by dividing our total tangible assets, less total liabilities, by the number of our Common Shares outstanding as of March 31, 2025. Our net tangible book value as of March 31, 2025, was negative $20,507,457 or negative $5.09 (pre-reverse split - $0.04) per Common Share. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Units in this Offering and the net tangible book value per share of our Common Shares immediately after this Offering. On a pro forma basis, giving effect to the issuance of an aggregate of 15,573,684 (pre-reverse split - 1,946,710,549) Common Shares after March 31, 2025 and as of the date of this filing, in connection with shares issued upon exercise of the Series A Warrants, our historical net tangible book value as of March 31, 2025 would have been negative $20,507,457, or negative $1.05 (pre-reverse split - $0.008) per Common Share.

Assumed offering price per Unit (attributing no value to the Warrants):		$0.10
Historical net tangible book value as of March 31, 2025:	$(20,507,457)
As-adjusted net tangible book value as of March 31, 2025:	$7,392,543
Increase in as-adjusted net tangible book value after this Offering:	$27,900,000
As-adjusted, pro forma net tangible book value per Common Share after this Offering:	$0.02
Dilution per Common Share to investors in this Offering:		$0.08

The following table illustrates the approximate per share dilution to new investors discussed above, assuming the sale of respectively, 100%, 75%, 50% and 25% of the Units offered for sale in this Offering (after deducting our estimated offering expenses $1,323,000   and DealMaker commissions of $1,377,000 being proportionately reduced for 75%, 50% and 25% of the Units offered for sale in this Offering and assuming no issuance of Bonus Units):

Funding Level	100% of Raise	75% of Raise	50% of Raise	25% of Raise
Proceeds to Company	$27,900,000	$20,747,250	$13,594,500	$6,441,750
Assumed offering price per Unit	$0.10	$0.10	$0.10	$0.10
Net tangible book value per Common Shares as of March 31, 2025	$(5.09)	$(5.09)	$(5.09)	$(5.09)
Increase in net tangible book value per Common Share attributable to this Offering	$5.111	$5.091	$5.053	$4.952
As adjusted net tangible book value per Common Share after this Offering	$0.021	$0.001	$(0.037)	$(0.138)
Dilution per Common Share to new investors in this Offering	$0.079	$0.099	$0.137	$0.238

The above discussion is based on 4,030,127 (pre-reverse split - 503,766,493)   Common Shares issued and outstanding as of March 31, 2025, and excludes, as of that date, the following:

●	10,642 (pre-reverse split -1,330,250) Common Shares issuable upon exercise of outstanding stock options, with a weighted average exercise price of $194 per Common Share, under our Stock Incentive Plan;

●	17,492 (pre-reverse split -2,186,478) Common Shares issuable upon exercise of outstanding warrants, with a weighted average exercise price of $976 per Common Share;

●	14,587,827 (pre-reverse split - 1,823,478,340) Common Shares issuable upon exercise of outstanding Series A Warrants, as described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Recent Transactions – Completion of Registered Underwritten Offering”;

●	985,876 (pre-reverse split - 123,234,561) Common Shares issuable upon exercise of outstanding Underwriter’s Warrants, as described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Recent Transactions – Completion of Registered Underwritten Offering”;

●	an indeterminate number of Common Share issuable under the Streeterville Securities Purchase Agreement, subject to the market price at the closing of each pre-paid purchase and other terms and conditions of the agreement, as described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Recent Transactions – Amendments to December 2024 Securities Purchase Agreement”; and

●	up to approximately 52,120,810 Common Share issuable upon conversion of the Streeterville Note, as amended, including the outstanding principal as of March 31, 2025 and interest accrued through maturity, subject to further increase if the floor price is adjusted as permitted under its terms.

To the extent that convertible and exercisable securities discussed above have been or may be converted or exercised or we issue other Common Shares or securities convertible or exercisable into Common Shares, investors purchasing Units in this Offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

UNAUDITED PRO FORMA CONDENSED COMBINED
AND CONSOLIDATED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined and consolidated financial information presents the combination of the financial information of Damon Inc. (f/k/a Grafiti Holding Inc.) and Subsidiaries (the “Company”, “Damon”, “Legacy Grafiti” or “Pubco”) and Damon Motors Inc. (“Legacy Damon”) adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this Offering Statement.

The historical financial information of Damon was derived from the unaudited financial statements of Damon Inc. for the nine months ended March 31, 2025, and the audited consolidated financial statements of Damon Inc. as of and for the year ended June 30, 2024, included elsewhere in this Offering Cicrular. This historical financial information reflects Legacy Damon’s activity for the period from July 1, 2024 to November 12, 2024, and the combined Company’s activity from November 13, 2024 to March 31, 2025. The pro forma financial information is adjusted for acquisition of Legacy Grafiti which reflects Legacy Grafiti’s activity for the period July 1, 2024 to November 12, 2024. As the Business Combination is reflected in the balance sheet of the Damon as of March 31, 2025, and therefore, a pro forma balance sheet was not included in the unaudited pro forma condensed combined financial information in accordance with Article 11 of Regulation S-X.

The historical financial information of Legacy Grafiti in the condensed combined and consolidated statement of operations for the year ended June 30, 2024 consists of carve-out financial statements of Grafiti limited (“Grafiti UK”), as Legacy Grafiti was the parent non-operating holding company of Grafiti UK, and the operations of Legacy Grafiti following the carve-out from XTI (defined below). The unaudited pro forma financial information has been prepared utilizing the unaudited carve-out financial statements of Grafiti UK, adjusted to reflect the equity structure of Legacy Grafiti and the reorganization as a result of the spin-off of Legacy Grafiti from XTI Aerospace, Inc., (“XTI”, formerly known as Inpixon) for all operating results prior to December 27, 2023, as incorporated in the financial statements of Legacy Grafiti as of and for the year ended June 30, 2024. The historical financial information of Legacy Grafiti was derived from the books and records of Legacy Grafiti for the period between July 1, 2024 to November 12, 2024, and the audited consolidated financial statements of Legacy Grafiti as of and for the year ended June 30, 2024, included elsewhere in this Offering Circular. The unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of Legacy Damon and Legacy Grafiti, respectively. This information should be read together with the financial statements of Legacy Damon and Legacy Grafiti and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Offering Circular, as applicable. The unaudited pro forma condensed combined and consolidated financial information is prepared using the reporting currency of the United States Dollar.

The unaudited pro forma condensed combined and consolidated statement of operations for the nine months ended March 31, 2025, and for the year ended June 30, 2024 gives pro forma effect to the Business Combination and related transactions as if they had occurred on July 1, 2023, the beginning of the earliest period presented.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the period presented. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

Description of the Business Combination Agreement

On October 23, 2023, a Business Combination Agreement was entered into by and among XTI Aerospace, Inc. (then parent company of Grafiti), Grafiti, 1444842 B.C. Ltd., a British Columbia corporation and a newly formed wholly-owned subsidiary of Grafiti (“Amalco Sub”), and Legacy Damon, pursuant to which Legacy Damon combined and merged with Amalco Sub with Legacy Damon continuing as the surviving entity.

On November 13, 2024, Legacy Damon and Amalco Sub amalgamated to continue as a wholly-owned subsidiary of Grafiti (the “Amalgamation”). Following the Amalgamation, Legacy Damon became a wholly-owned subsidiary of Legacy Grafiti and Legacy Grafiti was immediately renamed to “Damon Inc.”.

Following the consummation of the Business Combination, the holders of the historical outstanding capital stock of Legacy Damon owned approximately 77.8% of the outstanding capital stock of Pubco and approximately 81.5% on a fully diluted basis. Following the consummation of the Business Combination, the holders of the historical outstanding capital stock of Legacy Grafiti owned approximately 22.2% of the outstanding capital stock of Pubco and approximately 18.5% on a fully dilutive basis.

Grafiti Promissory Note - Streeterville Capital, LLC

On June 26, 2024, Grafiti and Streeterville Capital, LLC (“Streeterville”) entered into a promissory note agreement (the “Grafiti Promissory Note”) for an amount up to $6,470,000 bearing an interest rate of 10% per annum and due 18 months after the issue date. In connection with the close of the Business Combination, Streeterville will pay an aggregate amount of $5,000,000 in consideration for the Promissory Note of which $3,500,000 was initially sent to an escrow account. Of the remaining $1,470,000 under the Promissory Note, $1,450,000 relates to original issue discount (“OID”) and $20,000 relates to issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. Streeterville will be unconditionally obligated to release to Pubco the amount held in escrow upon completion of the certain Business Combination Agreement, and listing of the combined company on a national securities exchange. On September 23, 2024, an additional $350,000 was released to Grafiti from the escrow account. The remaining $3,150,000 in escrow was released to the combined Company following the consummation of the Business Combination. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for the $3,150,000 in escrow as if it had occurred on July 1, 2023 (see adjustments D in Note 4).

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2025

	Damon Inc. (Historical) (Restated)	Grafiti (Pro forma financial information (adjusted for the period from July 1, 2024 through November 12, 2024))	Transaction accounting adjustments		Pro Forma Combined

Revenue	$130,934	$144,138	$-		$275,072
Cost of revenue	61,493	57,806	-		119,299
Gross profit	69,441	86,332	-		155,773

Expenses
Research and development, net	2,014,226	-	-		2,014,226
General and administrative	6,674,473	307,650	-		6,982,123
Sales and marketing	538,321	63,395	-		601,716
Transaction costs	5,620,436	2,210,594	-		7,831,030
Depreciation and amortization	175,902	-	-		175,902
Provision for credit losses		129,535	(129,535)	A	-
Impairment	14,119,955				14,119,955
Foreign currency transaction gain	(119,103)	-	-		(119,103)
	29,024,210	2,711,174	(129,535)		31,605,849

Loss from operations	(28,954,769)	(2,64,842)	129,535		(31,450,076)

Other income / (expenses)
Changes in fair value of financial liabilities	34,333,573	-	(34,333,573)	B	-
Finance expense	(7,733,314)	(223,819)	1,093,491	C	(6,991,671)
			(117,154)	D
			(10,875)	D
	26,600,259	(223,819)	(33,368,111)		(6,991,671)

Loss before taxes	(2,354,510)	(2,848,661)	(33,238,576)		(38,441,747)
Current income tax recovery (expense)	5	(283)	-		(278)
Net loss	$(2,354,505)	$(2,848,944)	$(33,238,576)		$(38,442,025)

Loss per share – basic and diluted	$(13.47)				$(157.05)

Weighted average number of shares outstanding – basic and diluted	174,842				244,772

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2024

	Legacy Grafiti (Historical)	Legacy Damon (Historical)	Transaction accounting adjustments		Pro Forma Combined

Revenue	$336,562	$-	$-		$336,562
Cost of revenue	82,084	-	-		82,084
Gross profit	254,478	-	-		254,478

Expenses
Research and development, net	-	4,550,229	-		4,550,229
General and administrative	402,625	4,296,231	-		4,698,856
Sales and marketing	801,539	986,137	-		1,787,676
Transaction costs	280,790	1,626,519	-		1,907,309
Amortization of intangibles	-	-	16,000	E	16,000
Depreciation	-	303,424	-		303,424
Provision for credit losses	108,568	-	(108,568)	A	-
Gain from release of lease obligation	-	(42,297)	-		(42,297)
Foreign currency transaction gain	-	(235,871)	-		(235,871)
	1,593,522	11,484,372	(92,568)		12,985,326

Loss from operations	(1,339,044)	(11,484,372)	92,568		(12,730,848)

Other expenses
Changes in fair value of financial liabilities	-	(18,424,992)	18,424,992	B	-
Loss on debt settlement	-	(785,377)	-		(785,377)
Finance expense	(9,314)	(3,273,507)	1,793,574	C	(2,413,247)
			(315,000)	D
			(609,000)	D
	(9,314)	(22,483,876)	19,294,566		(3,198,624)

Loss before taxes	(1,348,358)	(33,968,248)	19,387,134		(15,929,472)
Current income tax expense	-	-	-		-
Net loss	$(1,348,358)	$(33,968,248)	$19,387,134		$(15,929,472)

Loss per share – basic and diluted	$(46.82)	$(1,656)			$(97.42)

Weighted average number of shares outstanding – basic and diluted	28,800	20,516			163,506

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED

FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the spin-off and the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the spin-off and the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Legacy Damon and Legacy Grafiti.

Unaudited Pro Forma Condensed Combined and Consolidated Statements of Operations

The historical financial information of Damon was derived from the unaudited financial statements of Damon Inc. for the nine months ended March 31, 2025, and the audited consolidated financial statements of Legacy Damon for the year ended June 30, 2024, included elsewhere in this Offering Circular. The historical financial information of Damon for the nine months ended March 31, 2025, reflects Legacy Damon’s activity for the period from July 1, 2024 to November 12, 2024, and the combined Company’s activity from November 13, 2024 to March 31, 2025. The historical financial information of Grafiti for the nine months ended March 31, 2025 is adjusted for acquisition of Legacy Grafiti and consists of Legacy Grafiti’s activity for the period July 1, 2024 to November 12, 2024 derived from Legacy Grafiti’s historical books and records. The historical financial information of Legacy Grafiti for the year ended June 30, 2024, consists of the carve-out financial statements of Grafiti UK, as Legacy Grafiti was the parent non-operating holding company of Grafiti UK and the operations of Grafiti following the carve-out from XTI on December 27, 2023, and was derived from the audited financial statements of Legacy Grafiti for the year ended June 30, 2024, included elsewhere in this Offering Circular.

Note 2. Accounting Policies

Following the consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined and consolidated financial information. As a result, the unaudited pro forma condensed combined and consolidated financial information does not assume any differences in accounting policies.

Note 3. Estimated Purchase Price Consideration

Estimated purchase price of $11,123,075 related to the Business Combination is comprised of the following components:

Equity consideration	$11,123,075
Total consideration	$11,123,075

The estimated fair value of common stock of $11,123,075 included in the total equity consideration is based on 36,923 (pre-reverse split - 4,615,384) shares of common stock of the post-merger Damon Inc. common stock. The fair value of each share was determined to be $301 (pre-reverse split - $2.41), which was the closing price after one day of trading on November 18, 2024 of the combined company (Damon Inc.). Management notes that the closing price after one day of trading was determined to be the level 1 input for fair market value since the listing agent determined the beginning of day share price at $500 (pre-reverse split - $4) per share and active trading on Nasdaq resulted in the observable market participant impact to result in $301 (pre-reverse split - $2.41) per share.

The Business Combination is considered a reverse acquisition. As such, the acquisition-date fair value of the consideration transferred is calculated based on the number of equity interests Damon would have had to issue to shareholders of Grafiti to obtain the same ownership interest in Pubco. Any excess of the consideration transferred was allocated to goodwill.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The Company includes subsequent financing transactions and transaction accounting adjustments in the unaudited pro forma condensed combined and consolidated financial information as if they had occurred as of July 1, 2023.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of shares of Pubco Common Stock outstanding, assuming the Business Combination and related transactions occurred on July 1, 2023.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined and consolidated statement of operations for the year ended June 30, 2024 and for the nine months ended March 31, 2025 are as follows:

A.	Represents an adjustment to eliminate the current expected credit loss provision recorded for the Legacy Grafiti Promissory Note loaned to Legacy Damon in the amounts of $129,535 and $108,568 for the nine months ended March 31, 2025 and for the year ended June 30, 2024, respectively, as this financing became an intercompany loan upon closing of the Business Combination. In connection with the promissory note agreement dated June 26, 2024, Legacy Damon had a senior secured promissory note with Legacy Grafiti with interest rate at 10.0% per annum and maximum aggregate principal amount of $1,150,000. Upon completion of the Business Combination, the balance of the promissory note was eliminated in consolidation. Grafiti recognized allowance for credit losses of $129,535 and $108,568 for the period from July 1, 2024 to November 12, 2024 and the year ended June 30, 2024, respectively. The unaudited pro forma condensed combined and consolidated statement of operations include a pro forma adjustment for the elimination of the credit losses, to account for the impact of this agreement following the close of the Business Combination.

B.	Represents adjustment to remove the loss due to the change in fair value related to Legacy Damon’s convertible notes and SAFE financial liabilities, as these instruments are assumed to have been converted into common equity as if the Business Combination had taken place on July 1, 2023. For the year ended June 30, 2024, Damon recorded a loss of $13,011,887, a loss of $592,543 for the convertible notes and SAFE financial liabilities, and a loss of $4,820,562 on warrant liabilities, respectively, for a total adjustment of $18,424,992. For the nine months ended March 31, 2025, Legacy Damon recorded a gain of $34,333,573 for the convertible notes.

C.	Represents adjustment to eliminate interest expense on the convertible notes for the nine months ended March 31, 2025 and for the year ended June 30, 2024 of $1,093,491 and $1,793,574, respectively, as these instruments are assumed to have been converted into common equity as if the Business Combination had taken place on July 1, 2023.

D.	Represents adjustment to record: (1) the amortization of the unamortized prorated debt discount and issuance costs of $10,875; and (2) the interest incurred of $117,154 related to the amount held in escrow under the terms of the Grafiti Promissory Note with Streeterville LLC for the period from July 1, 2024 to November 12, 2024. Additionally, adjustment D represents adjustment to record: (1) the amortization of the unamortized prorated debt discount and issuance costs of $609,000; and (2) the interest incurred of $315,000 related to the amount held in escrow under the terms of the Grafiti Promissory Note with Streeterville LLC for the year ended June 30, 2024. $3,150,000 in escrow was released to the combined Company following the consummation of the Business Combination. The unaudited pro forma condensed combined and consolidated financial statements include pro forma adjustments on interest and amortization of debt discount and issuance costs for the $3,150,000 in escrow as if they had occurred on July 1, 2023.

E.	Represents incremental adjustments to record amortization of intangible assets acquired as if the Business Combination had taken place on July 1, 2023. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the amortization expense for each period presented:

Identified Intangible Assets	Fair Value	Years of Amortization	For the Nine Months Ended March 31, 2025	For the Year Ended June 30, 2024
Customer list	$80,000	5	$-	$16,000
Total amortization expense			$-	$16,000

Note 5 Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since July 1, 2023. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined and consolidated financial information has been prepared for the nine months ended March 31, 2025 and for the year ended June 30, 2024:

	Nine Months Ended March 31, 2025(1)	Year Ended June 30, 2024(1)
Pro forma net loss	$(38,442,025)	$(15,929,472)
Weighted average shares outstanding - basic and diluted	244,772	163,508
Pro forma net loss per share - basic and diluted	$(157,05)	$(97.42)
Excluded securities:(2)(3)
Options	10,642	15,586
Warrants	950,001	9,530

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”
(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.
(3)	The potentially dilutive outstanding securities of Legacy Damon to be exchanged for securities of Pubco are adjusted to reflect the exchange ratio associated with the Business Combination.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

The following discussion and analysis of the financial condition and results of operations of Damon should be read in conjunction with the accompanying interim unaudited condensed consolidated financial statements of Damon as of March 31, 2025, consolidated financial statements of Damon Motors for the fiscal years ended June 30, 2024, 2023 and 2022, and related notes included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to its plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Unless otherwise noted, all historical information prior to the quarter ended December 31, 2024, in which the Business Combination occurred, as discussed in this section reflects the operations of Damon Motors, which is deemed the accounting acquirer in the Business Combination.

“Fiscal 2024,” “Fiscal 2023” and “Fiscal 2022” are to Damon Motors’s fiscal years ended June 30, 2024, 2023 and 2022, respectively.

Business Overview

Our Personal Mobility Products Development Business Through Damon Motors

Damon Inc, through its wholly-owned subsidiary, Damon Motors, is developing electric motorcycles and other personal mobility products that seek to empower the personal mobility industry through innovation, data intelligence and strategic partnerships. Damon Motors is developing technology and investing in the capabilities to lead an integrated personal mobility ecosystem from individual travels to last mile delivery. With decades of combined management and engineering experience across the team’s careers, and a commitment to low carbon personal mobility solutions, Damon Motors is seeking to introduce existing enthusiasts to high-performance electric products while bringing new riders to the motorcycle community with first of its kind advances in zero emissions motorcycle performance, safety, connectivity and AI.

Founded in 2017, Damon Motors started reimagining the future of motorcycling by means of advanced safety design, electric vehicle powertrain technology and user experience. In 2019, Damon Motors took its first alpha prototype motorcycles and safety systems into the field to test the concept. In 2021, Damon Motors expanded its operations and research and development expertise to accelerate the engineering and development of its HyperDrive platform drive unit and the HyperSport motorcycle. Through core technology advancements, Damon Motors electric motorcycles are in prototype phase of product validation.

Damon Motors’ electric vehicles are developed with a set of proprietary design principles that elevate the brand, deliver differentiated riding experiences and bring emotion to electric propulsion. The initial product portfolio of motorcycle models will be built upon and utilize a single powertrain platform called HyperDrive™. As a patented, monocoque-constructed battery-chassis, HyperDrive houses a proprietary 150 kW 6-phase liquid cooled IPM motor-gearbox and proprietary electronics. This platform approach establishes a capital-efficient path to grow the product line to meet a wide range of future segments and price points, while also supporting a wide range of future motorcycle models and power sizes that share as much as 85 percent common parts. By using the frame of the battery as the motorcycle’s chassis, HyperDrive also achieves valuable weight and cost reduction advantages. With 150 kW of power at its disposal, HyperDrive has been specifically designed to compete with the performance of market leaders in the high-performance motorcycle market, whether internal combustion or electric. Thanks to the energy modularity designed into it, HyperDrive-based motorcycles can be detuned in power, energy and thus cost to support 500 – 1500cc power equivalent classes of motorcycles in both the North American and European markets, with price points ranging from $20,000 - $80,000.

The HyperDrive platform is contrasted by the smaller, less powerful and lower cost HyperLite platform, currently in its early design phase. HyperLite will be developed using a very similar design architecture as HyperDrive, enabling the production of a range of light weight, low to medium cost motorcycles and scooters with milder levels of horsepower that are more common in overseas and developing markets. With these two platforms paired with Damon Motors’ three patented cornerstone technologies, CoPilot™, Shift™ and its AI-enabled cloud platform. Damon Motors’ long-term objective is to build a premium, high-tech, electric motorcycle company that rivals the largest incumbents in both profit and annual volume, by providing a technologically enhanced riding experience that is not currently available from other manufacturers.

CoPilot provides a novel rider assistance and warning system integrated into the motorcycle. Shift allows the handlebars and foot pegs to mechatronically adjust on the fly, addressing issues of ergonomic comfort and allowing users to select different riding positions for changing conditions such as a lower, more aerodynamic position for highway use or a more upright position for urban use. Its AI-enabled cloud will collect environmental and situational data that, paired with over-the-air software updates, can drive a continual loop of collision warning improvements, with an aim to further reduce accident probability over time.

The commercial production of Damon Motors’ motorcycles is expected to commence after passing various internal and external tests and undergoing a self-certification process required for US-bound vehicle homologation. These tests include: the completion of Damon Motors’ ride quality and long-term durability testing, completion of FCC Title 47 certification for the onboard charger, completion of UN 38.3 battery testing, completion of Damon Motors’ internal battery testing, extreme temperature operation verification, brake testing per FMVSS, and an internal and external review of FMVSS compliance with Damon Motors engineering subcontractor TUV of Germany.

Our SAVES Distribution Business Through Grafiti Limited

Damon, through its wholly-owned subsidiary, Grafiti Limited, distributes in the UK and certain other European countries data analytics and visualization software products referred to as SAVES primarily for scientists and engineers. Grafiti Limited products can be downloaded to a user’s desktop. These products help scientific research in the health and life sciences domain in the discovery of new drugs, in the study of the efficacy of established drugs and therapies, and in epidemic propagation research, among other applications. Engineers use our products for a multitude of applications which include, but are not limited to, conducting surface modelling analysis and curve fitting in order to design new engineering processes, studying signal attenuation and propagation in radio engineering. Potential automobile and motorcycle applications could include surface panel design for aerodynamics, aesthetic symmetry, and calculated asymmetry among others. We believe the Grafiti Limited regression analysis product could also be used for predicting vehicle sharing demand and pricing trends in various markets based on a wide range of variables.

Grafiti Limited’s strategy is to build a broader, long term customer base by increasing its sales of Grafiti Limited’s product offerings which will include cloud and Macintosh compatible data analytics and statistical visualization software products. We believe this will enable the Grafiti Limited business to focus on generating more recurring revenues in the future.

Grafiti Limited was formed by the Parent on May 13, 2020, as a distribution arm for its SAVES products in the UK market and part of the European market.

Our Corporate Strategy

We are pursuing a corporate strategy focused on developing a business offering of end-to-end solutions ranging from personal mobility products to the collection of data to delivering insights from that data to our customers with a focus on safety and data intelligence and engineering services. In connection with such strategy and to facilitate our long-term growth, we continue to evaluate various strategic transactions, including acquisitions of companies with personal mobility products, technologies and IP that complement those goals by adding technology, differentiation, customers and/or revenue. We are primarily looking for accretive acquisitions that have business value and operational synergies, but will be opportunistic for other strategic and/or attractive transactions. We believe these complementary technologies will add value to the Company and allow us to provide a comprehensive integrated personal mobility ecosystem to our customers. In addition, we may seek to expand our capabilities around safety, security, artificial intelligence, augmented reality and virtual reality or other high growth sectors. Candidates with proven technologies and personal mobility products that complement our overall strategy may come from anywhere in the world, as long as there are strategic and financial reasons to make the acquisition. We are also exploring opportunities that will supplement our revenue growth. We are primarily looking for accretive acquisitions that have business value and operational synergies, yet also opportunistic for other strategic and/or attractive transactions that we believe may increase overall shareholder value, which may include, but not be limited to, other alternative investment opportunities, such as minority investments and joint ventures. If we make any acquisitions in the future, we expect that we may pay for such acquisitions using our equity securities and/or cash and debt financings in combinations appropriate for each acquisition.

Recent Transactions

Trust Shares Distribution in connection with Spin-Off of Grafiti Holding

On October 23, 2023, Parent and Grafiti Holding entered into a Separation and Distribution Agreement, pursuant to which all of the outstanding shares of Grafiti Limited were transferred to Grafiti Holding, such that on December 26, 2023, Grafiti Limited became a wholly-owned subsidiary of Grafiti Holding. Grafiti Limited was formed by the Parent on May 13, 2020 as a distribution arm for its SAVES products in the United Kingdom market and part of the European market. Following the reorganization, and in connection with the spin-off of Grafiti Holding from Parent, on December 27, 2023 (the “record date”), all of the outstanding common shares of the Company (the “Trust Shares”) were transferred to the Trust, to be held for the benefit of holders of the Parent’s common stock, preferred stock and those outstanding warrants that are contractually entitled to participate in the distribution, on a pro rata basis as of the record date (collectively, the “participating Parent securityholders”). On November 12, 2024, the Trust Shares were delivered to participating Parent securityholders, on a pro rata at a ratio of 1 for 50 resulting in the distribution of 28,293 (pre-reverse split - 3,536,746) Trust Shares to participating Parent securityholders.

Completion of Business Combination

On October 23, 2023, the Company, Parent, Damon Motors, and 1444842 B.C. LTD (“Amalco Sub”) entered into a Business Combination Agreement (as amended by the First Amendment to the Business Combination Agreement dated June 18, 2024 and the Second Amendment to the Business Combination Agreement dated September 26, 2024, the “Damon Business Combination Agreement”). On November 13, 2024, Damon Motors and Amalco Sub amalgamated, with Damon Motors continuing as a wholly owned subsidiary of the Company (the “Amalgamation”). Following the Amalgamation, the Company was renamed “Damon Inc.” (also referred to herein as the “combined company”). Pursuant to the Plan of Arrangement under the laws of British Columbia, as contemplated in the Damon Business Combination Agreement, securityholders of Damon Motors exchanged their securities of Damon Motors for amalgamation consideration consisting of:

(i)	118,088 (pre-reverse split - 14,761,045) Common Shares of the Company,

(ii)	11,129 (pre-reverse split - 1,391,181) multiple voting shares of the Company, which were convertible into Common Shares of the Company on a 1 for 1 basis, issued to Jay Giraud, the combined company’s CEO and director as of the closing, and its controlled entity,

(iii)	warrants to purchase 17,491 (pre-reverse split - 2,186,498) Common Shares of the Company at an exercise price of $976 (pre-reverse split - $7.81) per share, with terms substantially similar to those of Damon Motors’s warrants, issued to former Damon Motors warrant holders, and

(iv)	options to purchase 15,538 (pre-reverse split - 1,942,127) Common Shares at exercise prices between $71 (pre-reverse split - $0.57) and $1,591 (pre-reverse split - $12.73), issued to former Damon Motors option holders under the Company’s equity incentive plans.

The exchanges are based on an exchange ratio determined according to the formula in the Damon Business Combination Agreement.

The combined company commenced trading on the Nasdaq Global Market on November 18, 2024, under the symbol “DMN”. The Company’s common shares have been delisted from Nasdaq recently and began trading on the OTC Pink Current Market on May 20, 2025. The OTC Pink Current Market became the OTCID Basic Market effective as of July 1, 2025.

As a result of the closing of the Business Combination, a change in control of the Company has occurred, and Damon Motors became a wholly owned subsidiary of the Company. Following the issuance of the amalgamation consideration pursuant to the Plan of Arrangement, the Company’s security holders immediately prior to the effective time of the Amalgamation (the “Effective Time”) retained beneficial ownership of approximately 18% of the outstanding Common Shares of the Company on a fully-diluted basis and Damon Motors security holders immediately prior to the Effective Time acquired beneficial ownership of Common Shares amounting to approximately 82% of the outstanding common shares of the Company on a fully-diluted basis.

Following the resignation of Jay Giraud from all officer and director positions with the Company as of December 4, 2024, all the multiple voting shares held by Mr. Giraud and his wholly-owned company were converted automatically into Common Shares on a one-for-one basis. After giving effect to the conversion and as of the date of this filing, the Company has only common shares outstanding, with no multiple voting shares remaining outstanding.

Financing Agreements

Streeterville June 2024 Note and Second Amendment to Note

On June 26, 2024, Grafiti Holding and Streeterville entered into the Note Purchase Agreement, pursuant to which Grafiti Holding sold a secured promissory note in an aggregate original principal amount of $6,470,000 in a private offering in reliance on exemptions from registration under applicable securities laws. The Note and the Note Purchase Agreement were amended by Amendment No. 1 as of October 31, 2024.

The Note carries an original issue discount of $1,450,000 and $20,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. On the same day, Streeterville paid the purchase price of $5,000,000 as follows: (a) $1,150,000 to Grafiti Holding; (b) $350,000 to Damon Motors as a loan from Grafiti Holding to Damon Motors, and (c) $3,500,000 into escrow, which was distributed to Grafiti Holding upon satisfaction of certain conditions including the consummation of the Business Combination and the listing of the post-closing company’s common shares on Nasdaq. Additionally, starting on the earlier of 13 months after the closing of the Business Combination or January 1, 2026, Streeterville may require the borrower to redeem up to one-sixth of the note’s initial principal and accrued interest monthly, and any unexercised redemption amounts can be carried over to future months.

In connection with the Streeterville loan transaction, Damon Motors Corporation, a Delaware corporation, Damon Subsidiary, and Damon Motors, each entered into a Guaranty, dated as of June 26, 2024, whereby Damon Motors and the Damon Subsidiary guaranteed the performance of Grafiti Holding’s obligations under the Note. Additionally, Grafiti Holding’s obligations under the Note are secured by a lien on the promissory note issued by Damon Motors to Grafiti Holding and all related claims, rights, and interests in such note issued by Damon Motors, pursuant to a Security Agreement between Streeterville and Grafiti Holding, dated June 26, 2024.

On February 27, 2025, the Company and Streeterville entered into the Note Amendment to the Note originally issued by the Company to Streeterville on June 26, 2024, in an original principal amount of $6,470,000.

Pursuant to the Note Amendment, the parties have agreed to amend the Note to grant Streeterville the right to convert from time to time at its election, all or any portion of the outstanding balance of the Note into Conversion Shares. The number of Conversion Shares deliverable under a conversion notice will be equal to the amount of the outstanding balance of the Note being converted, divided by the conversion price, which is 90% of the lowest daily volume weighted average price of the Company’s Common Shares reported by Bloomberg during the ten trading days preceding the delivery date of a conversion notice. This is subject to the Floor Price, which will be adjusted accordingly in the event of a share split or combination. If the Company issues any securities with a floor price less than $0.20 per share in the future, the Floor Price will automatically adjust to be equal to such lower floor price.

The Note Amendment contains an ownership limitation, pursuant to which the Company shall not effect any issuance of Conversion Shares to the extent that such issuance would cause Streeterville, together with its affiliates, to beneficially own a number of common shares exceeding 9.99% of the number of Common Shares outstanding on such date, including the Common Shares issuable upon such issuance.

In connection with the March Offering, the floor price under the June 2024 Note was adjusted to $0.0251, however, as a result of the reverse stock split on July 3, 2025, the adjusted floor price is $3.1375. We expect that the Floor Price will be further adjusted to $0.10 upon the first closing of any Common Shares sold under this Offering. As of August 26, 2025, the outstanding principal amount was partially repaid and reduced to $4,491,700, with an additional $720,381 in accrued unpaid interest, which may result in an issuance of 52,120,810 Common Shares, assuming a conversion price equal to $0.10 upon the first closing of any Common Shares sold under this Offering.

Additionally, as of August 26, 2025, the outstanding principal balance under the December 2024 SPA was $3,158,000, with an additional $173,916 in accrued unpaid interest. Streeterville may make purchases of Common Shares in satisfaction of outstanding pre-paid purchases pursuant to the pricing formula set forth in the December 2024 SPA. If the Company receives additional funding under the total $10,000,000 commitment or if Streeterville elects to purchase Common Shares in satisfaction of the outstanding balance under the December 2024 SPA, further issuances of Common Shares may occur.

December 2024 Securities Purchase Agreement with Streeterville

On December 20, 2024, we entered into the Streeterville Securities Purchase Agreement with Streeterville, as amended by the Amendment No. 1 to the Securities Purchase Agreement dated February 27, 2025. Under such agreement, the Company agreed to issue and sell to Streeterville one or more pre-paid purchases at an aggregate purchase price of up to the Total Commitment Amount ($10,000,000) for the purchase of the Company’s common shares. As consideration for Streeterville’s commitment, the Company also agreed to issue to Streeterville the Commitment Shares (2,744 (pre-reverse split - 343,053) Common Shares).

Each pre-paid purchase includes an original issue discount of 7% and accrues interest at an annual rate of 8%. For the initial pre-paid purchase, which closed on the Initial Closing Date, Streeterville paid $2,000,000, creating in an initial principal balance of $2,140,000.

Pursuant to the Streeterville Securities Purchase Agreement and a registration rights agreement entered into on the same date, the Company agreed to file the Registration Statement under the Securities Act, to register the resale of 144,000 (pre-reverse split - 18,000,000) Common Shares, including the Commitment Shares and Common Shares issuable pursuant to the pre-paid purchases. If the Registration Statement is declared effective within 90 days of the Initial Closing Date, which it was, and no default has occurred, and if requested by the Company, Streeterville will fund $1,000,000 for a second pre-paid purchase.

Within a committed two-year period, and subject to certain specified conditions, the Company may request the issuance of additional pre-paid purchases to Streeterville, with each purchase amount no less than $250,000, provided that the total outstanding balance of all pre-paid purchases does not exceed $3,000,000.

The proceeds from the pre-paid purchases are expected to be used for working capital and other corporate purposes. However, $100,000 from the initial pre-paid purchase funding, and 15% of the funding from subsequent pre-paid purchases, shall be used to repay the indebtedness under the Note issued to Streeterville in June 2024 with an original principal amount of $6,470,000.

Following the funding of each pre-paid purchase, Streeterville has the right, but not the obligation, to purchase from the Company its common shares not exceeding (i) the outstanding balance of the funded amount, and (ii) 9.99% beneficial ownership of the Company’s outstanding Common Shares. The purchase price of the Common Shares will be the lower of (i) $187.50 (pre-reverse split - $1.50) or (ii) 90% of the lowest daily VWAP during the ten consecutive trading days immediately prior to the purchase notice date, but not less than the floor price, which is equal to 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing. Under the Streeterville Securities Purchase Agreement, the Company agreed that, if applicable, it will seek the Required Shareholder Approval, and until such approval is obtained, the Company will not request additional pre-paid purchases that may cause the total amount of Common Shares issuable to exceed the Exchange Cap. However, since the Company is no longer listed on Nasdaq, the Required Shareholder Approval and Exchange Cap no longer apply.

The outstanding pre-paid purchases, unless reduced by the Company’s sale of Common Shares to Streeterville as described, will remain outstanding and may be repaid in cash at the Company’s option. There is no maturity date for the outstanding balance of the pre-paid purchases. Additionally, if certain triggering events occur, including (a) the VWAP of the Company’s Common Shares falling below the floor price for at least five trading days within a seven-trading-day period, or (b) the Company having issued 75% of the shares under the Exchange Cap if an Exchange Cap applies, the Company must make monthly cash repayments of $350,000 in principal plus any accrued unpaid interest until the outstanding balance is fully repaid or the triggering event conditions are resolved. In an event of default as specified in the pre-paid purchase, Streeterville may accelerate repayment, requiring the outstanding balance to become immediately due, with a 10% increase to the principal and interest accruing at a rate of 18% per annum.

Under the Streeterville Securities Purchase Agreement, the Company has received an aggregate of $4,400,000 from Streeterville out of the Total Commitment Amount of $10,000,000, resulting in an outstanding principal balance of $4,708,000, excluding any accrued interest and prior to any purchase of common shares discussed below. Of the $4,400,000 received, a total of $460,000 has been used to repay the indebtedness under the secured promissory note issued to Streeterville in June 2024 with an original principal amount of $6,470,000.

As of August 26, 2025, Streeterville has purchased, and the Company has issued, a total of 65,068 (8,133,614 pre-reverse split 8,133,614) Common Shares to satisfy pre-paid purchases made through this date, based on the pricing formula described in the Streeterville Securities Purchase Agreement, and the outstanding principal balance has been reduced to $3,158,000, with an additional $173,916 in accrued interest.

Termination of East West and Braebeacon Loan Documents

On March 29, 2025, the Company entered into a letter agreement with Braebeacon Holdings Inc. (“Braebeacon”) to formally terminate the following loan agreements, under which the Company received no loan funds prior to such termination: (i) the Note Purchase Agreement, dated November 13, 2024, between the Company and Braebeacon; (ii) the Secured Promissory Note, dated November 13, 2024, issued by the Company to Braebeacon; (iii) the Security Agreement, dated November 13, 2024, executed by the Company in favor of Braebeacon; (iv) the Security Agreement, dated November 13, 2024, executed by Damon Motors, Inc., a wholly owned subsidiary of the Company, in favor of Braebeacon; (v) the Intellectual Property Security Agreement, dated November 13, 2024, executed by Damon Motors, Inc. in favor of Braebeacon; (vi) the Guaranty, dated November 13, 2024, executed by Damon Motors, Inc. in favor of Braebeacon; and (vii) the Guaranty, dated November 13, 2024, executed by Damon Motors Corporation, a wholly owned subsidiary of the Company, in favor of Braebeacon.

Completion of Registered Underwritten Offering

On March 20, 2025, in connection with the March Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, as the sole underwriter (the “Underwriter”), pursuant to which the Company sold and issued: (i) 1,015,200 (pre-reverse split - 126,900,000) units (each a “Unit” and, collectively, the “Units”) at a public offering price of $16.25 (pre-reverse split - $0.130) per Unit, with each Unit consisting of (A) one Common Share and (B) one Series A Warrant (each a “Series A Warrant” and collectively, the “Series A Warrants”) to purchase one Common Share for cash or otherwise acquire such greater number of Common Shares as determined in accordance with the provisions of the Series A Warrant upon an alternate cashless exercise option; and (ii) 50,760 (pre-reverse split - 6,345,000) warrants to purchase Common Shares to the Underwriter (each a “Underwriter’s Warrant” and, collectively, the “Underwriter’s Warrants”) for cash or otherwise acquire such greater number of Common Shares as determined in accordance with the provisions of the Underwriter’s Warrant upon an alternate cashless exercise option. The Underwriter’s Warrants are identical to the Series A Warrants except that the Underwriter’s Warrants are subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA.

Each Series A Warrant is exercisable at an initial exercise price of $24.375 (pre-reverse split - $0.195) per share (150% of the public offering price per Unit). The Series A Warrants will be exercisable from issuance and will expire two and one-half (2.5) years after issuance. Additionally, under the alternate cashless exercise option of the Series A Warrants, during the period of 90 calendar days following the issue date of the Series A Warrants, a holder of the Series A Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of shares equal to the product of (x) the aggregate number of Common Shares that would be issuable upon a cash exercise of the Series A Warrant and (y) two and a half (2.5). Accordingly, the Company believed it was highly unlikely that a holder of the Series A Warrants would pay an exercise price in cash to receive one Common Share when the holder could instead choose the alternate cashless exercise option and pay no cash to receive 2.5 Common Shares. As a result, the Company will likely not receive any additional funds and does not expect to receive any additional funds upon the exercise of the Series A Warrants.

In addition, at 4:01 p.m. Eastern time on the 7th trading day after the date of issuance (the “First Reset Date”), the exercise price of the Series A Warrants was reset to $6.275 (pre-reverse split - $0.0502) per share, which equaled the initial floor price based on the first reset formula provided in the Series A Warrants; and the number of shares issuable upon exercise was increased such that the aggregate exercise price of the Series A Warrants on the issuance date for the Common Shares underlying the Series A Warrants then outstanding remained unchanged. Subsequently, at 4:01 p.m. Eastern time on the 15th trading day after the date of issuance (the “Second Reset Date”), the exercise price of the Series A Warrants was further reset to $3.1375 (pre-reverse split - $0.0251) per share, which equaled the second floor price based on the second reset formula provided in the Series A Warrants; and the number of shares issuable upon exercise was further increased such that the aggregate exercise price of the Series A Warrants on the issuance date for the Common Shares underlying the Series A Warrants then outstanding remained unchanged.

Under the Underwriting Agreement, the Company granted the Underwriter an option to purchase from the Company either up to an additional 152,280 (pre-reverse split - 19,035,000) Common Shares at a price of $16.125 (pre-reverse split - $0.129) per share or up to 152,280 (pre-reverse split - 19,035,000) Series A Warrants to purchase Common Shares at a price of $0.125 (pre-reverse split - $0.001) per warrant, or a combination of the two (the “Overallotment Option”). On March 21, 2025, the Underwriter exercised its Overallotment Option with respect to 152,280 (pre-reverse split - 19,035,000) Series A Warrants.

The Underwriter received a cash fee of six and a half percent (6.5%) of the aggregate gross proceeds raised in the March Offering as underwriting discounts and commissions. The Company paid $100,000 of the Underwriter’s out-of-pocket accountable expenses in connection with the March Offering.

The March Offering closed on March 21, 2025. The net proceeds to the Company from the March Offering were approximately $15 million, after deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds for working capital and general corporate purposes, including research and development as well as marketing and sales of the Company’s products. Additionally, the Company used approximately 14% of the net proceeds to repay the outstanding balance of the June 2024 Note.

The March Offering was made pursuant to a registration statement on Form S-1 (File No. 333-285872), which was initially filed with the SEC on March 18, 2025, and declared effective by the SEC on March 20, 2025, and a registration statement on Form S-1 (File No. 333- 285981), which was filed with the SEC on March 20, 2025 and became effective upon filing. The final prospectus relating to the March Offering was filed with the SEC on March 21, 2025.

Subsequent Exercise of Series A Warrants

Subsequent to March 31, 2025, the Company has issued an aggregate of 15,573,684 (pre-reverse split - 1,946,710,549) Common Shares upon exercise of the Series A Warrants pursuant to the alternate cashless exercise provision. The fair value of the exercised warrants in the amount of $14,396,075 were recorded to equity. As of August 26, 2025, 19 Series A Warrants (pre-reverse split – 2,352 Series A Warrants) remain outstanding, which may result in the issuance of up to 19 additional Common Shares (pre-reverse split – 2,352 additional Common Shares).

Technical Design Agreement

On April 4, 2025, the Company entered into a Technical Design Agreement (the “Agreement”) with Engines Engineering S.p.a. (“EE”), an Italian corporation specializing in vehicle engineering, design and development, to provide such services for development of the Company’s HyperSport Race electric motorcycle (the “Project”).

Under the Agreement, EE will be responsible for delivering services in multiple areas including technical compliance, component selection, development and validation testing, and prototyping. The Project is structured into nine development phases continuing through March 2026, with specific milestones and deliverables required at each phase.

The total contract value of the Agreement is €1,581,670, with half of the amount invoiced on the date of the Agreement, and the remaining half tied to milestone-based deliverables for each phase of the Project, to be invoiced in installments following the Company’s acceptance of the corresponding phase.

Pursuant to the Agreement, all work product developed under the Agreement will be owned by the Company upon full payment for the applicable phase, while EE retains ownership of its pre-existing intellectual property and grants the Company an irrevocable, perpetual, nonexclusive, worldwide and paid-up license to use such intellectual property and create derivative works from it when used as part of or in support of the work product developed under the Agreement.

Critical Accounting Estimates

Our unaudited condensed consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In connection with the preparation of our financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We evaluate our critical accounting estimates and assumptions on an ongoing basis. Our estimates are based on historical experience, current trends, and various other assumptions that we believe to be reasonable under the circumstances to ensure that our financial statements are presented fairly and in accordance with GAAP. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows may be affected. Because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

There have been no significant changes to our critical accounting estimates as compared to those disclosed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended June 30, 2024 and 2023 included in the information statement filed as Exhibit 99.1 to the amended registration statement on Form 10-12B filed with the SEC on September 26, 2024, except as disclosed below.

Revenue Recognition

The Company recognizes revenue when control of the promised products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. Our licenses are sold as perpetual or term licenses and the arrangements may include maintenance services which are accounted for as separate performance obligations. In determining how revenue should be recognized, a five-step process is used, which requires judgment and estimates within the revenue recognition process. The most critical judgements required in applying ASC 606 Revenue Recognition from Customers, and our revenue recognition policy relate to the determination of distinct performance obligations.

●	Revenue from licenses for on-premises software is recognized at a point in time when the software is made available to the customer.

●	Software as a service revenue is recognized over time over the service period using a time-based measure, as the Company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the services are performed.

We also consider whether an arrangement has any discounts, material rights, or specified future upgrades that may represent additional performance obligations. Discounts have not historically been significant, but we continue to monitor and evaluate these estimates based on historical experience, anticipated performance, and our best judgment. Renewals or extensions of licenses are evaluated as distinct licenses (i.e., a distinct good or service), and revenue attributed to the distinct service cannot be recognized until (1) the entity provides the distinct license (or makes the license available) to the customer and (2) the customer is able to use and benefit from the distinct license. If any of these judgments were to change it could cause a material increase or decrease in the amount of revenue we report in a particular period.

Long-Lived Assets - Impairment Assessments

Long-lived assets are grouped for recognition and measurement of impairment at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets. The impairment test for long-lived assets requires us to assess the recoverability of our long-lived assets by comparing their net carrying value to the sum of undiscounted estimated future cash flows directly associated with and arising from our use and eventual disposition of the assets. If the net carrying value of a group of long-lived assets exceeds the sum of related undiscounted estimated future cash flows, we would be required to record an impairment charge equal to the excess, if any, of net carrying value over fair value.

When assessing the recoverability of our long-lived assets, which include property and equipment, we make assumptions regarding estimated future cash flows and other factors. Some of these assumptions involve a high degree of judgment and bear a significant impact on the assessment conclusions. Included among these assumptions are estimating undiscounted future cash flows, including the projection of comparable sales, operating expenses, capital requirements for maintaining property and equipment and residual value of asset groups. We formulate estimates from historical experience and assumptions of future performance, based on business plans and forecasts, recent economic and business trends, and competitive conditions. In the event that our estimates or related assumptions change in the future, we may be required to record an impairment charge.

We evaluate the remaining useful lives of long-lived assets whenever events or circumstances indicate that a revision to the remaining period of amortization is warranted. Such events or circumstances may include (but are not limited to): the effects of obsolescence, demand, competition, and/or other economic factors including the stability of the industry in which we operate, known technological advances, legislative actions, or changes in the regulatory environment. If the estimated remaining useful lives change, the remaining carrying amount of the long-lived assets would be amortized prospectively over that revised remaining useful life. We have determined that there were no events or circumstances during the years ended June 30, 2024, 2023 or 2022, which would indicate a revision to the remaining amortization period related to any of our long-lived assets. Accordingly, we believe that the current estimated useful lives of long-lived assets reflect the period over which they are expected to contribute to future cash flows and are therefore deemed appropriate.

Based on its assessments, the Company has not recorded any impairment of long-lived assets during the years ended June 30, 2024, 2023 and 2022.

Deferred Income Taxes

In accordance with ASC 740 “Income Taxes” (“ASC 740”), management routinely evaluates the likelihood of the realization of its income tax benefits and the recognition of its deferred tax assets. In evaluating the need for any valuation allowance, management will assess whether it is more likely than not that some portion, or all, of the deferred tax asset may not be realized on a jurisdictional basis. Ultimately, the realization of deferred tax assets is dependent upon the generation of future taxable income during those periods in which temporary differences become deductible and/or tax credits and tax loss carry-forwards can be utilized. In performing its analyses, management considers both positive and negative evidence including historical financial performance, previous earnings patterns, future earnings forecasts, tax planning strategies, economic and business trends and the potential realization of net operating loss carry-forwards within a reasonable timeframe. To this end, management considered (i) that we have had historical losses in the prior years and cannot anticipate generating a sufficient level of future profits in order to realize the benefits of our deferred tax asset; (ii) tax planning strategies; and (iii) the adequacy of future income as of June 30, 2024, June 30, 2023 and June 30, 2022, based upon certain economic conditions and historical losses through June 30, 2024, June 30, 2023 and June 30, 2022. After consideration of these factors, management deemed it appropriate to establish a full valuation allowance with respect to the deferred tax assets for the Company.

A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax filings that do not meet these recognition and measurement standards. As of June 30, 2024, June 30, 2023 and June 30, 2022, no liability for unrecognized tax benefits was required to be reported. The guidance also discusses the classification of related interest and penalties on income taxes. The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. No interest or penalties were recorded during the years ended June 30, 2024, 2023 and 2022.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in the FASB Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

Results of Operations

The following financial information is for the three and nine months ended March 31, 2025 and 2024:

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2025	2024	2025	2024
Revenue	$81,411	$-	$130,934	$-
Cost of revenue	40,161	-	61,493	-
Gross profit	41,250	-	69,441	-

Operating expenses:
Research and development, net	959,672	1,805,747	2,014,226	3,760,318
General and administrative	3,702,113	1,531,065	6,674,473	4,895,715
Sales and marketing	185,776	201,509	538,321	774,481
Transaction costs	203,000	-	5,620,436	-
Depreciation	61,090	74,791	175,902	229,643
Impairment	14,119,955	-	14,119,955	-
Foreign currency transaction loss/(gain)	115,476	(137,337)	(119,103)	(176,575)
Total operating expenses	19,347,082	3,475,775	29,024,210	9,483,582

Operating loss	(19,305,832)	(3,475,775)	(28,954,769)	(9,483,582)

Other non-operating income / (loss)	(5,857,606)	(9,621,158)	26,600,259	(16,121,402)
Current income tax recovery		-	5	-
Net Loss	(25,163,438)	(13,096,933)	(2,354,505)	(25,604,984)

Revenue

The Company derives revenue from the sale of software and software as a service. Revenue for the three and nine months ended March 31, 2025 was $81,411 and $130,934, respectively, compared to $nil for the three and nine months ended March 31, 2024. The increase of revenue was due to the Company having consolidated the newly acquired subsidiary, Grafiti Limited. Grafiti Limited generates revenue from providing scientific software products and services. All the revenue post to the acquisition date has been consolidated by the Company.

Cost of Revenue and Gross Profits

Cost of revenues for the three and nine months ended March 31, 2025 were $40,161 and $61,493, respectively, compared to $nil for the three and nine months ended March 31, 2024. The gross profit margin for the three and nine months ended March 31, 2025 were 51% and 53%, respectively.

Research and Development Expenses

Research and development expenses were $959,672 for the three months ended March 31, 2025, compared to $1,805,747 for the three months ended March 31, 2024. The decrease of $846,075 was primarily due to the following:

●	salaries decreased by approximately $798,000;

●	rent expense decreased by approximately $167,000; and

●	lab supplies and materials decreased by approximately $120,000; partially offset by engineering contract expense increased by approximately $239,000.

Research and development expenses were $2,014,226 for the nine months ended March 31, 2025, compared to $3,760,318 for the nine months ended March 31, 2024. The decrease of $1,746,092 was primarily due to the following:

●	salaries decreased by approximately $1,942,000;

●	lab supplies and materials decreased by approximately $540,000;

●	rent decreased by approximately $294,000;

●	share-based compensation expense decreased by approximately $206,000;

●	other expenses decreased by approximately $102,000;

●	Canadian Scientific Research & Development tax credits received decreased by approximately $1,099,000; and

●	engineering contract expense increased by approximately $239,000.

The Company anticipates research and development expenses will increase as the Company entered into a Technical Design Agreement for the development of the Company’s HyperSport Race electric motorcycle.

General and Administrative Expenses

For the three months ended March 31, 2025, general and administrative expenses were $3,702,113, compared to $1,531,065 for the three months ended March 31, 2024. The increase of $2,171,048 was primarily due to the following:

●	professional fee increased by approximately $809,000;

●	salaries increased by approximately $672,000;

●	insurance increased by approximately $178,000;

●	audit and consulting fee increased by approximately $177,000;

●	investor relation expense decreased by approximately $123,000;

●	rent increased by approximately $113,000; and

●	other expenses increased by approximately $99,000.

For the nine months ended March 31, 2025, general and administrative expenses were $6,674,473, compared to $4,895,715 for the nine months ended March 31, 2024. The increase of $1,778,758 was primarily due to the following:

●	professional fee increased by approximately $960,000;

●	investor relation expense increased by approximately $742,000;

●	salaries increased by approximately $655,000;

●	rent expense increased by approximately $213,000;

●	insurance expense increased by approximately $199,000; partially offset by

●	legal fee decreased by approximately $487,000;

●	audit and consulting fee decreased by approximately $323,000;

●	share-based compensation expense decreased by approximately $122,000; and

●	other expense decreased by approximately $58,000;

The Company anticipates that general and administrative expenses will be consistent with previous quarters to year end.

Sales and Marketing Expenses

Sales and marketing expenses were $185,776 for the three months ended March 31, 2025, compared to $201,509 for the three months ended March 31, 2024. Sales and marketing expenses were $538,321 for the nine months ended March 31, 2025, compared to $774,481 for the nine months ended March 31, 2024. The decrease in sales and marketing expenses was primarily attributable to the decreased sales and marketing activities.

The Company anticipates sales and marketing expenses will re increase in the coming months as we launch our HyperSport Race marketing campaigns.

Transaction Costs

Transaction costs were $203,000 and $5,620,436 for the three and nine months ended March 31, 2025, respectively, compared to $nil for the three and nine months ended March 31, 2024. Transaction costs were legal, professional and consulting fees related to the business combination transaction completed in November 2024.

Impairment

For the three months and nine months ended March 31, 2025, the Company recorded a non-recurring impairment of goodwill in the amount of $14,045,955 and an impairment of intangible assets in the amount of $74,000, reducing the carrying value of goodwill and intangible assets to $nil.

Oher Non-Operating Income/(Loss)

For the three months ended March 31, 2025, other non-operating loss were $5,857,606, compared to $9,621,158 for the three months ended March 31, 2024. The decrease of other non-operating loss of $3,763,552 was primarily due to the following:

●	loss from change in fair value of financial liabilities decreased by $8,201,000;

●	loss on extinguishment of debt decreased by approximately $720,000;

●	finance expense for warrants issuance increased by approximately $4,739,000;

●	interest expense increased by approximately $418,000.

For the nine months ended March 31, 2025, other non-operating income were $26,600,259, compared to other non-operating loss of $16,121,402 for the nine months ended March 31, 2024. The increase of other non-operating income of $42,721,661 was primarily due to the following:

●	income from change in fair value of financial liabilities increased by approximately $47,273,000;

●	loss on extinguishment of debt decreased by approximately $720,000;

●	finance expense for warrants issuance increased by approximately $4,739,000; and

●	interest expense increased by approximately $532,000.

Net Loss

During the three months ended March 31, 2025, the Company incurred a net loss of $25,163,438, compared to a net loss of $13,096,933 for the three months ended March 31, 2024. The increase in net loss is mainly due to the Company recognized impairment of goodwill and intangible assets of $14,119,955 for the three months ended March 31, 2025. The increase in net loss was partially offset by the $nil fair value loss recognized in the three months ended March 31, 2025, compared to a fair value loss of $8,201,000 for the three months ended March 31, 2024.

During the nine months ended March 31, 2025, the Company incurred a net loss of $2,354,505, compared to a net loss of $25,604,984 for the nine months ended March 31, 2024. The decrease in net loss is mainly due to the income from change in fair value of financial liabilities of $34,333,573 for the nine months ended March 31, 2025, compared to the loss from change in fair value of financial liabilities of $12,939,830 for the nine months ended March 31, 2024. Upon the completion of Business Combination, the convertible notes were mandatorily converted into 16,496,750 Damon Motor’s common shares. Upon conversion, the carrying value of the convertible debt approximates fair value of the shares issued.

Comparison of Annual Results

The Company’s results of operations for the year ended June 30, 2024, 2023 and 2022 are presented below:

	Years ended June 30,
	2024	2023	2022	Variation 2024-2023	% Change 2024-2023	Variation 2023-2022	% Change 2023-2022
	$	$	$	$	%	$	%
Expenses
Research and development, net	4,550,229	17,451,749	18,166,436	(12,901,520)	(74)%	(714,687)	(4)%
General and administrative	4,296,231	6,792,996	4,778,250	(2,496,765)	(37)%	2,014,746	42%
Sales and marketing	986,137	2,747,792	4,417,165	(1,761,655)	(64)%	(1,669,373)	(38)%
Depreciation	303,424	370,575	247,947	(67,151)	(18)%	122,628	49%
Transaction costs	1,626,519	942,187	-	684,332	73%	942,187	n.a
Asset impairment	-	9,471,276	-	(9,471,276)	(100)%	9,471,276	n.a.
Gain from release of lease obligation	(42,297)	(6,167,001)	-	6,124,704	(99)%	(6,167,001)	n.a.
Foreign exchange (gain)/loss	(235,871)	429,358	113,921	(665,229)	(155)%	315,437	277%
Loss from Operations	11,484,372	32,038,932	27,723,719	(20,554,560)	(64)%	4,315,213	16%

Other expenses
Changes in fair value of financial liabilities	18,424,992	3,881,980	8,935,049	14,543,012	375%	(5,053,069)	(57)%
Loss on debt settlement	785,377	-	-	785,377	n.a	-	-
Finance expense	3,273,507	1,091,697	77,342	2,181,810	200%	1,014,355	1,312%
	22,483,876	4,973,677	9,012,391	17,510,199	352%	(4,038,714)	(45)%

Net loss before income tax	33,968,248	37,012,609	36,736,110	(3,044,361)	(8)%	276,499	1%
Income tax expense	-	-	-	-	-	-	-
Net loss	33,968,248	37,012,609	36,736,110	(3,044,361)	(8)%	276,499	1%

Loss per share:
Basic and diluted – common shares	(1,656)	(1,863)	(1,912)	207	(11)%	49	(3)%

Weighted average number of shares outstanding:
Basic and diluted – common shares	20,516	19,864	19,211	652	3%	653	3%

Research and Development, Net

	Year ended June 30,
	2024	2023	2022
	$	$	$
Salaries and wages	5,098,938	8,418,133	7,406,673
Lab supplies and materials	549,305	5,135,769	4,700,997
Contractors and consultants	53,673	1,129,714	3,655,903
Stock-based compensation	72,605	789,486	1,303,706
Rent and insurance	726,438	1,430,985	532,065
Travel, meals and entertainment	54,919	234,877	413,848
Subscriptions and dues	52,891	252,328	335,762
General expenses and others	44,168	163,282	444,652
Canadian Scientific Research & Development tax credits (1)	(2,102,708)	-	(570,291)
Industrial Research Assistance Program grant funding	-	(102,825)	(56,879)
	4,550,229	17,451,749	18,166,436

(1)	The Canadian Scientific Research & Development (“SR&ED”) tax credits are accounted as a reduction to the research and development costs above and is made up of 2022 SR&ED tax credit refund of $1,036,952 (Note 7 – CAD$1,403,514) and 2023 SR&ED tax credit refund of $1,065,756 (CAD$1,461,087), both of which were received in the three months period ended December 31, 2023

Fiscal 2024 compared to Fiscal 2023

For the year ended June 30, 2024, the research and development, net amounted to $4.6 mil compared to $17.5 mil for the year ended June 30, 2023. The decrease was primarily due to reduced R&D activities as Damon Motors managed its cashflow and spend on key operational items as analyzed below and recognition of Canadian Scientific Research & Development tax credit (“SR&ED “) of $2.1 mil received in year ended June 30, 2024 compared to $nil received in year ended June 30, 2023.

For the year ended June 30, 2024, salaries and wages decreased from $8.4 mil for the year ended June 30, 2023, to $5.1 mil mainly due to decrease in headcount, from 39 as of June 30, 2023, to 18 by June 30, 2024. Similarly, the lab supplies and materials decreased from $5.1 mil for the year ended June 30, 2023 to just $0.5 mil for the year ended June 30, 2024 as development activities in 2024 were reduced significantly as the development of motorcycle models were mostly completed largely in 2022 and 2023. The fees paid to outside contractors and consultants decreased from $1.1 mil for the year ended June 30, 2023 compared $0.05 mil for the year ended June 30, 2024 with development and testing work being carried out by Damon Motors employees instead of out-sourcing to third party. Stock-based compensation decreased from $0.8 mil for the year ended June 30, 2023, to $0.1 mil in line with decrease in headcount, expiry of unexercised stock options for terminated employees and no new stock options granted for the year ended June 30, 2024 compared to the year ended June 30, 2023. The decrease in rent and insurance from $1.4 mil for the year ended June 30, 2023 to $0.7 mil for the year ended June 30, 2024 is mainly due to the surrender of Surrey manufacturing facility lease effective June 30, 2023. Overall decrease in travel, meals and entertainment, subscriptions and dues, and general and other expenses were in line with Damon Motors’s managing costs.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, the research and development, net amounted to $17.5 mil, compared to $18.2 mil for the year ended June 30, 2022. The decrease was due to scaling down of R&D activities in the second half of 2023 due to tight cash position as explained below.

For the year ended June 30, 2023, salaries and wages increased from $7.4 mil for the year ended June 30, 2022 to $8.4 mil for the year ended June 30, 2023 mainly due to higher headcount in the first half of the Fiscal 2023 and severance payment made to terminated employees. With development of HyperDrive and HyperSport, the research and development team headcount continued to increase from 78 as of June 30, 2022, peaking at 85 team members in August 2022 but dwindling down to 39 by June 30, 2023 as Damon Motors under-go two rounds of headcount reduction in February and April 2023. Stock-based compensation decreased from $1.3 mil for the year ended June 30, 2023 to $0.8 mil for the year ended June 30, 2022 as stock options granted to the R&D team during the year were more than off-set by forfeiture or cancellation of unexercised stock options for terminated employees. The fees paid to outside contractors and consultants of $3.7mil for the year ended June 30, 2022 has decreased to $1.1 mil for the year ended June 30, 2023 as some of the contractors converted to full-time employees of Damon Motors, and due to slowing down of non-critical research and development activities as funds were tight. The decrease was also reflected in overall decrease in travel, meals and entertainment, subscriptions and dues and in general and other expenses in line with overall headcount decrease. The decrease was, however, partially off-set by increase in rent and insurance due to commencement of lease of Surrey manufacturing facility and 101 Glacier on September 29, 2022 and October 1, 2022 respectively.

Also included in research and development, net are SR&ED tax credits and government grant funding totaling $nil and $0.1 mil respectively the year ended June 30, 2023 and $0.6 mil and $0.1 mil respectively for the year ended June 30, 2022. The decrease in SR&ED tax credits for the year ended June 30, 2023 was because the tax credit claimed during the year was not finalized as of June 30, 2023.

General and Administrative

	Year ended June 30,
	2024	2023	2022
	$	$	$
Salaries and wages:	1,595,844	2,188,438	1,422,378
Contractors and consultants:	1,283,259	1,141,072	1,343,542
Professional fees:	310,725	1,067,552	914,818
Stock-based compensation:	58,765	914,408	829,288
Rent and insurance:	558,204	472,601	144,239
Travel, meals and entertainment:	159,760	286,444	52,270
Subscriptions and dues:	339,713	441,141	31,788
General expenses and others:	142,690	325,776	39,927
Rental income:(1)	(152,729)	(44,436)	-
	4,296,231	6,792,996	4,778,250

(1)	Rental income for the year ended June 30, 2024 is net of bad debt of $43,091 (2023 and 2022 – nil)

Fiscal 2024 compared to Fiscal 2023

General and administrative decreased to $4.3 mil for the year ended June 30, 2024 compared to $6.8 mil for the year ended June 30, 2023, mainly due to management controlling its operating costs due to challenges with fund raising.

Salaries and wages for the year ended June 30, 2024, of $1.6 mil is lower compared to $2.2 mil for the year ended June 30, 2023, principally due to decrease in headcount from 10 as of June 30, 2023, to 5 members as of June 30, 2024 due to terminations on March 18, 2024. Contractors and consultants fees paid to external parties increased from $1.1 mil for the year ended June 30, 2023 to $1.3 mil for the year ended June 30, 2024 as Damon Motors incurred more consultancy and advisory fees due to interim financial statements reviews and year-end financial statements audit for the public filing requirements in fiscal year 2024. However, professional fees decreased from $1.1 mil for the year ended June 30, 2023, to $0.3 mil for the year ended June 30, 2024, due to decrease in professional fees related to financing and decrease in intellectual property filing and patent registration due to tight cashflow. The decrease in professional fees related to financing is due to Damon Motors raising funds in fiscal year 2024 through a broker compared to largely non-brokered financing in fiscal year 2023. Stock-based compensation decreased from $0.9 mil for the year ended June 30, 2023, compared to $0.06 mil for the year ended June 30, 2024 in line with decrease in headcount, expiry of unexercised stock options for terminated employees, and no new stock options granted for the year ended June 30, 2024 compared to the year ended June 30, 2023.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, general and administrative expenses increased from $4.8 mil for the year ended June 30, 2022, to $6.8 mil. The increase resulted from the expansion of Damon Motors’s head office in anticipation of an expected increase in business and professional fees incurred for intellectual property filing and patent registration in fiscal year 2023.

Salaries and wages increased from $1.4 mil for the year ended June 30, 2022, to $2.2 mil for year ended June 30, 2023 mainly due to increase in salary and wages in line with increase headcount and severance payment for terminated employees the in second half of Fiscal 2023. The headcount increased from 15 as of June 30, 2022, peaking at 20 headcounts in September 2022 to support business expansion, before the two rounds of headcount reduction in February and April 2023, reducing the headcount significantly back to 10 members as of June 30, 2023 due to challenges with fund raising. On the other hand, fees paid to contractors and consultants reduced marginally from $1.3 mil for year ended June 30, 2022 to $1.1 mil for the year ended June 30, 2023 as Damon Motors cut down its spending on third party contractors and consultants due to tight cash position but partially off-set by increase in accounting and consulting fees due to more frequent interim financial statements reviews. Professional fees increased from $0.9 mil for the year ended June 30, 2022, to $1.1 mil for year ended June 30, 2023 due to higher legal and professional fees related to intellectual property filing and patent registration in fiscal year 2023 and on-going fund raising. Stock-based compensation increased marginally for the year ended June 30, 2023 totaling $0.9 mil compared to $0.8 mil for the year ended June 30, 2022 as stock options granted were partially offset by forfeiture or cancellation of unexercised stock options for terminated employees.

The increase in rent and insurance was due commencement of leases as mentioned above. The overall increase in travel, meals and entertainment, and in general and other expenses for the year ended June 30, 2023 was mainly due to more travelling due to increase fund raising, corporate transaction activities and expansion of business activities. Increase in subscriptions and dues was mainly due to implementation and subscription of Damon Motors cloud-based financial application and cloud-based content management application in Fiscal 2023.

Sales and Marketing

	Year ended June 30,
	2024	2023	2022
	$	$	$
Marketing and promotion:	390,305	1,273,680	2,587,198
Salaries and wages:	456,216	793,209	1,270,935
Stock-based compensation:	15,471	128,996	190,301
Contractors and consultants:	8,500	98,889	11,861
Rent and insurance:	111,739	435,517	136,977
General expenses and others:	3,906	17,501	219,893
	986,137	2,747,792	4,417,165

Fiscal 2024 compared to Fiscal 2023

For the year ended June 30, 2024, sales and marketing decreased from $2.7 mil for the year ended June 30, 2023, to $1.0 mil. The decrease was primarily due to Damon Motors reducing the marketing team activity due to a delay in production and Damon Motors continuing to manage its cash flows as explained above.

Marketing and promotion expenses were reduced from $1.3 mil for the year ended June 30, 2023 to $0.4 mil for the year ended June 30, 2024 as Damon Motors limited the spend on promotion activities, sponsorship, advertisement, and public relation consultancy costs due to the limited cashflow. Salaries and wages also reduced from $0.8 mil for the year ended June 30, 2023 to $0.5 mil for the year ended June 30, 2024 as headcount was reduced from 5 members as of June 30, 2023 to 3 members as of June 30, 2024.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, selling and marketing expenses decreased from $4.4 mil for the year ended June 30, 2022, to $2.7 mil. The decrease was primarily due to Damon Motors reducing headcount in its marketing team due to a delay in production and scaling down marketing activities due to a tight cash position.

In view of the above, marketing and promotion expenses reduced from $2.6 mil for the year ended June 30, 2022 compared to $1.3 mil for the year ended June 30, 2023. Salaries and wages also reduced from $1.3 mil for the year ended June 30, 2022 to $0.8 mil due to headcount reduction from 8 members as of June 30, 2022 to just 5 members as of June 30, 2023 as production was delayed and due to challenging funding situation. The decrease in travel, meals and entertainment, and general and other expense were due to drastic scaling down of activities in view of tight cash position. On the other hand, increase in rent and insurance allocated was mainly due to commencement of new leases as mentioned previously.

Depreciation

Fiscal 2024 compared to Fiscal 2023

For the year ended June 30, 2024, depreciation decreased from $0.4 mil for the year ended June 30, 2023, to $0.3 mil as there was no asset addition for the year ended June 30, 2024 and some assets were impaired in Fiscal 2023.

Fiscal 2023 compared to Fiscal 2022

The depreciation for the year ended June 30, 2023 increase to of $0.4 mil from $0.2 mil for the year ended June 30, 2022, due office expansion to accommodate new headcounts.

Transaction costs

For the year ended June 30, 2024, transaction costs increased from $0.9 mil for the year ended June 30, 2023, to $1.6 mil due to higher legal, professional and consulting fees related business combination with XTI Aerospace and public listing in Fiscal 2024 compared to costs associated with the deSPAC transaction in Fiscal 2023.

There were no transaction costs for the year ended June 30, 2022.

Changes in Fair Value of Financial Liabilities

Changes in the fair value of financial liabilities includes the following amounts for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Changes in Fair Value of:
SAFEs:	592,543	740,030	8,935,049
Convertible notes:	13,011,887	2,874,000	-
Warrants:	4,820,562	267,950	-
	18,424,992	3,881,980	8,935,049

Fiscal 2024 compared to Fiscal 2023

Changes in the fair value of financial liabilities of $18.4 mil for the year ended June 30, 2024, compared to $3.9 mil for the year ended June 30, 2023, related to changes in fair value of SAFEs issued in August and September 2022, convertible promissory notes issued from October 2022 onwards and common share purchase warrants issued as part of the convertible notes from June 2023 onwards to finance Damon Motors’s operation. The increase in fair value for the year ended June 30, 2024 is attributed mainly to more financial instruments issued to finance Damon Motors’s operation (see MD&A section entitled “Liquidity and Capital Resources”) and the increase in the market price of Damon Motors equity as compared to the previous valuations.

Fiscal 2023 compared to Fiscal 2022

The decrease in the changes in fair value of SAFEs from $8.9 mil for the year ended June 30, 2022 to of $0.7 mil for the year ended June 30, 2023 as the two tranches of SAFEs, Tranche 5 and Tranche 6, were converted to preferred shares on December 31, 2021. The changes in fair value of SAFEs of $0.7 mil for the year ended June 30, 2023 relates to Tranche 7 which will be convertible to common shares on maturity. The change in fair value of convertible promissory notes and common share purchase warrant obligations of $2.9 mil and $0.3 mil respectively for the year ended June 30, 2023 relates to convertible notes and share purchase warrants issued to noteholders in Fiscal 2023 compared to nil in Fiscal 2022 as Damon Motors was funded mainly from issuance of SAFEs in Fiscal 2022.

Finance Expense

Finance expense includes the following amount for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Financing fees and other:	833,904	432,312	44,817
Interest on debt:	162,758	173,632	13,794
Interest on convertible notes:	2,320,751	512,183	-
Interest on finance lease:	9,499	10,606	12,435
Accretion:	-	11,058	6,296
Interest Income:	(53,405)	(48,094)	-
	3,273,507	1,091,697	77,342

Fiscal 2024 compared to Fiscal 2023

Finance expense increased from $1.1 mil for the year ended June 30, 2023, to $3.3 mil primarily by Damon Motors relying more on debt to finance its operations. For the year ended June 30, 2024, Damon Motors incurred financing fees of $0.8 mil which increased from financing fees of $0.4 mil for the year ended June 30, 2023. Interest expense on convertible notes increased from $0.5 mil for the year ended June 30, 2023 compared to $2.3 mil for the year ended June 30, 2024 as all notes were largely issued in the second quarter of Fiscal 2023 and Fiscal 2024 to finance Damon Motors’s operation.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, finance expenses increased from $0.1 mil for the year ended June 30, 2022, to $1.1 mil. The increase was driven primarily by financing fees, interest expense for SR&ED facility loan, promissory notes and convertible notes all drawn or issued in the second quarter of Fiscal 2023 to finance Damon Motors’s operation.

In general, Damon Motors realized lower finance expense for the year ended June 30, 2022, as Damon Motors was largely funded by the issuance of SAFEs which are convertible to common shares on maturity, with no interest charge.

Net Loss

Fiscal 2024 compared to Fiscal 2023

For the year ended June 30, 2024, the net loss decreased from $37.0 mil for the year ended June 30, 2023 to $34.0 mil. The decrease in net loss was largely due to substantial drop in operating cost of $15.1 mil, recognition of Canadian Scientific Research & Development tax credit (“SR&ED”) of $2.1 mil received in year ended June 30, 2024 as explained above, and absence of asset and right-of-use asset impairment of $9.5 mil recognized in the year ended June 30, 2023, partially offset by increase in transaction cost of $0.7 mil, gain from release of lease obligation of $6.1 mil, changes in fair value of financial liabilities of $14.5 mil, loss from debt settlement of $0.8 mil and higher finance expenses $2.2 mil as Damon Motors relies more on convertible notes issued to finance its operation.

Fiscal 2023 compared to Fiscal 2022

For the year ended June 30, 2023, the net loss increased marginally from $36.7 mil for the year ended June 30, 2022, to $37.0 mil. The increase in net loss was due to higher transaction costs $0.9 mil, asset impairment of $9.5 mil, higher finance expenses of $1.0 mil, partially off-set by gain from the release of lease obligation of $6.2 mil and changes in fair value of financial liabilities of $5.1 mil.

Liability and Capital Reserves

As of March 31, 2025, the Company had cash of $7,555,820, and working capital deficiency of approximately $21.1 million. The Company’s accumulated deficit and expected future losses cast substantial doubt upon its ability to continue as a going concern. Furthermore, the Company had negative cash flows from operating activities of approximately $14.7 million for the nine months ended March 31, 2025. These operating losses and negative cash flows were mainly the result of on-going operating costs, transaction costs incurred due to the business combination and the public listing exercise and financing cost to sustain its operation. Based on the foregoing and its growth strategy, the Company expects to continue to make significant expenditures to expand its business and develop operations in the future. As a result, the Company may continue to incur operating losses and have negative cash flows in the short term, as it continues to execute on its growth strategy and develop operations to produce the motorcycles to meet delivery of the motorcycles in our order book. As such, the substantial doubt of the Company’s ability to continue as a going concern has not been alleviated by management’s plans.

The Company’s primary sources of liquidity used in the funding of its operations and the execution of its growth comes from on-going fund raised in the form of issuance of share capital. The Company cannot provide assurance that the Company will secure financing in a timely manner.

Summary of Cash Flows

	Nine Months Ended
	March 31,	March 31,
	2025	2024
Cash Flows:
Cash flows used in operating activities:	$(14,676,985)	$(10,746,591)
Cash flows provided by investing activities:	77,270	-
Cash flows provided by financing activities:	21,774,284	8,701,545
Increase / decrease in cash:	$7,174,569	$(2,045,046)

Cash Flows from Operating Activities

During the nine months ended March 31, 2025, cash used in operating activities was $14,676,985, compared with $10,746,591 for the nine months ended March 31, 2024. Cash used in operating activities increased by $3,930,394 principally as a result of an increase of operating expenses by approximately $19,541,000, partially offset by the non-cash impairment loss of approximately $14,130,000 and other non-cash items and changes in working capital of approximately $1,481,000.

Cash Flows from Investing Activities

During the nine months ended March 31, 2025, cash provided by investing activities were $77,270, representing cash acquired through the Business Combination. During the nine months ended March 31, 2024, $nil cash provided by investing activities.

Cash Flows from Financing Activities

During the nine months ended March 31, 2025, cash provided by financing activities were $21,774,284 compared with $8,701,545 for the nine months ended March 31, 2024. The increase of $13,072,739 was primarily due to the following:

●	the Company received cash of approximately $14,767,000 from the recent financing completed in March 2025;

●	proceeds from pre-paid purchase increased by approximately $4,400,000;

●	proceeds from Streeterville notes increased by approximately $3,150,000;

●	proceeds from promissory notes increased by approximately $929,000;

●	proceeds from senior secured promissory notes increased by approximately $596,000; partially offset by

●	proceeds from convertible notes decreased by approximately $8,470,000;

●	payments of debt increased by approximately $2,240,000; and

●	proceeds from stock options exercise decreased by approximately $59,000.

The following table provides a summary of the Company’s operating, investing, and financing cash flows for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Cash used in operating activities:	(12,869,374)	(21,082,292)	(24,440,545)
Cash used in investing activities:	-	(778,681)	(2,708,872)
Cash provided by financing activities:	11,195,898	13,831,298	25,283,836
Net change in cash during the year:	(1,673,476)	(8,029,675)	(1,865,581)
Cash, beginning of year:	2,069,056	10,098,731	11,964,312
Cash and restricted cash, end of year:	395,580	2,069,056	10,098,731

Cash Flows Used in Operating Activities

For the year ended June 30, 2024, cash flows used in operating activities was $12.9 mil and was composed of Damon Motors’s net loss of $34.0 mil driven by the factors discussed partially offset by net non-cash items of $21.7mil and by net changes in non-cash working capital of $0.6 mil. Non-cash items of $21.7 mil were mainly composed of $18.4 mil loss related to the change in fair value of financial liabilities, $1.7 mil accrued unpaid interest on debt, $0.8 mil for loss on debt settlement, $0.1 mil for stock-based compensation expense, $0.8 mil for depreciation and amortization.

For the year ended June 30, 2023, cash flows used in operating activities was $21.1 mil and was composed of Damon Motors’s net loss of $37.0 mil driven by the factors discussed above, partially offset by net non-cash items of $11.6 mil and by net changes in non-cash working capital of $4.3mil. Non-cash items of $11.6mil were mainly composed of $1.5 mil for stock-based compensation expense, $1.1 mil for depreciation and amortization, $0.8 mil for accrued unpaid interest on operating lease, $3.9 mil loss related to the change in fair value of financial liabilities, $9.4 mil related to asset impairment partially off-set by $6.2 mil in gain from lease obligation released. The increase in non-cash working capital was primarily driven by increases in trade payables.

For the year ended June 30, 2022, cash flows used in operating activities was $24.4 mil and was composed of Damon Motors’s net loss of $36.7 mil driven by the factors discussed above, partially offset by net non-cash items of $11.8 mil and net changes in non-cash working capital of $0.5 mil. Non-cash items of $11.8 mil were mainly composed of $2.3 mil for stock-based compensation expense, $0.6 mil for depreciation and amortization and $8.9 mil related to the change in fair value of SAFEs. The net changes in non-cash working capital were primarily driven by increases in trade payables and accrued liabilities, an increase in customer deposits partially offset by an increase in prepaid and deposits.

Cash Flows Used in Investing Activities

Cash flows used in investing activities primarily relates to capital expenditures for leasehold improvements, equipment and office furniture as Damon Motors continues to expand and invest in its business infrastructure and scales its manufacturing operations.

There is no cash flow used in investing activities for the year ended June 30, 2024.

For the year ended June 30, 2023, cash flows used in investing activities primarily relates to tenant improvements made to the Surrey manufacturing facility and on lease commencement, capitalized as part of the right-of-use asset.

For the year ended June 30, 2022, cash flows used in investing activities relates to tenant improvement on the Surrey manufacturing facility and leasehold improvement and equipment for new office space in both Vancouver, British Columbia, Canada and San Rafael, California, the United States to accommodate business expansion.

Cash Flows from Financing Activities

Cash flows from financing activities were $11.2 mil for the year ended June 30, 2024 and was primarily due to proceeds from issuance of convertible notes of $11.5 mil, proceeds from issuance of senior secured promissory note of $0.55 mil marginally offset by partial repayment of SR&ED loan $0.9 mil.

Cash flows from financing activities were $13.8 mil for the year ended June 30, 2023 and was primarily due to proceeds from issuance of convertible notes of $11.2 mil, SAFEs of $2.0 mil, drawdown on SR&ED facility of $1.1 mil and proceeds from promissory note of $0.7 mil, partially off-set by cash settlement for release of lease obligation of $1.1 mil and SR&ED facility repayment of $0.2 mil.

Cash flows from financing activities were $25.3 mil for the year ended June 30, 2022 and was primarily due to proceeds from issuance of preferred shares $25.3 mil, draw down on SR&ED facility $0.6 mil, partially offset by SR&ED repayments of $0.6 mil during the year.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recently Issued Accounting Standards

For a discussion of recently issued accounting pronouncements, please see Note 2 to our interim unaudited condensed consolidated financial statements for the three and nine month periods ended March 31, 2025 incorporated by reference into this Offering Circular.

The following description of our business is current as of the date of this Offering Circular and may change as our Company evolves. Unless the context otherwise indicates, when used in this Offering Circular, the terms the “Company”, “Damon”, “we”, “us”, and “our” and similar terms refer to Damon Inc. and our wholly owned subsidiaries.

BUSINESS DESCRIPTION

Our Group Structure

The following organization chart indicates the intercorporate relationships of the Company and its material subsidiaries, together with the jurisdiction of formation, incorporation or continuance of each entity, following the consummation of the Business Combination.

The following organization chart indicates the intercorporate relationships of the Company and its material subsidiaries, together with the jurisdiction of formation, incorporation or continuance of each entity, following the consummation of the Business Combination.

Our Business

Our Motorcycle and Other Personal Mobility Products Development Business through Damon Motors

The material business of the Company operates through Damon Motors. Damon Motors is a British Columbia based company aiming to commercialize a smart and technologically advanced motorcycle and other personal mobility products with zero emissions while maintaining performance and safety and incorporating connectivity and artificial intelligence.

Damon Inc., through its wholly-owned subsidiary, Damon Motors, is developing electric motorcycles and other personal mobility products that seek to empower the personal mobility industry through innovation, data intelligence and strategic partnerships. Damon Motors is developing technology and investing in the capabilities to lead an integrated personal mobility ecosystem from individual travels to last mile delivery. With decades of combined management and engineering experience across the team’s careers, and a commitment to low carbon personal mobility solutions, Damon Motors is seeking to introduce existing enthusiasts to high-performance electric products while bringing new riders to the motorcycle community with first of its kind advances in zero emissions motorcycle performance, safety, connectivity and AI.

Founded in 2017, Damon Motors started reimagining the future of motorcycling by means of advanced safety design, electric vehicle powertrain technology and user experience. In 2019, Damon Motors took its first alpha prototype motorcycles and safety systems into the field to test the concept. In 2021, Damon Motors expanded its operations and R&D expertise to accelerate the engineering and development of its HyperDrive platform drive unit and the HyperSport motorcycle. Through core technology advancements, Damon Motors electric motorcycles are in prototype phase of product validation.

Our SAVES Distribution Business Through Grafiti Limited

Damon, through its wholly-owned subsidiary, Grafiti Limited, distributes in the United Kingdom and certain other European countries data analytics and visualization software products referred to as SAVES primarily for scientists and engineers. Grafiti Limited products can be downloaded to a user’s desktop. These products help scientific research in the health and life sciences domain in the discovery of new drugs, in the study of the efficacy of established drugs and therapies, and in epidemic propagation research, among other applications. Engineers use our products for a multitude of applications which include, but are not limited to, conducting surface modelling analysis and curve fitting in order to design new engineering processes, studying signal attenuation and propagation in radio engineering. Potential automobile and motorcycle applications could include surface panel design for aerodynamics, aesthetic symmetry, and calculated asymmetry among others. We believe the Grafiti Limited regression analysis product could also be used for predicting vehicle sharing demand and pricing trends in various markets based on a wide range of variables.

Grafiti Limited was formed by the Parent on May 13, 2020 as a distribution arm for its SAVES products in the UK market and part of the European market.

Our Corporate Strategy

Management continues to pursue a corporate strategy that is focused on building and developing our business as a provider of end-to-end solutions ranging from personal mobility products to the collection of data to delivering insights from that data to our customers with a focus on safety and data intelligence and engineering services. In connection with such strategy and to facilitate our long-term growth, we continue to evaluate various strategic transactions, including acquisitions of companies with personal mobility products, technologies and intellectual property (“IP”) that complement those goals by adding technology, differentiation, customers and/or revenue. We are primarily looking for accretive acquisitions that have business value and operational synergies, but will be opportunistic for other strategic and/or attractive transactions. We believe these complementary technologies will add value to the Company and allow us to provide a comprehensive integrated personal mobility ecosystem to our customers. In addition, we may seek to expand our capabilities around safety, security, artificial intelligence, augmented reality and virtual reality or other high growth sectors. Candidates with proven technologies and personal mobility products that complement our overall strategy may come from anywhere in the world, as long as there are strategic and financial reasons to make the acquisition. We are also exploring opportunities that will supplement our revenue growth. We are primarily looking for accretive acquisitions that have business value and operational synergies, yet also opportunistic for other strategic and/or attractive transactions that we believe may increase overall shareholder value, which may include, but not be limited to, other alternative investment opportunities, such as minority investments, joint ventures or special purpose acquisition companies. If we make any acquisitions in the future, we expect that we may pay for such acquisitions using our equity securities and/or cash and debt financings in combinations appropriate for each acquisition.

Our Market

EV Growth Worldwide

According to the International Energy Agency’s April 2023 Global EV Outlook, global electric car markets are seeing rapid growth as sales exceed 10 million units in 2022. A total of 16% of all new cars sold were electric in 2022, up from around 9% in 2021 and less than 5% in 2020. Three geographic markets dominated global sales. China was the frontrunner, accounting for around 60% of global electric car sales. More than half of the electric cars on roads worldwide are now in China and the country has already exceeded its 2025 target for new energy vehicle sales. In Europe, the second largest market, electric car sales increased by over 15% in 2022, meaning that more than one in every five cars sold was electric. Electric car sales in the United States – the third largest market – increased 55% in 2022, reaching a sales share of 8%. The rest of the world accounts for about 2%.

EV Growth in the North American and European Markets

As reported by Silas Smith of way.com, in North America, the percentage of electric cars hit a new high in early 2022. During the first quarter of 2022, the number of EV registrations increased by 60% despite the generally slow performance of the overall market. During the initial nine months of 2022, a total of 530,577 electric cars were sold in the US. These numbers are only for BEVs. The figures do not include plug-in HEV and Hybrid Electric Vehicles. Almost 65% of these percentage of electric cars were Tesla. As early as 2026, S&P Global Mobility expects the total of new EV models available to break 200 in the US market, as the ICE new model count continues a steady decline. In late 2027/early 2028, the total model count should be at its apex — with the number of options across all propulsion system designs approaching 650. The situation is expected to be similar in Europe. S&P Global Mobility forecasts that the three propulsion system designs — EV, hybrid, and ICE — will each account for between 29% and 36% of the market by the end of this decade. After that, EV share is expected to continue to grow while hybrid plateaus and then joins ICE in a continuous, but slow, decline.

Motorcycle Market Today

The global motorcycle industry is a $144 billion industry, according to data from Motorcycles Data 2022 Global Industry Sales Report, and there are more than 180M motorcycles and scooters produced per year, which exceeds the number of passenger cars and light trucks produced per year on a combined basis.

Damon’s strategy is to provide premium and high-technology electric motorcycle offerings for each highway-capable motorcycle segment, priced competitively with the other available options with the goal of becoming a leading motorcycle manufacturer with electric motorcycles that outperform comparable gas bikes.

The relevant electric vehicle markets for Damon includes:

●	small and large scooters

●	light, medium and heavy motorcycle; and

●	small and large three-wheelers.

Damon’s current core capabilities are in the light, medium and heavy motorcycle segments. Motorcycles Data 2022 Global Industry Sales Report reported $32.1 billion in light motorcycle sales in 2022, which skewed towards the markets in Asia and Europe, while the sales of medium and heavy motorcycles totaled $11.2 billion, growing at a CAGR of 7.2% and concentrated in North America and Europe, where customers more often choose heavier models.

The North American market accounts for the majority of the market’s profits, whereas the majority of volume is accounted for in Southeast Asia, albeit with significantly lower margins than the North American market. That said, according to Motorcycles Data 2022 Global Industry Sales Report, the average priced motorcycle purchased in Southeast Asia has risen above $2,400, with the fastest growing segment now priced at $3,000. This increase in price is driven mainly by the increasing middle-class incomes across a younger population, where 1 out of every 2 people is now under the age of 40.

Competitive Landscape

The motorcycle market is highly competitive, and Damon expects it will become even more so in the future. Currently, Damon’s competition for its vehicles comes principally from manufacturers of motorcycles with internal combustion engines powered by gasoline, including in the premium and other segments of its business. Although Damon intends to strategically enter the premium electric vehicle segment, it similarly expects this segment will become more competitive in the future as a result of new entrants, both from established brands and start-up companies from various regions of the globe.

Many of Damon’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than Damon and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Based on publicly available information, a number of Damon’s competitors already have displayed prototype electric motorcycles and have announced target availability and production timelines, while others have launched pilot programs or full commercial offerings in certain markets.

Notably, Damon expects competition in its industry to intensify in the future, considering increased demand and regulatory push for alternative fuel vehicles, continuing globalization and consolidation in the worldwide motorcycle industry. Factors affecting competition include, among others, product quality and features, innovation and development time, pricing, reliability, safety, fuel and energy economy, customer service (including breadth of service network) and financing terms. Damon’s ability to successfully compete in the motorcycle industry will be fundamental to its future success in existing and new markets and its market share. There can be no assurance that Damon will be able to compete successfully in the markets in which it operates. If Damon’s competitors introduce new models or services that successfully compete with or surpass the quality, price, performance or availability of Damon’s vehicles or services, it may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow it to generate attractive rates of return on its investment. Increased competition could result in lower vehicle unit sales, price reductions and revenue shortfalls, loss of customers and loss of market share, which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

Damon’s expects competition from two primary segments:

●	first, from leading traditional ICE-focused companies including BMW, Honda, Ducati and Triumph. These companies have the ability to scale manufacturing and leverage global distribution capabilities, but do not currently offer a premium electric motorcycle in market. However, some of these companies are beginning to explore entering the electric motorcycle market, albeit typically they do so first with the lowest cost motorcycles and scooters, lower technological know-how required and reduced cannibalization of their high-margin products necessary to enter the bottom segments of the market; and

●	second, electric vehicle-focused companies, including LiveWire, Zero and Energica that have product in market today. Damon’s focus is to provide higher performing motorcycles with enhanced safety features relative to these current products. Unlike LiveWire, which is majority owned by Harley Davidson, Zero and Energica have motorcycles in the market today but lack the global manufacturing and distribution capabilities of the major ICE players.

While Damon expects competition to grow as the market shifts to electric and more players begin to make serious investments, Damon believes it is well- positioned with its combination of commitment, capabilities and advanced technology to lead the growing electric motorcycle market.

Damon’s Competitive Strengths

We expect to drive continued growth and strong financial performance by leveraging our distinct competitive strengths, each of which we believe provide unique competitive advantages. These include:

Highly qualified and knowledgeable management team

Damon has assembled a top team of innovative electric vehicle and ADAS safety system engineers and management team members with backgrounds spanning design, development and manufacturing who have developed a wide array of electric vehicles, from buses, to cars, motorcycles, VTOL’s and transport trucks across world class companies such as Apple, BMW, Daimler, Uber Elevate, and many others.

Best-in-class strategic partners and suppliers

Damon’s world class strategic partners and suppliers, such as Continental, Fukuta, Brembo, Ohlins, Pirelli, Auteco, Indika Energy and many others, are among the leaders in their respective fields, and Damon believes that such relationships will allow Damon to successfully pursue a competitive position in the global electric motorcycle market.

Head start in the market

Damon believes it has a significant competitive advantage stemming from the coordinated application of multiple new technologies. With more than $75M invested to date, Damon’s products have advanced vehicle range and power at a reduced overall mass and are developed to solve fundamental problems that motorcyclists frequently experience that have long been poorly addressed. These include noise, emissions, range, safety, comfort and digital connectivity.

Patents and trade secrets

Damon’s patent portfolio of 34 national and international parents awarded or filed and collection of trade secrets will further protect this new class of motorcycles. With more than 10 billion media impressions and 1200 original earned articles in 2022, as measured by unique visitors and reach based on BPA audited publications using databases such as Muckrack, Cision and Google Analytics, Damon believes its technological competitive advantage is well infused into its brand, which will continue to provide a market advantage, even as heritage brands look on.

Direct to customer distribution

Unlike its competitors, Damon is one of a few motorcycle manufacturers selling direct to consumers. Selling over the internet, shipping direct and owning and eventually operating its own Damon experience centers is perhaps the most important sales and distribution advantage the Company has over established players, allowing for high margin retention and a vital information feedback loop from its customers that goes straight into manufacturing and vehicle design, while also providing considerably higher profit margins and lower customer acquisition costs over time. The ability to sell motorcycles directly to consumers has shown to be viable in the electric car space; however, it is uncommon in motorcycles. Damon has enjoyed significant success with the direct sales model to date. Damon’s expects to continue to generate an evangelistic brand and following, with a growing backlog currently extending into 2025/2026.

Our SAVES Market

We distribute SAVES products in the UK market and part of the European market. Grafiti Limited’s strategy is to build a broader, long term customer base by increasing its sales of Grafiti Limited’s product offerings which will include cloud and Macintosh compatible data analytics and statistical visualization software products. We believe this will enable the Grafiti Limited business to focus on generating more recurring revenues in the future.

Our SAVES Customers

Our customers include academic institutions, engineers and scientists in a variety of industries including environmental sciences, behavioral sciences, medical research, and engineering.

By understanding our customers unique needs and considering the markets we target, we provide expert guidance, demonstrations, and ongoing support to maximize the value our software brings. Over 60% of our customers are academic institutions or scientist associated with them. Our channel partners account for approximately 25% of our revenue.

During the year ended June 30, 2024 and prior to the Business Combination, Grafiti Limited had one customer that accounted for 11% of revenue of Grafiti Limited and during the year ended June 30, 2023, Grafiti Limited had one customer that accounted for 16% of revenue of Grafiti Limited. During the nine-month period ended March 31, 2025, Grafiti Limited had 3 customers that accounted for a total of 27% of revenue of the Company. See “Risk Factors - Our SAVES business relies on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.”

Competition Faced by Our SAVES Business

We operate in a market characterized by intense competition from competitive products and their distributors and/or resellers, based on such factors as price, quality and depth of product lines and training, as well as service and support provided by the distributor to the customer. We believe we are well equipped to compete effectively with other distributors in all of these areas.

Our business is characterized by innovation and rapid change in the products we distribute. Originlab and Graphpad Prism are the main competitors of the products that we sell. These competitive products are characterized by the complexity of their user interfaces and the pre-supposition and in-depth understanding of statistics. Sigmaplot, on the other hand, has an interface that is as intuitive and simple to use and the statistical analyses available in Sigmaplot can be accessed through an intuitive and guided interface that makes the adoption of it by scientists and engineers less cumbersome and very time efficient. Sigmaplot is characterized by the richness of its graphs and their almost infinite customizability relative to our competitors’ graphing solutions. We offer multiple pricing models and believe our products are competitively priced.

Our Products and Services

Electric Motorcycles

Damon’s electric vehicles are developed with a set of proprietary design principles that elevate the brand, deliver differentiated riding experiences and bring emotion to electric propulsion. The initial product portfolio of motorcycle models will be built upon and utilize a single powertrain platform called HyperDrive™. As a patented, monocoque-constructed battery-chassis, HyperDrive houses a proprietary 150 kW 6-phase liquid cooled IPM motor-gearbox and proprietary electronics. This platform approach establishes a capital-efficient path to grow the product line to meet a wide range of future segments and price points, while also supporting a wide range of future motorcycle models and power sizes that share as much as 85 percent common parts. By using the frame of the battery as the motorcycle’s chassis, HyperDrive also achieves valuable weight and cost reduction advantages. With 150 kW of power at its disposal, HyperDrive has been specifically designed to compete with the performance of market leaders in the high-performance motorcycle market, whether internal combustion or electric. Thanks to the energy modularity designed into it, HyperDrive-based motorcycles can be detuned in power, energy and thus cost to support 500 – 1500cc power equivalent classes of motorcycles in both the North American and European markets, with price points ranging from $20,000 - $80,000.

The HyperDrive platform is contrasted by the smaller, less powerful and lower cost HyperLite platform, currently in its early design phase. HyperLite will be developed using a very similar design architecture as HyperDrive, enabling the production of a range of light weight, low to medium cost motorcycles and scooters with milder levels of horsepower that are more common in overseas and developing markets. With these two platforms paired with Damon’s three patented cornerstone technologies, CoPilot™, Shift™ and its AI-enabled cloud platform. Damon’s long-term objective is to build a premium, high-tech, electric motorcycle company that rivals the largest incumbents in both profit and annual volume, by providing a technologically enhanced riding experience that is not currently available from any other manufacturer.

CoPilot provides a novel rider assistance and warning system integrated into the motorcycle. Shift allows the handlebars and foot pegs to mechatronically adjust on the fly, addressing issues of ergonomic comfort and allowing users to select different riding positions for changing conditions such as a lower, more aerodynamic position for highway use or a more upright position for urban use. Its AI-enabled cloud collects environmental and situational data that, paired with over-the-air software updates, drives a continual loop of collision warning improvements, with an aim to further reduce accident probability over time.

The commercial production of Damon’s motorcycles is expected to commence after passing various internal and external tests and undergoing a self- certification process required for US-bound vehicle homologation. These tests include: the completion of Damon’s ride quality and long-term durability testing, completion of FCC Title 47 certification for the onboard charger, completion of UN 38.3 battery testing, completion of Damon’s internal battery testing, extreme temperature operation verification, brake testing per FMVSS, and an internal and external review of FMVSS compliance with Damon engineering subcontractor TUV of Germany. The following is a further description on the timing and stage of research and development:

●	HyperDrive: The HyperDrive serves as a common powertrain platform for both the HyperSport and HyperFighter models. Damon leverages a combination of in-house research and development alongside subcontracting to external experts to advance this project. Currently, in the engineering & development stage, the power electronics are 90% complete, with ongoing validation and the integration of new features. Similarly, the mechanical and cooling systems are 90% complete, with continued testing, while the battery system is 70% complete, with efforts focused on the development of the cell interconnect system. This stage is expected to be completed by Q4 FY 2025. Subsequently, the project will progress to the pre-production stage, which will emphasize design validation and testing, with an anticipated completion by Q1 – Q2 FY 2026. The budget allocated for the next 12 months is $1.6 million USD.

●	HyperSport: The Engineering & Development of the HyperSport is mostly complete, with vehicle mechanics 90% finalized, pending the completion of the HyperDrive platform. The pre-production stage is set to commence, with tooling release as a critical milestone, followed by validation and design confirmation, with an estimated completion by Q3 FY 2026. The Production & Commercialization Stage is ongoing in parallel, focusing on the establishment of the final assembly and test facility, along with the development of distribution and delivery infrastructure. This stage is expected to conclude between Q4 FY 2026 and Q3 FY 2027. The estimated budget for this program for the next 24 months is $24 million USD.

●	HyperFighter: The HyperFighter shares its powertrain platform with the HyperSport, along with other key components such as the chassis, braking system, and dash display. Currently in the concept stage, the design and performance characteristics of the HyperFighter are being defined, leveraging these shared components, with an estimated completion date in Q3 – Q4 FY 2026. The engineering & development stage will follow with an anticipated completion in Q1 FY 2027 – Q2 FY 2028, and subsequently, the Pre-production Stage is expected to be completed by Q4 FY2027 – Q1 FY 2028. The Production & Commercialization Stage is projected to conclude by Q2 – Q3 FY 2028. The budget allocated for the next 24 months is $0.5 million USD for design and concept.

●	HyperLite: The HyperLite is currently in the concept stage, where the design and performance characteristics are being meticulously defined. This model is envisioned as a smaller and less powerful variant of the HyperSport, featuring a new powertrain platform, and is targeted at the mass market. The concept stage, including simulation and 3D design programs, is expected to be completed by Q3 – Q4 FY 2026. The subsequent engineering & development stage is projected to conclude by Q1 FY 2028 – Q2 FY 2029. Following this, the pre-production stage is anticipated to be completed by Q4 FY2028 – Q1 FY 2029. The estimated budget for the next 24 months is $0.2 million USD, allocated for design and concept development.

●	Additional Steps and Estimated Costs: As per the following table:

	Concept Stage	Engineering & Development Stage	Pre-production Stage	Production & Commercialization Stage	Budget Next 12 Mo.	Months 13 to 24 Budget Est	Image
HyperDrive Platform Drive Unit	Complete

●     Power Electronics 90% complete with ongoing validation and new added features; Mechanical and cooling systems 90% complete with ongoing testing; Battery system 70% complete with ongoing development of the cell interconnect system

●     Est. Completion: Q4 FY 2025

			● Design Validation & Testing ● Est completion: Q1 – Q2 FY 2026	● Refer to HyperSport & HyperFighter Program	● 1.6M USD for Pre- Production phase
HyperSport Race-Launch Product	Complete	● 3D Engineering 35% complete; Electric Motor and Control Unit 50%; Mechanical systems 35% Complete ● Est. Completion: Q4 FY 2025	● Tooling Release ● Validation & Design Confirmation ● Est. Completion: Q1 - FY26	● Final Assembly & Test Facility ● Distribution & Delivery Infrastructure ● Est. completion: Q2 FY 2026	● 1.5M USD for completion of Pre-Production phase
HyperSport- Launch Product	Complete	● Vehicle Mechanics 90% Complete - Pending HyperDrive Completion	● Tooling Release ● Validation & Design Confirmation ● Est. Completion: Q3 - FY26	● Final Assembly & Test Facility ● Distribution & Delivery Infrastructure ● Est. completion: Q4 FY 2026 – Q3 FY 2027		● 24M USD Estimate to launch date

	Concept Stage	Engineering & Development Stage	Pre-production Stage	Production & Commercialization Stage	Budget Next 12 Mo.	Months 13 to 24 Budget Est	Image
HyperFighter Future Model Schedule Estimate	● Design & Performance Characteristics Definition; Leverages shared components with HyperSport including powertrain, chassis, braking system, and dash display ● Est. Date: Q3 – Q4 FY 2026	● Engineering Vehicle Development ● Est. completion: Q FY 2027 – Q2 FY 2028	● Est. completion: Q4 2027 – Q1 FY 2028	● Est. completion: Q4 2027 – Q1 FY 2028		● ~0.5M USD for design and concept
HyperLite Future Model Schedule Estimate

●     Design & Performance Characteristics Definition; HyperLite is smaller and less powerful variant of the HyperSport, with and new HyperDrive Platform, targeted at the mass market

●     Est. Date: Q3 – Q4 FY 2026

		● Est. completion: Q1 FY 2028 – Q2 FY 2029	● Est. completion: Q4 FY2028 – Q1 FY 2029	● Est. completion: Q2 – Q3 FY 2030		● ~0.2M USD for design and concept

Damon is starting the product portfolio with the HyperSport, the launch product sets a premium and high technology nature of the brand, which currently is responsible for more than half of Damon’s 3,153 reservations. Damon plans to launch additional models made possible by reusing the same HyperDrive powertrain platformcore vehicle chassis and powertrain system to address various market segmentation opportunities while reducing new product and platform development investments. Over time, Damon intends to launch additional, lower cost commuter motorcycles, offered with Damon’s advanced features such as CoPilot, Shift, and connectivity to further expand global appeal.

Damon’s strategy is to commercialize and refine costly new technology with a premium family of products in the ‘Hyper’ family of motorcycles for the western market first. This market allows Damon to establish the brand and command the highest margins while ramping up volume. For the large markets in India, Southeast Asia, Asia, Mexico and South America, some of the key challenges include price sensitivity, brand appeal, customer credit and financing options, import tax levies, trade tariffs and challenges relating manufacturing as a foreign entity.

Building a successful western brand is the first step to addressing the brand awareness and reputation gap in emerging markets.

To address price sensitivities, a scaled down, smaller powertrain platform called HyperLite will be introduced following the initial HyperDrive motorcycles. Using similar battery technology and a smaller multi-variant battery design as the HyperDrive platform, it will support several models that meet the needs of the 125cc to 400cc market segments in emerging markets such as India, SE Asia, Latin America and Mexico. These vehicles are planned to be final assembled, distributed and sold by partners in market.

Damon’s HyperLite-based vehicles intend to compete by offering enhanced safety features, technology, or performance. Coupled with cost competitive subscription plans proven in western markets, Damon intends to capture considerable market share by offering a low friction price model with exceptional safety, noise and emissions benefits.

One way to determine the size of an emerging market is by conducting early market validation and testing through online pre-sales campaigns, similar to how Damon has built its order book to date. This will be achieved by conducting early web-based marketing to establish appetite for the HyperLite platform. This web-based marketing will be achieved with local language websites that link to sections of the main Damon website. In addition, Damon will look for strategic business-to-business opportunities, such as sales to other motorcycle manufacturers, last mile and other delivery applications that would allow Damon to establish a beachhead in new regions.

Software and Connectivity Associated with Our Motorcycles

As software-defined vehicles, all of Damon’s cloud backend and control for Damon’s vehicle electronic control unit is an internal development. This approach helps Damon to ensure high compatibility and functionality, integrating critical electric vehicle systems and vehicle functions into one vehicle-cloud-to- vehicle proprietary system. This allows Damon to be responsive to changing consumer needs, to remotely update software and prioritize feature development identified through analysis of Damon’s data sets. This approach will apply to both its HyperLite and HyperDrive line of vehicles.

Damon’s cloud vision is to revolutionize the transportation landscape through its connected vehicle strategy, empowering end users with unrivaled vehicle optimization and supervision capabilities, supporting increasingly better efficiency, safety, and performance.

Damon’s CoPilot system interfaces with the rider via vibrating handlebars for forward collision warning, and via a proprietary 7” touchscreen display. The display includes integrated GPS, Cellular Connectivity, Bluetooth, high-speed video processing and 500 GB of onboard data storage. With its 1080P resolution, the display enables the following novel features to enhance rider awareness:

●	LED forward collision warning to complement the handlebar vibration-based warning;

●	LED blind spot warning;

●	a digital rearview of traffic behind the motorcyclist;

●	charging status via the ‘Dragon’ logo on the back side of the display; and

●	full system control of the motorcycle’s features and functions.

The Damon app allows riders to interact with the electric motorcycle, providing location-based services, charging stations and vehicle control functions via an integrated user profile. Damon’s app remotely bridges the rider to the bike using built-in cellular connectivity and GPS, providing status, notifications, and alerts. In combination with the cloud system, the mobile app will enable an ecosystem of services provided to Damon riders.

Our SAVES Products and Services

We offer a comprehensive set of data analytics and statistical visualization software solutions for engineers and scientists. The suite of data analytics and statistical visualization tools includes SigmaPlot, SigmaStat, SYSTAT, PeakFit, TableCurve 2D, TableCurve 3D, SigmaScan and MYSTAT. In addition, over the last three years the next generation of the Sigmaplot Product called Sigmaplot NG was successfully developed. Sigmaplot NG is platform independent/Macintosh compatible and is a technological refresh of the past versions of Sigmaplot allowing it to leverage modern hardware architectures and computational capacity. In addition a cloud version of the Sigmaplot NGproduct which allows our customers to leverage the full power of the cloud and distribute our software among its users with low touch and/or no touch installation processes is anticipated to be released later this year.

SigmaPlot is the flagship product that goes beyond financially oriented spreadsheets and the “bells and whistles” of business graphing software by making the technical features that scientists and engineers need the highest priority. SigmaPlot provides more than 100 different 2D and 3D graph types. Researchers can choose from a full range of graphing options: technical axis scales, multiple axes, multiple intersecting 3-D graphs and more. With SigmaPlot, users create clear, compelling graphs that cannot be generated with basic spreadsheet packages.

Systat is a powerful statistical and graphical software package that is easy to use and highly integrated. The software includes basic and advanced statistics. The basic functions are usually the most commonly used statistics (e.g., user can do descriptive statistics, frequencies, correlations and etc.). Systat can also be used for advanced statistics (e.g., regression, ANOVA, MANOVA, factor analysis, cluster analysis, time series).

SigmaStat was sold as a separate product for decades and was recently integrated into SigmaPlot. SigmaStat is a user-friendly statistical software package scientists turn to when they want to be expertly guided through the analysis of their data. It is an ideal solution for anyone who needs to conduct statistical analysis but does not have the in-depth knowledge of the math behind the statistical procedures performed.

SigmaScan Pro Scientists, engineers or technicians face problems that are difficult to measure but easy to photograph. SigmaScan provides a complete image analysis package for studying the structure and size of the visual information — everything from image collection to data analysis. With powerful image analysis and data manipulation techniques, SigmaScan Pro transforms images into reliable statistics, understandable graphs and valuable scientific conclusions.

TableCurve 2D is a linear and non-linear curve fitting package for scientists. TableCurve 2D is the first and only program that completely eliminates endless trial and error by automating curve fitting.

TableCurve 3D performs linear and non-linear surface fitting. TableCurve 3D is the first and only program that combines a powerful surface fitter with the ability to find the ideal equation to describe three-dimensional empirical data.

PeakFit performs automated nonlinear peak separation and analysis. It was designed for scientists performing spectroscopy, chromatography and electrophoresis. PeakFit’s state-of-the-art nonlinear curve fitting is essential for accurate peak analysis and conclusive findings.

Our Operations

Sources and Availability of Raw Materials for Our Motorcycle Business

As a vehicle designer and manufacturer, Damon designs, develops and tests functional vehicle components such as the motor-gearbox, inverter, electronic control unit, rider display interface, battery pack, cooling system and more. It has also designed and developed the bodywork and chassis system. These components are manufactured by world class suppliers such as Fukuta, Sinbon, Inventec and Wistron. Other specialized components such as brakes, suspension, ABS systems and tires are supplied by major brand names such as Brembo, Ohlins, Continental and Dunlop. All final components and subassemblies and shipped for hand assembly by Damon staff. Damon does not procure any raw materials.

Distribution Methods for Our Motorcycle Business

Damon is positioned to modernize the way electric motorcycles are brought to market, combining online and in-person touchpoints to yield a superior customer experience with greater cost efficiency. With a meaningful gap between the pace at which vehicle retailing has evolved over the past two decades relative to other sectors, Damon believes there is tremendous upside potential for a model that incorporates direct-to-consumer online practices with pull-based vehicle assembly. This significantly lowers on-hand inventory costs, creates a continuous customer order backlog that generates ongoing demand and eliminates the ability for end customers to negotiate on price.

Most Damon customers begin their journey online, with many utilizing a mobile device interfacing via its mobile website or through the Damon app. Damon is investing in digital development to bring those customers to a single front end to address the early stages of their journey and to continue through to purchase.

In North America and Europe, Damon intends to offer interested customers the opportunity for a test ride before making a purchase. In addition, Damon plans to open pop-up locations and brand installations to provide customers to interact with Damon products in key locations.

Beyond North America and Europe, Damon has agreed to a partnership with Auteco Mobility (“Auteco”), for the final assembly, distribution, and sales of Damon’s HyperLite, its lower-cost global electric motorcycle platform.

Damon’s agreement with Auteco is for the development of the Latin American Market, which also includes a provision for technology licensing. Damon intends to make a depopulated variant of its CoPilot technology to provide safety on lower cost vehicles. In its discussion with Auteco, they proposed installing CoPilot on all their bikes and providing the customers with the ability to unlock the safety features for an additional $10/month. The details of these and other licensing opportunities are still to be finalized, but there appears to be strong demand for Damon’s safety technology. For manufacturing, Damon intends to work with Auteco on the assembly, distribution, and sales of Damon branded motorcycles into the LATAM countries where Auteco has an established network.

In addition to Auteco, Damon has received a $5 million investment from, and established a strategic partnership with, PT Ilectra Motor Group and PT Solusi Mobilitas Indonesia for final assembly and distribution in Indonesia with the ability to expand that partnership to all of Southeast Asia. Damon has entered into a relationship agreement with PT Ilectra Motor Group and PT Solusi Mobilitas Indonesia that establishes the strategic partnership and a provided for the purchase of an unsecured promissory note by PT Solusi Mobilitas Indonesia from Damon for $5,000,000. In addition, Damon agreed to invest an aggregate amount of $1,000,000 in PT Ilectra Motor Group.

Sales and Marketing for Our SAVES Business

Grafiti sales channels include direct sales as well as indirect sales through channel partners including resellers and distributors. Our five indirect sales partners distribute the Grafiti products in the western Europe region and also provide a wide range of pre- and post-sales services to Grafiti customers including installation and support services. There has not been any revenue concentration with any single channel distributor. The agreements with the channel distributions contain customary terms including a negotiated discount for the Manufacturer’s Suggested Retail Price.

Direct sales representatives are compensated with a base salary and, in certain circumstances, may participate in incentive plans such as commissions or bonuses.

Our products are marketed through industry-focused as well as account-based marketing strategies which utilize SEO, advertising, social media, trade shows, conferences, webinars, and other media.

Grafiti products are sold as annual or perpetual licenses along with maintenance subscriptions.

Our Intellectual Property

Damon’s intellectual property is a core asset and an important tool to drive value and differentiation in its products and services. Damon protects, uses, and defends its intellectual property in support of its business objectives to increase return on investment, enhance competitive position, and create shareholder value. Through strategic and business assessments of its intellectual property, Damon relies on a combination of patents, trade secrets, copyrights, service marks, trademarks, domains, contractual terms and enforcement mechanisms across various international jurisdictions to establish and protect intellectual property related to its current and future business and operations.

As of the date of this filing, Damon holds thirty-one (31) utility patents and owns an additional seven (7) pending utility patent applications. Seventeen (17) of those issued patents are from the United States and fourteen (14) are foreign counterparts to its U.S. patents. Damon does not view any individual patent as being material to its business. Subject to required payments of annuities or maintenance fees, U.S. utility patents have a term of 20 years from the priority application date. Accordingly, Damon’s U.S. patents that have already been issued will expire between 2037 and 2043. Damon’s foreign patents generally have similar expiration dates, but may vary from country to country, the duration being set according to the laws of the jurisdiction that issued the patent. Damon’s trademarks, logos, domain names, and service marks are used to establish and maintain its reputation with its customers, and the goodwill associated with its business. Additionally, Damon has registered trademarks including “DAMON (word),” “HYPERSPORT (word),” “HYPERCROSS (word),” “HYPERFIGHTER (word),” and “DAMON (design)” and other pending trademark applications with U.S. and foreign trademark offices. The duration of trademark registrations varies from country to country, but it is typically for ten years with unlimited ten-year renewal terms, subject to the payment of maintenance and renewal fees and the laws of the jurisdiction in which the trademark is registered.

License, Distribution and Administrative Service Arrangements with Grafiti LLC for Our SAVES Business

On June 19, 2020, the Parent acquired an exclusive license to use, market, distribute, and develop the SYSTAT and SigmaPlot software suite of products (SAVES) pursuant to an Exclusive Software License and Distribution Agreement, among the Parent, Cranes Software International Ltd. and Systat Software, Inc. (“Systat”), as amended on June 30, 2020 and February 22, 2021 (as amended, the “License Agreement”). In connection with the License Agreement, the Parent received an exclusive, worldwide license to use, modify, develop, market, sublicense and distribute the SAVES software, software source, user documentation and related Systat Intellectual Property (as defined in License Agreement) (the “License”); and an option to acquire the assets underlying the License. In connection with the Solutions Divestiture, the Parent contributed the License, along with other assets and businesses, to Grafiti LLC, then a wholly-owned subsidiary of the Parent. As reported in the current report on Form 8-K filed by the Parent on February 23, 2024, the Parent sold 100% of the equity interest in Grafiti LLC to an entity controlled by Nadir Ali, our Chief Executive Officer and sole director.

Grafiti UK was incorporated by the Parent in May of 2020 to operate as a distributor of the SAVES products in the UK and western European region. Grafiti UK is responsible for maintaining all aspects of the relationship with the end customer. All customer interaction from solicitation, pre-sale activities, sale and invoicing, delivery and customer support is the responsibility of Grafiti UK.

On July 19, 2024, Grafiti UK entered into a Distributor Agreement with Grafiti LLC. Under the Distributor Agreement, Grafiti LLC granted Grafiti UK a non- exclusive, non-transferable right and license to market and distribute SAVES products in the UK and other agreed-upon territories. Grafiti UK will pay Grafiti LLC the then-current prices for the products, subject to a discount of up to 50% if certain revenue targets are met or other arrangements agreed upon by the parties. The deemed effective date of the Distributor Agreement is January 1, 2024, and will remain in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. Either party may terminate the Agreement without cause by providing at least 90 days’ prior written notice, or immediately for specified reasons, including an uncured breach or bankruptcy.

Additionally, on July 19, 2024, Grafiti UK entered into an Administrative Support Service Agreement with Grafiti LLC. Under the Administrative Support Service Agreement, Grafiti LLC agreed to provide accounting, tax and other administrative sales support services to Grafiti UK for $5,080 per month, with the amount subject to a 5% annual increase by Grafiti LLC. The Administrative Support Service Agreement is deemed to have commenced on January 1, 2024, and remains in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend.

Facilities

Damon Motors’ principal executive offices are currently located at 4601 Canada Way, Suite #402, Burnaby, British Columbia, Canada, under a 3-year lease from May 2025.

Employees

As of the date of this filing, the Company has a total of 15 employees and contractors. Of these, 13 are dedicated to our motorcycle business, including 11 full-time employees and 2 contractors. By location, 10 team members are based in Canada, one in the U.S. and two are based in France and Germany. Additionally, two employees support the SAVES business: one focuses on sales and marketing efforts while the other handles pre- and post-sale support.

None of its employees are members of any unions.

Regulatory Overview

United States

NHTSA Safety and Self-Certification Obligations

As a manufacturer of electric vehicles, Damon’s electric vehicles are subject to, and must comply with, numerous regulatory requirements established by National Highway Traffic Safety Administration (“NHTSA”), including all applicable United States Federal Motor Vehicle Safety Standards (“Safety Standards”). As set forth by the National Traffic and Motor Vehicle Safety Act, Damon must certify that its electric vehicles meet all applicable Safety Standards. At the time of production, Damon intends for its motorcycles to be fully compliant with all such Safety Standards without the need for any exemptions.

Damon is also required to comply with, or demonstrate exemptions from, other requirements of federal laws administered by NHTSA, including the consumer information labeling and owner’s manual requirements and various reporting requirements, such as “early warning” reports regarding warranty claims and field incidents, death and injury reports, foreign recall reports and safety defects reports. In addition, Damon’s products are also subject to certain laws and regulations that have been enacted or proposed, e.g., “Right to Repair,” laws, that could require Damon to provide third-party access to its network and/or vehicle systems.

EPA Certificate of Conformity

The Clean Air Act requires that Damon obtain an Environmental Protection Agency-issued Certificate of Conformity with respect to emissions from its electric vehicles and include labeling providing consumer information such as miles per gallon of gas-equivalent ratings and maximum range on a single charge. The Certificate of Conformity is required each model year for electric vehicles sold in states covered by the Clean Air Act’s standards and is also required each model year for vehicles sold in states that have sought and received a waiver from the Environmental Protection Agency to utilize California standards.

Battery Safety and Testing

Damon’s battery packs are tested in accordance with industry safety standards, including selected tests specified in the SAE J2464 and J2929 standards as well as tests defined by other standards and regulatory bodies and Damon’s own internal safety and quality tests. These tests evaluate battery function and performance as well as resilience to conditions including immersion, humidity, fire and other potential hazards. Damon is still in the process of testing the vehicle battery pack. Testing has taken place at a battery cell and submodule level with the next phase planned for battery module and full pack abuse testing.

European Union

Europe Type Approval

Damon intends to export electric vehicles to Europe. Unlike the United States, once Damon starts operating in this market, it must obtain pre-approval from regulators to import and sell its electric vehicles into the EU and countries that recognize EU certification or have regulatory regimes aligned with the EU (collectively referred to as “Europe”). The process for certification in Europe is known as “Type Approval” and requires Damon to demonstrate to a regulatory agency in the EU, referred to as a “Competent Authority”, that its electric vehicles meet all EU safety and emission standards.

Type Approval is accomplished through witness testing of vehicles as well as inspection of a representative vehicle intended for production and sale. Once the vehicle type is approved, all vehicles manufactured based on the approved type of vehicle may be produced or imported and sold in Europe.

Any changes to an approved vehicle type, including substantial software changes, must go through updated Type Approval by the Competent Authority.

EU Emissions Regulations

Damon believes Europe’s regulatory environment is generally conducive to the development, production and sale of electric vehicles. Through emission legislation, tax incentives and direct subsidies, EU and non-EU countries in Europe are taking a progressive stance in reducing carbon emissions in the transport sector which may lead to increasing demand for electric vehicles.

This is reflected in the EU-wide target of a 90% reduction in greenhouse gas emissions from the transport sector by 2050 (compared to 1990 levels), as part of an economy-wide carbon-neutral target. Moving forward, the European Commission has proposed legislation that would: (i) introduce a “cap and trade” carbon pricing system that would apply to the transport sector from 2026; and (ii) require increased levels of national greenhouse gas reduction commitments (which include the transport sector) pursuant to a revision of the Effort Sharing Regulation, as part of efforts to reduce EU emissions by 55% by 2030 (compared to 1990 levels).

Environmental, Health and Safety Regulations

Certain of Damon’s operations, properties and products are subject to stringent and comprehensive international, federal, state and local laws and regulations governing matters including environmental protection, occupational health and safety, and the release or discharge of materials into the environment (including air emissions and wastewater discharges). Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory and remedial obligations, and the issuance of orders enjoining some or all of Damon’s operations in affected areas.

Damon is also subject to permitting, registration, and other government approval requirements under environmental, health and safety laws and regulations applicable in the jurisdictions in which Damon operates. Those requirements obligate Damon to obtain permits, registrations, and other government approvals from one or more governmental agencies to conduct its operations and sell its products. The requirements vary depending on the location where Damon’s regulated activities are conducted.

The following summarizes certain existing environmental, health and safety laws and regulations applicable to Damon’s operations.

United States

Hazardous Substances

Damon is subject to regulations governing the proper handling, storage, transportation and disposal of products containing hazardous substances. Transportation of its battery packs (and of equipment containing them) is governed by regulations that address risks posed during different modes of transport (e.g.¸ air, rail, ground, ocean). Governing transportation regulations in the U.S., issued by the Pipeline and Hazardous Materials Safety Administration (“PHMSA”), are based on the United Nations (“UN”) Recommendations and Model Regulations on the Transport of Dangerous Goods as well as related UN Manual Tests and Criteria. Damon plans to test our battery pack against the applicable UN Manual tests for its production battery packs, and the test results demonstrate Damon’s compliance with the PHMSA regulations in the following phases of industrialization.

Damon currently uses transition metal oxide cells in its high-voltage battery packs. Damon battery packs include certain packaging materials that contain trace amounts of hazardous chemicals whose use, storage and disposal is regulated under U.S. federal law. As a result, Damon’s battery packs are subject to federal and state environmental laws and regulations that govern the handling and disposal of waste, including, in some instances, the remanufacture, recycling and disposal of hazardous waste.

The laws governing hazardous substances and hazardous waste also may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. In the course of ordinary operations, Damon, directly and through third parties and contractors, may handle hazardous substances within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act and similar U.S. federal and state statutes and, as a result, may be jointly and severally liable for all or part of the costs required to clean up sites at which any such hazardous substances have been released into the environment.

European Union

Hazardous Substances

Should Damon expand manufacturing into the EU, it would also be subject to regulations governing the proper handling, and disposal of products containing hazardous substances in the EU, including the EU Waste Framework Directive. In relation to Damon’s batteries, disposal would be governed by the Batteries Directive, which imposes, among other obligations, certain requirements in relation to the disposal of batteries, such as that producers of batteries and producers of other products that incorporate a battery are responsible for the waste management of batteries that they place on the market, in particular the financing of collection and recycling schemes.

In December 2020, the EU proposed a new Batteries Regulation, which, if passed, would include obligations with respect to the amount of recycled content required in batteries placed on the EU market and would introduce mandatory supply chain due diligence obligations with respect to the materials used in its batteries.

Manufacturer and Dealer Regulation in the United States

State laws regulate the manufacture, distribution, sale, and service (including delivery) of motorcycles, and generally require vehicle manufacturers and dealers to be licensed in order to sell vehicles directly to customers in the state. Some states, however, do not permit motorcycle manufacturers to be licensed as dealers or to act in the capacity of a dealer. To sell vehicles directly to residents of these states, Damon must conduct the sale out of state over the internet or telephonically.

In addition, certain states and territories require service facilities to be available for vehicles sold in the state or territory, which may be interpreted to require service facilities to be available for vehicles sold over the internet or telephonically to residents of the state or territory. Puerto Rico, for example, is one such jurisdiction. Such laws could limit Damon’s ability to sell vehicles in states where Damon either does not maintain service facilities or where Damon does not have retail partners licensed to act as dealers who maintain service facilities within these states.

Damon believes that, as a matter of interstate commerce, it may sell an electric vehicle to any consumer in any state in the United States from a Damon retail partner that is duly licensed as a dealer by a state in the United States. That customer may contact a licensed Damon retail partner through the internet, by telephone or visiting the location directly. However, states that prohibit direct sales also restrict traditional sales activities. Accordingly, in order to test drive an electric vehicle or have an in-person discussion with a Damon salesperson regarding issues such as price, financing, trade-ins, options or similar purchase-related topics, a consumer residing in a direct sales-prohibited state would be required to either contact Damon through electronic means (e.g., Internet or telephone) or by traveling out of their home state to visit a licensed Damon retail partner in another state. With respect to service, vehicle manufacturers are prohibited from providing warranty service from an established location within several states. Service for customers residing in those states may in the future be provided by a mobile unit dispatched from a licensed service location in a nearby state where warranty service is allowed or by that customer driving their Damon vehicle (or having it towed) to a state which allows Damon or a licensed Damon retail partner to have a physical service location and perform warranty service activities.

Data Privacy and Cybersecurity Laws and Regulations

Damon’s business collects, uses, handles, stores, receives, transmits and otherwise processes different types of information about a range of individuals, including its customers, riders of its electric vehicles, website visitors, users of its mobile application, its employees and job applicants, and employees of companies it does business with (such as vendors and suppliers). As a result, Damon is and may become subject to existing and emerging federal, state, local and international laws and regulations related to the privacy, security and protection of such information.

The following is an overview of the legal and regulatory framework by jurisdiction that the Company may be subject to.

United States

Within the United States there are numerous data privacy and cybersecurity laws and regulations that the Company may be subject to. Example of these laws and regulations include the Federal Trade Commission (“FTC”) Act, the Gramm-Leach-Bliley Act, the Telephone Consumer Protection Act, the CAN-SPAM Act, California Consumer Privacy Act (“CCPA”), the California Privacy Rights Act (“CPRA”), the Virginia Consumer Data Protection Act (“VCDPA”), the Colorado Privacy Act (“CPA”), the Connecticut Data Privacy Rights Act (“CTDPA”) and the Utah Consumer Privacy Act (“UCPA”).

In the United States, while there is not a single generally applicable federal law governing the processing of personal information, there are federal laws that apply to the processing of certain types of information, or the processing of personal information by certain types of entities, and the Federal Trade Commission and state attorneys general may bring enforcement actions against companies that engage in processing of personal information in a manner that constitutes an “unfair” or “deceptive” trade practice.

In addition, certain states have enacted laws relating to data privacy and the processing of information about residents in those states. The CCPA, which went into effect on January 1, 2020, and applies to Damon’s business, imposes obligations and restrictions on businesses that handle personal information of California residents and provides new and enhanced data privacy rights to California residents, including the right to know, the right to delete and the right to opt out of the sale of personal information as well as additional protections for minors. Certain requirements in the CCPA remain uncertain due to ambiguities in the drafting of or incomplete guidance. Adding to the uncertainty, in November 2020, California voters also passed the CPRA, which amends and expands upon the CCPA, imposes additional obligations and sets forth additional privacy rights for California residents. Additional states, Virginia, Colorado, Connecticut and Utah, also recently enacted comprehensive data privacy laws. Virginia passed the VCDPA, Colorado passed the CCPA, Connecticut passed the CTDPA and Utah passed the UCPA. The CPRA and VCDPA become effective on January 1, 2023, the CPA and CTDPA become effective on July 1, 2023, and the UCPA becomes effective on December 31, 2023. There are currently draft CPRA regulations and draft CPA rules that, when passed, will supplement the CPRA and CCPA. Additionally, laws, regulations, and standards covering marketing and advertising activities conducted by telephone, email, mobile devices, and the Internet, may be applicable to Damon’s business, such as the TCPA, the CAN-SPAM Act and similar state and federal consumer protection laws. Damon is also subject to certain laws and regulations that have been enacted or proposed, such as “Right to Repair” laws, that could require it to provide third-party access to its network and/or vehicle systems.

European Union and the United Kingdom

By expanding into Europe and the UK, Damon will also become subject to laws, regulations and standards covering data protection and marketing and advertising, including the EU General Data Protection Regulation (“GDPR”) and the United Kingdom data protection regime, consisting primarily of the UK General Data Protection Regulation and the UK Data Protection Act (together referred to as the UK GDPR). The GDPR and UK GDPR regulate the processing of data relating to an identifiable individual (personal data) and impose stringent data protection requirements on organizations with significant penalties for noncompliance. The European Data Protection Board has also released data guidelines for connected vehicles, and the upcoming ePrivacy Regulation is in its final stages.

Rest of World

Regulators and legislators in jurisdictions around the world continue to propose and enact more stringent data protection and privacy laws. New laws as well as any significant changes to applicable laws, regulations, interpretations of laws or regulations, or market practices regarding privacy and data protection or regarding the manner in which Damon seeks to comply with applicable laws and regulations could require Damon to make modifications to its products, services, policies, procedures, notices and business practices. Many large geographies which may become important to Damon’s future success, including Australia, Brazil, Canada, China and India, have passed or are considering comparable data privacy legislation or regulations. Until prevailing compliance practices standardize, the impact of worldwide privacy regulations on Damon’s business and, consequently, its revenue, could be negatively impacted.

Damon prioritizes the trust of its customers and employees and places great emphasis on systems and product security, cybersecurity, and privacy. To earn this trust and comply with the above legal and regulatory framework, Damon is adopting and implementing a variety of technical and organizational security measures, procedures, and protocols designed to protect its systems, products and data, in accordance with the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework.

Utilizing the NIST Cybersecurity Framework, Damon has instituted a cybersecurity program designed to address the evolving cyber-threat landscape. This includes a company-wide risk management structure with capabilities to assess direct and indirect vendors and an enterprise Secure Software Development Lifecycle to ensure that Damon reduces its attack surface by remediating vulnerabilities in the development process itself. Additionally, Damon’s identity and access management procedures and controls are consistent with the NIST Cybersecurity Framework, including measures to validate and authenticate the identity of its corporate users.

Damon maintains a vulnerability management program that includes periodic scans designed to identify security vulnerabilities and implement remediations for potential customer-impacting issues that are found. In addition, Damon conducts penetration tests, receives threat intelligence, follows incident response procedures, and remediates vulnerabilities according to severity and risk. Further, seeking to implement effective management, control, and protection, Damon has established a centralized, organization-wide view of information assets.

Damon’s cloud security program seeks to enable secure cloud architecture deployments and extend security capabilities to the edge of Damon’s network where it interacts with customers. Damon works to increase cybersecurity awareness throughout its organization through education. Damon’s cloud-hosted website and mobile application software services are developed using industry-standard SecDevOps practices and are rigorously tested before deployment. Damon’s product software plan to utilize a zero-trust approach that employs signed certificates, encryption keys, authentication schemes, and cryptography algorithms, and Damon has deployed these measures as appropriate as part of its efforts to secure products’ communications and data transfers, vehicles and their components, including firmware over-the-air (“FOTA”) updates. Additionally, Damon utilizes pre-condition checks, sequence and dependency execution, failure detection, and rollback and recovery when performing updates during the FOTA process.

Damon has also commenced a corporate-wide data privacy program with dedicated cross-functional resources. The objective of Damon’s data privacy program is to facilitate beneficial uses of data to improve its products and services while preserving its customers’ privacy expectations and complying with applicable law. Global data privacy laws and practices are continually evolving, and will continue to guide the operational design, controls, procedures, and policies for Damon’s program. Damon’s strategy accounts for increased risk as its business scales by addressing appropriate security and access controls for customer and employee information. A core tenet of Damon’s privacy program is to implement privacy-by-design principles in both software and hardware development throughout the organization. Damon’s privacy program will continue to evolve and adapt, utilizing industry practices and tailored risk management frameworks, to allow for close collaboration across the organization, particularly between Damon’s information technology and legal functions.

Legal Proceedings

As of the date of this filing, we are not party to, nor is any of our property the subject of, any material pending legal proceedings reportable under Item 103 of Regulation S-K, except as disclosed below.

On March 7, 2025, the Company was served with a notice of civil claim (the “Notice”), which was filed on February 28, 2025, in the Supreme Court of British Columbia, by Damon Jay Mercredi Giraud, former director and CEO of the Company (the “Plaintiff”), against the Company and all of the directors of the Company. The Notice alleges, among other things, that in connection with the Plaintiff’s resignation: (i) the Board agreed to certain settlement terms which included provisions related to the payment of a listing bonus contingent on the Company’s successful listing on a recognized stock exchange (the “Listing Bonus”) and backpay for unpaid wages; and (ii) after the effective date of the Plaintiff’s resignation, the Company provided the Plaintiff with a written settlement agreement which fundamentally altered the terms of the previously agreed settlement terms, including the payment date for the Listing Bonus and backpay for unpaid wages; and (iii) that the Company has not discharged its obligations pursuant to the alleged settlement terms; and (iv) that the Plaintiff received a letter from major shareholders containing unfounded accusations against the Plaintiff and threatening him with legal action, and that such letter was sent by or at the direction of the Company. The Company was required to respond within 21 days after the date a copy of the Notice was served. As of the date of this the filing the Company and its directors have responded to the Notice and the Company denies the allegations of wrongdoing described in the Notice. The relief sought by the Plaintiff includes, among others, specific performance of the allegedly original verbal settlement terms, an order assigning any debts in the Plaintiff’s name owed by the Company to the Company, and special costs, or, in the alternative, breach of an employment contract, and damages for wrongful dismissal.

On April 11, 2025, Andy DeFrancesco (“DeFrancesco”) filed a notice of civil claim (the “Claim”) against the Company in the Supreme Court of British Columbia. In the Claim, DeFrancesco alleges that, in or around October 2023, the Company’s executives verbally agreed to issue $3.2 million worth of the Company’s Common Shares to DeFrancesco in exchange for past and future services provided to Damon, including advising and working with the Company on financings and other operational aspects. DeFrancesco further alleges the Common Shares were to be provided as soon as possible and that he delivered an irrevocable direction regarding delivery of the Common Shares in November 2023, however the Company has refused to issue the Common Shares. The relief sought by DeFrancesco includes specific performance of the alleged verbal agreement and damages for loss of opportunities caused by the alleged breach of contract or, alternatively, unjust enrichment on a quantum meruit basis for the services allegedly provided by DeFrancesco. The Company filed a response to the Civil Claim (defense) on May 9, 2025, denying all allegations.

MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this Offering Circular.

Name	Age	Position
Dominique Kwong	49	Chief Executive Officer and Director
Baljinder Bhullar	55	Chief Financial Officer and Director
Karan Sodhi	32	Director
Shashi Tripathi	47	Chairman of the Board
Melanie Figueroa	42	Director

Biographies

The following are brief profiles of the executive officers and directors of the Company, including a description of each individual’s principal occupation within the past five years:

Dominique (Dom) Kwong, Chief Executive Officer and Director

Mr. Kwong was appointed to serve as the Interim CEO and Director of the Company effective as of December 4, 2024 and was subsequently appointed CEO. He served as the Chief Technology Officer and Chief Operating Officer of Damon Motors Inc. from June 2017 to January 2023. Between January 2023 and December 2024, Mr. Kwong served as a consultant in the role of as Head of Electronics for Alpinestars, a globally recognized motorcycle apparel manufacturer. In this capacity, he contributed to strategic initiatives, R&D, and operational improvements for their Tech-Air airbag systems and other electronic products. Mr. Kwong’s in-depth knowledge and experience with the Company’s business in electric motorcycle development and manufacturing and extensive executive leadership background led us to conclude that he should serve as a director.

Baljinder (Bal) Bhullar, Chief Financial Officer and Director

Bal Bhullar was appointed to serve as CFO and Director of the Company with effect upon the closing of the Business Combination. She was appointed to serve as CFO of the Company’s wholly owned subsidiaries Damon Motors, Inc. and Damon Motors Corp. effective January 1, 2024. Ms. Bhullar brings over 20 years of experience in diversified business, investor relations, investment banking, financial & risk management serving as an executive and board member in both public and private companies across various sectors, including automotive, technology, manufacturing, e-commerce, transport, energy, resource and health/wellness. She previously served as CFO and Corporate Secretary of Foremost Lithium Resource and Technology (NASDAQ: FMST) from September 2023 to February 2024; CFO of ReCar (ReBuild Manufacturing) from January 2023 to March 2023; and Chief Compliance Officer, CFO and board member of ElectraMeccanica Vehicles Corp. (NASDAQ: SOLO) from October 2018 to December 2022. She has also served as President of the BC Risk Management Association and has held positions as a board member and executive of several private and public companies. Currently Ms. Bhullar is CFO and Board Member of the Company, Independent Board Member of Lexaria BioScience (NASDAQ: LEXX) and a member of the Board and CEO/Founder/board member of BKB Management Ltd. Ms. Bhullar is a Chartered Professional Accountant, Certified General Accountant, a CRM designation from Simon Fraser University and a diploma in Financial Management from British Columbia Institute of Technology. Ms. Bhullar has proven expertise with increasing market capitalization, raising capital, overseeing corporate governance, SOX, ESG, diversity and regulatory compliance, financial & strategic planning, as well as successfully completing initial public offerings, reverse mergers, business expansions, start-up operations, program development and product development which led us to the conclusion that she should serve as a director.

Melanie Figueroa, Director

Melanie Figueroa was appointed to serve as a member of the Board effective upon the closing of the Business Combination. Since May 2023, she has served as Co-Managing Partner of Next Move Partners LLC, an advisory firm that supports emerging growth companies navigating the complexities of the U.S. public markets in their capital raising and M&A growth initiatives. Since March 2024, Ms. Figueroa has also served as General Counsel to Grafiti LLC, a data analytics and statistical visualization software solution for engineers and scientists. From January 2020 until the closing of its business combination with XTI Aircraft Company in March 2024, Ms. Figueroa served as General Counsel to Inpixon, a Nasdaq listed global software technology company where she assisted the executive management team & board in defining and successfully executing its financing and M&A strategy, including domestic, cross-border and M&A transactions. Prior to her role as General Counsel, she was the Managing Partner of the NY office of a national law firm where she advised and assisted high growth companies in structuring & executing debt & equity financing transactions & a multitude of domestic & cross border M&A transactions, on both the buy side & sell side. Ms. Figueroa has over 15 years of experience advising executive management teams and board of directors of emerging growth companies seeking access to the U.S. public markets to raise capital and executing go public transactions through traditional IPO’s and other alternative structures, including reverse mergers, spin-offs, and SPACs which led us to the conclusion that she should serve as a member of the Board.

Karan Sodhi, Director

Karan Sodhi was appointed to serve as a member of the Board effective upon the closing of the Business Combination. He was appointed as a director of Damon in August 2024. He is a practicing lawyer, and the managing partner at Rockford Legal & Advisory LP, a regional law firm in Delta, British Columbia. Prior to his service with Damon, Karan was an Associate Lawyer at DuMoulin Black LLP from September 2022 to September 2023; General Counsel at SOL Global Investments from September 2021 to September 2022; and Associate Legal Counsel at Pan American Silver Corp from November 2019 to September 2021. Karan brings a breadth of knowledge and experience in corporate commercial transactions, securities, capital markets and estate planning. With nearly a decade of experience, Karan has become a trusted advisor to public companies and high-net-worth individuals, managing complex transactions and regulatory challenges which led us to the conclusion that he should serve as a member of the Board.

Shashi Tripathi, Chairman of the Board

Shashi Tripathi was appointed to serve as a member of the Board effective upon the closing of the Business Combination. He was appointed as a director of Damon in August 2024. Mr. Tripathi is a seasoned entrepreneur, investor, and advisor with extensive experience in technology, operations, supply chain, and manufacturing. He has served on the boards of several companies and has a proven track record in regulated industries, having received accolades such as the Best Patient Engagement Strategy and Medical Design Excellence awards. Mr. Tripathi has successfully led three companies to exits and since October 2019 has served as the founder and Managing Partner of Nurture Growth Fund, which invests in a diverse range of sectors including artificial intelligence, SaaS, digital health, and FinTech. Prior to his service with Damon, he has served as Chief Operating Officer and Chief Technology Officer of ImpediMed from July 2018 to June 2024. Additionally, he is currently the CEO of Sleepiz USA. Mr. Tripathi holds a master’s degree in industrial engineering and a bachelor’s degree in mechanical engineering. His valuable experience as an investor and advisor to early stage, pre-IPO companies across a variety of sectors led us to conclude that he should serve as a member of the Board.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition and Election of Directors

The Board is comprised of five members made up of a single class of directors. Each director is subject to re-election on an annual basis at each annual meeting of shareholders. The Board of Directors may establish the authorized number of directors from time to time by ordinary resolution. If, at any meeting of shareholders at which there should be an election of directors, the places of any of retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the then-current number of directors, the number of directors of the Company shall be deemed to be set at the number of directors actually elected or continued in office. Our directors hold office until the earlier of their death, resignation, retirement, disqualification or removal or until their successors have been duly elected and qualified. In the event of a casual vacancy in our Board, the remaining directors may fill such vacancy until the next annual meeting of shareholders.

Director Independence

We have determined that Mr. Karan Sodhi and Mr. Shashi Tripathi are independent directors in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director nor any of his, her or their family members has engaged in various types of business dealings with the Company.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operate pursuant to a charter to be adopted by our Board of Directors. The Board of Directors may also establish other committees from time to time to assist our company and the Board. Our committees’ charters are available on our website at https://damon.com/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this Offering Circular.

Audit Committee

Our Audit Committee consists of Melanie Figueroa, Shashi Tripathi and Karan Sodhi. Mr. Tripathi and Mr. Sodhi have been determined by the Board to satisfy the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Karan Sodhi, who the Board has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The principal duties and responsibilities of our Audit Committee include, among other things:

●	reviewing and recommending for approval to the Board the annual financial statements (individually and collectively, the “annual Financial Statements”), accounting policies that affect the Financial Statements, annual Management Discussion and Analysis (“MD&A”) and associated press release;

●	reviewing and approving, or recommending for approval to the Board, the quarterly financial statements (individually and collectively, the “quarterly Financial Statements”, collectively with the annual Financial Statements, the “Financial Statements”), quarterly MD&A and associated press release;

●	reviewing the annual report for consistency with the financial disclosure referenced in the annual Financial Statements;

●	assessing the adequacy of procedures in place for the review of our public disclosure of financial information extracted or derived from annual or quarterly Financial Statements and periodically assess the adequacy of such procedures;

●	reviewing any significant issues affecting financial reports;

●	reviewing any developments in the International Financial Reporting Standards as issued by the IFRS Foundation and the International Accounting Standards Board (IASB) or U.S. Generally Accepted Accounting Principles as issued by the Financial Accounting Standards Board (FASB) that could affect the Company;

●	reviewing and approving any earnings guidance to be provided by the Company;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	reviewing with management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting;

●	reviewing with our Chief Executive Officer and the Chief Financial Officer our disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures;

●	discussing with our Chief Executive Officer and the Chief Financial Officer all elements of certification required pursuant to National Instrument 52-109 and the Sarbanes-Oxley Act of 2002, as applicable;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	reviewing and monitoring the processes in place to identify and manage the principal risks that could impact our financial reporting;

●	reviewing and approving corporate investment policies; and

●	assessing the effectiveness of the overall process for identifying principal business risks and report thereon to the Board.

Compensation Committee

Our Compensation Committee consists of Melanie Figueroa, Shashi Tripathi and Karan Sodhi. Each of Mr. Tripathi and Mr. Sodhi were determined by the Board to satisfy the independence requirements under Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of our Compensation Committee is Shashi Tripathi. The principal duties and responsibilities of our Compensation Committee include, among other things:

●	overseeing and administering our incentive compensation and other equity-based plans and recommending any changes to the Board as needed, as well as exercising the authority of the Board with respect to the administration of such plans;

●	reviewing and approving the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

●	reviewing and recommending to the board of directors the evaluation process and compensation structure of our other executive officers;

●	periodically reviewing and making recommendations to the Board regarding the compensation of non-management directors, including Board and Committee retainers, meeting fees, equity-based compensation and such other forms of compensation and benefits as the Committee may consider appropriate;

●	overseeing the appointment and removal of executive officers, and reviewing and approving for executive officers, including the Chief Executive Officer, any employment, severance or change in control agreements; and

●	approving any loans to employees as allowed by law.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Melanie Figueroa, Shashi Tripathi and Karan Sodhi. Mr. Tripathi and Mr. Sodhi were determined by the Board to satisfy the independence requirements under Nasdaq listing standards. The chair of our Nominating and Corporate Governance Committee is Shashi Tripathi.

The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

●	identifying and recommending to the Board individuals qualified to be nominated for election to the Board of Directors;

●	recommending to the Board the members and Chair for each Board committee;

●	reviewing and assessing our corporate governance principles and make recommendations for changes thereto to the Board; and

●	establishing and overseeing appropriate director orientation and continuing education programs.

Board Leadership Structure

The Board and management believe that the choice of whether the Chair of the Board should be an executive of our company, or a non-executive or independent director, depends upon a number of factors, taking into account the candidates for the position and the best interests of our Company and our shareholders. Shashi Tripathi serves as the Board Chair and is an independent director. However, the Board may decide in the future to unite the roles of Chairman and Chief Executive Officers if it determines that such structure provides better and more effective oversight and management of the Company. In such case, the Board may also consider appointing a lead independent director, if the circumstances warrant it. When the Board convenes for a meeting, it is expected that the nonmanagement directors will meet in one or more executive sessions, if the circumstances warrant it.

Role of Board in Risk Oversight Process

The Board is responsible for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business and the steps the Company takes to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews and monitors the processes in place to identify and manage the principal risks that could impact our financial reporting. It also reviews and approves corporate investment policies and assesses the effectiveness of our overall process for identifying principal business risks. Oversight by the Audit Committee includes direct communication with the Company’s external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of the Company’s compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and corporate practices. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk is considered by the Board as a whole.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee serves or served during the fiscal year ended June 30, 2024, as a member of the Board or compensation committee of a company that has one or more executive officers serving as a member of the board of directors or compensation committee.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. There is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person, including directors, pursuant to which the officer was selected to serve as an officer or director.

Code of Business Conduct and Ethics

The Company adopted a written code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the corporate website at https://damon.com/. In addition, the Company intends to post on its website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through its website, and you should not consider it to be a part of this Offering Circular.

Foreign Private Issuer Status

The Company has determined that it qualifies as a “foreign private issuer,” as such term is defined in Rule 3b-4 under the Exchange Act, based on the applicable criteria as of the last business day of the Company’s most recently completed second fiscal quarter, ended December 31, 2024. Notwithstanding the Company’s qualification as a foreign private issuer, the Company has voluntarily chosen to file with the SEC periodic and current reports and registration statements on forms prescribed for U.S. domestic issuers, including annual reports on Form 10-K, quarterly reports on Form 10-Q, including this quarterly report, current reports on Form 8-K, and registration statements on Form S-1, instead of filing on the reporting and registration forms available to foreign private issuers. The SEC Forms prescribed for U.S. domestic issuers are more detailed and extensive in certain respects, and must be filed more promptly, than the forms currently available to foreign private issuers.

Although the Company has chosen to file periodic and current reports on U.S. domestic issuer forms, the Company will maintain its status as a foreign private issuer as long as it meets the qualifications for a foreign private issuer under the Exchange Act. Accordingly, the Company intends to avail itself of exemptions from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies.

As a foreign private issuer, the Company will avail itself of the following exemptions from the provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic issuers, including:

●	sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act; and

●	sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time.

Accordingly, the Company’s officers, directors and principal shareholders are exempt from the requirements to report transactions in the Company’s equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, the Company is also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

EXECUTIVE COMPENSATION

Executive Compensation

The table below sets forth, for the last two fiscal years, the compensation earned by (i) each individual who served as our principal executive officer during the last fiscal year, (ii) our two other most highly compensated executive officers, other than our principal executive officer, who were serving as an executive officer at the end of the last fiscal year and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at the end of the last fiscal year. Together, these individuals are sometimes referred to as the named executive officers (“NEOs”).

Any compensation amounts to Nadir Ali prior to the Business Combination reflect amounts paid by Grafiti Holding. Any compensation amounts to the other NEOs prior to the Business Combination reflect amounts paid by Damon Motors.

					Stock	Option		All Other
		Salary		Bonus	Awards	Awards		Compensation		Total
Name and Principal Position	Year	($)		($)	($)	($)		($)		($)
Dominique Kwong	2025	$107,159		$-	$-	$-		$-		$107,159
Chief Executive Officer(1)	2024	$-		$-	$-	$-		$-		$-
Baljinder Bhullar	2025	$312,948		$1,000,000	$-	$-		$-		$1,312,948
Chief Financial Officer(2)	2024	$121,473		$-	$-	$-		$-		$121,473
Former Executives
Nadir Ali	2025	$325,000	(8)	$-	$-	$-		$400,000	(9)	$725,000
Former Chief Executive Officer(3)	2024	$-		$-	$-	$219,627	(7)	$45,000	(6)	$264,627
Damon Jay Giraud	2025	$140,739		$-	$-	$-		$137,454	(10)	$278,193
Former Chief Executive Officer(4)	2024	$270,188		$-	$-	$-		$7		$270,195
Derek Dorresteyn	2025	$162,500		$-	$-	$-		$144,231	(10)	$306,731
Former Chief Technology Officer(5)	2024	$234,163		$-	$-	$-		$7		$234,170

(1)	Mr. Kwong was appointed Interim CEO of Damon effective December 4, 2024, and was appointed CEO on July 16, 2025.
(2)	Ms. Bhullar was appointed CFO of Damon Motors effective January 1, 2024, and became CFO of Damon upon the closing of the Business Combination on November 13, 2024.

(3)	Mr. Ali served as the sole director and officer of Grafiti Holding prior to the Business Combination and resigned from all director and officer positions upon the closing of the Business Combination on November 13, 2024.

(4)	Mr. Giraud served as the CEO of Damon Motors prior to the Business Combination and became CEO of Damon upon the closing of the Business Combination on November 13, 2024. Mr. Giraud resigned from all director and officer positions with Damon effective December 4, 2024.

(5)	Mr. Dorresteyn served as the CTO of Damon Motors prior to the Business Combination and became CTO of Damon upon the closing of the Business Combination on November 13, 2024. Mr. Dorresteyn separated from the Company on January 15, 2025.

(6)	Includes service fees paid by Grafiti Holding to Mr. Ali for the period from April 1, 2024 through June 30, 2024.

(7)	The fair value of employee option grants were estimated on the date of grant using the Black-Scholes option valuation model with probability weighted scenarios of the company “As-Is” on a standalone basis and on a “Merger” basis assuming the completion of the Business Combination..

(8)	Includes fee paid by Grafiti Holding to Mr. Ali upon closing the Business Combination.

(9)	Includes service fees paid by Grafiti Holding to Mr. Ali for the period from July 1, 2024 through June 30, 2025.

(10)	Includes severance amount to Mr. Giraud and Mr. Dorresteyn.

Outstanding Equity Awards at Fiscal Year-End

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our NEOs as of June 30, 2025.

Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise prices ($)	Option expiration date	Number of shares of restricted stock #	Market value of shares of restricted stock ($)
Dominique Kwong	—	—		—	—	—	—	—	—
Baljinder Bhullar	—	—		—	—	—	—	—	—
Nadir Ali	—	—		—	—	—	—	—	—
Damon Jay Giraud	—	—		—	—	—	—	—	—
Derek Dorresteyn	05/25/2020	4,606	(1)	—	—	$77.32	07/14/2025	—	—

(1)	This option is 100% vested.

Employment Agreements and Other Arrangements

Executive Employment Services Agreement with Dominque Kwong

On July 16, 2025, following the approval of the Board, the Company entered into a new executive employment services agreement with Dominique Kwong, our Chief Executive Officer and a director, with an initial term commencing on July 16, 2025 and expiring on July 16, 2028 (the “Kwong Agreement”). The Kwong Agreement supersedes the Company’s prior Interim Executive Employment Agreement, dated December 4, 2024, and its Amendment to Interim Executive Agreement, dated May 4, 2025, as between the Company and Mr. Kwong.

The initial term of the Kwong Agreement is subject to automatic renewal for successive 90-day periods unless either the Company or Mr. Kwong provides written notice of non-renewal at least 90 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Kwong Agreement: (i) Mr. Kwong provides various employment services to the Company which are inclusive of his duties and responsibilities commensurate with his position as our CEO; and (ii) Mr. Kwong is entitled to: (a) a gross monthly salary of CAD$39,947 (the “Monthly Salary”); (b) a yearly cash bonus (each, a “Bonus”) of up to 100% of his then aggregate annual Monthly Salary based upon certain performance goals to be determined by the Board or the compensation committee of the Board (the “Compensation Committee”) from year to year; (c) a short-term incentive payment (each, a “STIP Bonus”) from 0% to up to 100% of his then aggregate annual Monthly Salary based upon certain factors to be determined by the Board or the Compensation Committee from time to time; (d) a time-based vesting incentive stock option to purchase up to an aggregate of 1,000,000 common shares of the Company, vesting as to not less than one-quarter of the option shares on each of the following dates: the date of grant, and the dates that are six, 12, and 18 months thereafter; (e) a restricted stock unit award (the “RSU”) to acquire up to an aggregate of 1,000,000 common shares of the Company, vesting as to not less than one-half of the RSU shares on each of the dates that are 12 and 24 months, respectively, from the date of grant; (f) participation in any long-term incentive program introduced by the Company from time to time; (g) participation in all Company employee benefit and health insurance plans (each, a “Benefit”); and (h) four weeks of accrued vacation per calendar year (the “Vacation”). Additionally, the Company will pay Mr. Kong a one-time signing bonus of CAD$126,110 as soon as reasonably practicable, and no later than five business days after it has raised at least US$2.5 million, in recognition of the execution of the Kwong Agreement and the retroactive salary adjustment.

If the Company elects to not renew the Kwong Agreement, and provided that Mr. Kwong is in compliance with the relevant terms and conditions of the Kwong Agreement, the Company shall be obligated to provide a termination package to Mr. Kwong as follows: (i) a cash payment equating to any outstanding Monthly Salary, Vacation pay and annual performance Bonus and STIP Bonus entitlements (if any and calculated pro rata up to the date of termination) earned by Mr. Kwong to the date of termination (collectively, the “Outstanding Amounts”); (ii) a cash payment equal to six months’ of Monthly Salary for each year of employment commencing on December 4, 2024 and ending on the date of termination, up to a total maximum of 18 months (the “Severance Period”) of Monthly Salary (the “Termination Amount”), with the Termination Amount being payable in equal monthly installments over the Severance Period; (iii) confirmation that all of Mr. Kwong’s then Benefits coverage would be extended for a period of 12 months from the date of termination (the “Benefits Extension”); and (iv) subject to the applicable provisions of the Kwong Agreement and the Company’s then Stock Incentive Plan, Mr. Kwong shall be entitled to exercise any unexercised and fully vested portion of any stock options for a period of 12 months from the date of termination (the “Options Extension”).

If the Company elects to terminate the Kwong Agreement without Just Cause (as defined therein), or if Mr. Kwong terminates the Kwong Agreement for Good reason as a result of a Change of Control (each as also defined therein), and provided that Mr. Kwong is in compliance with the relevant terms and conditions of the same, the Company shall be obligated to provide a termination package to Mr. Kwong as follows: (i) a cash payment equal to all Outstanding Amounts to the date of termination; (ii) a cash payment equal to the Termination Amount, payable in equal monthly installments during the Severance Period; (iii) confirmation of the Benefits Extension; and (iv) subject to the applicable provisions of the Kwong Agreement and the Company’s then Stock Incentive Plan, confirmation of the Options Extension.

If Mr. Kwong elects to terminate the Kwong Agreement, except for Good Reason, and provided that Mr. Kwong is in compliance with the relevant terms and conditions of the Kwong Agreement, or if the Company elects to terminate the Kwong Agreement for Just Cause, then the Company shall only be obligated to provide Mr. Kwong a cash payment equal to all Outstanding Amounts as of the date of termination.

The Kwong Agreement will be deemed terminated on the 30th calendar day following the death or disability of Mr. Kwong, in which case the Company shall be obligated to provide a termination package to Mr. Kwong, or Mr. Kwong’s estate as the case may be, as follows, provided that Mr. Kwong is or was in compliance with the relevant terms and conditions of the Kwong Agreement: (i) a cash payment equal to all Outstanding Amounts to the date of termination; (ii) if disabled only, confirmation of the Benefits Extension; and (iii) subject to the applicable provisions of the Kwong Agreement and the Company’s Stock Incentive Plan, Mr. Kwong, or Mr. Kwong’s estate as the case may be, confirmation of the Options Extension.

Executive Employment Services Agreement with Baljinder (Bal) Bhullar

On July 16, 2025, following the approval of the Board, we entered into a new executive employment services agreement with Baljinder (Bal) Bhullar, our Chief Financial Officer and a director, with an initial term commencing on July 16, 2025 and expiring on July 16, 2028 (the “Bhullar Agreement”). The Bhullar Agreement supersedes the prior Executive Employment Agreement, dated December 24, 2023, as amended by a certain Employment Side Letter Agreement dated January 1, 2024, as between Damon Motors Inc. and Ms. Bhullar.

The initial term of the Bhullar Agreement is subject to automatic renewal for successive 90-day periods unless either the Company or Ms. Bhullar provides written notice of non-renewal at least 90 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Bhullar Agreement: (i) Ms. Bhullar provides various employment services to the Company which are inclusive of her duties and responsibilities commensurate with her position as our CFO; and (ii) Ms. Bhullar is entitled to: (a) a gross monthly salary of CAD$37,035.75 (the “Monthly Salary”); (b) a yearly cash bonus (each, a “Bonus”) of up to 100% of her then aggregate annual Monthly Salary based upon certain performance goals to be determined by the Board or the Compensation Committee from year to year; (c) a short-term incentive payment (each, a “STIP Bonus”) from 0% to up to 100% of her then aggregate annual Monthly Salary based upon certain factors to be determined by the Board or the Compensation Committee from time to time; (d) a time-based vesting incentive stock option to purchase up to an aggregate of 750,000 common shares of the Company, vesting as to not less than one-quarter of the option shares on each of the following dates: the date of grant, and the dates that are six, 12, and 18 months thereafter; (e) an RSU award to acquire up to an aggregate of 750,000 common shares of the Company, vesting as to not less than one-half of the RSU shares on each of the dates that are 12 and 24 months, respectively, from the date of grant; (f) participation in any long-term incentive program introduced by the Company from time to time; (g) participation in all Company employee benefit and health insurance plans (each, a “Benefit”); and (h) four weeks of accrued vacation per calendar year (the “Vacation”).

If the Company elects to not renew the Bhullar Agreement, and provided that Ms. Bhullar is in compliance with the relevant terms and conditions of the Bhullar Agreement, the Company shall be obligated to provide a termination package to Ms. Bhullar as follows: (i) a cash payment equating to any outstanding Monthly Salary, Vacation pay and annual performance Bonus and STIP Bonus entitlements (if any and calculated pro rata up to the date of termination) earned by Ms. Bhullar to the date of termination (collectively, the “Outstanding Amounts”); (ii) a cash payment equal to six months’ of Monthly Salary for each year of employment commencing on January 1, 2024 and ending on the date of termination, up to a total maximum of 18 months (the “Severance Period”) of Monthly Salary (the “Termination Amount”), with the Termination Amount being payable in equal monthly installments over the Severance Period; (iii) confirmation that all of Ms. Bhullar’s then Benefits coverage would be extended for a period of 12 months from the date of termination (the “Benefits Extension”); and (iv) subject to the applicable provisions of the Bhullar Agreement and the Company’s then Stock Incentive Plan, Ms. Bhullar shall be entitled to exercise any unexercised and fully vested portion of any stock options for a period of 12 months from the date of termination (the “Options Extension”).

If the Company elects to terminate the Bhullar Agreement without Just Cause (as defined therein), or if Ms. Bhullar terminates the Bhullar Agreement for Good Reason as a result of a Change of Control (each as also defined therein), and provided that Ms. Bhullar is in compliance with the relevant terms and conditions of the same, the Company shall be obligated to provide a termination package to Ms. Bhullar as follows: (i) a cash payment equal to all Outstanding Amounts to the date of termination; (ii) a cash payment equal to the Termination Amount, payable in equal monthly installments during the Severance Period; (iii) confirmation of the Benefits Extension; and (iv) subject to the applicable provisions of the Bhullar Agreement and the Company’s then Stock Incentive Plan, confirmation of the Options Extension.

If Ms. Bhullar elects to terminate the Bhullar Agreement, except for Good Reason, and provided that Mr. Bhullar is in compliance with the relevant terms and conditions of the Bhullar Agreement, or if the Company elects to termination the Bhullar Agreement for Just Cause, then the Company shall only be obligated to provide Ms. Bhullar a cash payment equal to all Outstanding Amounts to the date of termination.

The Bhullar Agreement will be deemed terminated on the 30th calendar day following the death or disability of Ms. Bhullar, in which case the Company shall be obligated to provide a termination package to Ms. Bhullar, or Ms. Bhullar’s estate as the case may be, as follows, provided that Ms. Bhullar is or was in compliance with the relevant terms and conditions of the Bhullar Agreement: (i) a cash payment equal to all Outstanding Amounts to the date of termination; (ii) if disabled only, confirmation of the Benefits Extension; and (iii) subject to the applicable provisions of the Bhullar Agreement and the Company’s Stock Incentive Plan, Ms. Bhullar, or Ms. Bhullar’s estate as the case may be, confirmation of the Options Extension.

Advisory Services and Consulting Agreement with Nadir Ali

The Company paid Mr. Ali a fee of $15,000 per month for services rendered to the Company since April 1, 2024 and until the closing of the Business Combination. Grafiti Holding has entered into a Consulting Agreement with Mr. Ali on September 25, 2024 (the “Ali Consulting Agreement”), pursuant to which Mr. Ali will advise on public company reporting and compliance matters, business development, growth strategies and other operational matters as requested.

Pursuant to the terms of the Ali Consulting Agreement, the Company agreed to pay Mr. Ali, through a wholly owned affiliated entity, 3AM Investments LLC, a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination. In connection with the terms of the Ali Consulting Agreement, Mr. Ali will advise on public company reporting and compliance matters, strategic business development and growth strategies and other operational matters as requested.

As compensation under the Ali Consulting Agreement, Mr. Ali is entitled to a fee of $325,000 upon closing the Business Combination and his monthly fee will increase to $54,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Ali Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination. The Company has the right to terminate the Ali Consulting Agreement with 30 days’ notice; however, if it is terminated by the Company prior to the six month anniversary of the closing of the Business Combination (the “Ali Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mr. Ali, the monthly fee will continue to be paid for the remainder of the Ali Guaranteed Period. Mr. Ali has the right to terminate the Ali Consulting Agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Ali Guaranteed Period will continue to be paid.

Employment Agreement with Jay Giraud

On March 23, 2022, Damon entered into an employment agreement with Jay Giraud (the “Giraud Employment Agreement”) for the employment of Mr. Giraud as the CEO of Damon. Under the Giraud Employment Agreement, Damon agreed to pay Mr. Giraud an annual base salary of $350,000 (CAD$450,000) and a bonus in the range of $195,000 to $450,000, subject to the approval of the board of directors of Damon. Pursuant to an employment side letter agreement dated October 17, 2024, Mr. Giraud is entitled to receive a $1 million listing bonus subject to the continued service with the Company for a period of 375 days following the date of public listing (“Service Period”). The listing bonus shall be paid out as soon as practicable at the time when the board determines that it is in the best interests of the Company to do so, having due regard to the Company’s financial situation. Notwithstanding the preceding sentence the listing bonus shall be paid promptly following the completion of the Service Period.

Mr. Giraud may terminate the Giraud Employment Agreement and Mr. Giraud’s employment with Damon at any time by providing Damon with eight weeks’ prior written working notice. Damon may waive all or any part of the notice given by Mr. Giraud and direct Mr. Giraud not to report for work for any part of the notice period. In these circumstances, Mr. Giraud would then be paid all outstanding wages (including accrued but unpaid vacation pay) owing up to and including the effective resignation date. In no event will Damon be required to pay Mr. Giraud more than twelve weeks’ pay (plus accrued but unused vacation pay) based on Mr. Giraud’s base salary at the time of resignation.

Damon may terminate the Giraud Employment Agreement and the Mr. Giraud’s employment at any time, without cause, upon Damon providing Mr. Giraud with notice of termination or pay in lieu of notice (which shall be calculated based exclusively on Mr. Giraud’s base salary at the time of termination), or some combination of the two, equal to (i) three months’ notice during his/her first year of service; plus (ii) an additional four weeks’ notice for every completed year of service thereafter, subject to an overall maximum entitlement of 42 weeks (the “Notice Period”).

Damon will continue to pay the premiums required to maintain Mr. Giraud’s participation in whatever extended health and/or dental group benefit plans Mr. Giraud is covered by at the time Mr. Giraud receives the notice of termination, until the earlier of the end of the applicable Notice Period or the date on which Mr. Giraud becomes eligible to participate in similar benefits through alternate or self-employment, whichever occurs first and provided that in no event will Mr. Giraud’s benefit coverage be terminated prior to the expiration of the applicable statutory notice period. All other benefits or benefit coverage in place at the time shall be discontinued at the end the applicable statutory notice period.

Damon may terminate the Giraud Employment Agreement and Mr. Giraud’s employment without notice of termination or pay in lieu of notice at any time for Cause. For the purposes of the Giraud Employment Agreement, the term “Cause” includes: (a) the existence of cause for termination of employment at common law, including situations involving fraud, dishonesty, illegality, breach of statute or regulation, conflict of interest, gross negligence in the performance of Mr. Giraud’s duties, or gross incompetence; (b) any material breach of the provisions of this Agreement; (c) wilful disobedience of a reasonable direction from Damon; (d) neglect of duty; (e) misconduct that undermines Damon’s confidence in Mr. Giraud’s ability to effectively carry out the duties and responsibilities of his/her position; or (f) any material violation of Damon’s policies and procedures, as determined by Damon in its sole and absolute discretion. In the event of a termination for Cause, Mr. Giraud will receive payment of any salary and vacation pay earned up to and including the date of termination. All other entitlements that Mr. Giraud may have as of the date of termination will be automatically extinguished, except for such minimum mandated entitlements, if any, as may be required by the Employment Standards Act (British Columbia).

Upon termination of employment for any reason, Mr. Giraud will cease to be and shall immediately resign as an officer or director of Damon.

This provision regarding termination of employment will apply regardless of any changes to the terms and conditions of Mr. Giraud’s employment subsequent to Mr. Giraud’s signing of the Giraud Employment Agreement including, but not limited to, promotions and transfers, unless the parties expressly agree otherwise in writing.

There is a non-solicit and other post-employment restrictions present in the Giraud Employment Agreement.

There are no provisions with respect to change of control in the Giraud Employment Agreement.

Employment Agreement with Derek Dorresteyn

On July 12, 2021, Damon entered into an employment agreement with Derek Dorresteyn (the “Dorresteyn Employment Agreement”) for the provision of CTO services. Under the Dorresteyn Employment Agreement, Damon agreed to pay Mr. Dorresteyn an annual base salary of $300,000 (CAD$390,000) and a bonus subject to and conditioned upon the terms and conditions of the applicable plan, as well as the Mr. Dorresteyn’s continued employment by Damon in good standing through the bonus payment date and neither party having delivered notice of an intent to terminate. Mr. Dorresteyn’s employment through the bonus payment date as permitted by applicable law. Pursuant to an employment side letter agreement dated October 17, 2024, Mr. Dorresteyn is entitled to receive a $1 million bonus subject to the continued service with the Company for a period of 375 days following the date of public listing (“Service Period”). The listing bonus shall be paid out as soon as practicable at the time when the board of directors of Damon determines that it is in the best interests of the Company to do so, having due regard to the Company’s financial situation. Notwithstanding the preceding sentence the listing bonus shall be paid promptly following the completion of the Service Period.

Upon Mr. Dorresteyn’s termination for any reason, Mr. Dorresteyn will be entitled to: (i) all earned but unpaid base salary through Mr. Dorresteyn’s separation date; (ii) any unpaid or unreimbursed business expenses incurred; (iii) any accrued but unused vacation through the separation date; and (iv) any benefits provided under Damon’s employee benefit plans, if any, following a termination of employment, in accordance with the terms contained in said plans (the “Accrued Obligations”). The Accrued Obligations will be payable to Mr. Dorresteyn as required by applicable law.

Mr. Dorresteyn may terminate the Dorresteyn Employment Agreement and Mr. Dorresteyn’s employment with Damon at any time by providing Damon with 12 weeks’ prior written notice. Damon may waive all or any part of the notice period given by Mr. Dorresteyn and direct Mr. Dorresteyn not to report for work for any part of the notice period. In these circumstances, where Damon elects to shorten the notice period, Mr. Dorresteyn would then be paid all Accrued Obligations owing up to and including the separation date.

Damon may terminate the Dorresteyn Employment Agreement and Mr. Dorresteyn’s employment at any time, without Cause. If Mr. Dorresteyn’s employment is terminated by Damon without Cause, in addition to the Accrued Obligations, Mr. Dorresteyn will be entitled to receive the Severance Benefits (defined below), subject to and contingent upon Mr. Dorresteyn executing a general release of claims satisfactory to Damon, which must be executed and effective (taking into account any applicable revocation period) on or before the sixtieth (60th) day following the separation date (the “Release Requirements”).

Damon will pay Mr. Dorresteyn any Severance Benefits, if payable, in a lump sum on the 60th day following the Separation Date, provided the Release Requirements have been satisfied. If the release has not been executed or is not effective (taking into account any applicable revocation period) by the 60th day following the Separation Date, Mr. Dorresteyn will not be entitled to any (and shall forfeit all) payments (other than the Accrued Obligations). For the avoidance of doubt, if Mr. Dorresteyn’s termination occurs other than by Damon without Cause, Mr. Dorresteyn will not be entitled to Severance Benefits. Other than as expressly provided herein, Mr. Dorresteyn shall not be entitled to receive any payments or benefits under the Dorresteyn Employment Agreement for periods after Mr. Dorresteyn’s Separation Date, and Damon will have no obligation to make any additional payments or provide any other benefits for periods after the Separation Date (except as may otherwise be required under the applicable law).

“Severance Benefits” means an amount equal to (i) three months of Mr. Dorresteyn’s base salary on the Separation Date; plus, if the Separation Date occurs after the first anniversary of the start date (ii) an additional four weeks of base salary for every full completed year of service thereafter, subject to an overall maximum entitlement of forty-two weeks.

Damon may terminate the Dorresteyn Employment Agreement and his employment immediately at any time for Cause. For the purposes of the Dorresteyn Employment Agreement, the term “Cause” includes: a) the existence of cause for termination of employment at common law, including situations involving fraud, dishonesty, illegality, breach of statute or regulation, conflict of interest, gross negligence in the performance of Mr. Dorresteyn’s duties, or gross incompetence; b) any material breach of the provisions of the Dorresteyn Employment Agreement; c) wilful disobedience of a reasonable direction from Damon; d) neglect of duty; e) misconduct that undermines Damon’s confidence in Mr. Dorresteyn’s ability to effectively carry out the duties and responsibilities of his/her position; f) material unauthorized use or disclosure of any Confidential Information of Damon or any other party to whom they owe an obligation of nondisclosure as a result of their relationship with Damon; g) Mr. Dorresteyn indictment, conviction, admission or plea of nolo contendere to any felony, or to any other crime that involves theft, fraud or moral turpitude; or h) any material violation of Damon’s policies and procedures, as determined by Damon in its sole and absolute discretion. In the event of a termination for Cause, Mr. Dorresteyn will receive payment of the Accrued Obligations.

Mr. Dorresteyn’s employment with Damon may be terminated immediately due to Mr. Dorresteyn’s death or Disability. In the event of a termination due to Executive’s death or Disability, Mr. Dorresteyn will receive payment of the Accrued Obligations. “Disability” will have the same meaning as such phrase is given under the long term disability plan sponsored by Damon as may be offered from time to time or, in the absence of such policy, if Mr. Dorresteyn becomes physically or mentally incapacitated or impaired and is therefore unable for a period of twelve (12) consecutive weeks in any six (6)-consecutive month period, or such longer period as may be required by applicable law, to perform Mr. Dorresteyn’s duties. Any question as to the existence of the disability of Mr. Dorresteyn shall be determined in writing by a qualified independent physician selected by Damon.

Upon termination of employment for any reason, Mr. Dorresteyn will cease to be and shall immediately resign as an officer or director of Damon, if applicable.

There is a non-solicit and other post-employment restrictions present in the Dorresteyn Employment Agreement.

There are no provisions with respect to change of control in the Dorresteyn Employment Agreement.

Employee Stock Incentive Plans

On June 11, 2024, the Company’s Board adopted a Stock Incentive Plan (the “Stock Incentive Plan”), which was approved by the Company’s the sole shareholder on June 11, 2024. Below is a summary of the Stock Incentive Plan.

Overview and Purpose

The Stock Incentive Plan provides flexibility to the Company to grant equity-based incentive awards (each, an “Award”) in the form of Options, RSUs, Restricted Shares, PSUs and DSUs, as described in further detail below.

The purpose of the Stock Incentive Plan is to, among other things, provide the Company with a share-related mechanism to attract, retain and motivate qualified directors, employees and consultants of the Company and its subsidiaries, to reward such of those directors, employees and consultants as may be granted awards under the Stock Incentive Plan by the Board from time to time for their contributions toward the long-term goals and success of the Company, and to enable and encourage such directors, employees and consultants to acquire Shares as long-term investments and proprietary interests in the Company.

Material Terms of the Stock Incentive Plan

Shares Subject to the Stock Incentive Plan

The maximum aggregate number of common shares that may be issued pursuant to Awards granted under the Plan (the “Share Reserve”) shall initially be 10,000,000, and the Share Reserve shall automatically increase on the first day of each calendar year beginning January 1, 2025, by a number of shares equal to the greatest of: (i) 3,000,000 Common Shares; (ii) twenty percent (20%) of the outstanding Common shares on the last day of the immediately preceding calendar quarter; or (iii) such number of Common Shares determined by the Plan Administrator. The Company shall at all times while the Stock Incentive Plan is in effect reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Awards granted under the Stock Incentive Plan. The Common Shares subject to the Stock Incentive Plan shall be either authorized and unissued or treasury common shares. Notwithstanding the foregoing, the aggregate number of Common Shares that may be issued during the term of the Stock Incentive Plan may not exceed 40,000,000. For clarity, the Share Reserve is a limitation on the number of Common Shares that may be issued pursuant to the Stock Incentive Plan. As a single Common Share may be subject to grant more than once (e.g., if a Common Share subject to an Award is forfeited, it may be made subject to grant again under the Stock Incentive Plan), the Share Reserve is not a limit on the number of Awards that can be granted. Up to 10,000,000 Common Shares may (but need not be) issued pursuant to the exercise of “incentive stock options” (within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”)) granted under the Stock Incentive Plan.

Any Common Shares issued by the Company through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company will not reduce the number of Common Shares available for issuance pursuant to the exercise of Awards granted under the Stock Incentive Plan.

Administration of the Stock Incentive Plan

The Stock Incentive Plan designates the Board as the initial Plan Administrator (as defined in the Stock Incentive Plan), subject to the ability of the Board to delegate from time to time all or any of the powers conferred on the Plan Administrator to a committee of the Board. The Board has resolved to delegate all powers of administration of the Stock Incentive Plan to the Compensation Committee.

The Plan Administrator determines which directors, officers, consultants and employees are eligible to receive Awards under the Stock Incentive Plan, the time or times at which Awards may be granted, the conditions under which awards may be granted or forfeited to the Company, the number of Common Shares to be covered by any Award, the exercise price of any Award, whether restrictions or limitations are to be imposed on the Common Shares issuable pursuant to grants of any Award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Plan Administrator may determine.

In addition, the Plan Administrator interprets the Stock Incentive Plan and may adopt guidelines and other rules and regulations relating to the Stock Incentive Plan and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Stock Incentive Plan.

Eligibility

All directors, employees and consultants are eligible to participate in the Stock Incentive Plan. The extent to which any such individual is entitled to receive a grant of an Award pursuant to the Stock Incentive Plan will be determined in the sole and absolute discretion of the Plan Administrator.

Types of Awards

Awards of Options, RSUs, Restricted Shares, PSUs and DSUs may be made under the Stock Incentive Plan. All of the Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting, settlement and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Stock Incentive Plan and will generally be evidenced by an Award agreement. In addition, subject to the limitations provided in the Stock Incentive Plan and in accordance with applicable law, the Plan Administrator may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards and waive any condition imposed with respect to Awards or common shares issued pursuant to Awards.

Options

An Option entitles a holder thereof to purchase a prescribed number of Common Shares at an exercise price set at the time of the grant. The Plan Administrator will establish the exercise price at the time each Option is granted. Except as otherwise determined by the Plan Administrator and specified in an Award agreement, exercise price of an Option granted under the Stock Incentive Plan will not be less than the greater of the closing market price of the Common Shares on (i) the trading day prior to the date of grant of the Option or (ii) the date of grant of the Option. Subject to any accelerated termination as set forth in the Stock Incentive Plan, each Option expires on its respective expiry date. The Plan Administrator will have the authority to determine the vesting terms applicable to grants of Options. Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as otherwise set forth in any written employment agreement, Award agreement or other written agreement between the Company or a subsidiary of the Company and the participant. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable. The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in the Stock Incentive Plan, such as vesting conditions relating to the attainment of specified performance goals.

Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Award agreement, an exercise notice must be accompanied by payment of the exercise price. A participant may, in lieu of exercising an Option pursuant to an exercise notice, elect to surrender such Option to the Company (a “Cashless Exercise”) in consideration for an amount from the Company equal to (i) the closing market price of the Common Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the Option (or portion thereof) surrendered relating to such Common Shares (the “In-the-Money Amount”), by written notice to the Company indicating the number of Options such participant wishes to exercise using the Cashless Exercise, and such other information that the Company may require. Subject to the provisions of the Stock Incentive Plan, the Company will satisfy payment of the In-the-Money Amount by delivering to the participant such number of Common Shares having a fair market value equal to the In-the-Money Amount.

Restricted Share Units

A RSU is a unit equivalent in value to a Common Shares credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Common Shares (or the value thereof) for each RSU after a specified vesting period. The Plan Administrator may, from time to time, subject to the provisions of the Stock Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year.

The number of RSUs (including fractional RSUs) granted at any particular time under the Stock Incentive Plan will be calculated by dividing: (a) the amount that is to be paid in RSUs, as determined by the Plan Administrator; by (b) the greater of (i) the market price of a Common Shares on the date of grant and (ii) such amount as determined by the Plan Administrator in its sole discretion.

The Plan Administrator shall have the authority to determine the settlement and any vesting terms applicable to the grant of RSUs, provided that the terms applicable to RSUs granted to U.S. taxpayers comply with Section 409A of the Code, to the extent applicable.

Upon settlement, holders will redeem each vested RSU for one fully paid and non-assessable Common Shares in respect of each vested RSU.

Restricted Shares

The Plan Administrator may, from time to time, subject to the provisions of the Stock Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Restricted Shares to any participant. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. During the restricted period applicable to a Restricted Share, the Restricted Share may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant.

As a condition to the grant of an Award of Restricted Shares, the Plan Administrator may allow a participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Shares; provided, that, to the extent applicable, any such election is intended to comply with Section 409A. Unless otherwise determined by the Plan Administrator and specified in the applicable Award Agreement, Common Shares distributed in connection with a share split or share dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Share with respect to which such share or other property has been distributed.

Performance Share Units

A PSU is a unit equivalent in value to a Common Shares credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Common Shares for each PSU after specific performance-based vesting criteria determined by the Plan Administrator, in its sole discretion, have been satisfied. The Plan Administrator may, from time to time, subject to the provisions of the Stock Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any participant in respect of services rendered by the applicable participant in a tax year. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a participant’s service and the settlement terms pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable Award agreement.

The Plan Administrator shall have the authority to determine the settlement and any vesting terms applicable to the grant of PSUs, provided that the terms applicable to PSUs granted to U.S. taxpayers comply with Section 409A of the Code, to the extent applicable. Upon settlement, holders will redeem each vested PSU for one fully paid and non-assessable Common Share in respect of each vested PSU.

Deferred Share Units

A DSU is a unit equivalent in value to a Common Shares credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Common Share (or, at the election of the holder and subject to the approval of the Plan Administrator, the cash value thereof) for each DSU on a future date. The Board may fix from time to time a portion of the total compensation (including annual retainer) paid by the Company to a director in a calendar year for service on the Board (the “Director Fees”) that are to be payable in the form of DSUs. In addition, each director is given, subject to the provisions of the Stock Incentive Plan, the right to elect to receive a portion of the cash Director Fees owing to them in the form of DSUs.

Except as otherwise determined by the Plan Administrator or as set forth in the particular Award agreement, DSUs shall vest immediately upon grant. The number of DSUs (including fractional DSUs) granted at any particular time will be calculated by dividing: (a) the amount of Director Fees that are to be paid in DSUs, as determined by the Plan Administrator; by (b) the market price of a Common Share on the date of grant. Upon settlement, holders will redeem each vested DSU for: (a) one fully paid and non-assessable Common Share in respect of each vested DSU, or (b) at the election of the holder and subject to the approval of the Plan Administrator, a cash payment on the date of settlement. Any cash payments made under the Stock Incentive Plan by the Company to a participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the market price per Common Share as at the settlement date.

Dividend Equivalents

Except as otherwise determined by the Plan Administrator or as set forth in the particular Award agreement, RSUs, PSUs and DSUs shall be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, as applicable, as of each dividend payment date in respect of which normal cash dividends are paid on Common Shares. Dividend equivalents shall vest in proportion to, and settle in the same manner as, the Awards to which they relate. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Common Share by the number of RSUs, PSUs and DSUs, as applicable, held by the participant on the record date for the payment of such dividend; by (b) the market price at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places.

Black-out Periods

In the event an Award expires, at a time when a scheduled blackout is in place or an undisclosed material change or material fact in the affairs of the Company exists, the expiry of such Award will be the date that is ten business days after which such scheduled blackout terminates or there is no longer such undisclosed material change or material fact.

Term

No Awards may be granted under the Stock Incentive Plan on or after the tenth anniversary of the Stock Incentive Plan.

While the Stock Incentive Plan does not stipulate a specific term for Awards granted thereunder, as discussed below, Awards may not expire beyond 10 years from its date of grant, except where shareholder approval is received or where an expiry date would have fallen within a blackout period of the Company. All Awards must vest and settle in accordance with the provisions of the Stock Incentive Plan and any applicable Award agreement, and which Award agreement may include an expiry date for a specific Award.

Termination of Employment or Services

The following describes the impact of certain events upon the participants under the Stock Incentive Plan, including termination for cause, resignation, termination without cause, disability, death or retirement, subject, in each case, to the terms of a participant’s applicable employment agreement, Award agreement or other written agreement:

(a)	Termination for Cause or upon Termination: Any Option or other Award held by the participant that has not been exercised, surrendered or settled as of the termination date (as defined in the Stock Incentive Plan) shall be immediately forfeited and cancelled as of the termination date;

(b)	Termination without Cause: A portion of any unvested Options or other Awards shall immediately vest, such portion to be equal to the number of unvested Options or other Awards held by the participant as of the termination date multiplied by a fraction the numerator of which is the number of days between the date of grant and the termination date and the denominator of which is the number of days between the date of grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Options may be exercised by the participant at any time during the period that terminates on the earlier of: (a) the expiry date of such Option; and (b) the date that is 90 days after the termination date. If an Option remains unexercised upon the earlier of (a) or (b), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option, such Award will be settled within 90 days after the termination date;

(c)	Disability: A portion of any unvested Options or other Awards shall immediately vest, such portion to be equal to the number of unvested Options or other Awards held by the participant as of the termination date multiplied by a fraction the numerator of which is the number of days between the date of grant and the termination date and the denominator of which is the number of days between the date of grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Option may be exercised by the participant at any time until the expiry date of such Option. Any vested Option may be exercised by the participant at any time until the expiry date of such Option. Any vested Award other than an Option will be settled within 90 days after the termination date;

(d)	Death: A portion of any unvested Options or other Awards shall immediately vest, such portion to be equal to the number of unvested Options or other Awards held by the participant as of the termination date multiplied by a fraction the numerator of which is the number of days between the date of grant and the termination date and the denominator of which is the number of days between the date of grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Option may be exercised by the participant’s beneficiary or legal representative (as applicable) at any time during the period that terminates on the earlier of: (a) the expiry date of such Option; and (b) the first anniversary of the date of the death of such participant. If an Option remains unexercised upon the earlier of (a) or (b), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option, such Award will be settled with the participant’s beneficiary or legal representative (as applicable) within 90 days after the date of the Participant’s death; and

(e)	Retirement: A portion of any unvested Options or other Awards shall immediately vest, such portion to be equal to the number of unvested Options or other Awards held by the participant as of the termination date multiplied by a fraction the numerator of which is the number of days between the date of grant and the termination date and the denominator of which is the number of days between the date of grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Option may be exercised by the participant at any time during the period that terminates on the earlier of: (a) the expiry date of such Option; and (b) the third anniversary of the participant’s date of retirement. If an Option remains unexercised upon the earlier of (a) or (b), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option, such Award will be settled within 90 days after the participant’s retirement. Notwithstanding the foregoing, if, following his or her retirement, the participant commences on the Commencement Date (as defined in the Stock Incentive Plan) employment, consulting or acting as a director of the Company or any of its subsidiaries (or in an analogous capacity) or otherwise as a service provider to any person that carries on or proposes to carry on a business competitive with the Company or any of its subsidiaries, any Option or other Award held by the participant that has not been exercised or settled as of the commencement date shall be immediately forfeited and cancelled as of the Commencement Date.

Change in Control

Under the Stock Incentive Plan, except as may be set forth in an employment agreement, Award agreement or other written agreement between the Company or a subsidiary of the Company and a participant:

(a)	the Plan Administrator may, without the consent of any participant, take such steps as it deems necessary or desirable, including to cause: (i) the conversion or exchange of any outstanding Awards into or for rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control (as defined below); (ii) outstanding Awards to vest and become exercisable, realizable or payable, or restrictions applicable to an Award to lapse, in whole or in part prior to or upon consummation of a Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such Change in Control; (iii) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award or realization of the participant’s rights as of the date of the occurrence of the transaction; (iv) the replacement of such Award with other rights or property selected by the Board in its sole discretion where such replacement would not adversely affect the holder; or (v) any combination of the foregoing; provided that: (A) in taking any of the foregoing actions, the Plan Administrator will not be required to treat all Awards similarly in the transaction; and (B) in the case of Options, RSUs and PSUs held by a Canadian taxpayer, the Plan Administrator may not cause the Canadian taxpayer to receive any property in connection with a Change in Control other than rights to acquire shares of a corporation or units of a “mutual fund trust” (as defined in the Income Tax Act (Canada) (the “Tax Act”)) of the Company or a “qualifying person” (as defined in the Tax Act) that does not deal at arm’s length (for purposes of the Tax Act) with the Company, as applicable, at the time such rights are issued or granted;

(b)	if within 12 months following the completion of a transaction resulting in a Change in Control (as defined below), a participant’s employment, consultancy or directorship is terminated by the Company or a subsidiary of the Company without Cause (as defined in the Stock Incentive Plan), without any action by the Plan Administrator:

(i)	any unvested Awards held by the participant at the termination date shall immediately vest; and

(ii)	any vested Awards may be exercised, surrendered to the Company, or settled by the participant at any time during the period that terminates on the earlier of: (i) the expiry date of such Award; and (ii) the date that is 90 days after the termination date. Any Award that has not been exercised, surrendered or settled at the end of such period being immediately forfeited and cancelled; and

(c)	unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the common shares will cease trading on Nasdaq, the Company may terminate all of the Awards (other than an Option, RSU or PSU held by a participant that is a resident of Canada for the purposes of the TaxAct) at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Award equal to the fair market value of the Award held by such participant as determined by the Plan Administrator, acting reasonably, provided that any vested Awards granted to U.S. taxpayers will be settled within 90 days of the Change in Control.

Subject to certain exceptions, a “Change in Control” includes: (i) any transaction pursuant to which a person or group acquires more than 50% of the outstanding common shares (assuming conversion of the other shares); (ii) the sale of all or substantially all of the Company’s assets; (iii) the dissolution or liquidation of the Company; (iv) the acquisition of the Company via consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise; (v) individuals who comprise the Board at the last annual meeting of shareholders (the “Incumbent Board”) cease to constitute at least a majority of the Board, unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, in which case such new director shall be considered as a member of the Incumbent Board; or (vi) any other event which the Board determines to constitute a change in control of the Company.

Non-Transferability of Awards

Except as permitted by the Plan Administrator and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a participant, by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Award pass to a beneficiary or legal representative upon the death of a participant, the period in which such Award can be exercised by such beneficiary or legal representative shall not exceed one year from the participant’s death.

Amendments to the Stock Incentive Plan

The Plan Administrator may also from time to time, without notice and without approval of the holders of Common Shares, amend, modify, change, suspend or terminate the Stock Incentive Plan or any Awards granted pursuant thereto as it, in its discretion, determines appropriate, provided that: (a) no such amendment, modification, change, suspension or termination of the Stock Incentive Plan or any Award granted pursuant thereto may materially impair any rights of a participant or materially increase any obligations of a participant under the Stock Incentive Plan without the consent of such participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements; and (b) any amendment that would cause an Award held by a U.S. Taxpayer to be subject to the income inclusion under Section 409A of the Code shall be null and void ab initio.

Notwithstanding the above, the approval of shareholders is required to effect any of the following amendments to the Stock Incentive Plan:

(a)	increasing the number of Common Shares reserved for issuance under the Stock Incentive Plan, except pursuant to the provisions in the Stock Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(b)	extending the term of an Option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the participant or within ten business days following the expiry of such a blackout period);

(c)	extending the term of an Option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the participant or within ten business days following the expiry of such a blackout period);

(d)	permitting an Option award to be exercisable beyond ten years from its date of grant (except where an expiry date would have fallen within a blackout period);

(e)	increasing or removing the limits on the participation of directors;

(f)	permitting Awards to be transferred to a person;

(g)	changing the eligible participants; and

(h)	deleting or reducing the range of amendments which require approval of the shareholders.

Except for the items listed above, amendments to the Stock Incentive Plan will not require shareholder approval. Such amendments include (but are not limited to): (a) amending the general vesting provisions of an Award; (b) amending the provisions for early termination of Awards in connection with a termination of employment or service; (c) adding covenants of the Company for the protection of the participants; (d) amendments that are desirable as a result of changes in law in any jurisdiction where a participant resides; and (e) curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error. Further, the Plan Administrator retains discretion under the Stock Incentive Plan to reprice out-of-the-money Options without obtaining shareholder approve.

Anti-Hedging Policy

Participants are restricted from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of Awards granted to them.

Policies and Practices for Granting Option Awards

The Company has not granted any new Option awards since becoming a reporting company, other than the replacement options issued to option holders of Damon Motors pursuant to the plan of arrangement between the Company and Damon Motors. The Compensation Committee does not plan to take material non-public information into account when determining the timing and terms of option Awards, and the Company does not plan to time the disclosure of such material non-public information for purposes of affecting the exercise price of the Options or the value of executive compensation. In addition, the Company does not plan to grant Options during the four business days prior to or the one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material non-public information.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of June 30, 2025 regarding the common shares to be issued upon exercise of outstanding options or available for issuance under equity compensation plans and other compensation arrangements that were (i) adopted by our security holders and (ii) were not approved by our security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)		Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	5,781	(1)	$186.74	13,282,097	(2)
Equity compensation plans not approved by security holders	-		$-	-
Total	5,781		$186.74	13,282,097

(1)	Represents 5,781 common shares that may be issued pursuant to outstanding stock options granted under the Stock Incentive Plan.

(2)	Represents 13,282,097 common shares available for future issuance in connection with equity award grants under the Stock Incentive Plan.

Director Compensation

The following table provides summary information regarding the compensation awarded to, earned by, or paid to our directors for the year ended June 30, 2025, excluding our current CEO, Dominique Kwong, and our former CEOs, Nadir Ali and Jay Giraud, whose aggregate compensation information is disclosed above.

	Fees Earned or paid in cash	Stock awards	Option awards	Non-equity Incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Current Non-Executive Directors:
Karan Sodhi(1)	$39,796	$-	$-	$-	$-	$-	$39,796
Shashi Tripathi(1)	$52,500	$-	$-	$-	$-	$-	$52,500
Melanie Figueroa(1)	$227,500	$-	$-	$175,000	$-	$-	$402,500

(1) Serving as directors since the closing of the Business Combination on November 13, 2024.

Subsequent to the closing of the Business Combination, the Board and the Compensation Committee approved the payment of the following compensation to its non-executive directors:

●	US$60,000 annual base retainer per director;

●	US$25,000 additional annual retainer payable to the director serving as lead director;

●	US$20,000 additional annual retainer payable to each director serving as chair of a committee of the Board

Consulting Agreement

The following summarizes the terms of the consulting agreements the Company has entered into with its director Melanie Figueroa.

Melanie Figueroa Consulting Agreement

Pursuant to the terms of a consulting agreement, dated September 25, 2024 (the “Figueroa Consulting Agreement”), the Company agreed to pay Ms. Figueroa, a fee of US$15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination. In connection with the terms of the Figueroa Consulting Agreement, Ms. Figueroa will advise on public company reporting and compliance matters, business development, growth strategies and other operational matters as requested. As compensation under the Figueroa Consulting Agreement, Ms. Figueroa is entitled to a fee of $175,000 upon closing the Business Combination and her monthly fee will increase to $29,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Figueroa Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the Figueroa Consulting Agreement with 30 days’ notice; however, if it is terminated by the Company prior to the Figueroa Guaranteed Period for any reason other than the gross negligence, recklessness or willful misconduct of Ms. Figueroa, the monthly fee will continue to be paid for the remainder of the Figueroa Guaranteed Period. Ms. Figueroa has the right to terminate the Figueroa Consulting Agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Figueroa Guaranteed Period will continue to be paid.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management” in this Offering Circular, the following is a description of each transaction since our incorporation, and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed the lesser of $120,000 and 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.

Certain Relationships and Related Party Transactions

Agreements Entered into by Grafiti Limited or Grafiti Holdings in connection with the SAVES Business

Grafiti Limited is a primary distributor in the UK and Western European region of the SAVES products. Historically, Grafiti UK relied on advances from the Parent, as its parent to satisfy expenses. The expenses incurred that were settled by the Parent consisted of salaries and benefits to certain employees of the Parent that provided services for the company. In addition, Grafiti Limited recorded cost of sales for the purchase of the SAVES software from the Parent at market value based on the price that the Parent would charge third parties for the purchase of its software with industry consistent margins.

In connection with the Solutions Divestiture, the Parent contributed the License, along with other assets and businesses, to Grafiti LLC, then a wholly-owned subsidiary of the Parent. As reported in the current report on Form 8-K filed by the Parent on February 23, 2024, the Parent sold 100% of the equity interest in Grafiti LLC to an entity controlled by Nadir Ali, our former Chief Executive Officer and sole director prior to the closing of the Business Combination, who also owned more than 5% of Grafiti Holding common shares immediately prior to the closing of the Business Combination. The Company has entered into a Distributor Agreement and an Administrative Support Service Agreement with Grafiti LLC. See the description of the terms of these agreements in “Business - License, Distribution and Administrative Service Arrangements with Grafiti LLC” herein.

Agreement Entered into by Grafiti Holding in connection with the Spinoff

Separation and Distribution Agreement

On October 23, 2023, the Parent and the Company entered into a Separation and Distribution Agreement, pursuant to which all of the outstanding shares of Grafiti Limited, were transferred to the Company, such that on December 26, 2023, Grafiti Limited became a wholly-owned subsidiary of Grafiti (the “reorganization”). Following the reorganization, and in connection with the spin-off of the Company from Parent, on December 27, 2023 (the “record date”), all of the outstanding common shares of the Company held by the Parent (the “Trust Shares”) were transferred to the Grafiti Holding Inc. Liquidating Trust (the “Trust”), to be held for the benefit of holders of the Parent’s common stock, preferred stock and those outstanding warrants that are contractually entitled to participate in the distribution of the Trust Shares, on a pro rata basis as of the record date (collectively, the “participating Parent securityholders”). On November 12, 2024 (the “distribution date”), the Trust Shares were delivered to the participating Parent securityholders, on a pro rata basis at a ratio of 1 Trust Share for every 50 shares of common stock the Parent held by the participating Parent securityholders, with all fractional shares being rounded up, resulting in the distribution of an aggregate of 28,293 (pre-reverse split - 3,536,746) Trust Shares to participating Parent securityholders.

Liquidating Trust Agreement

On December 27, 2023, Grafiti Holding, the Parent and the initial trustee of the trust have entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”), pursuant to which the Parent distributed the Grafiti Holding common shares owned by the Parent to the trust as of the record date and the trust will deliver the Grafiti Holding common shares to the beneficiaries promptly following the effective date. If the distribution is not consummated prior to the second anniversary of the date of the Liquidating Trust Agreement, the trustee(s) of the trust will be empowered to liquidate the Grafiti Holding common shares held by the trust and distribute the proceeds thereof to the participating securityholders as beneficiaries.

Agreements Entered into by Grafiti Holding in connection with Consulting Services

Prior to the closing of the Business Combination, the Company paid Melanie Figueroa US$15,000 a month for advisory services with respect to her knowledge and expertise related to Company’s public company reporting and compliance matters and corporate business development and growth strategies. Ms. Figueroa is the trustee of the Grafiti Holding Inc. Liquidating Trust and also individually owned more than 5% of the outstanding common shares immediately prior to the closing of the Business Combination. Grafiti Holding has entered into a consulting agreement on September 25, 2024 with Ms. Figueroa. See the description of the terms of the agreement in “Management – Consulting Agreement – Melanie Figueroa Consulting Agreement.”

Additionally, Grafiti Holding has entered into a consulting agreement on September 25, 2024 with Ms. Wendy Loundermon, who owned more than 5% of the outstanding common shares immediately prior to the closing of the Business Combination. Pursuant to this agreement, Grafiti Holding has agreed to pay a fee of $10,000 per month for services rendered to the Company since April 1, 2024 until the closing of the Business Combination pursuant to which Ms. Loundermon is providing advisory services in connection with the transition of the Company’s financial reporting function to ensure continuity of business operations following the Closing.

As compensation under the Consulting Agreement, Grafiti Holding will pay Ms. Loundermon a fee of $150,000 upon closing the Business Combination and her monthly fee will increase to $25,000 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination. Grafiti Holding will have the right to terminate the Consulting Agreement with 30 days’ notice; however, if it is terminated by Grafiti Holding prior to the six month anniversary of the closing of the Business Combination (the “Loundermon Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Ms. Loundermon, the monthly fee will continue to be paid for the remainder of the Loundermon Guaranteed Period. Mrs. Loundermon will have the right to terminate the Consulting Agreement with 30 days’ notice for specified reasons, including Grafiti Holding’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by Grafiti Holding. In such cases, the monthly fee for the remainder of the Loundermon Guaranteed Period will continue to be paid.

Agreements Entered by Damon with Former CEO and Chairman of Board

Upon the closing of the Business Combination, Damon Jay Giraud was appointed as CEO, President and Executive Chairman of the Board. Pursuant to the Plan of Arrangement and the BCBCA, as contemplated in the Business Combination Agreement, Mr. Giraud received 11,129 (pre-reverse split - 1,391,181) multiple voting shares of the Company (the “Multiple Voting Shares”), which were the only multiple voting shares issued by the Company. On December 4, 2024, Mr. Giraud resigned from all positions as a director and officer of the Company and its subsidiaries. In accordance with the terms of the Founder Agreement between Mr. Giraud and the Company, all 11,129 (pre-reverse split - 1,391,181) Multiple Voting Shares held by Mr. Giraud and his controlled entity were converted into common shares on a one-for-one basis. Summarized below are the Coattail Agreement and the Founder Agreement Damon entered into with Mr. Giraud upon the Closing.

Coattail Agreement and Founder Agreement

In connection with the issuance of 11,129 (pre-reverse split - 1,391,181) Multiple Voting Shares to Mr. Giraud on the closing of the Business Combination, the Company and Mr. Giraud entered into a coattail agreement among Mr. Giraud, the Company and a trustee (the “Coattail Agreement”), and a founder agreement between Mr. Giraud and the Company (the “Founder Agreement”).

Under the Coattail Agreement, any sale of Multiple Voting Shares (other than a transfer to a pledgee as security) by a holder of Multiple Voting Shares party to the Coattail Agreement will be conditional upon the transferee becoming a party to the Coattail Agreement, to the extent such transferred Multiple Voting Shares are not automatically converted into common shares in accordance with the Articles.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the common shares. The obligation of the trustee to take such action will be conditional on the combined company or holders of the common shares providing such funds and indemnity as the trustee may reasonably require. No holder of common shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding common shares and reasonable funds and indemnity have been provided to the trustee.

Other than in respect of non-material amendments and waivers that do not adversely affect the interests of holders of common shares, the Coattail Agreement provides that, among other things, it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of any applicable securities regulatory authority in Canada or the United States; and (b) the approval of at least two-thirds of the votes cast by holders of common shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to common shares held by the holder of Multiple Voting Shares or their affiliates and related parties and any persons who have an agreement to purchase Multiple Voting Shares on terms which would constitute a sale or disposition for purposes of the Coattail Agreement, other than as permitted thereby. Non-material amendments and waivers that do not adversely affect the interests of holders of common shares shall be subject to the approval of any applicable exchange on which the common shares trade but shall not require approval of holders of common shares.

The Coattail Agreement provides that, in the event that a lender transfers or takes beneficial ownership of Multiple Voting Shares pursuant to an enforcement by a lender of a pledge of, or other security interest in, such Multiple Voting Shares, the applicable Multiple Voting Shares will automatically be converted into common shares pursuant to the Articles such that, as a result of such enforcement, the applicable lender does not hold Multiple Voting Shares. Any

Multiple Voting Share held by a lender pursuant to a pledge or other grant of a security interest shall be deemed to continue to be held by Jay Giraud so long as the lender has not transferred or taken beneficial ownership of such Multiple Voting Share pursuant to an enforcement by the lender of a pledge of, or other security interest in, such Multiple Voting Shares. A lender will have no rights as a shareholder until the occurrence of an event of default under the loan agreement.

No provision of the Coattail Agreement will limit the rights of any holders of common shares under applicable law.

Under the Founder Agreement, Mr. Giraud shall not be entitled to transfer any of the Multiple Voting Shares to permitted transferees. Jay Giraud also agreed to convert his Multiple Voting Shares into common shares upon:

●	The shipment of 1,000 motorcycles to customers by the combined company; and

●	Jay Giraud ceasing to be an executive officer of the Company due to his voluntary resignation as both a director and an officer of the combined company, or his termination as an executive officer for cause (which termination has been confirmed by a court of competent jurisdiction, or in respect of which a claim is not brought within 90 days following such termination).

In addition, under the Founder Agreement, Mr. Giraud agreed that he will not vote or cause to be voted more than one-seventh of the number of Multiple Voting Shares that he owns, or over which he has voting control, in favor, against or withheld on a vote for the election or removal directors, except in the case of a vote for the election of directors proposed in any management information circular of the Company, in which case Mr. Giraud will be entitled to vote all Multiple Voting Shares held by him in favor of the slate of directors proposed in such management information circular.

Mr. Giraud resigned as an executive officer and director of the Company on December 4, 2024; accordingly, the Multiple Voting Shares that owned by him are deemed converted into an equivalent number of Common Shares as of such date.

Lock-Up Agreement

In connection with the execution of the Business Combination Agreement, Mr. Giraud executed a lock-up agreement to be subject to lock-up restrictions for the period from the closing of the Business Combination to 180 days after the closing, unless released earlier by the Company.

Indemnification Agreements Entered by Damon with Directors and Officers

The Company’s Articles contain provisions limiting the liability of directors and provide that the Company will indemnify each of its directors and officers to the fullest extent permitted under law. In addition, we have entered into an indemnification agreement with each of our directors, which requires us to indemnify them.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our Common Shares as of the date of this filing by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding Common Shares;

●	each of our current named executive officers and directors; and

●	all our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days after that date through the exercise of any option or warrant. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, our Common Shares subject to options or warrants (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding for such person, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. To our knowledge, none of the Common Shares beneficially owned by any executive officer or director have been pledged as security. Unless otherwise noted, the address of each beneficial owner is c/o Damon Inc., 4601 Canada Way, Suite #402, Burnaby, British Columbia, V5G 4X3.

As of August 26, 2025, the date of this filing, there are 19,603,815 Common Shares issued and outstanding.

Name of Beneficial Owner	Amount and nature of beneficial owner	%(1)
5% or More Shareholders
Streeterville Capital LLC(2)	1,958,421	9.99%
Maxim Partners LLC	985,876	5.03%
Directors and Executive Officers
Dominique Kwong	5,991	*
Baljinder Bhullar	-	-
Karan Sodhi	-	-
Shahsi Tripathi(3)	529	*
Melanie Figueroa(4)	2,538	*
All directors and executive officers as a group (5 individuals)	9,058	*

*	Indicates beneficial ownership of less than 1% of the outstanding common shares.

(1)	Based on 19,603,815 shares outstanding as of the date of this filing.

(2)	Streeterville has rights under pre-paid purchases pursuant to the Streeterville Securities Purchase Agreement dated December 20, 2024 to own an aggregate number of the Company’s Common Shares which, except for a contractual cap on the amount of outstanding shares that Streeterville may own, would exceed such a cap. Additionally, Streeterville has rights to convert the Streeterville June 2024 Note to up to approximately 51,602,270 Common Shares, subject to a contractual cap on the amount of outstanding shares Streeterville may own. Streeterville’s current ownership cap under these agreements is 9.99%. Thus, the number of Common Shares beneficially owned by Streeterville as of the date of this filing was 1,958,421 shares, which is 9.99% of the 19,603,815 shares outstanding as of the date of this filing. John M Fife has voting and dispositive power over securities held by Streeterville. The business address of Streeterville is 297 Auto Mall Drive #4, St. George, Utah 84770.

(3)	According to the Form 4 filed with the SEC on November 15, 2024, this represents (i) 234 common shares held by Nurture Growth Fund, LP, (ii) 256 common shares of Damon underlying private warrants, which were distributed to Nurture Growth Fund, LP in connection with the Closing of the Business Combination Agreement, (iii) 19 common shares held by Nurture Group Ventures LLC, and (iv) 20 common shares of Damon underlying private warrants, which were distributed to Nurture Group ventures LLC in connection with the Closing of the Business Combination Agreement. Mr. Tripathi is the managing partner/member of Nurture Growth Fund, LP and Nurture Group Ventures LLC and may be deemed to control and have voting and investment power over these securities.

(4)	Includes 506 common shares that are held by the Trust, resulting from the rounding down of fractional shares pursuant to the Distribution. Ms. Figueroa is the sole trustee of the Trust and maintains limited voting and dispositive power over the shares held by the Trust pursuant to the Liquidating Trust Agreement dated December 27, 2023, and may be deemed to control and have voting and investment power over these shares.

The following summary of the rights of our securities is not complete and is subject to and qualified and should be read together with our articles, as amended and notice of articles, as amended (collectively, our “Articles”), copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Articles, see the section titled “Where You Can Find More Information.”

DESCRIPTION OF SECURITIES

Common Shares

Our Articles authorizes (i) an unlimited number of common shares, without par value, which are also referred to herein as “Subordinate Voting Shares,” and (ii) an unlimited number of Multiple Voting Shares, without par value. On December 4, 2024, all 11,129 (pre-reverse split - 1,391,181) outstanding Multiple Voting Shares held by the Company’s former Chief Executive Officer and director, Jay Giraud, and his wholly-owned company, were automatically converted into 11,129 (pre-reverse split - 1,391,181) Common Shares pursuant to the terms of his Founder Agreement with the Company. After giving effect to the conversion and as of August 26, 2025, a total of 19,603,815 Common Shares are outstanding, and no Multiple Voting Shares remain outstanding.

Subordinate Voting Shares and Multiple Voting Shares

Except as described below, the Subordinate Voting Shares and Multiple Voting Shares will have the same rights, will be equal in all respects and will be treated by the combined company as if they were one class of shares. The Articles provide that following the listing of the Company’s common shares on Nasdaq or other similar recognized national securities exchange in Canada or the United States, the Company may not issue any new Multiple Voting Shares from its treasury.

Ranking

The Subordinate Voting Shares and Multiple Voting Shares will rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of the Company’s liquidation, dissolution or winding up.

Dividend Rights

Holders of Subordinate Voting Shares and Multiple Voting Shares will be entitled to receive dividends on a pari passu basis out of the combined company’s assets legally available for the payment of dividends at such times and in such amount and form as the Board of Directors may from time to time determine. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares will receive Subordinate Voting Shares, and holders of Multiple Voting Shares will receive Multiple Voting Shares, unless otherwise determined by the Board of Directors.

Voting Rights

Holders of Subordinate Voting Shares will be entitled to one vote per Subordinate Voting Share, and holders of Multiple Voting Shares will be entitled to seven votes per Multiple Voting Share, on all matters upon which shareholders are entitled to vote.

Conversion

The Subordinate Voting Shares will not convertible into any other class of shares. In addition, the Multiple Voting Shares shall convert to Subordinate Voting Shares as follows:

●	each outstanding Multiple Voting Share may at any time, at the option of the holder, be converted into one Subordinate Voting Share;

●	on the first business day following the fifth annual meeting of shareholders of the combined company following the Subordinate Voting Shares being listed and posted for trading on a U.S. national securities exchange such as Nasdaq, the Multiple Voting Shares shall automatically convert to Subordinate Voting Shares; and

●	if Jay Giraud or his permitted transferees no longer beneficially owns, directly or indirectly and in the aggregate, at least 2% of the issued and outstanding Subordinate Voting Shares and Multiple Voting Shares on a non-diluted basis (on an as converted basis), the Multiple Voting Shares shall automatically convert to Subordinate Voting Shares.

In addition, pursuant to the Founder Agreement with Jay Giraud, Jay Giraud agreed to convert his Multiple Voting Shares into Subordinate Voting Share upon:

●	the shipment of 1,000 motorcycles to customers by the combined company; and

●	Jay Giraud ceasing to be an executive officer of the Company due to his voluntary resignation as both a director and an officer of the combined company, or his termination as an executive officer for cause (which termination has been confirmed by a court of competent jurisdiction, or in respect of which a claim is not brought within 90 days following such termination). Mr. Giraud resigned as an executive officer and director of the Company on December 4, 2024; accordingly, the Multiple Voting shares that were beneficially owned by him are deemed converted into an equivalent number of Common Shares as of such date.

Meetings of Shareholders

Holders of Subordinate Voting Shares and Multiple Voting Shares will be entitled to receive notice of any meeting of shareholders and may attend and vote at such meetings, except those meetings where only the holders of shares of another class or of a particular series are entitled to vote. A quorum for the transaction of business at a meeting of shareholders is present if at least two shareholders who, together, hold not less than 33 and 1/3% of the votes attaching to the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy.

Redemption Rights

The Company has no redemption or purchase for cancellation rights.

Liquidation Rights

Upon a liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Company, the holders of Subordinate Voting Shares and Multiple Voting Shares, without preference or distinction, will be entitled to receive ratably all of the Company’s assets remaining after payment of all debts and other liabilities.

Subdivision, Consolidation and Issuance of Rights

No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares may occur unless both classes of shares are concurrently subdivided or consolidated and in the same manner and proportion. No new rights to acquire additional shares or other securities or property of ours will be issued to holders of Subordinate Voting Shares or Multiple Voting Shares unless the same rights are concurrently issued to the holders of both classes of shares.

Additionally, pursuant to the BCBCA and our Articles, the Board of Directors by resolution of the directors has the authority to consolidate or subdivide our issued and outstanding Subordinate Voting Shares or Multiple Voting Shares without requiring shareholder approval.

Certain Amendments

In addition to any other voting right or power to which the holders of Subordinate Voting Shares shall be entitled by law or regulation or other provisions of the Articles from time to time in effect, but subject to the provisions of the Articles, holders of Subordinate Voting Shares shall be entitled to vote separately as a class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Articles which would adversely affect the rights or special rights of the holders of Subordinate Voting Shares or affect the holders of Subordinate Voting Shares and Multiple Voting Shares differently, on a per share basis.

Pursuant to the Articles, holders of Subordinate Voting Shares and Multiple Voting Shares will be treated equally and identically, except with respect to voting and conversion, on a per share basis, in certain change in control transactions that require approval of the shareholders under the BCBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of the Subordinate Voting Shares and Multiple Voting Shares, each voting separately as a class.

Forum Selection

The Articles include a forum selection provision that provides that, unless the Company consents in writing to the selection of an alternative forum, the British Columbia Supreme Court and appellate Courts therefrom will be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf; (ii) any action or proceeding asserting a breach of fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of BCBCA or the Articles; or (iv) any action or proceeding asserting a claim otherwise related to the “affairs” (as defined in the BCBCA) of the Company. The forum selection provision also provides that the Company’s securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the Articles.

However, since the Company is a registrant under the Exchange Act, the above provision of our Articles shall not apply to any causes of action arising under the Securities Act or the Exchange Act. Unless the Company consents in writing to the selection of an alternative forum, the United States District Court of the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the Securities Act and the Exchange Act.

Any person or entity purchasing or otherwise acquiring any interest in our Common Shares is deemed to have received notice of and consented to the foregoing provisions, however, the investor will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this choice of forum provision benefits us by providing increased consistency in the application of British Columbia law in the types of lawsuits to which it applies, and U.S. federal securities law as interpreted by the United States District Court of the Southern District of New York or the state courts in New York County, New York with respect to any complaint filed in the United States asserting a cause of action arising under the Securities Act and the Exchange Act, the provision of which may have the effect of discouraging lawsuits against us and our directors and officers, including but not limited to increased costs to bring a claim and that these provisions can discourage claims or limit investors’ ability to bring a claim in a judicial forum that they may find favorable.

To the extent that any such claim may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The enforceability of similar choice of forum provisions in other companies' Articles or similar governing documents has been challenged in legal proceedings and it is possible that in connection with any action a court could find the choice of forum provisions contained in our Articles to be inapplicable or unenforceable in such action.

To the fullest extent permitted by law, the forum selection provision applies to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder. Purchasers of interests in a secondary transaction will be subject to the Company’s forum selection provisions as set forth in our Articles.

Advance Notice Provisions

The Articles include certain advance notice provisions with respect to the election of directors (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of the board of directors nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide the Company notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not more than 40 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders (the “Notice Date”) is less than 50 days before the meeting date, notice must be given not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the Notice Date.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Odyssey Transfer & Trust Company.

Warrants

Upon completion of this Offering we expect to have 300,000,000 Warrants outstanding (330,000,000 including the maximum number of Bonus Warrants that may be issued). Each Warrant, including any Bonus Warrant, will be exercisable for one Common Share at an exercise price of $0.12 per share and will be exercisable at any time up for a period of three years following the date of issuance. We are also qualifying the Common Shares issuable from time to time upon exercise of the Warrants and any Bonus Warrants, if applicable, offered hereby.

The number of Warrants, and Bonus Warrants, if applicable, outstanding, and the exercise price of those securities, will be adjusted proportionately in the event of a consolidation or share split of our Common Shares, a recapitalization or reclassification of our Common Shares, payment of stock dividends to our shareholders, or similar transactions. In the event that the Company effects a rights offering to its shareholders to subscribe for Common Shares at a price per Common Share of less than 95% of the current market price per Common Share on such record date, or a pro rata distribution of assets or property (excluding dividends paid in the ordinary course), the exercise price shall be adjusted in accordance with the provisions in Part 5 of the Form of Warrant filed with the SEC as an exhibit to this Offering Circular. In the event of a "Fundamental Transaction" by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company's assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Common Shares, then the holders will have the right to receive, for each Common Share issuable upon the exercise of a Warrant, at the option of the holder, the number of common shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction, that would have been issued or conveyed to the holder had the holder exercised the Warrant or Bonus Warrant, as the case may be, immediately preceding the closing of the Fundamental Transaction.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants or Bonus Warrants, as the case may be. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall round the number of shares to be received by the holder down to the next whole number.

The Warrants, including any Bonus Warrants, will contain a contractual provision stating that all questions concerning the construction, validity, enforcement and interpretation of the Warrants are governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

This summary of the Warrants and Bonus Warrants is not complete, and is qualified in its entirety by, the full text of the Form of Warrant and Form of Warrant Agency Agreement, copies of which have been filed with the SEC as exhibits to this Offering Circular and incorporated in this Offering Circular by reference.

Trade Symbol and Market

Our Common Shares trade on the over-the-counter market and are quoted on the OTCID Basic Market under the symbol “DMNIF.”

SHARES ELIGIBLE FOR FUTURE SALE

Immediately following the sale of the maximum amount of Units in this Offering and assuming no issuance of Bonus Shares and no Warrants or Bonus Warrants are exercised, we will have 319,603,815 Common Shares issued and outstanding. The Common Shares will be freely tradable under federal securities laws unless issued to our “affiliates” as such term is defined in Rule 405 of the Securities Act. If you participate in this Offering and purchase more than 10% of our Common Shares, you may be deemed an affiliate under the Securities Act and may be unable to freely transfer your Common Shares. We or our transfer agent will require you to provide a legal opinion and other information necessary to determine your affiliate status.

In addition, since we are a British Columbia corporation, we are subject to the jurisdiction of the British Columbia Securities Commission (the “BCSC”), and the first trade of the Common Shares, Warrants, Bonus Shares or Bonus Warrants by an investor in or from a jurisdiction of Canada is prohibited unless such securities are qualified by a prospectus filed and duly receipted by the BCSC and any other Canadian securities administrator having jurisdiction with respect thereto. Accordingly, a non-Canadian investor will be required to provide an undertaking in the subscription agreement that the investor undertakes not to sell any such securities to a person in Canada, from a jurisdiction in Canada or through a market in Canada unless the resale transaction has been so qualified.

The securities issued in this Offering to Canadian investors will be subject to the resale requirements under section 13 of Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets (“MI 51-105”), and will bear a legend restriction notation, stating the following: “The holder of this security must not trade the security in or from a jurisdiction of Canada unless the conditions in section 13 of Multilateral Instrument 51-105 Issuer Quoted in the U.S. Over-the-Counter Markets are met.” Please see below for the resale requirements under the section titled “MI 51-105.” Canadian purchasers under this Offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Previously issued securities that were not offered and sold in this Offering, as well as Common Shares subject to employee stock options, which have not been registered under the Securities Act, are or will be upon issuance, “restricted securities”, as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such shares, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of Common Shares then outstanding; or

●	If our Common Shares are listed on a national securities exchange, the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, Rule 701 allows a stockholder who purchased Common Shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those Common Shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144.

MI 51-105

We became an “OTC reporting issuer” under MI 51-105 by having issued a class of securities that has been assigned a symbol by the Financial Industry Regulatory Authority (“FINRA”) for use on the OTCID market operated by the OTC Markets Group, Inc. and such securities are not listed or quoted on one or more of: (i) TSX Venture Exchange Inc.; (ii) TSX Inc.; (iii) Canadian Securities Exchange; (iv) Alpha Exchange Inc.; (v) The New York Stock Exchange LLC; (vi) NYSE American LLC; (vii) The Nasdaq Stock Market LLC; or (viii) Cboe Canada (formerly Aequitas NEO Exchange Inc.). Pursuant to section 13(1) of MI 51-105, a person must not trade a security of an OTC reporting issuer that the person acquired under an exemption from the prospectus requirement after the date FINRA issued the ticker-symbol unless the following conditions are satisfied:

(a)	unless the security was acquired under a director or employee stock option, a 4-month period has passed from one of the following:

(i)	the date the OTC reporting issuer distributed the security;

(ii)	the date a control person distributed the security;

(b)	if the person trading the security is a control person of the OTC reporting issuer, the person has held the security for at least 6 months;

(c)	the number of securities the person proposes to trade, plus the number of securities of the OTC reporting issuer of the same class that the person has traded in the preceding 12-month period, does not exceed 5% of the OTC reporting issuer’s outstanding securities of the same class;

(d)	the person trades the security through an investment dealer registered in a jurisdiction of Canada;

(e)	the investment dealer executes the trade through any of the over-the-counter markets in the United States of America;

(f)	there has been no unusual effort made to prepare the market or create a demand for the security;

(g)	no extraordinary commission or other consideration is paid to a person for the trade;

(h)	if the person trading the security is an insider of the OTC reporting issuer, the person reasonably believes that the OTC reporting issuer is not in default of securities legislation; and

(i)	the certificate representing the security bears a legend, or the ownership statement issued under a direct registration system or other electronic book entry system relating to the security bears a legend restriction notation, stating the following:

“The holder of this security must not trade the security in or from a jurisdiction of Canada unless the conditions in section 13 of Multilateral Instrument 51-105 Issuer Quoted in the U.S. Over-the-Counter Markets are met.”

Section 13(2) of MI 51-105 provides that despite subsection (1), a person may trade a security of an OTC reporting issuer that the person acquired under an exemption from the prospectus requirement if the trade is in connection with one or more of the following:

(a)	a take-over bid or an issuer bid in a jurisdiction of Canada;

(b)	an amalgamation, merger, reorganization or arrangement that is under a statutory procedure or court order;

(c)	a dissolution or winding-up of the issuer that is under a statutory procedure or court order.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-RESIDENTS OF CANADA

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the “Tax Act”) to a holder who acquires, as beneficial owner, Common Shares pursuant to this Offering, and who, for purposes of the Tax Act and at all relevant times: (i) holds their Common Shares as capital property; (ii) deals at arm’s length with, and is not affiliated with, us; (iii) is not, and is not deemed to be, resident in Canada; and (iv) does not use or hold and will not be deemed to use or hold, their Common Shares in the course of carrying on, or otherwise in connection with, a business carried on in Canada (a “Non-Resident Holder”). Generally, Common Shares will be considered to be capital property to a Non-Resident Holder provided the Non-Resident Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere or is an authorized foreign bank (as defined in the Tax Act). All such Non-Resident Holders should seek advice from their own tax advisors.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and management’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or practices, whether by legislative, governmental, or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

Non-Resident Holders should consult their own tax advisors with respect to an investment in Common Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of Common Shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of Common Shares should consult their own tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding, or disposition of Common Shares, including dividends, adjusted cost base, and proceeds of disposition, which are denominated in a currency other than the Canadian dollar, must be converted into Canadian dollars using the applicable rate of exchange quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Disposition of Common Shares

A Non-Resident Holder will generally not be subject to income tax under the Tax Act on a disposition or deemed disposition of a Common Share, unless the Common Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided that our Common Shares are listed on a “designated stock exchange,” as defined in the Tax Act, at the time of disposition, a Common Share will generally not constitute taxable Canadian property of a Non-Resident Holder at that time unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our shares; and (ii) more than 50% of the fair market value of such shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, a Common Share could be deemed to be taxable Canadian property. Even if a Common Share is taxable Canadian property of a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of the Common Share by virtue of an applicable income tax treaty or convention. A Non-Resident Holder who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs, regardless of whether the Non-Resident Holder is liable for tax under the Tax Act in respect of such disposition.

A Non-Resident Holder contemplating a disposition of a Common Share that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Dividends on Common Shares

Dividends paid or credited, or deemed to be paid or credited, on a Non-Resident Holder’s Common Shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax applicable to dividends under the Tax Act is 25% of the gross amount of the dividend, although such rate may be reduced under the provisions of an applicable income tax treaty or convention between Canada and the Non-Resident Holder’s country of residence. For example, under the Canada-United States Income Tax Convention, 1980, as amended, the rate is generally reduced to 15% where the Non-Resident Holder beneficially owns such dividends and is a resident of the United States for the purposes of, and is fully entitled to the benefits of, that treaty. Non-Resident Holders should seek advice from their own tax advisors in this regard.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

Unless the context otherwise requires, the term “common shares” or “Company common shares” as used in the following discussion includes Bonus Shares; the term “Unit” as used in the following discussion includes Bonus Units; and the term “Warrant” as used in the following discussion includes Bonus Warrants.

The following discussion provides a general summary based on present law of the material U.S. federal income tax considerations that may be relevant to U.S. holders (defined below) who hold and dispose of our common shares or Warrants acquired pursuant to this Offering Circular. This discussion is based upon the Code, existing final, temporary and proposed Treasury Regulations promulgated thereunder (“Treasury Regulations”), applicable U.S. judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), all as currently in effect as of the date of this Offering Circular, and all of which are subject to change in a material and adverse manner or differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive, current or prospective basis.

This discussion is for general information purposes only and does not purport to be a complete discussion of all tax considerations that may be relevant to U.S. holders. This discussion applies only to U.S. holders that will hold the common shares or Warrants as capital assets within the meaning of Section 1221(a) of the Code (generally, property held for investment) and that use the U.S. dollar as their functional currency. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to shareholders in light of their particular circumstances, including, without limitation, specific tax consequences to a U.S. holder under an applicable income tax treaty, nor does it apply to holders subject to special rules under the U.S. federal income tax laws, such as, for example, banks or other financial institutions, underwriters, insurance companies, mutual funds, tax-exempt entities and organizations, governmental organizations, brokers, dealers or traders in securities (including traders in securities that elect to apply a mark-to-market accounting method), currencies or commodities, regulated investment companies, real estate investment trusts, partnerships and other pass-through entities (including S-corporations) and partners, owners or investors (or shareholders) therein, U.S. expatriates or former citizens or long-term residents of the United States, pension funds, individual retirement and other tax-deferred accounts, “controlled foreign corporations,” “passive foreign investment companies,” and “personal holding companies” (each as defined in the Code), entities subject to the U.S. anti-inversion rules or the base erosion and anti-abuse tax, persons liable for the alternative minimum tax, persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement,” persons that directly, indirectly or constructively, own or have owned or will own 10% or more of the total combined voting power or value of Company shares, persons who hold or received their common shares or Warrants through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, U.S. holders who will hold the common shares or Warrants in connection with a trade or business, permanent establishment or fixed base outside the U.S., persons that have been, are, or will be a resident or deemed to be a resident of Canada for purposes of the Tax Act, persons that use or hold, will use or hold, or that are or will be deemed to use or hold the common shares or Warrants in connection with carrying on a business in Canada, persons whose common shares or Warrants constitute “taxable Canadian property” under the Tax Act or U.S. holders that hold the common shares or Warrants as part of a hedge, straddle, conversion, constructive sale or other integrated or risk reduction financial transaction. This summary also does not address any considerations relating to U.S. federal taxes other than the income tax (such as estate or gift taxes), any U.S. state and local, or non-U.S. tax laws or considerations, the Medicare tax on net investment income, any considerations with respect to any withholding required under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), or, except as expressly addressed below, any U.S. tax reporting requirements. Holders that are subject to special provisions under the Code, including, but not limited to, holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Company common shares or Warrants.

As used in this Offering Circular the term “U.S. holder” means a beneficial owner of our common shares or Warrants acquired pursuant to this Offering Circular that is, for U.S. federal income tax purposes: (i) a citizen or individual resident of the U.S., (ii) a corporation, or other entity or arrangement taxable as a corporation, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common shares or Warrants, the U.S. federal income tax treatment of such entity or a partner (or other owner) of such entity holding or disposing of our common shares or Warrants generally will depend on the status of the partner (or other owner), the activities of the partnership and certain determinations made at the partner level. This summary does not address the tax consequences to any such entity or arrangement or partner (or owner). Partnerships and persons treated as partners in partnerships should consult their own tax advisors regarding the specific U.S. federal income tax consequences to them of owning and disposing of our common shares or Warrants in light of their particular circumstances.

The following discussion is not intended to be, and should not be construed as, legal or tax advice with respect to any U.S. holder of U.S. federal income tax considerations relating to the ownership and disposition of our common shares or Warrants acquired pursuant to this Offering Circular. No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary. All holders should consult their own tax advisors as to the specific tax consequences to them of the ownership and disposition of our common shares or Warrants including with respect to reporting requirements and the applicability and effect of any U.S. federal, state, local, non-U.S. or other tax laws in light of their particular circumstances.

U.S. Federal Income Taxation of U.S. Holders on the Acquisition of a Unit

No statutory, administrative, or judicial authority directly addresses the treatment of a Unit or any instrument similar to a Unit for U.S. federal income tax purposes and, therefore, such treatment is not entirely clear. For purposes of this discussion, because any Unit consisting of one common share and one Warrant immediately separates upon issuance, the Company is treating any one common share and one Warrant held by a U.S. holder in the form of a Unit as separate instruments and is assuming that the Unit itself will not be treated as an integrated instrument. Accordingly, the separation of a Unit should not be a taxable event for U.S. federal income tax purposes. For U.S. federal income tax purposes, each U.S. holder of a Unit must allocate the purchase price paid by such holder for such Unit between the one common share and one Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each U.S. holder must make its own determination of such value based on all the relevant facts and circumstances. Therefore, each U.S. holder is strongly urged to consult its own tax advisors regarding the determination of value for these purposes. The price allocated to the one common share and one Warrant should be the U.S. holder’s initial tax basis in such common share and Warrant.

The foregoing treatment of the Unit, common shares and Warrants, and a U.S. holder’s purchase price allocation are not free from doubt and are not binding on the IRS or a court of law. Because there are no authorities that directly address instruments that are similar to the Unit, no assurance can be given that the IRS or a court of law will agree with the characterization described above or the discussion below. Accordingly, U.S. holders are urged to consult their own tax advisors regarding the tax consequences with respect to their Units. The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Exercise of Warrants

Subject to the discussion below of special rules applicable to PFICs, a U.S. holder generally will not recognize gain or loss upon the acquisition of a common share on the exercise of a Warrant for cash. A U.S. holder’s tax basis in a common share received upon exercise of the Warrant generally will equal the sum of the U.S. holder’s tax basis in such Warrant and the exercise price paid by such U.S. holder on the exercise of such Warrant. It is unclear whether a U.S. holder’s holding period for the common share received will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant . If the Company is a passive foreign investment company (a “PFIC”), a U.S. holder’s holding period for the common share for PFIC purposes will begin on the date on which such U.S. holder acquired its Warrant. U.S. holders should consult their own tax advisors regarding the exercise of Warrants in light of their particular circumstances.

Expiration of Warrants without Exercise

If a Warrant lapses unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if such Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code. U.S. holders should consult their own tax advisors regarding the expiration of Warrants.

Possible Constructive Distributions

The terms of the Warrants provide for an adjustment to the number of common shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder's proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of common shares for which the warrant may be exercised or an adjustment to the exercise price of the warrant) as a result of a taxable dividend to the holders of our common shares. Such constructive distribution would be subject to tax as described above under "Distributions on Company Common Shares" in the same manner as if such U.S. holder received a cash distribution from us on common shares equal to the fair market value of such increased interest.

Distributions on Company Common Shares

Subject to the discussion below of special rules applicable to PFICs, the gross amount of any distribution, including a constructive distribution, with respect to Company common shares will be included in a U.S. holder’s gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company’s current and accumulated earnings and profits as determined under U.S. federal income tax laws. To the extent that a distribution exceeds the Company’s current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares. However, the Company does not expect to maintain calculations of earnings and profits for U.S. federal income tax purposes. Therefore, a U.S. holder should assume that any such distribution by us with respect to Company common shares generally will be treated as a dividend from foreign sources when actually or constructively received and thus will constitute ordinary dividend income. Dividends will not be eligible for the dividends-received deduction generally available to corporations. Dividends received from a “qualified foreign corporation” by eligible non-corporate U.S. holders that satisfy a minimum holding period and certain other requirements generally will be taxed at the preferential rate applicable to qualified dividend income. The Company will be treated as a qualified foreign corporation if its shares are readily tradable on an established securities market in the United States or the Company qualifies for comprehensive benefits under the Convention between the United States of America and Canada with respect to Taxes on Income and on Capital (the “U-S.-Canada Tax Convention”) and the Company is not a PFIC for either the taxable year of distribution or prior taxable year. There can be no assurance that the Company common shares will be considered readily tradable on an established securities market now or in future years or that the Company will qualify for comprehensive benefits under the U.S.-Canada Tax Convention. The dividend rules are complex, and each U.S. holder should consult its own tax advisors regarding the application of such rules in light of its own circumstances.

The amount of any distribution paid in a currency other than U.S. dollars will be included in income in a U.S. dollar amount based on the exchange rate in effect on the date the distribution is received, whether or not the currency is converted into U.S. dollars at that time. A U.S. holder’s tax basis in the non-U.S. currency will equal the U.S. dollar value on the date of receipt. If distributions paid in a currency other than U.S. dollars are converted into U.S. dollars on the day they are received, a U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If, instead, the non-U.S. currency is converted at a later date, any gain or loss realized on such a subsequent conversion or other disposition of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss, including for foreign tax credit purposes. Different rules apply to U.S. holders who use the accrual method of tax accounting. Each U.S. holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of non-U.S. currency in light of its own circumstances.

A U.S. holder must include any tax withheld from a distribution in this gross amount even though they do not in fact receive such withheld tax. Subject to certain limitations, Canadian income tax withheld and paid (whether directly by a U.S. holder or through withholding) will be creditable or deductible against the U.S. holder’s U.S. federal income tax liability at the election of such U.S. holder. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year, and a credit will reduce a U.S. holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. holder during a year. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to preferential tax rates for qualified dividend income. To the extent a refund of the tax withheld is available to a U.S. holder under Canadian law or under the U-S.-Canada Tax Convention, the amount of tax withheld that is refundable will not be eligible for credit against such U.S. holder’s U.S. federal income tax liability, regardless of whether such benefits are claimed by the U.S. holder. The rules governing foreign tax credits are complex and involve the application of rules that depend on a U.S. holder’s particular circumstances. Accordingly, U.S. holders are urged to consult their own tax advisors regarding the creditability of foreign taxes in light of their own particular circumstances.

Sales or Other Dispositions of Company Common Shares or Warrants

Subject to the discussion below of special rules applicable to PFICs, a U.S. holder generally will recognize capital gain or loss on the sale or other disposition of Company common shares or Warrants (other than an exercise) in an amount equal to the difference between the U.S. dollar value of the amount realized (cash received plus the fair market value of any property received) and the U.S. holder’s adjusted tax basis in the Company common shares or Warrants sold or otherwise disposed. Any gain or loss generally will be treated as arising from U.S. sources and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares sold or disposed exceeds one year. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). There are currently no preferential tax rates for long-term capital gain of a U.S. holder that is a corporation. Deductions for capital loss are subject to significant limitations under the Code. Each U.S. holder should consult its own tax advisors regarding the tax consequences of a sale or other disposition of Company common shares or Warrants in light of its own circumstances.

If Company common shares or Warrants are sold, exchanged or otherwise disposed of in a taxable transaction for Canadian dollars, the amount realized generally will be the U.S. dollar value of the Canadian dollars received based on the spot rate in effect on the date of sale, exchange, or other taxable disposition. If a U.S. holder is a cash method taxpayer and the Company common shares or Warrants are traded on an established securities market, Canadian dollars received will be translated into U.S. dollars at the spot rate on the settlement date of the taxable disposition. An accrual method taxpayer may elect the same treatment with respect to the taxable disposition of common shares traded on an established securities market, provided that the election is applied consistently from year to year. Such election cannot be changed without the consent of the IRS. Canadian dollars received on the taxable disposition of a Company common share or Warrants generally will have a tax basis equal to its U.S. dollar value as determined pursuant to the rules above. Any gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of the Canadian dollars will be ordinary income or loss and generally will be U.S.-source gain or loss. Each U.S. holder should consult its own tax advisors regarding the tax consequences of a sale or other taxable disposition of Company common shares or Warrants for Canadian dollars in light of its own circumstances.

Passive Foreign Investment Company Considerations

The Company generally will be a PFIC for any taxable year if, after the application of certain “look-through” rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, (a) 75% or more of the gross income of the Company for such tax year is passive income (the “income test”) or (b) 50% or more of the average value of the Company’s assets (generally calculated as a quarterly average) is attributable to assets that either produce passive income or are held for the production of passive income (the “asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain non-active rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

The Company has not made a determination of whether it is a PFIC for the current taxable year ending June 30, 2025, and no assurance can be given as to whether the Company will be treated as a PFIC for its current taxable year. In addition, no assurance can be given as to whether the Company will be a PFIC in future taxable years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually after the close of the taxable year in question. Further, a company’s PFIC status can change depending, among other things, on changes in the composition and relative value of its gross receipts and assets, changes in its operations and changes in the market value of its stock. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Accordingly, it is possible that the Company is or has been a PFIC for U.S. federal income tax purposes, and there can be no assurance that the Company will not be a PFIC for its current or any future taxable year. U.S. holders should consult their own U.S. tax advisors regarding the Company’s PFIC status.

It is not entirely clear how various aspects of the PFIC rules apply to the Warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury Regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury Regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury Regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each U.S. holder is urged to consult its own tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the Warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the Warrants.

If the Company were a PFIC for any taxable year during which a U.S. holder owned Company common shares or Warrants, unless the U.S. holder makes a “mark-to-market” election “ or a “QEF” election (each as described below) for the first taxable year of the Company in which it was treated as a PFIC, and in which the U.S. holder held (or was deemed to hold) such common shares or Warrants, such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on its common shares and with respect to gain from the disposition of such common shares, regardless of whether the Company continues to be a PFIC in subsequent tax years (unless the Company ceases to be a PFIC and the U.S. holder makes a special “purging” election, described below). An “excess distribution” generally is defined as the excess of distributions with respect to Company the common shares received by a U.S. holder in any tax year over 125% of the average annual distributions such U.S. holder has received from the Company during the shorter of the three preceding tax years, or such U.S. holder’s holding period for such common shares. Generally, a U.S. holder would be required to allocate any excess distribution or gain from the disposition of the Company common shares or Warrants ratably to each day in its holding period for such common shares. Such amounts allocated to the year of the disposition or excess distribution or any year prior to the first year in which the Company was a PFIC would be taxed as ordinary income in the current year, and amounts allocated to other tax years would be taxed as ordinary income at the highest marginal U.S. federal income tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

The tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of our common shares or Warrants cannot be treated as capital gains, even if a U.S. holder holds our common shares or Warrants as capital assets.

If the Company is treated as a PFIC for any year during which a U.S. holder holds or is deemed to hold our common shares, the Company generally would continue to be treated as a PFIC with respect to that U.S. holder for all succeeding years during which the U.S. holder holds or is deemed to hold such common shares, even if the Company ceased to meet the threshold requirements for PFIC status, unless under certain circumstances the U.S. holder makes a valid deemed sale or deemed dividend election (a “purging” election) under the applicable Treasury Regulations with respect to its common shares.

If the Company is treated as a PFIC with respect to a U.S. holder for any taxable year, to the extent any of its subsidiaries are also PFICs, such U.S. holder may be deemed to own a proportionate interest in such lower-tier PFICs that are directly or indirectly owned by the Company, and such U.S. holder may be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFICs such U.S. holder would be deemed to own. As a result, a U.S. holder may incur liability for any excess distribution described above if the Company receives a distribution from a lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). Each U.S. holder should consult its own U.S. tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

A U.S. holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If a U.S. holder makes a valid mark-to-market election for our common shares, such U.S. holder will include in income for each year that the Company is treated as a PFIC with respect to such U.S. holder an amount equal to the excess, if any, of the fair market value of our common shares as of the close of such U.S. holder’s taxable year over its adjusted basis in such common shares. Such U.S. holder will be allowed a deduction for the excess, if any, of the adjusted basis of our common shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on our common shares included in such U.S. holder’s income for prior taxable years. Amounts included in such U.S. holder income under a mark-to-market election, as well as gain on the actual sale or other disposition of our common shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on our common shares, as well as to any loss realized on the actual sale or disposition of our common shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such common shares previously included in income. Such U.S. holder’s basis in our common shares will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock”, which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury Regulations. The OTCID Basic Market is not a qualified exchange under current U.S. Treasury guidance. Additionally, there can be no assurance that the trading in our common shares will be sufficiently regular to qualify our common shares as marketable stock.

Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs we own, a U.S. holder generally will continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

In addition, currently a mark-to-market election cannot be made with respect to Warrants. U.S. holders should consult with their own tax advisers regarding the application of the mark-to-market election rules to any common shares acquired through exercise of a Warrant.

Each U.S. holder should consult its own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs and on any common shares acquired as a result of the exercise of a Warrant.

Alternatively, if a non-U.S. entity treated as a corporation is a PFIC, a holder of shares in that entity may avoid taxation under the PFIC rules described above regarding excess distributions and recognized gains by making a “qualified electing fund” or QEF election to include in income its share of the entity’s income on a current basis. However, a U.S. holder may make a QEF election with respect to common shares only if we furnish such U.S. holder annually with certain tax information, and we currently do not intend to prepare or provide such information.

In any year in which the Company is classified as a PFIC, a U.S. holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require, which filing obligation would generally commence in the first tax year in which the Company is classified as a PFIC and in which such U.S. holder holds common shares. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

Each U.S. holder is urged to consult its own tax advisors regarding the application of the PFIC rules to an investment in Company common shares and Warrants.

Backup Withholding and Information Reporting

In general, payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of Company common shares or Warrants may be subject to information reporting requirements, unless an exemption applies. Backup withholding may apply to amounts subject to information reporting if, in general, the applicable U.S. holder fails to provide an accurate taxpayer identification number (generally on Form W-9), or is described in certain other categories of persons, including any person who fails to properly report items subject to backup withholding tax or otherwise fails to establish an exemption from backup withholding. However, certain exempt persons, such as U.S. holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. U.S. holders can claim a credit against their U.S. federal income tax liability for the amount of any backup withholding and a refund of any excess, provided that all required information is timely provided to the IRS. U.S. holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for establishing an exemption in light of their particular circumstances.

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Company common shares or Warrants, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions), on IRS Form 8938 for each year in which they hold Company common shares or Warrants. Substantial penalties apply to any failure to timely file IRS Form 8938 with such holder’s U.S. federal income tax return unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their own tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Company common shares or Warrants.

THE DISCUSSION ABOVE IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS AND DOES NOT COVER SPECIFIC TAX MATTERS THAT MAY BE OF IMPORTANCE OR APPLICABLE TO A PARTICULAR U.S. HOLDER. THE TAX CONSEQUENCES OF THE ACQUISITION, HOLDING AND DISPOSING OF COMPANY COMMON SHARES AND/OR WARRANTS WILL DEPEND ON A U.S. HOLDER’S SPECIFIC SITUATION AND CIRCUMSTANCES. EACH U.S. HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING AND DISPOSING OF COMPANY COMMON SHARES AND/OR WARRANTS IN LIGHT OF THE U.S. HOLDER’S OWN CIRCUMSTANCES, AS WELL AS THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, FOREIGN NON-U.S. OR OTHER TAX LAWS.

Plan of Distribution

We are offering, at an offering price of $0.10 per Unit (the “Offering Price”), up to 300,000,000 Units for up to $30,000,000, exclusive of any Investor Processing Fees collected by the Company. Each Unit consists of one Common Shares and one Warrant. Each Warrant is immediately exercisable for one Common Share at an exercise price of $0.12 per Common Share and will expire three years from the date of issuance. The Units will not be certificated and the Common Shares and Warrants comprising the Units are immediately separable and will be issued separately in this Offering. The Company has the right to agree on any order of sale of their respective Units in this Offering, as subscriptions are received, as they determine in their discretion.

The minimum number of Units that a prospective investor may purchase is 10,000 Units for a subscription price of $1,000.00, which is exclusive of the Investor Processing Fee. It is the Company’s discretion to modify, or waive this requirement for investors without notice.

Investors who invest $2,500 or more in this Offering will receive Bonus Units, with the amount of Bonus Units to be received to be based on the amount invested. Each Bonus Unit consists of one Bonus Share and one Bonus Warrant. Each Bonus Warrant is immediately exercisable for one Bonus Share at an exercise price of $0.12 per Bonus Share and will expire three years from the date of issuance. The Bonus Units will not be certificated and the Bonus Shares and Bonus Warrants comprising the Bonus Units are immediately separable and will be issued separately in this Offering. Pursuant to this Offering Circular, we are also offering the 30,000,000 Bonus Shares issuable from time to time upon the exercise of the Bonus Warrants offered hereby. Fractional Bonus Units will not be distributed, and Bonus Shares and Bonus Warrants will be determined by rounding down to the nearest whole Bonus Share and Bonus Warrant, as applicable. Bonus Units will be issued as follows:

●	$2,500 + investment will receive 2.5% Bonus Units

●	$5,000 + investment will receive 5% Bonus Units

●	$10,000 + investment will receive 7.5% Bonus Units

●	$25,000 + investment will receive 10% Bonus Units

Investors receiving the 2.5% Bonus Units will pay an effective price of approximately $0.0976 per Unit and Bonus Unit, while investors receiving the 5% Bonus Units will pay an effective price of approximately $0.0952 per Unit and Bonus Unit, while investors receiving the 7.5% Bonus Units will pay an effective price of approximately $0.0930 per Unit and Bonus Unit, and investors receiving the 10% Bonus Units will pay an effective price of approximately $0.0909 per Unit and Bonus Unit.

The maximum number of Bonus Units that the Company will issue cannot be determined at this time; however, if the Company were to issue the maximum number of Bonus Units possible, the Company would issue 30,000,000 Bonus Shares and 30,000,000 Bonus Warrants in this Offering.

At the time of each subscription, the investor will be required to pay the Company a 2.0% Investor Processing Fee to help offset certain transaction expenses for which the Company is required to pay or reimburse affiliates of the Broker. If the Offering is fully subscribed, investors will pay the Company a total of $600,000 in Investor Processing Fees. The Broker will receive a maximum cash commission of $27,000 on Investor Processing Fees. It is the Company’s discretion to modify or waive this requirement for investors without notice.

Further, the SEC applies a deemed value to Bonus Shares and the Common Shares underlying the Bonus Warrants and counts such value against the maximum $75 million that an issuer may raise each year under Rule 251(a)(2). The SEC applies a deemed value to Bonus Shares equal to the offering price of the Units being offered, $0.10 per Bonus Share in our case. Thus, we will be deemed to have offered up to $3,000,000 in Bonus Shares, up to $30,000,000 in Common Shares, up to $36,000,000 in Common Shares underlying the Warrants, up to 3,600,000 in Common Shares underlying the Bonus Warrants, and up to $600,000 in Investor Processing Fees, for a total deemed potential maximum offering amount of $73,200,000.

Offers and sales of the Units in the Offering will commence within two calendar days after the Effective Date of the Offering Statement. The Units are being offered on a “best efforts” basis under Regulation A+ of Section 3(b) of the Securities Act, as amended, for Tier 2 offerings. The Offering will terminate on the first to occur of: (i) the date on which all 300,000,000 Units have been sold; (ii) the date which is one year from this Offering being qualified by the SEC; or (iii) the date on which this Offering is earlier terminated by us, in our sole discretion, with respect to the Company’s Units offered in this Offering, regardless of the amount of capital raised (in each case, the “Termination Date”). The Company has the right to terminate this Offering at any time, regardless of the number of Units that have been sold in the Offering.

The Company engaged DealMaker Securities LLC (“Broker”), a broker-dealer registered with the SEC and admitted to membership in FINRA and the Securities Investor Protection Corporation (“SIPC”). Under the terms of its agreement with the Company, neither the Broker nor sub-selling agents, if any, are obligated to purchase any Units being offered by the Company in this Offering, and are not required to sell any specific number or dollar amount of such Units in the Offering.

No investor purchasing Units will have any assurance that other purchasers will invest in this Offering. Once Units are subscribed for, subscription funds will be held in our escrow account with Enterprise Bank & Trust, our Escrow Agent for the Offering. If we reject your subscription, in whole or in part, or if we accept it but do not conduct a closing of this Offering thereafter due to the termination of the Offering for any reason, the Escrow Agent will promptly return your investment funds without interest or deduction, in accordance with Rule 10b-9 under the Exchange Act. Until a closing of the Offering occurs, your subscription agreement will remain revocable and your investment funds will be refundable. Once a closing has occurred, your subscription will become irrevocable, your funds will no longer be refundable and your Common Shares, Warrants, and Bonus Shares and Bonus Warrants, if applicable, will be issued.

Commissions and Discounts

The following table shows the maximum discounts, commissions and fees payable to the Broker and its affiliates, as well as certain other fees, in connection with this Offering by the Company, assuming a fully subscribed offering. Actual fees are anticipated to be lower than the maximum shown below.

	Per Unit	Total
Assumed public offering price plus Investor Processing Fee:	$0.102	$30,600,000
Anticipated maximum Broker commissions:	$0.006	$1,850,500
Proceeds, before other expenses:	$0.096	$28,749,500

When we signed the engagement agreement (the “DealMaker Order Form”) with the Broker, we paid it a $27,500 advance against accountable expenses anticipated to be incurred in this Offering (refundable to the Company to the extent of expenses not actually incurred by the Broker), and we have agreed to pay the Broker a cash commission equal to four and one half percent (4.5%) of the amount raised in the Offering.

Other Terms

The aggregate fees payable to the Broker and its affiliates are described below. The Broker, a broker-dealer registered with the SEC and a member of FINRA, has been engaged to provide: (i) pre-offering analysis; (ii) pre-offering consulting for self-directed electronic roadshow; and (iii) advisory, compliance and consulting services in connection with this Offering.

Pre-Offering Analysis

●	Reviewing the Company, its affiliates, executives, and other parties as described in Rule 262 of Regulation A and consulting with the Company regarding the same.

Pre-Offering Consulting for Self-Directed Electronic Roadshow

●	Review with the Company on best business practices regarding Offering in light of current market conditions and prior self-directed raises;

●	Review with the Company on question customization for investor questionnaire, selection of webhosting services, and template for campaign page;

●	Advising the Company on compliance of marketing material and other communications with the public with applicable legal standards and requirements;

●	Providing advice to the Company on this Offering Statement and revisions;

●	Providing review, training and advice to the Company and Company personnel on configuration and use of electronic platform powered by the Broker’s website, DealMaker.tech;

●	Assisting in the preparation of SEC and FINRA filings; and

●	Working with the Company’s SEC counsel in providing information to the extent necessary.

Advisory, Compliance and Consulting Services during the Offering

●	Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the Offering;

●	Discussions with the Company regarding additional information or clarification on an investor invited into the Offering by the Company (as necessary);

●	Coordinating with third party agents and vendors in connection with performance of services;

●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and providing recommendations to the Company regarding whether to accept the subscription agreement for the investor’s participation in the Offering;

●	Contacting and/or notifying the Company, if needed, to gather additional information or clarification on an investor;

●	Providing ongoing advice to the Company on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;

●	Review with the Company any material changes to the Offering Statement which may require an amended filing; and

●	Reviewing third party provider work product with respect to compliance with applicable rules and regulations.

The maximum compensation to be paid to the Broker for its pre-offering analysis, pre-offering consulting and advisory, compliance and consulting services provided during the Offering is $1,404,500, representing the sum of: (i) Broker Commission assuming the Offering is fully subscribed ($1,377,000); and (ii) the Company’s $27,500 advance for a pre-Offering analysis.

The Broker’s affiliates also agreed to provide the following services to us:

Marketing and Advisory Services

The Company has also engaged DealMaker Reach, LLC, (“Reach”), an affiliate of the Broker to provide certain digital marketing services, including (i) both pre-Offering marketing and advisory services and (ii) ongoing marketing and advisory services during the Offering. In particular, pre-Offering marketing and advisory services include those relating to design and development of the Company’s Offering website and audience-building infrastructure and video production on such website. Ongoing marketing and advisory services during the Offering include services related to conversion rate optimization, email marketing, Google advertisements, social media presence, sourcing and negotiating private advertisement placements with publishers and email newsletters, and reporting (weekly calls following the Offering’s launch; planning, implementation and execution of marketing budget; and coordinating with third-party agents regarding performance of services).

For Reach’s services, we will pay Reach: (i) a one-time advance of $30,000, and $11,000 per month for three months (total of $33,000) for accountable expenses (to be reimbursed to the Company if expenses are not incurred), (ii) $11,000 in monthly marketing advisory fees (up to a maximum of $99,000 after the commencement of the Offering), and (iii) on a supplemental basis, Reach may be asked to provide marketing services on a case-by-case basis and is authorized to charge up to $250,000 for these services. The maximum compensation to be paid to Reach is $412,000.

The maximum compensation to be paid to Reach for its marketing and advisory services, as set forth in this “Marketing and Advisory Services” subsection, is derived from a monthly flat fee, plus variable marketing fees, which equates to approximately 1.14% of the gross Offering proceeds (which includes the total Investor Processing Fee). The amount may change based on the amount of shares sold.

Technology Services

The Company has engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of the Broker to create and maintain the online subscription processing platform for the Offering.

After the Commission’s qualification of the Offering Statement, this Offering will be conducted using the online subscription processing platform of DealMaker at www.invest.damon.com embedded on the investment landing page of the issuer’s website. On this website, investors can receive, review, execute and deliver subscription agreements electronically and pay the purchase price through a third-party processor by ACH debit transfer, wire transfer or credit card.

For the above services pertaining to infrastructure creation and maintenance, we will pay DealMaker: (i) a one-time advance of $10,000, and $2,000 per month for three months (total of $6,000) for accountable expenses (to be reimbursed to the Company if expenses are not incurred); and (ii) a monthly platform fee of $2,000 (up to a maximum of $18,000) one the Offering commences.

The maximum compensation to be paid to the Broker and its affiliates is $1,850,500 (6.05%) of the Offering total, but may be greater than 6.05% if less than the maximum number of shares are sold in the offering.

The Broker and participating broker-dealers, if any, and others will be indemnified by the Company with respect to the offering and the disclosures made by the Company in its Form 1-A and related Offering Circular.

LEGAL MATTERS

The validity of the Common Shares and Bonus Shares covered by this Offering Circular and certain other legal matters as to British Columbia, Canada law will be passed upon for us by McMillan LLP, of Vancouver, British Columbia. The validity of the Warrants covered by this Offering Circular and certain other legal matters as to New York law will be passed upon for us by Norton Rose Fulbright US LLP.

EXPERTS

The audited consolidated financial statements of Grafiti Holding Inc. as of June 30, 2024, 2023 and 2022 and for each of the years in the period ended June 30, 2024, 2023 and 2022, included in this Offering Circular have been so included in reliance on the report (which report expresses an unqualified opinion and includes an explanatory paragraph as to Grafiti Holding Inc.’s ability to continue as a going concern) of Marcum LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Damon Motors Inc. as of June 30, 2024 and for the year ended June 30, 2024, included in this Offering Circular have been so included in reliance on the report (which report expresses an unqualified opinion and includes an explanatory paragraph as to Damon Motors Inc.’s ability to continue as a going concern) of Marcum LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Damon Motors Inc. as of June 30, 2023 and for each of the two years in the period ended June 30, 2023 included in this Offering Circular have been so included in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the ability of Damon Motors Inc. to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement (including amendments and exhibits thereto) on Form 1-A under the Securities Act. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information about us or our securities offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed thereto. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement.

We voluntarily file periodic reports on the forms for U.S. domestic issuers, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, which are more detailed and extensive in certain respects, and which must be filed more promptly, than the forms currently available to foreign private issuers. Despite our election to voluntarily file on U.S. domestic issuer forms, we maintain our status as a foreign private issuer, and accordingly we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.damon.com through which you can access our SEC filings. The information set forth on our website is not part of this Offering Circular, and you should not consider it to be a part of this Offering Circular. We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission.

We will provide without charge to each person, including any beneficial owners, to whom this Offering Circular is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this Offering Circular but not delivered with this Offering Circular, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing at the following address:

Damon Inc.

4601 Canada Way, Suite #402

Burnaby, British Columbia, Canada, V5G 4X7

Attn: Bal Bhullar, Chief Financial Officer

Tel: (236) 326-3619

Part F/S

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Consolidated Financial Statements of Grafiti Holding Inc.
Report of Independent Registered Public Accounting Firm (PCAOB NO. 688)	F-2
Consolidated Balance Sheets as of June 30, 2024, 2023 and 2022	F-3
Consolidated Statements of Operations for the years ended June 30, 2024, 2023 and 2022	F-4
Consolidated Statements of Comprehensive Loss for the years ended June 30, 2024, 2023 and 2022	F-5
Consolidated Statements of Changes in Stockholder’s Equity for the years ended June 30, 2024, 2023 and 2022	F-6
Consolidated Statements of Cash Flows for the years ended June 30, 2024, 2023 and 2022	F-7
Notes to Consolidated Financial Statements	F-8

Consolidated Financial Statements of Damon Motors, Inc.
Report of Independent Registered Public Accounting Firm (PCAOB NO. 688)	F-27
Report of Independent Registered Public Accounting Firm (PCAOB NO. 1227)	F-28
Consolidated Balance Sheets as of June 30, 2024 and 2023	F-29
Consolidated Statements of Loss and Comprehensive Loss for the years ended June 30, 2024, 2023 and 2022	F-30
Consolidated Statements of Changes in (Deficit) Equity for the years ended June 30, 2024, 2023 and 2022	F-31
Consolidated Statements of Cash Flows for the years ended June 30, 2024, 2023 and 2022	F-32
Notes to Consolidated Financial Statements	F-33

Interim Unaudited Condensed Consolidated Financial Statements of Grafiti Holding Inc.
Interim Unaudited Consolidated Balance Sheets as of September 30, 2024 and June 30, 2024	F-81
Interim Unaudited Consolidated Statements of Operations for the three months ended September 30, 2024 and 2023	F-82
Interim Unaudited Condensed Consolidated Statements of Comprehensive Loss for the three months ended September 30, 2024 and 2023	F-83
Interim Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the three months ended September 30, 2024 and 2023	F-84
Interim Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended September 30, 2024 and 2023	F-85
Notes to Unaudited Condensed Consolidated Financial Statements	F-86

Interim Unaudited Condensed Consolidated Financial Statements of Damon Inc.
Condensed Consolidated Balance Sheets as of March 31, 2025 and June 30, 2024	F-104
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the three and nine months ended March 31, 2025 and 2024	F-105
Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the Three and Nine Months Ended March 31, 2025 and 2024	F-106
Condensed Consolidated Statements of Cash Flows for the six months ended March 31, 2025 and 2024	F-107
Notes to Unaudited Condensed Consolidated Financial Statements	F-109

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Grafiti Holding Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Grafiti Holding Inc. (the “Company”) as of June 30, 2024, 2023 and 2022, the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for each of the three years in the period ended June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has suffered recurring losses from operations, recurring negative cash flows from operations and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2023.

New York, NY

September 26, 2024

GRAFITI HOLDING INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2024	As of June 30, 2023	As of June 30, 2022
Assets

Current Assets
Cash	$1,148,904	$264,244	$170,166
Accounts receivable, net	30,572	94,838	68,437
Note receivable, net of $108,568 allowance for credit losses	441,980	—	—
Prepaid expenses	70,487	682	483
Other current assets	—	1,307	902

Total Current Assets	1,691,943	361,071	239,988

Property and equipment, net	2,392	216	1,447
Other assets	251	251	4,650

Total Assets	$1,694,586	$361,538	$246,085

Liabilities and Stockholders’ (Deficit) Equity

Current Liabilities
Accounts payable	$440,688	$447	$3,041
Accrued liabilities	56,620	72,068	37,758
Deferred revenue	144,390	86,635	96,303
Total Current Liabilities	641,698	159,150	137,102

Long Term Liabilities
Long-term debt, net	1,509,862	—	—
Total Liabilities	2,151,560	159,150	137,102

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Common Stock - $0 par value, 3,600,001 shares authorized, issued and outstanding as of June 30, 2024, June 30, 2023 and June 30, 2022	679,302	611,972	445,501
Additional paid-in capital	627,478	—	—
Accumulated other comprehensive loss	(8,828)	(3,015)	(3,777)
Accumulated deficit	(1,754,926)	(406,569)	(332,741)

Total Stockholders’ (Deficit) Equity	(456,974)	202,388	108,983

Total Liabilities and Stockholders’ (Deficit) Equity	$1,694,586	$361,538	$246,085

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended June 30,
	2024	2023	2022
Revenues	$336,562	$391,848	$456,076

Cost of Revenues	82,084	95,220	95,499

Gross Profit	254,478	296,628	360,577

Operating Expenses
Sales and marketing	174,061	196,907	229,450
General and administrative	402,625	173,549	194,994
Share based compensation ($219,627 to related parties)	627,478	—	—
Acquisition-related costs	280,789	—	—
Provision for credit losses	108,568	—	—

Total Operating Expenses	1,593,521	370,456	424,444

Loss From Operations	(1,339,043)	(73,828)	(63,867)

Other Expense
Interest expense, net	(9,314)	—	—
Total Other Expense	(9,314)	—	—

Loss, before benefit (provision) for income taxes	(1,348,357)	(73,828)	(63,867)
Income tax benefit (provision)	—	—	—
Net Loss	$(1,348,357)	$(73,828)	$(63,867)

Net Loss Per Share - Basic and Diluted	$(0.37)	$(0.02)	$(0.02)

Weighted Average Shares Outstanding
Basic and Diluted	3,600,001	3,600,001	3,600,001

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the Years Ended June 30,
	2024	2023	2022
Net Loss	$(1,348,357)	$(73,828)	$(63,867)
Other comprehensive loss, net of tax
Unrealized foreign exchange gain (loss) from cumulative translation adjustments	(5,813)	762	(3,957)
Total other comprehensive loss	(5,813)	762	(3,957)
Total Comprehensive Loss	$(1,354,170)	$(73,066)	$(67,824)

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit)
Balance - July 1, 2021 (retroactively adjusted)	3,600,001	$268,448	$—	$180	$(268,874)	$(246)
Net investments from Inpixon	—	177,053	—	—	—	177,053
Cumulative translation adjustment	—	—	—	(3,957)	—	(3,957)
Net loss	—	—	—	—	(63,867)	(63,867)
Balance - June 30, 2022 (retroactively adjusted)	3,600,001	$445,501	$—	$(3,777)	$(332,741)	$108,983
Net investments from Inpixon	—	166,471	—	—	—	166,471
Cumulative translation adjustment	—	—	—	762	—	762
Net loss	—	—	—	—	(73,828)	(73,828)
Balance - June 30, 2023 (retroactively adjusted)	3,600,001	611,972	—	(3,015)	(406,569)	202,388
Net investments from Inpixon	—	67,330	—	—	—	67,330
Stock options granted to consultants	—	—	627,478	—	—	627,478
Cumulative translation adjustment	—	—	—	(5,813)	—	(5,813)
Net loss	—	—	—	—	(1,348,357)	(1,348,357)
Balance - June 30, 2024	3,600,001	$679,302	$627,478	$(8,828)	$(1,754,926)	$(456,974)

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended June 30,
	2024	2023	2022
Operating Activities:
Net loss	$(1,348,357)	$(73,828)	$(63,867)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	695	1,246	1,319
Stock options granted to consultants ($219,627 to related parties)	627,478	—	—
Amortization of right-of-use asset	—	—	8,176
Amortization of original issue discount	4,941	—	—
Provision for credit losses	108,568	—	—
Accrued interest income	(548)	—	—
Accrued interest expense	3,301	—	—
Accrued monitoring fee expense	1,620	—	—
Unrealized gain on foreign currency transactions	(5,492)	—	—

Changes in operating assets and liabilities:
Accounts receivable	64,381	(22,768)	(21,372)
Prepaid expenses and other current assets	(68,496)	(529)	4,962
Other assets	—	4,430	(816)
Accounts payable	440,241	(2,625)	(2,379)
Accrued liabilities	(15,535)	31,607	(18,368)
Deferred revenue	57,652	(13,149)	(54,209)
Operating lease obligation	—	—	(8,259)

Net Cash Used in Operating Activities	(129,551)	(75,616)	(154,813)

Investing Activities:
Purchase of property and equipment	(2,871)	—	—
Loan to Damon Motors	(550,000)	—	—

Net Cash Used in Investing Activities	(552,871)	—	—

Financing Activities:
Proceeds from note payable	1,500,000	—	—
Net investments from Inpixon	67,330	166,471	177,053

Net Cash Provided By Financing Activities	1,567,330	166,471	177,053

Effect of Foreign Exchange Rate on Changes on Cash	(248)	3,223	(16,541)

Net Increase in Cash	884,660	94,078	5,699

Cash - Beginning of year	264,244	170,166	164,467

Cash - End of year	$1,148,904	$264,244	$170,166

Supplemental Disclosure of cash flow information:
Cash paid for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

Non-cash financing activities
Original issue discount related to long term debt	$450,059	$—	$—
Transaction costs	$20,000	$—	$—

The accompanying notes are an integral part of these consolidated financial statements

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 1 - Organization and Nature of Business

Grafiti Holding Inc. (collectively the “Company,” “we,” “us” or “our”) (“Grafiti Holding”) was incorporated in British Columbia, Canada on October 17, 2023. The Company is the parent non-operating holding company of Grafiti Limited (formerly known as Inpixon Limited).

Grafiti Limited was incorporated in England and Wales on May 13, 2020. Grafiti Limited provides specialized scientific software products and services for the environmental sciences, life sciences, behavioral sciences, medical research and engineering domains. Grafiti Limited provides effective solutions to the scientific and engineering community to compress the time intensive process of data analysis and presentation, thus enhancing productivity. Users of Grafiti Limited’s products include government organizations, academic institutions and leading corporations. Grafiti Limited’s headquarters are located in Slough, United Kingdom, and operations for Grafiti Limited are primarily performed in the United Kingdom.

On October 23, 2023, a Business Combination Agreement (the “Damon Business Combination Agreement”) was entered into by and among XTI Aerospace Inc. (f/k/a “Inpixon” or “XTI”), Grafiti Holding, 1444842 B.C. LTD (“Amalco Sub”), and Damon Motors, Inc. (“Damon”), pursuant to which Damon will combine and merge with Amalco Sub, a British Columbia corporation and a wholly-owned subsidiary of Grafiti Holding, with Damon continuing as the surviving entity and a wholly-owned subsidiary of Grafiti Holding (the “Grafiti Holding Transaction”).

Pursuant to the Damon Business Combination Agreement, Inpixon formed a newly wholly owned subsidiary, Grafiti Holding for the sole purpose of consummation of the Grafiti Holding Transaction. Inpixon contributed the assets and liabilities of Grafiti Limited, a wholly owned subsidiary of Inpixon, to the then Inpixon wholly owned subsidiary Grafiti Holding in accordance with the separation and distribution agreement. As the Registration Statement for the Damon Business Combination Agreement is not expected to become effective until 2024, on December 27, 2023 Inpixon transferred the Grafiti Holding common shares to a newly-created liquidating trust, titled the Grafiti Holding Inc. Liquidating Trust (the “Trust”)(the “Spin-Off:), which holds the Grafiti Holding common shares for the benefit of the participating Inpixon security holders. As of December 27, 2023, the date the transfer of shares occurred, Grafiti Limited was assigned by Inpixon to the Company. Grafiti Holding consolidates Grafiti Limited via the voting interest model, as Grafiti Limited is wholly owned by Grafiti Holding. This transaction between entities under common control resulted in a change in reporting entity and required retrospective combination of the entities for all periods presented, as if the combination had been in effect since the inception of common control. Accordingly, the financial statements of the Company reflect the accounting of the combined acquired subsidiary at historical carrying values except that equity reflects the equity of Grafiti Holdings. This change in reporting entity did not impact net income for the periods presented. The Grafiti Holding common shares will be held by the Trust until the Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”). Promptly following the effective time of the Registration Statement, Inpixon will deliver the Grafiti Holding common shares to the participating Inpixon security holders, as beneficiaries of the Trust, pro rata in accordance with their ownership of shares or underlying shares of Inpixon common stock as of the record date. Amalco Sub, a wholly-owned, direct subsidiary of Grafiti Holding, will merge with Damon resulting in Damon as the surviving entity post-merger (“Damon Surviving Corporation”). Upon the consummation of the Merger, both Grafiti Limited and Damon will be wholly-owned subsidiaries of Grafiti Holding. Following the Merger, Grafiti Holding shall be known as the “Grafiti Combined Company.” The combined company will be renamed Damon Motors, Inc., and the ticker symbol will be changed to a symbol to be determined concurrent with the closing. The Company incurred $280,789 of acquisition related costs related to the Damon Business Combination Agreement during the fiscal year ended June 30, 2024. These costs are included in the acquisition-related costs line in the consolidated statements of operations.

The accompanying consolidated financial statements of Grafiti Holding, show the historical financial position, results of operations, changes in stockholders’ equity (deficit) and cash flows of the Company. Prior to December 27, 2023, the Company operated as a segment of Inpixon and not as a separate entity.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

The operating results of the Company prior to December 27, 2023 have been specifically identified by Inpixon’s management based on the Company’s existing divisional organization and are presented on a carve-out basis. The assets and liabilities of the Company as of June 30, 2023 have been identified based on the existing divisional structure. The historical costs and expenses reflected in our consolidated financial statements prior to December 27, 2023 include an allocation by time spent for certain corporate and shared service functions. See Note 11 for further additional information regarding the Investments by Inpixon prior to December 27, 2023.

Management believes the assumptions underlying our consolidated financial statements are reasonable but may not necessarily be indicative of the costs that would have incurred if the Company had been operated on a standalone basis for the entire periods presented. Actual costs that would have been incurred if we had operated as a standalone company for the entirety of the periods presented would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations, prior to December 27, 2023, and therefore, would result in additional costs that are not reflected in our historical results of operations, financial position and cash flows.

Note 2 - Summary of Significant Accounting Policies

Liquidity and Going Concern

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern in accordance with U.S. GAAP. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

As of June 30, 2024, the Company has a working capital surplus of $1,050,245, inclusive of cash of $1,148,904. For the year ended June 30, 2024, the Company incurred a net loss attributable to common stockholders of $1,348,357 and net cash used in operating activities during the year ended June 30, 2024 was $129,551. As the Company was part of Inpixon group of companies prior to December 27, 2023, the Company was dependent upon Inpixon for all of its working capital and financing requirements as Inpixon uses a centralized approach to cash management and financing of its operations. This arrangement is not reflective of the way the Company would have financed its operations had the Company been a standalone public company during the periods presented. Prior to December 27, 2023, financial transactions relating to the Company are accounted for through Stockholders’ Equity. Accordingly, none of Inpixon’s cash, cash equivalents, or debt at the corporate level have been assigned to the Company in the consolidated financial statements. As a result of the Grafiti Holding Transaction, the Company will no longer participate in Inpixon’s corporate-wide cash management and financing approach, and therefore the Company’s ability to fund operating needs will depend on the Company’s ability to generate positive cash flows from operations, and on the Company’s ability to obtain debt financing on acceptable terms or to issue additional equity or equity-linked securities as needed.

The Company cannot assure you that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. In order to continue our operations, the Company supplemented the revenues earned with funding from Inpixon and other third parties. The adverse conditions detailed above indicate material uncertainties that cast substantial doubt upon the Company’s ability to continue as a going concern within one year after financial statement issuance date.

When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Management’s plans to address the uncertainty that the Company will continue as a going concern include the business combination described in Note 1 above as well as obtaining associated debt and equity financing. There is no assurance that the Company’s plans to consummate the business combination will be successful and the Company cannot provide assurance that the Company will secure financing in a timely manner, nor can they provide assurance that the business combination will be completed. As such, the substantial doubt of the Company’s ability to continue as a going concern has not been alleviated by management’s plans. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

The Company cannot assure you that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. In order to continue our operations, the Company supplemented the revenues earned with funding from Inpixon and other third parties.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company’s significant estimates consist of:

●	the allowance for credit losses;

●	the valuation allowance for deferred tax assets;

Cash and Concentration of Credit Risk

Cash consist of savings and checking accounts. Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, consequently, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits. Cash is also maintained at foreign financial institutions in the UK. Cash in UK financial institutions as of June 30, 2024, 2023 and 2022 was $1,148,904, $264,244, and $170,166, respectively. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

Consolidations

The consolidated financial statements have been prepared using the accounting records of Grafiti Holding and Grafiti Limited. All material inter-company balances and transactions have been eliminated.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Accounts Receivable, net and Allowance for Credit Losses

Accounts receivable are stated at the amount the Company expects to collect. The Company recognizes an allowance for credit losses to ensure accounts receivables are not overstated due to un-collectability. Bad debt reserves are determined based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in such customer’s operating results or financial position. If circumstances related to a customer change, estimates of the recoverability of receivables would be further adjusted. After reviewing the collectability of the receivables the Company’s allowance for credit losses was not material as of June 30, 2024, 2023 or 2022 .

Financial Instruments — Credit Losses (“CECL”) - (ASU 2016-13)

The CECL impairment model is applicable to financial assets measured at amortized cost, including loans, held-to-maturity debt securities and off-balance sheet credit exposures. The CECL impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, that considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, we analyze the following criteria, as applicable in developing allowances for credit losses: historical loss information, the borrower’s ability to make scheduled payments, the remaining time to maturity, the value of underlying collateral, projected future performance of the borrower and macroeconomic trends.

The Company carries its note receivable from Damon (the “Grafiti Holding Note”) at its amortized cost basis in the consolidated balance sheets since management has the intent and ability to hold the Grafiti Holding Note for the foreseeable future or until maturity or payoff. The Company reviews its loans carried at amortized cost for expected credit losses under ASC 326, Financial Instruments - Credit Losses, on an ongoing basis. The Company utilized probability-of-default (“PD”) and loss-given-default (“LGD”) methodologies to calculate the allowance for expected credit losses.

Under the PD×LGD method, the loss rate is a function of two components: (1) the lifetime default rate (“PD”); and (2) the loss given default (“LGD”). Due to the Company’s limited operating history and lack of loss history, the Company derived its PD and LGD rates by considering average historical default and recovery rates for corporate debt instruments, the borrower’s current financial position, and unsupportable forecasts utilizing default studies and hybrid quantitative regression models provided by multiple industry leading sources. The Company uses PD and LGD rates that correspond to the customer’s assumed credit rating and the contractual term of the note.

The amortized cost, including accrued interest, of the Company’s Grafiti Holding Note was $441,980, net of the allowance for expected credit losses of $108,568, as of June 30, 2024.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets, which is 3 years. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

Leases and Right-of-Use Assets

The Company determines if an arrangement is a lease at its inception. Operating lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company generally uses their incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments, because the implicit rate of the lease is generally not known. Right-of-use assets related to the Company’s operating lease liabilities are measured at lease inception based on the initial measurement of the lease liability, plus any prepaid lease payments and less any lease incentives. The Company’s lease terms that are used in determining their operating lease liabilities at lease inception may include options to extend or terminate the leases when it is reasonably certain that the Company will exercise such options. The Company amortizes their right-of-use assets as operating lease expense generally on a straight-line basis over the lease term and classify both the lease amortization and imputed interest as operating expenses. The Company does not recognize lease assets and lease liabilities for any lease with an original lease term of less than one year. All leases as of June 30, 2024, 2023 and 2022 were considered short-term in nature.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Income Taxes

The Company accounts for income taxes using the separate return method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is enacted. Income tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain. The Company recorded no income tax provision or benefit for the year ended June 30, 2024, 2023, or 2022. See Note 9 - Income Taxes for further details.

Foreign Currency Translation

Assets and liabilities related to the Company’s foreign operations in the United Kingdom are calculated using the British Pound, Grafiti Limited’s functional currency, and are translated to the U.S. Dollar, the Company’s reporting currency, at end-of-period exchange rates. The Company’s related revenues and expenses are translated from the British Pound to U.S. Dollar at average exchange rates prevailing during the period. Translation adjustments are recorded as a separate component of stockholder’s equity, totaling a gain/(loss) of approximately $(5,813), $762, and $(3,957) for the years ended June 30, 2024, 2023, and 2022 respectively. Gains or losses resulting from transactions denominated in foreign currencies are included in general and administrative expenses in the statements of operations. Realized gains/(losses) from transactions for the years ended June 30, 2024, 2023 and 2022 totaled $947, ($3,808), and ($8,744), respectively. Unrealized gains/(losses) from transactions for the year ended June 30, 2024 was a gain of $5,492. Unrealized gains/(losses) from transactions for the years ended June 30, 2023 and 2022 were not material.

Comprehensive Loss

The Company reports comprehensive loss and its components in its financial statements. Comprehensive loss consists of net loss and foreign currency translation adjustments affecting parent’s net investment from Inpixon that, under GAAP, are excluded from net loss.

Revenue Recognition

The Company recognizes revenue when control is transferred of the promised products or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from the sale of software and software as a service.

License Revenue Recognition

The Company enters into contracts with its customers whereby it grants a non-exclusive license for the use of its proprietary software. The contracts provide for either (i) a one year stated term with a one year renewal option, (ii) a perpetual term or (iii) a two year term with the option to upgrade to a perpetual license at the end of the term. The contracts may also provide for yearly on-going maintenance services for a specified price, which includes maintenance services, designated support, and enhancements, upgrades and improvements to the software (the “Maintenance Services”), depending on the contract. Licenses for on-premises software provide the customer with a right to use the software as it exists when made available to the customer. All software provides customers with the same functionality and differ mainly in the duration over which the customer benefits from the software.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

The timing of the Company’s revenue recognition related to the licensing revenue stream is dependent on whether the software licensing agreement entered into represents a good or service. Software that relies on an entity’s IP and is delivered only through a hosting arrangement, where the customer cannot take possession of the software, is a service. A software arrangement that is provided through an access code or key represents the transfer of a good. Licenses for on-premises software represents a good and provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual licenses or subscribe to licenses, which provide customers with the same functionality and differ mainly in the duration over which the customer benefits from the software. Revenue from distinct on-premises licenses is recognized at a point in time when the software is made available to the customer.

Renewals or extensions of licenses are evaluated as distinct licenses (i.e., a distinct good or service), and revenue attributed to the distinct good or service cannot be recognized until (1) the entity provides the distinct license (or makes the license available) to the customer and (2) the customer is able to use and benefit from the distinct license. Renewal contracts are not combined with original contracts, and, as a result, the renewal right is evaluated in the same manner as all other additional rights granted after the initial contract. The revenue is not recognized until the customer can begin to use and benefit from the license, which is typically at the beginning of the license renewal period. Therefore, the Company recognizes revenue resulting from renewal of licensed software starting at the beginning of the license renewal period.

The Company recognizes revenue related to software as a service evenly over the service period using a time-based measure because the Company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the services are performed.

Contract Balances

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. The Company records a receivable when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. The Company had deferred revenue of approximately $144,390, $86,635 and $96,303 as of June 30, 2024, 2023, and 2022, respectively, related to cash received in advance for product license and maintenance services to be performed in future periods. The Company expects to satisfy its remaining performance obligations for these license and maintenance services, and recognize the deferred revenue and related contract costs over the next twelve months. The Company recognized revenue of $67,688 during the year ended June 30, 2024 that was included in the contract liability balance at the beginning of the period.

Costs to Obtain a Contract

The Company does not have a history of incurring incremental costs to obtain a contract with a customer, but if the Company incurs these costs in the future, the Company will recognize these costs as an asset that will be amortized over the expected contract term.

Cost to Fulfill a Contract

The Company incurs costs to fulfill their obligations under a contract once it has obtained, but before transferring goods or services to the customer. The Company has determined that these costs are immaterial. Therefore, the Company expenses the costs as they are incurred.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Multiple Performance Obligations

The Company enters into contracts with customers for its technology licenses that may include multiple performance obligations. Each distinct performance obligation was determined by whether the customer could benefit from the good or service on its own or together with readily available resources. The Company allocates revenue to each performance obligation based on its standalone selling price. The Company’s contracts with its customers outline the terms of the number of software licenses to be issued and any Maintenance Services, along with the agreed-upon prices. The price for both the licenses and any related Maintenance Fees are fixed and stated in the contract.

Sales and Use Taxes

The Company presents transactional taxes such as sales and use tax collected from customers and remitted to government authorities on a net basis.

Segments

The Company and its Chief Executive Officer (“CEO”), acting as the Chief Operating Decision Maker (“CODM”) determines its operating segments in accordance with Segment Reporting (“ASC 280”). If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be separated into separate segments. The Company has one operating segment. The Company is organized and operated as one business. Management reviews its business as a single operating segment, using financial and other information rendered meaningful only by the fact that such information is presented and reviewed in the aggregate.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs, which are included in sales and marketing expense of $1,696, $8,237 and $18,510 during the years ended June 30, 2024, 2023, and 2022, respectively.

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same since the inclusion of common shares issuable pursuant to the exercise of options in the calculation of diluted net loss per common shares would have been anti-dilutive. The Company notes that there were common share equivalents of 1,015,383 in the form of stock options that were excluded from the calculation of diluted net loss per common share for the year ended June 30, 2024 as they are considered to be anti-dilutive. The Company notes that there were no such shares outstanding for the years ended June 30, 2023 and 2022.

Fair Value of Financial Instruments

Financial instruments consist of cash, accounts receivable, note receivable, and accounts payable. The Company determines the estimated fair value of such financial instruments presented in these financial statements using available market information and appropriate methodologies. These financial instruments are stated at their respective historical carrying amounts, which approximate fair value due to their short-term nature.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB ASC for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17, an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21, the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) a significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) a current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Based on its assessments, the Company has not recorded any impairment on long-lived assets during the years ended June 30, 2024, 2023, and 2022, respectively.

Reclassifications

Certain prior year amounts have been reclassified to conform to June 30, 2024 presentation. The Company notes that these reclassifications only impacted the balance sheet and did not impact cash flows or net income.

Recently Issued Accounting Standards Not Yet Adopted

The Company reviewed recently issued accounting pronouncements and concluded that they were not applicable to the consolidated financial statements, except for the following:

In July 2023, the FASB issued ASU 2023-03, “Presentation of Financial Statements (Topic 205), Income Statement - Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation - Stock Compensation (Topic 718)”, which updates codification on how an entity would apply the scope guidance in paragraph 718-10-15-3 to determine whether profits interest and similar awards should be accounted for in accordance with Topic 718, Compensation—Stock Compensation. The effective date of this update is for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently assessing potential impacts of ASU 2023-03 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends the disclosure to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an annual and interim basis for to enable investors to develop more decision-useful financial analyses. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company is currently assessing potential impacts of ASU 2023-07 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures as the Company currently only has one reportable segment.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. For entities other than public business entities, the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures.

Note 3 - Disaggregation of Revenue

Disaggregation of Revenue

The Company recognizes revenue when control of the promised products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from software sales. The Company’s revenue from contracts with customers are mainly sourced from the United Kingdom, Switzerland, France, and Italy.

Revenues consisted of the following:

	For the Years Ended June 30,
	2024	2023	2022

Recurring revenue	$202,031	$179,775	$268,121
Non-recurring revenue	134,531	212,073	187,955
Total Revenue	$336,562	$391,848	$456,076

	For the Years Ended June 30,
	2024	2023	2022

Revenue recognized at a point in time (1)	$134,531	$212,073	$187,955
Revenue recognized over time (2)	202,031	179,775	268,121
Total	$336,562	$391,848	$456,076

(1)	Software’s performance obligation is satisfied at a point in time when access to the software is provided to the customer.

(2)	Performance obligation from right to access software sales is satisfied evenly over the service period using a time-based measure because the Company is providing continuous access to its service and service is recognized over time.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 4 - The Grafiti Holding Note

On June 26, 2024, Grafiti Holding purchased from Damon the Grafiti Holding Note with an original principal amount of $350,000 (the “Grafiti Holding Note”). In accordance with the terms of the Grafiti Holding Note, Grafiti Holding must loan to Damon, at Damon’s request, additional funds up to an aggregate principal amount, including the original principal amount, of $1,000,000. On September 25, 2024, the Grafiti Holding Note was amended to increase the maximum principal amount available for borrowing to $1,150,000. The Grafiti Holding Note accrues interest at a rate of 10% per year. The debt and accrued and unpaid interest is due and payable the earlier of (a) December 31, 2024, (b) when declared due and payable by Grafiti Holding upon the occurrence of an event of default, or (c) within three business days following termination of the Damon Business Combination Agreement. Concurrent with the original principal amount provided to Damon, Grafiti Holding also loaned an additional $200,000 to Damon on June 26, 2024. The principal balance of the Grafiti Holding Note was $550,000 with interest accrued of $548 as of June 30, 2024. Subsequent to June 30, 2024 and through the date of this filing, the Company has loaned Damon $596,000 of additional funds.

Our note receivables balance was as follows:

	June 30, 2024	June 30, 2023	June 30, 2022
Note receivable, amortized cost (inclusive of accrued interest)	$550,548	$—	$—
Less: allowance for credit losses	(108,568)	—	—
Note receivable, net	$441,980	$—	$—

Current note receivable, net	$441,980	$—	$—
Note receivable, net	$441,980	$—	$—

A roll forward of the Company’s allowance for credit losses was as follows:

Balance at June 30, 2023	$—
Provision	108,568
Balance at June 30, 2024	$108,568

There were neither charges against the allowance nor recoveries of previously written off amounts for the years ended June 30, 2024, 2023 and 2022.

The Company’s Grafiti Holding Note represents a variable interest in Damon Motors. As such, the Company applied ASC 810 to assess whether the Company is the primary beneficiary and Damon Motors should be consolidated. The Company determined they are not the primary beneficiary, as the Company does not have the power to direct the activities that most significantly affect Damon Motors’s economic performance. The Company’s support to Damon Motors, and the Company’s maximum exposure, consists only of the Grafiti Holding Note outlined above. The primary reason for the financial support is to assist Damon Motors’ operations until the close of the merger. As such, the Company concluded the Damon Motors legal entity should not be consolidated.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 5 - Property and Equipment, net

Property and equipment as of June 30, 2024, 2023 and 2022 consisted of the following:

	As of June 30,
	2024	2023	2022
Computer and office equipment	$2,871	$3,873	3720
Less: accumulated depreciation	(479)	(3,657)	(2,273)
Total Property and Equipment, Net	$2,392	$216	$1,447

Depreciation expense was approximately $695, $1,246 and $1,319 for the years ended June 30, 2024, 2023 and 2022, respectively. The Company disposed of $3,873 of computer and office equipment during the year ended June 30, 2024.

Note 6 - Accrued Liabilities

Accrued liabilities as of June 30, 2024, 2023 and 2022 consisted of the following:

	As of June 30,
	2024	2023	2022
Accrued compensation and benefits	$19,780	$20,112	$19,155
Accrued bonus and commissions	3,708	3,345	3,633
Accrued professional fees	17,393	31,585	—
Accrued sales and other indirect taxes payable	15,739	17,026	14,970
	$56,620	$72,068	$37,758

Note 7 - Long-Term Debt

On June 26, 2024, Grafiti Holding and Streeterville Capital, LLC (“Streeterville,” or “Investor”) entered into a note purchase agreement, pursuant to which Grafiti Holding agreed to sell, and Streeterville agreed to purchase, a secured promissory note in an aggregate original principal amount of $6,470,000 (the “Streeterville Note”). The Streeterville Note accrues interest on the outstanding balance of the note at the rate of 10% per annum, and all principal plus accrued interest is due and payable in December 2025. The Streeterville Note carries an original issue discount of $1,450,000 and $20,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. On the same day, the Investor paid the purchase price of $5,000,000 as follows: (a) $1,150,000 to Grafiti Holding; (b) $350,000 to Damon as a senior secured loan from Grafiti Holding to Damon (the “Grafiti Holding Note”), and (c) $3,500,000 into escrow, which will be distributed to Grafiti Holding upon satisfaction of certain conditions including: (a) consummation of the Grafiti Holding Transaction; (b) the combined company’s common shares being listed on Nasdaq; and (c) immediately following the closing of the Grafiti Holding Transaction, the combined company having no outstanding debt other than the Streeterville Note, certain other specified debts and trade payables incurred in the ordinary course of business (the “Escrow Conditions”). Pursuant to the escrow agreement, if the Escrow Conditions have not been satisfied by August 31, 2024 (the “Deadline Date”), the escrow agent may return the escrow amount to the Investor and the Guaranties in favor of Streeterville (as defined below) to Damon and Damon Subsidiary (as defined below). In accordance with the first and second amendments to the escrow agreement, the Deadline Date has been extended to October 31, 2024. Additionally, the second amendment to the escrow agreement allows for the release of funds at the discretion of the Investor even if the funding conditions have not been satisfied. On September 23, 2024, $350,000 of the funds placed in escrow were released to Grafiti Holding.

Long-Term Debt as of June 30, 2024 consisted of the following:

Long-Term Debt	Maturity	2024
June 2024 10% Note (net of $450,059 unamortized debt discount and issuance costs)	12/26/2025	$1,509,862
Total Long-Term Debt		$1,509,862

Debt discount and issuance costs in the amount of $455,000 related to the Streeterville Note was recorded as a contra liability within long-term debt, which will be amortized over the term of the note. Additional debt discount and issuance costs will be recorded as the Company receives the remaining portions of the Streeterville Note. Interest expense on the long-term debt for the year ended June 30, 2024 totaled $9,862 which includes $3,301 of interest expense, $4,941 of amortized debt discount and $1,620 of monitoring fees. There was no interest expense in the years ended June 30, 2023 or 2022.

The Company had no short-term or long-term debt as of June 30, 2023 or 2022.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 8 - Stock Award Plan and Stock-Based Compensation

On June 11, 2024, the Grafiti Holding board of directors adopted a Stock Incentive Plan. The maximum aggregate number of Subordinate Voting Shares that may be issued pursuant to the awards granted under the Plan (the “Share Reserve”) shall initially be 10,000,000, and the Share Reserve shall automatically increase on the first day of each calendar year beginning January 1, 2025, by a number of shares equal to the greatest of (i) 3,000,000 Shares, (ii) twenty percent (20%) of the outstanding Subordinate Voting Shares on the last day of the immediately preceding calendar quarter, or (iii) such number of Subordinate Voting Shares determined by the Committee. As of June 30, 2024, 1,015,383 of options were granted to consultants of the Company and 8,984,617 options were available for future grant under the Stock Incentive Plan.

Incentive stock options granted under the Option Plans are granted at exercise prices not less than 100% of the estimated fair market value of the underlying common stock at date of grant. The exercise price per share for incentive stock options may not be less than 110% of the estimated fair value of the underlying common stock on the grant date for any individual possessing more that 10% of the total outstanding common stock of the Company. Options granted under the Option Plans vest over periods ranging from immediately to four years and are exercisable over periods not exceeding ten years.

During the year ended June 30, 2024, the Company granted options under the stock option plan for the purchase of 1,015,383 shares of common stock to Nadir Ali, CEO of the Company, and other consultants. Nadir Ali was considered a related party to the Company and $219,627 of the stock-based compensation expense is related to his options. Nadir Ali and the other consultants were granted these stock options for services performed in connection with the Spin Off. These options are 100% vested upon grant, expire on December 31, 2024, and have an exercise price of $0.06336 per share. The Company valued the stock options using the Black-Scholes option valuation model under probability weighted scenarios. The “As-Is” scenario represents the value of the Company on a standalone basis. The “Merger” scenario represents the agreed upon price for the reverse merger with Damon. The fair value of the awards was determined to be approximately $0.6 million. The fair values of the common stock as of the grant date under the “As-Is” and “Merger” scenarios were determined to be $0.0634 and $6.00 per share, respectively.

During the year ended June 30, 2024, the Company recorded a charge of approximately $0.6 million for stock option expense for the stock options granted during the fiscal year as they are 100% vested and exercisable upon grant, which is included in the general and administrative section of the consolidated statement of operations.

As of June 30, 2024, there were no non-vested stock options and no unrecognized stock option compensation so the fair value of non-vested options was $0.0 million.

Key weighted-average assumptions used to apply this pricing model under the two probability weighted scenarios during the year ended June 30, 2024 were as follows:

	For the Year Ended June 30, 2024
	As-Is	Merger
Risk-free interest rate	4.39%	4.40%
Expected life of option grants	3 months	3 months
Expected volatility of underlying stock	41.00%	67.00%
Dividends assumption	$—	$—

The expected stock price volatility for the Company’s stock options was determined by the historical volatilities for industry peers and used an average of those volatilities. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods. The dividends assumptions was $0 as the Company historically has not declared any dividends and does not expect to. The Company accounts for forfeitures as they occur, rather than estimating expected forfeitures.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

See below for a summary of the stock options granted under the stock option plan:

	Total	Weighted Average Exercise Price	Aggregate Intrinsic Value (in thousands)
Outstanding at Outstanding at July 1, 2023	—	$—	$—
Granted	1,015,383	0.06336	—
Exercised	—	—	—
Expired	—	—	—
Forfeitures	—	—	—
Outstanding at June 30, 2024	1,015,383	$0.06336	$—

Exercisable at June 30, 2024	1,015,383	$0.06336	$—

All of the 1,015,383 of stock options granted during the fiscal year ended June 30, 2024 were exercised on various dates between August 21, 2024 and September 4, 2024.

Note 9 - Income Taxes

The domestic and foreign components of loss before income taxes for the years ended June 30, 2024, 2023 and 2022 are as follows:

	For the Years Ended June 30,
	2024	2023	2022
Domestic	$—	$—	$—
Foreign	(1,348,357)	(73,828)	(63,867)

Loss before tax	$(1,348,357)	$(73,828)	$(63,867)

The income tax provision (benefit) for the years ended June 30, 2024, 2023 and 2022 consists of the following:

	For the Years Ended June 30,
	2024	2023	2022
Foreign	$—	$—	$—
Deferred	132,407	13,195	10,359
	132,407	13,195	10,359
Change in valuation allowance	(132,407)	(13,195)	(10,359)

Income Tax Benefit	$—	$—	$—

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

The reconciliation between the U.S. statutory federal income tax rate and the Company’s effective rate for the years ended June 30, 2024, 2023 and 2022 is as follows:

	For the Years Ended June 30,
	2024	2023	2022
U.S. federal statutory rate	21.0%	21.0%	21.0%
US-Foreign income tax rate difference	(8.0)%	(2.0)%	(2.0)%
Other permanent items	(3.2)%	(1.1)%	(2.8)%
Change in valuation allowance	(9.8)%	(17.9)%	(16.2)%
Effective Rate	—%	—%	—%

As of June 30, 2024, 2023 and 2022, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	As of June 30,
	2024	2023	2022
Deferred Tax Asset
Net operating loss carryovers	$123,875	$72,339	$56,353
Credit loss reserves	11,942	—	—
Share based compensation	69,023	—	—

Total Deferred Tax Asset	204,840	72,339	56,353
Less: valuation allowance	(204,840)	(72,339)	(56,353)

Deferred Tax Asset, Net of Valuation Allowance	$—	$—	$—

As of June 30, 2024, 2023 and 2022, Grafiti Limited, had approximately $461,913, $380,733, and $296,593 of UK NOL carryovers available to offset future taxable income, respectively. These NOLs do not expire. In the UK, there are limitations to the usage of prior losses after a change in ownership if either:

(1)	the scale of activities was small before the change of ownership and a considerable revival of the trade follows the change or

(2)	within any five-year period beginning no more than three years before the change in ownership there is a major change in the nature or conduct of the trade.”

As of June 30, 2024, Grafiti Holding has approximately $328,285 of Canadian NOLs. Canada allows for net operating losses to be carried back 3 years and forward up to 20 years. There are limitations in the event of a change in ownership. This is broadly defined as when a person or group of persons acquires shares of a corporation to hold more than 75% of the FMV of all of the shares of the corporation without otherwise acquiring control of the corporation and if it is reasonable to conclude that one of the main reasons that control was not acquired was to avoid the loss restriction rules.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realization of deferred tax assets, management considers, whether it is “more likely than not”, that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets with respect to both Grafiti Holding and Grafiti Limited. Therefore, a full valuation allowance was established as of June 30, 2024, 2023 and 2022. As of June 30, 2024, 2023 and 2022, the change in valuation allowance was $132,501, $15,986, and $4,087, respectively.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United Kingdom and in Canada. Based on the Company’s evaluation, it has been concluded that there are no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements for the years ended June 30, 2024, 2023 and 2022.

The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as interest expense and as a component of income tax expense. There were no amounts accrued for interest or penalties for the years ended June 30, 2024, 2023 and 2022. Management does not expect any material changes in its unrecognized tax benefits in the next year.

The Company operates in the UK and in Canada and in the normal course of business, its tax returns are subject to examination by taxing authorities. Such examinations may result in future assessments by these taxing authorities. Grafiti Limited is subject to examination by UK tax authorities beginning May 13, 2020. In general, the UK Revenue & Customs Authority may reassess taxes four years from the date of filing. The tax years that remain open and subject to UK reassessment are 2020 – 2022. Grafiti Holding is subject to examination by Canadian tax authorities for their filings for up to four years.

Note 10 - Credit Risk and Concentrations

During the year ended June 30, 2024, the Company had one customer that accounted for 11% of revenue and during the year ended June 30, 2023, the Company had one customer that accounted for 16% of revenues. During the year ended June 30, 2022, the Company did not have any customers that accounted for over 10% of revenues.

As of June 30, 2024, three customers represented 16%, 17%, and 19% of accounts receivable. As of June 30, 2023, one customer represented approximately 63% of total accounts receivable. As of June 30, 2022, one customer represented 28% of total accounts receivable and another customer represented approximately 26% of total accounts receivable.

As of June 30, 2024, 2023 and 2022, the majority of cost of goods sold was related to related party expenses as discussed in Note 11. Therefore, there are no significant concentrations of purchases or accounts payable.

Note 11 - Net Investments from Inpixon

Prior to the transaction on December 27, 2023, the Company incurred expenses that were paid by Inpixon. The expenses incurred consist of salaries and benefits to certain employees of Inpixon that provided services for the Company. Inpixon allocated expenses to the Company based on the estimated time spent by each Inpixon employee. In addition, the Company recorded cost of sales for the use of Inpixon’s software. The Company also recorded adjustments to these consolidated financial statements to record cost of sales at market value based on the price Inpixon would charge third parties for the use of the Inpixon’s software with industry consistent margins. The Company settled the amounts through equity. The Company has recorded these amounts as a change in stockholders’ equity (deficit) of $67,330, $166,471 and $177,053 for the years ended June 30, 2024, 2023 and 2022, respectively.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 12 - Grafiti LLC Transactions

The Company notes that after the transaction on December 27, 2023, the software is owned by Grafiti LLC and the Company has negotiated a monthly license fee of 50% of the amount invoiced to customers during the month for the use/sale of its software (See Note 15 for distributor agreement details). The Company notes that Grafiti LLC is wholly owned by Grafiti Group LLC, which is owned by Nadir Ali, the former CEO of Inpixon. The Company has recorded the amounts related to the recognized revenue during the January 1, 2024 through June 30, 2024 period as cost of revenues on the Company’s consolidated statement of operations of approximately $34,474, $0 and $0 for the years ended June 30, 2024, 2023 and 2022, respectively. Additionally, starting from January 1, 2024, the Company pays an administrative service fee of $5,080 per month to Grafiti LLC for the administrative services provided by Grafiti LLC. The Company has recorded these amounts as general and administrative costs on the Company’s consolidated statement of operations of approximately $30,480, $0 and $0 for the years ended June 30, 2024, 2023 and 2022, respectively.

Note 13- Commitments and Contingencies

Litigation

Certain conditions may exist as of the date the consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows. However, the performance of our Company’s business, financial position, and results of operations or cash flows may be affected by unfavorable resolution of any particular matter.

Leases

The Company had a six months operating lease for administrative offices in the United Kingdom for approximately $340 per month which expired on April 30, 2024. The Company signed a new lease for the May 1, 2024 to April 30, 2025 period for approximately $360 per month. The Company also has a storage space lease that it retains for approximately $300 per month that renews on an annual basis in October of each year.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Consulting Arrangements

Grafiti Holding agreed to pay Mr. Ali, a related party, $15,000 a month for advisory services on public company reporting and compliance matters related to the development of strategies in connection with public company financing, business opportunities and other strategic transactions, as well as operational matters as requested. As of the date of this filing, Grafiti Holding has paid Mr. Ali $45,000 for services provided during the months of April through June 2024 which is included in the general and administrative line in the consolidated statements of operations. See Note 15.

Grafiti Holding agreed to pay Ms. Figueroa $15,000 a month for advisory services with respect to her knowledge and expertise related to Company’s public company reporting and compliance matters and corporate business development and growth strategies. As of the date of this filing, Grafiti Holding has paid Ms. Figueroa $45,000 for services provided during the months of April through June 2024 which is included in the general and administrative line in the consolidated statements of operations. See Note 15.

Grafiti Holding agreed to pay Ms. Loundermon, the former CFO of Inpixon, $10,000 a month for advisory services with respect to her knowledge and expertise regarding the transition of the Company’s financial reporting function to ensure continuity of business operations. As of the date of this filing, Grafiti Holding has paid Ms. Loundermon $30,000 for services provided during the months of April through June 2024 which is included in the general and administrative line in the consolidated statements of operations. See Note 15.

The Company notes that the Company will continue to pay for the advisory services noted above until the Damon Business Combination is completed.

Note 14 - Foreign Operations

The Company’s operations are located in the United Kingdom and Canada. Revenues by geographic area are attributed by country of domicile of our subsidiaries. The financial data by geographic area are as follows:

	Canada	United Kingdom	Total
For the Years Ended June 30, 2024:
Revenue by geographic area	$—	$336,562	$336,562
Operating loss by geographic area	$(1,263,106)	$(75,937)	$(1,339,043)
Net loss by geographic area	$(1,272,420)	$(75,937)	$(1,348,357)
As of June 30, 2024:
Total identifiable assets by geographic area	$1,473,723	$220,863	$1,694,586
Long lived assets by geographic area	$—	$2,643	$2,643

The Company notes that the Company’s Canadian operations consist of Grafiti Holdings while the Company’s United Kingdom operations consist of Grafiti Limited. As such, the years ended June 30, 2023 and 2022 only include the operations from United Kingdom.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Note 15 - Subsequent Events

Distributor Agreement

On July 19, 2024, Grafiti Limited entered into a Distributor Agreement with Grafiti LLC. Under the Distributor Agreement, Grafiti LLC granted Grafiti Limited a non-exclusive, non-transferable right and license to market and distribute SAVES (statistical analytics and visualization) products in the United Kingdom and other agreed-upon territories. Grafiti Limited will pay Grafiti LLC the then-current prices for the products, subject to a discount of up to 50% if certain revenue targets are met or other arrangements agreed upon by the parties. The deemed effective date of the Distributor Agreement is retroactive to January 1, 2024, and will remain in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. Either party may terminate the Agreement without cause by providing at least 90 days’ prior written notice, or immediately for specified reasons, including an uncured breach or bankruptcy. As of June 30, 2024 Grafiti Limited owed Grafiti LLC $42,896 under the agreement which is included in the Accounts Payable line on the Consolidated Balance Sheets.

Administrative Support Service Agreement

Additionally, on July 19, 2024, Grafiti Limited entered into an Administrative Support Service Agreement with Grafiti LLC. Under the Administrative Support Service Agreement, Grafiti LLC agreed to provide accounting, tax, and other administrative sales support services to Grafiti Limited for $5,080 per month, with the amount subject to a 5% annual increase by Grafiti LLC. The Administrative Support Service Agreement is deemed to have commenced on January 1, 2024, and remains in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. As of June 30, 2024, Grafiti Limited owed Grafiti LLC $15,240 under the agreement which is included in the Accounts Payable line on the Consolidated Balance Sheets.

Advisory Services and Consulting Agreements

Nadir Ali

Grafiti Holding has entered into a consulting agreement with Mr. Ali on September 25, 2024 pursuant to which it has agreed to pay a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the closing of the Business Combination pursuant to which Mr. Ali will advise on public company reporting and compliance matters, business development, growth strategies and other operational matters as requested.

As compensation under the Consulting Agreement, Grafiti Holding will pay Mr. Ali a fee of $325,000 upon closing the Business Combination and his monthly fee will increase to $54,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. Grafiti Holding will have the right to terminate the Consulting Agreement with 30 days’ notice; however, if it is terminated by Grafiti Holding prior to the six month anniversary of the closing of the Business Combination (the “Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mr. Ali, the monthly fee will continue to be paid for the remainder of the Guaranteed Period. Mr. Ali will have the right to terminate the Consulting Agreement with 30 days’ notice for specified reasons, including Grafiti Holding’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by Grafiti Holding. In such cases, the monthly fee for the remainder of the Guaranteed Period will continue to be paid.

GRAFITI HOLDING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024, 2023, AND 2022

Melanie Figueroa

Grafiti Holding has entered into a consulting agreement on September 25, 2024 with Ms. Figueroa pursuant to which it has agreed to pay a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the closing of the Business Combination pursuant to which Ms. Figueroa will provide advisory services with respect to her knowledge and expertise related to Company’s public company reporting and compliance matters and corporate business development and growth strategies.

As compensation under the Consulting Agreement, Grafiti Holding will pay Ms. Figueroa a fee of $175,000 upon closing the Business Combination and her monthly fee will increase to $29,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. Grafiti Holding will have the right to terminate the Consulting Agreement with 30 days’ notice; however, if it is terminated by Grafiti Holding prior to the six month anniversary of the closing of the Business Combination (the “Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Ms. Figueroa, the monthly fee will continue to be paid for the remainder of the Guaranteed Period. Ms. Figueroa will have the right to terminate the Consulting Agreement with 30 days’ notice for specified reasons, including Grafiti Holding’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by Grafiti Holding. In such cases, the monthly fee for the remainder of the Guaranteed Period will continue to be paid.

Wendy Loundermon

Grafiti Holding has entered into a consulting agreement with Mrs. Loundermon on September 25, 2024 pursuant to which it has agreed to pay a fee of $10,000 per month for services rendered to the Company since April 1, 2024 until the closing of the Business Combination pursuant to which Mrs. Loundermon will provide advisory services with respect to her knowledge and expertise regarding the transition of the Company’s financial reporting function to ensure continuity of business operations.

As compensation under the Consulting Agreement, Grafiti Holding will pay Mrs. Loundermon a fee of $150,000 upon closing the Business Combination and her monthly fee will increase to $25,000 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the Consulting Agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. Grafiti Holding will have the right to terminate the Consulting Agreement with 30 days’ notice; however, if it is terminated by Grafiti Holding prior to the six month anniversary of the closing of the Business Combination (the “Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mrs. Loundermon, the monthly fee will continue to be paid for the remainder of the Guaranteed Period. Mrs. Loundermon will have the right to terminate the Consulting Agreement with 30 days’ notice for specified reasons, including Grafiti Holding’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by Grafiti Holding. In such cases, the monthly fee for the remainder of the Guaranteed Period will continue to be paid.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Damon Motors Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Damon Motors Inc. (the “Company”) as of June 30, 2024, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 25 to the financial statements, the 2024, 2023 and 2022 financial statements have been revised to adjust the information in relation to the recapitalization and the reverse stock split. The financial statements of the Company for the year ended June 30, 2023 and 2022, before the effects of the recapitalization and the reverse stock split adjustments discussed in Note 25 to the financial statements, were audited by other auditors whose report, dated December 28, 2023, expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the Company’s ability to continue as a going concern. We have also audited the recapitalization and the reverse stock split adjustments described in Note 25 that were applied to revise the 2024, 2023 and 2022 financial statements to adjust the information in relation to the recapitalization and the reverse stock split. In our opinion, such adjustments are appropriate and have been properly applied. Except for the adjustments described in Note 25, we were not engaged to audit, review, or apply any procedures to the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for the year then ended, other than stated above and, accordingly, we do not express an opinion or any other form of assurance on the 2023 and 2022 financial statements taken as a whole.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2024.

New York, NY

September 26, 2024, except as to the effect of the recapitalization and the reverse stock split disclosed in Note 25 as to which the date is August 26, 2025

Tel: (604) 688-5421	BDO Canada LLP
Fax: (604) 688-5132	1100 Royal Centre
www.bdo.ca	1055 West Georgia Street, P.O. Box 11101
Vancouver, British Columbia
V6E 3P3

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Damon Motors Inc.

Vancouver, British Columbia, Canada

Opinion on the Consolidated Financial Statements

We have audited, before the effects of the adjustments to retrospectively apply the recapitalization and the reverse stock split described in Note 25, the accompanying consolidated balance sheets of Damon Motors Inc. (the “Company”) as of June 30, 2023 and 2022, the related consolidated statements of loss and comprehensive loss, changes in (deficit) equity, and cash flows for each of the three years in the period ended June 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). The 2023 and 2022 consolidated financial statements before the effects of the adjustments described in Note 25 relating to the recapitalization and reverse stock split are not presented herein. In our opinion, the consolidated financial statements, before the effects of the adjustments to retrospectively apply the recapitalization and the reverse stock split described in Note 25, present fairly, in all material respects, the financial position of the Company at June 30, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the recapitalization and reverse stock split described in Note 25 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditors.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a net capital deficit and negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO Canada LLP

Chartered Professional Accountants

We have served as the Company's auditor since 2021.

Vancouver, British Columbia, Canada

December 28, 2023

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms

DAMON MOTORS INC.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2024 and June 30, 2023

(Expressed in United States dollars)

	Notes	June 30, 2024	June 30, 2023
		$	$
ASSETS

Current assets
Cash		395,580	2,069,056
Other current assets		90,921	255,582
Current assets		486,501	2,324,638
Non-current assets
Premises lease deposits		126,431	187,435
Property and equipment, net	4	1,138,420	2,004,066
Non-current assets		1,264,851	2,191,501
Total assets		1,751,352	4,516,139

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	5, 13	5,924,121	7,106,281
Customer deposits		482,575	488,569
Current portion of operating lease liabilities	6	443,519	740,486
Current portion of finance lease liabilities	6	7,141	12,363
Debt	7	1,099,489	1,857,550
Convertible notes	8	40,630,756	14,727,183
Derivative warrant liabilities	9	-	521,950
Financial liability convertible to equity	10	3,200,000	2,700,000
Current liabilities		51,787,601	28,154,382
Non-current liabilities
Non-current portion of operating lease liabilities	6	235,492	621,325
Non-current portion of finance lease liabilities	6	177,403	190,774
Other non-current liabilities		-	19,099
Non-current liabilities		412,895	831,198
Total liabilities		52,200,496	28,985,580

SHAREHOLDERS’ DEFICIT

Common shares without par value, unlimited shares authorized, 20,758 shares issued and outstanding as of June 30, 2024 (2023 – 19,925)	12	1,938,751	1,285,788
Preferred shares without par value, unlimited shares authorized, 28,227 shares issued and outstanding as of June 30, 2024 and 2023 (Liquidation preference : $48,215,054)	12	71,590,087	71,590,087
Additional paid in capital	12	16,629,612	9,294,030
Accumulated deficit		(140,607,594)	(106,639,346)
Total shareholders’ deficit		(50,449,144)	(24,469,441)
Total liabilities and shareholders’ deficit		1,751,352	4,516,139

Going Concern (Note 1)

Commitments and Contingencies (Note 11)

Subsequent Events (Note 24)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended June 30, 2024, 2023 and 2022

(Expressed in United States dollars)

		Year ended June 30,
	Notes	2024	2023	2022
		$	$	$
Expenses
Research and development, net	14	4,550,229	17,451,749	18,166,436
General and administrative	15	4,296,231	6,792,996	4,778,250
Sales and marketing	16	986,137	2,747,792	4,417,165
Depreciation	4	303,424	370,575	247,947
Transaction costs		1,626,519	942,187	-
Asset and right-of-use asset impairment	17	-	9,471,276	-
Gain from release of lease obligation	17, 18	(42,297)	(6,167,001)	-
Foreign currency transaction (gain)/loss		(235,871)	429,358	113,921
Loss from Operations		11,484,372	32,038,932	27,723,719
Other expenses
Changes in fair value of financial liabilities	22	18,424,992	3,881,980	8,935,049
Loss on debt settlement	8	785,377	-	-
Finance expense	19	3,273,507	1,091,697	77,342
		22,483,876	4,973,677	9,012,391

Net loss before income tax		33,968,248	37,012,609	36,736,110
Income tax expense		-	-	-
Net loss		33,968,248	37,012,609	36,736,110

Loss per share:
Basic and diluted – common shares		(1,656)	(1,863)	(1,912)

Weighted average number of shares outstanding:
Basic and diluted – common shares		20,516	19,864	19,211

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the years ended June 30, 2024, 2023 and 2022

(Expressed in United States dollars)

	Common shares		Preferred shares		Additional paid in capital	Accumulated Deficit	Shareholders’ deficit
	#	$	#	$	$	$	$

As of June 30, 2021	19,074	551,119	8,488	2,938,632	5,741,630	(32,890,627)	(23,659,246)
Issuance of shares, net of issuance costs	60	75,566	6,109	25,262,364	-	-	25,337,930
Conversion of Simple Agreements for Future Equity (SAFEs)	-	-	13,630	43,389,091	-	-	43,389,091
Stock-based compensation	-	-	-	-	2,323,294	-	2,323,294
Stock options exercised	412	233,079	-	-	(192,133)	-	40,946
Loss for the year	-	-	-	-	-	(36,736,110)	(36,736,110)
As of June 30, 2022	19,546	859,764	28,227	71,590,087	7,872,791	(69,626,737)	10,695,905
Issuance of shares, net of issuance costs	303	368,878	-	-	-	-	368,878
Stock-based compensation	-	-	-	-	1,472,634	-	1,472,634
Stock options exercised	76	57,146	-	-	(51,395)	-	5,751
Loss for the year	-	-	-	-	-	(37,012,609)	(37,012,609)
As of June 30, 2023	19,925	1,285,788	28,227	71,590,087	9,294,030	(106,639,346)	(24,469,441)
Issuance of common shares to settle liabilities	160	260,999	-	-	-	-	260,999
Stock-based compensation	-	-	-	-	146,842	-	146,842
Stock options exercised	673	391,964	-	-	(330,809)	-	61,155
Common share purchase warrants	-	-	-	-	1,090,797	-	1,090,797
Reclassification of liability-classified warrants to equity	-	-	-	-	6,428,752	-	6,428,752
Loss for the year	-	-	-	-	-	(33,968,248)	(33,968,248)
As of June 30, 2024	20,758	1,938,751	28,227	71,590,087	16,629,612	(140,607,594)	(50,449,144)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the year ended June 30, 2024, 2023 and 2022

(Expressed in United States dollars)

	Year ended June 30,
	2024	2023	2022
	$	$	$
Operating activities
Net loss:	(33,968,248)	(37,012,609)	(36,736,110)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	303,424	370,575	247,947
Amortization of operating lease right-of-use asset	542,496	779,091	309,566
Stock-based compensation	146,842	1,472,634	2,323,294
Debt accretion	-	11,058	6,296
Accrued interest added to debt	1,694,149	651,822	13,794
Accrued unpaid interest on operating lease settled	-	808,275	-
Changes in fair value of financial liabilities	18,424,992	3,881,980	8,935,049
Loss on debt settlement	785,377	-	-
Asset and right-of-use asset impairment	-	9,471,276	-
Gain from release of lease obligation	(42,297)	(6,167,001)	-
Foreign exchange (gain)/loss	(184,514)	320,235	(54,495)

Changes in operating assets and liabilities:
Other current assets	159,010	187,498	(273,578)
Accounts payable and accrued liabilities	(136,934)	4,533,684	914,390
Operating lease	(587,677)	(506,592)	(309,566)
Customer deposits	(5,994)	115,782	182,868
Cash used in operating activities	(12,869,374)	(21,082,292)	(24,440,545)

Investing activities
Long term prepayment	-	(773,870)	(1,265,843)
Equipment purchase	-	(4,811)	(1,443,029)
Cash used in investing activities	-	(778,681)	(2,708,872)

Financing activities
Payments on finance leases	(12,081)	(12,664)	(20,182)
Cash settlement for release of lease obligation	(36,582)	(1,100,248)	-
Proceeds from SR&ED, net of deferred financing fee	-	1,140,889	637,394
Proceeds from SAFEs issued	-	2,005,213	(636,686)
Proceeds from convertible notes	11,549,945	11,220,000	-
Proceeds from senior secured promissory notes	550,000	-	-
Proceeds from promissory notes	-	728,332	-
Repayment of SR&ED loan	(916,539)	(155,975)	-
Proceeds from exercise of stock options	61,155	5,751	40,946
Proceeds from preferred shares issued, net of issuance cost	-	-	25,262,364
Cash provided by financing activities	11,195,898	13,831,298	25,283,836

Net change in cash and restricted cash during the period	(1,673,476)	(8,029,675)	(1,865,581)
Cash and restricted cash at beginning of period	2,069,056	10,098,731	11,964,312
Cash and restricted cash at end of period (Note 23)	395,580	2,069,056	10,098,731

Supplemental Cash Flow Information (Note 23)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

Notes to Consolidated Financial Statements

1.	NATURE OF OPERATIONS AND GOING CONCERN

Nature of operations

Damon Motors Inc. was incorporated on July 22, 2016, under the laws of British Columbia. The Company’s registered address is Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, V6C 2B5 and head office and principal address is 704 Alexander Street, Vancouver, British Columbia, V6A 1E3, Canada. The Company is a leading light electric vehicle manufacturer currently focused on electric motorcycles including proprietary electric powertrain, shifting and predictive awareness technologies. The Company has a single reportable segment given that the Company is engaged in the manufacture of motorcycles in North America, and management views the business as a single reporting segment. See Segment Reporting (Note 21).

On April 26, 2021, the Company formed a wholly owned subsidiary, Damon Motors Corporation, a corporation organized and registered in the state of Delaware, USA.

These consolidated financial statements include the accounts of Damon Motors Inc. and Damon Motors Corporation, collectively the “Company.”

Going concern

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern in accordance with U.S. GAAP. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company is subject to a number of risks, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in electric automotive technology. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to fund its research and development, complete the construction of its manufacturing facility for the eventual production of electrical motorcycles and meets its obligations and repay its liabilities arising from normal business operations when they come due.

The Company has incurred net losses of $33,968,248 and utilized $12,869,374 of cash in operations for the year ended June 30, 2024 and has accumulated a deficit as of June 30, 2024 of $140,607,594 and expects to incur future additional losses. These conditions indicate material uncertainties that cast substantial doubt upon the Company’s ability to continue as a going concern within one year after financial statement issuance date.

When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

1.	NATURE OF OPERATIONS AND GOING CONCERN (continued)

Going concern (continued)

Management’s plans to address the uncertainty that the Company will continue as a going concern include the business combination described in footnote 2 above as well as obtaining associated debt and equity financing. There is no assurance that the Company’s plans to consummate the business combination will be successful and the Company cannot provide assurance that the Company will secure financing in a timely manner, nor can they provide assurance that the business combination will be completed. As such, the substantial doubt of the Company’s ability to continue as a going concern has not been alleviated by management’s plans. The financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

2.	BASIS OF PRESENTATION

a)	Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding financial reporting.

b)	Basis of measurement

These financial statements have been prepared on a historical cost basis except for certain financial instruments which are measured at their fair value as explained in the accounting policies set out below. In addition, these financial statements have been prepared using the accrual basis of accounting.

c)	Consolidated statements

The consolidated financial statements incorporate the financial statements of the Company and its consolidated subsidiary, Damon Motors Corporation, over which the Company has control. Control occurs when the Company has power over the investee; is exposed, or has rights, to variable returns from its involvement with the investee; and has the ability to use its power over the investee to affect its returns. All intercompany transactions and balances between the Company and the subsidiary are eliminated upon consolidation.

d)	Business combination with XTI Aerospace, Inc. (“XTI Aerospace” and formerly known as Inpixon)

On October 23, 2023, Damon Motors Inc. (“Damon”) entered into a Business Combination agreement (“BCA”) with XTI Aerospace (NASDAQ: XTIA), Grafiti Holding Inc. (“Grafiti”), a British Columbia corporation and wholly owned subsidiary of XTI Aerospace, 1444842 B.C. Ltd., and a wholly owned subsidiary of Grafiti (“Amalco Sub”), pursuant to which it is proposed that Amalco Sub and Damon amalgamate under the laws of British Columbia, Canada with the amalgamated company (the “Damon Surviving Corporation”) continuing as a wholly owned subsidiary of Grafiti (the “Business Combination”).

2.	BASIS OF PRESENTATION (continued)

d)	Business combination with XTI Aerospace, Inc. (“XTI Aerospace” and formerly known as Inpixon) (continued)

The Business Combination is subject to material conditions, including approval of the Business Combination by securities holders of Damon, approval of the issuance of Grafiti Common Shares to Damon securities holders pursuant to the Business Combination Agreement by a British Columbia court after a hearing upon the fairness of the terms and conditions of the Business Combination Agreement as required by the exemption from registration provided by Section 3(a)(10) under the Securities Act of 1933, and approval of the listing of the Grafiti Common Shares on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol DMN, after giving effect to the Business Combination.

Upon the consummation of the Business Combination (the “Closing”), both Grafiti Limited (formerly known as Inpixon UK Ltd.), a subsidiary of Grafiti and the Damon Surviving Corporation will be wholly owned subsidiaries of Grafiti, which will adopt a new name as determined by Damon.

Holders of Grafiti Common Shares and warrants, including management of XTI Aerospace that hold Grafiti Common Shares immediately prior to the closing of the Business Combination, are anticipated to retain approximately 18.75% of the outstanding capital stock of the combined company, determined on a fully diluted basis. Damon shareholders are anticipated to hold approximately 81.25% of the combined company, determined on a fully diluted basis. It is anticipated that public trading for the Grafiti Common Shares on the Nasdaq would begin following the consummation of the Business Combination.

Following the signing of the Business Combination agreement, on October 26, 2023, Damon issued a convertible promissory note to XTI Aerospace in an aggregate principal amount of $3.0 million (Note 8) together with the Share purchase Warrants (Note 9) pursuant to a private placement. The convertible promissory note has a 12% annual interest rate, payable in arrears on the maturity date, June 15, 2024. The full principal balance and interest on the convertible promissory note will automatically convert into common shares of Damon upon the public listing of Damon or a successor issuer thereof on a national securities exchange (a “Public Company Event”).

On June 15, 2024, the Company and XTI Aerospace signed a Letter of Agreement amending the maturity date of the notes to September 30, 2024.

3.	SIGNIFICANT ACCOUNTING POLICIES

a)	Use of estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expense during the reporting period.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

a)	Use of estimates (continued)

The most significant estimates relate to the determination of the fair value of the Company’s common shares, determination of the fair value of stock option grants, and the classification and measurement of Simple Agreements for Future Equity (“SAFEs”), convertible notes and warrants as a financial liability or an equity instrument, and determination of Scientific Research and Experimental Development (“SR&ED”) tax credit recoverable. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as at the date of the financial statements; therefore, actual results could differ from those estimates. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

b)	Foreign currencies

These financial statements are presented in United States dollars, unless otherwise noted, which is the reporting and functional currency of the Company. Foreign currency transaction gains and losses resulting from or expected to result from transactions denominated in a currency other than the functional currency are recognized in the consolidated statements of operations.

c)	Cash and restricted cash

Cash is comprised of cash and restricted cash. Cash is recorded at cost, which approximates fair value. Cash includes cash held with Canadian financial institutions. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances. Restricted cash consists of certificates of deposits on a leased premises.

d)	Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Construction in Progress comprises leasehold improvements and fixturing which are stated at cost less accumulated impairment losses. Equipment comprises computer equipment, tools and office equipment. Depreciation and amortization are calculated using the straight-line method over the lease term for right-of-use assets and the estimated useful lives of the assets other than right-of-use assets.

Depreciation is calculated using the following methods and terms:

Equipment: Computer equipment	Straight-line	3.33 years
Equipment: Tools	Straight-line	5 years
Equipment: Office equipment	Straight-line	5 years
Leasehold Improvements	Straight-line	life of lease
Right-of-use assets	Straight-line	life of lease

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

d)	Property and equipment (continued)

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the statement of operations in the period the asset is derecognized. The assets’ residual values, useful lives and methods of depreciation are reviewed at each reporting date, and adjusted prospectively, if appropriate.

e)	Long term prepayment

Long term prepayment relates to prepayment for tenant improvements of Surrey manufacturing facility lease property that were paid prior to the commencement of the lease on September 29, 2022.

f)	Leases

The Company enters into contractual arrangements for the utilization of certain non-owned assets. These principally relate to property for the Company’s offices, planned manufacturing plant, equipment and vehicles which have varying terms including extension and termination options. The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement at inception and whether the arrangement is to be fulfilled through the use of a specific asset or assets, or whether the arrangement conveys a right to use the asset. Leases are classified as either operating or finance leases at lease inception, depending on the transfer of risks and rewards of ownership, along with other criteria such as the transfer of ownership to the lessee, purchase options, or percentage of economic life of leased asset. This lease classification is not revised unless there is a modification to the lease agreement. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the consolidated statements of operations.

The Company recognizes a right-of- use asset and lease liability at lease commencement based on the present value of lease payments over the lease term. The Company generally uses its incremental borrowing rate as the discount rate as most of the Company’s lease arrangements do not provide an implicit borrowing rate. The incremental borrowing rate reflects the rate of interest that the Company would have to pay to borrow the funds necessary to obtain an asset of similar value in a similar economic environment with similar terms and conditions.

For operating leases, fixed lease payments are recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components and has elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component. Certain lease agreements include variable lease payments that depend on an index, as well as payments for non-lease components, such as common area maintenance, and certain pass-through operating expenses such as real estate taxes and insurance. In instances where these payments are fixed, they are included in the measurement of our lease liabilities, and when variable, are excluded and recognized in the period in which the obligations for those payments are incurred. The Company’s leases do not contain any material residual value guarantees or payments under purchase and termination options.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

f)	Leases (continued)

Lease terms are initially determined as the non-cancellable period of a lease adjusted for options to extend or terminate a lease that are reasonably certain to be exercised. Lease liabilities are subsequently measured at amortized cost using the effective interest method.

Right of use assets are carried at cost less accumulated amortization, impairment losses, and any subsequent remeasurement of the lease liability. Initial cost comprises the lease liability adjusted for lease payments at or before the commencement date, lease incentives received, initial direct costs and an estimate of restoration costs.

The Company has elected not to present short-term leases on the consolidated balance for leases that have lease terms of 12 months or less and do not contain purchase options or renewal terms that the Company is reasonably certain to exercise. The lease expense related to those short-term leases is recognized on a straight-line basis over the lease term.

The Company subleases one of its office spaces to third parties, which does not relieve the Company of its primary lease obligations with the lessor (the “headlease”). This sublease is classified as an operating lease, and therefore the Company continues to account for the headlease as it did before the commencement of the sublease. Sublease income is presented within the same category of operating expenses as the underlying headlease expenses on the consolidated statements of operations. If the lease cost of the term of the sublease exceeds the Company’s anticipated sublease income for the same period, the Company assesses the right-of-use asset associated with the head lease for impairment under the long-lived asset impairment provisions of ASC 360.

g)	Current and deferred income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets net of a valuation allowance to the extent it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

g)	Current and deferred income taxes (continued)

The Company records uncertain tax positions in accordance with ASC 740 – Income Taxes on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company has determined that its tax returns do not include uncertain tax positions.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2024 and 2023.

h)	Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares and stock options are recognized as a deduction from equity. Share issue costs incurred in advance of share subscriptions are recorded as non-current deferred assets. Share issue costs related to uncompleted share subscriptions are expensed in the period they are incurred.

Preferred shares are classified as equity. Incremental costs directly attributable to the issuance of preferred shares are recognized as a deduction from equity. Share issue costs incurred in advance of share subscriptions are recorded as non-current deferred assets. Share issue costs related to uncompleted share subscriptions are expensed in the period they are incurred.

i)	Stock-based compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. For stock options with performance conditions, the Company records compensation expense when it is deemed probable that the performance condition will be met.

The Company uses a contemporaneous valuation model, the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the estimated fair value of stock option awards. The Black-Scholes option-pricing model requires the use of the Company’s share price estimates on the date of grant as well as highly subjective and complex assumptions, which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

j)	Financial instruments

Financial assets

Financial assets comprise of cash, restricted cash and accounts receivable. The Company classifies its financial assets in the following categories: at fair value through statement of operations (“FVTPL”) or at amortized cost. The classification is largely driven by the specific type of instrument but also depends on the Company’s business model for managing the financial assets and terms of the related cashflow. Management determines the classification of its financial assets at initial recognition.

Financial assets carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the consolidated statements of operations. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets held at FVTPL are included in the consolidated statements of operations in the period in which they arise. There are no financial assets held at FVTPL as of June 30, 2024 and 2023.

Financial assets at amortized cost are initially recognized at fair value and subsequently carried at amortized cost less any impairment. Transaction costs are netted against financial assets and are accounted for using the effective interest method. They are classified as current assets or non-current assets based on their maturity date. The Company’s financial assets carried at amortized cost include cash, and receivables.

Financial assets are derecognized when they mature or are sold and substantially all the risks and rewards of ownership have been transferred.

Financial liabilities

Financial liabilities include convertible debt and other interest-bearing debt, accounts payable and accrued liabilities, customer deposits, lease liabilities. The Company classifies its financial liabilities into categories, depending on the purpose for which the liability was incurred. The Company’s accounting policy for each category is as follows:

●	FVTPL - This category comprises derivatives or liabilities acquired or incurred principally for the purpose of selling or repurchasing it in the near term. They are carried in the consolidated balance sheets at fair value with changes in fair value recognized in the consolidated statements of operations. Items measured at FVPTL include financial liabilities convertible to equity. Transaction costs are expensed in the consolidated statements of operations.

●	Amortized cost - This category includes the accounts payable and accrued liabilities, customer deposits, lease liabilities, and debt, all of which are recognized at amortized cost.

●	Fair value option – Under the Fair Value Option Subsections of ASC Subtopic 825-10, Financial Instruments – there is an irrevocable option to report certain financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in the statement of operations. Any changes in the fair value of liabilities resulting from changes in instrument-specific credit risk are reported in other comprehensive income. The change to fair value of financial liabilities and interest accrued are presented as separate line items.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

j)	Financial instruments (continued)

Derivative financial instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The terms of warrants issued by the Company are reviewed to determine whether they contain terms that result in the warrants being classified as derivative liabilities for accounting purposes. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and then is revalued at each reporting date, with changes in fair value reported in the consolidated statements of operations. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.

Other equity-linked instruments

Other equity linked securities include warrants, convertible debt and SAFEs. The Company relies on the guidance provided by ASC 480 - Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible equity-linked instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares. Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the consolidated balance sheets. The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e., at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity. The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received. The Company records its financial instruments classified as liabilities at their fair value at each subsequent measurement date. The changes in fair value of these financial instruments are recorded as other expense/income.

Warrants

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

j)	Financial instruments (continued)

Warrants (continued)

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board Accounting Standards Codification ASC 480 - Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815 - Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For financial liabilities issued with detachable share purchase warrant, at inception, the proceeds from the issuance of the financial instruments were allocated between the host instrument and the share purchase warrants based on the residual method.

Convertible Debt

Upon the issuance of convertible debt, including convertible promissory notes, the Company evaluates embedded conversion features within convertible debt to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in the combined consolidated statements of operations.

The equity component, if any, is treated as a discount on the liability component of the convertible debt, which is amortized over the term of the convertible debt using the effective interest rate method. When it has been determined an instrument does not have an equity component, the Company may elect to account for the instrument at fair value with changes in fair value recorded in the combined consolidated statements of operations, except with respect to changes in value caused by changes in the Company’s own credit risk.

SAFEs

The Company accounts for a SAFE as a liability at fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing or a liquidity/dissolution occurs, and any change in fair value is recognized in the Company’s statements of operations.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

k)	Revenue recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

●	identify the contract with a customer,

●	identify the performance obligations in the contract,

●	determine the transaction price,

●	allocate the transaction price to performance obligations in the contract, and

●	recognize revenue as the performance obligation is satisfied.

For the years ended June 30, 2024, 2023 and 2022, the Company did not recognize any revenue. The Company did however receive cash deposits.

l)	Customer deposits

The Company accepts reservation of the motorcycles that include cash deposit placed by a potential customer. The deposits serve to prioritize orders when the motorcycles become available for delivery. Customers making deposits are not obligated to purchase motorcycle and may request return of their deposit any time up. The Company records such advance deposits as a liability and defers the related revenue recognition until delivery of the motorcycle occurs.

m)	Government grants

Government grants are recognized when the Company has reasonable assurance that it has complied with the relevant conditions of the grant and that it will be received. The Company recognizes the grants that compensate the Company for expenses incurred against the financial statement line item that it is intended to compensate.

n)	Impairment of long-lived assets

The Company assesses long-lived assets for impairment in accordance with the provisions of Financial Accounting Standards Board ASC 360 - Property, Plant and Equipment. Long-lived assets (asset group), such as property and equipment as well as intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market value, as considered necessary.

The Company ceased the use of the Surrey manufacturing facility lease on December 14, 2022 and recognized an impairment loss on the right-of-use asset and construction work in progress equal to its carrying value of $8,997,858 and $249,971 respectively (Note 17) in the statements of operations for the second quarter ended December 31, 2022.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

n)	Impairment of long-lived assets (continued)

On January 3, 2023, the Company subleased its office and operating premises at 708 Powell Street (“708 Powell”) to a third party for the remaining term of the lease. The sublease arrangement triggered an impairment assessment of the right-of-use asset of $175,397 and leasehold improvements of $48,050, and, as a result, the Company recorded an asset impairment totaling $223,447 (Note 17) in the statements of operations for the third quarter ended March 31, 2023.

On April 26, 2024, the Company entered into a release agreement with landlord of 708 Powell Street to terminate the lease, settle the amount owing and release Damon of all further obligation and right to the leased property. As a result, the Company recorded a net gain on release of lease obligation of $42,297 (Note 18) in the statements of operations for the year ended June 30, 2024.

o)	Loss per share

Basic loss per share is computed by dividing the net loss, less accrued dividends on any outstanding preferred stock, by the weighted average number of common shares outstanding for the period. Diluted loss per share calculations reflects the assumed exercise of all dilutive employee stock options and warrants and the conversion of any outstanding convertible preferred shares or notes payable that are-in-the-money, applying the as-if-converted method.

The preferred shares meet the definition of a participating security, and the two-class method is required. For any periods in which earnings are recognized, the earnings will be allocated between the common shares and the preferred shares on a six-to-one basis. For any periods in which losses are recognized, no effect is given to the preferred shares as they do not contractually participate in the losses of the Company.

For the years ended June 30, 2024, 2023 and 2022, the Company’s basic loss per share is computed using the two-class method, and the Company’s diluted loss per share is computed using the more dilutive of the treasury stock method or two-class method.

When the Company is in a loss position, all potential share issuances on the exercise of stock options or warrants and the conversion of any preferred shares or convertible notes payable are anti-dilutive and the diluted loss per share is the same as the basic loss per share. Potentially dilutive items outstanding as of June 30, 2024 and 2023 include preferred shares, stock options, SAFE, convertible notes and share purchase warrants.

The following table summarizes the number of common shares and common share equivalents excluded from the calculation of diluted net loss per common share for the years ended June 30, 2024 and 2023:

	June 30, 2024	June 30, 2023

Preferred shares	59,139	46,840
Stock options	15,586	17,076
SAFE	2,150	1,775
Convertible promissory notes	25,771	10,496
Share purchase warrants	9,530	1,600
	112,176	77,787

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

p)	Research and development

Research and development costs that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses include compensation, employee benefits, and stock-based compensation for technology developers and product management employees as well as fees paid to outside consultants and software costs for the Company’s proprietary technology. The Company is eligible for government grant and tax credits. The Company accounts for these credits as a reduction to research and development costs and will recognize these claims when it is probable that the expense incurred qualify for the government grant claim and that the Company has complied with all the conditions to realize the claim. Otherwise, the recognition of government grant claim would be deferred until the recognition criteria are satisfied.

q)	General and administrative

General and administrative expenses include compensation, employee benefits, and stock-based compensation for executive management, finance administration and human resources, facility costs (including rent), bad debt costs, professional service fees, and other general overhead costs including depreciation on corporate assets.

r)	Sales and marketing

Costs associated with the Company’s advertising are expensed as incurred and are included in sales and marketing expenses. The advertising expenses incurred for the year ended June 30, 2024 and 2023 are not material.

s)	Transaction costs

The Company recognized transaction costs related to Business Combination with XTI Aerospace, and the professional fees related to the public listing for the year ended June 30, 2024. For the year ended June 30, 2023, the Company incurred and recognized transaction costs and professional fees related to deSPAC.

t)	Reclassifications

Certain prior period amounts in the consolidated financial statements and notes thereto have been reclassified to conform to current period presentation. These reclassifications did not impact the previously reported net income (loss), stockholders’ equity or cash flows. The nature and impact of the reclassifications are explained below:

●	The Company has reclassified transaction costs from general and administrative expenses to a separate line in the consolidated statements of operations in the amount of $942,187 and nil for the year ended June 30, 2023 and 2022 respectively.

●	The Company has amended the disclosure of preferred shares in Note 12 to present the number of preferred shares issued and outstanding for each issued series which was previously disclosed as a total number of preferred shares issued and outstanding.

●	The Company has made certain other reclassifications to the comparative amounts and disclosures in the notes to the consolidated financial statements to conform to current year presentation.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

u)	Recent accounting pronouncements not yet adopted

In July 2023, the FASB issued ASU 2023-03, “Presentation of Financial Statements (Topic 205), Income Statement - Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation - Stock Compensation (Topic 718)”, which updates codification on how an entity would apply the scope guidance in paragraph 718-10-15-3 to determine whether profits interest and similar awards should be accounted for in accordance with Topic 718, Compensation—Stock Compensation. The effective date of this update is for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently assessing potential impacts of ASU 2023-03 and does not expect the adoption of this guidance will have a material impact on its consolidated financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends the disclosure to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an annual and interim basis for to enable investors to develop more decision-useful financial analyses. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company is currently assessing potential impacts of ASU 2023-06 and does not expect the adoption of this guidance will have a material impact on its consolidated financial statements and disclosures as disclosed in Note 21.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. For entities other than public business entities, the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its consolidated financial statements and disclosures and the Company is in a loss position and not incurring any tax expenses.

v)	Adoption of recent accounting pronouncements

Effective July 1, 2021, the Company adopted ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to reduce complexity while maintaining or improving the usefulness of the information provided to users of financial statements. Adoption of this standard did not materially affect the Company’s financial statements.

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

v)	Adoption of recent accounting pronouncements (continued)

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification and makes targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2023 for smaller reporting companies as defined by the SEC. Early adoption is allowed under the standard with either a modified retrospective or full retrospective method. The Company early adopted ASU 2020-06 on July 1, 2022 using the modified retrospective method. At the date of adoption, the ASU did not impact the Company’s financial position, results of operations or cash flows. The Company elected the fair value option to account for its convertible promissory notes that were issued as at June 30, 2023 and June 30, 2024, see note 3(j) above for the accounting policy and Note 8 for the underlying terms and required fair value disclosures.

4.	PROPERTY AND EQUIPMENT, NET

	Construction in Progress	Equipment and leasehold improvements	Operating lease right- of-use asset	Financing lease right- of-use asset	Total
	$	$	$	$	$
Cost
Balance, June 30, 2022	249,971	1,196,720	1,871,198	259,211	3,577,100
Additions	-	4,811	9,865,904	-	9,870,715
Impairment	(249,971)	(70,236)	(9,378,203)	-	(9,698,410)
Balance, June 30, 2023	-	1,131,295	2,358,899	259,211	3,749,405
Impairment	-	-	(572,171)	-	(572,171)
Balance, June 30, 2024	-	1,131,295	1,786,728	259,211	3,177,234

Accumulated depreciation
Balance, June 30, 2022	-	217,000	533,371	72,436	822,807
Depreciation	-	322,710	779,091	47,865	1,149,666
Impairment	-	(22,186)	(204,948)	-	(227,134)
Balance, June 30, 2023	-	517,524	1,107,514	120,301	1,745,339
Depreciation	-	256,977	542,496	46,447	845,920
Impairment	-	-	(552,445)	-	(552,445)
Balance, June 30, 2024	-	774,501	1,097,565	166,748	2,038,814

Carrying amount
Balance, June 30, 2023	-	613,771	1,251,385	138,910	2,004,066
Balance, June 30, 2024	-	356,794	689,163	92,463	1,138,420

4.	PROPERTY AND EQUIPMENT, NET (continued)

During the year ended June 30, 2024, the Company incurred rent expense, included in general and administrative expense in the consolidated statements of operations of $542,496 (2023 – $779,091, 2022 – $309,566) which is included in the above note under depreciation.

On December 14, 2022, the Company entered into a conditional surrender agreement for the Surrey manufacturing facility and recognized an impairment loss on the right-of-use asset and construction work in progress equal to its carrying value of $8,997,858 and $249,971, respectively (Note 17). This amount is included in expenses in the statements of operations for the second quarter ended December 31, 2022.

On January 3, 2023, the Company subleased 708 Powell to a third party for the remaining term of the lease. The sublease arrangement triggered impairments of the right-of-use asset of $175,397 and leasehold improvements of $48,050, respectively (Note 17), and, as a result, the Company recorded an asset impairment totaling $223,447 in the statements of operations for the third quarter ended March 31, 2023.

The Company signed a full surrender agreement with the landlord and lessor of Surrey manufacturing facility (“Lessor”) and the surrender agreement was effective as of June 30, 2023. As of June 30, 2023 the carrying value of the lease liability was $8,208,714. Under this agreement, the Company reached a final and full settlement with Lessor to fully surrender the property, settling all outstanding amount owing for a consideration made up of cash consideration of $566,465 (CAD$749,998) payable in 7 instalments, $375,000 convertible promissory note (Note 8), forfeiture of standby letter of credit $1,100,248 (CAD$1,469,710) and payment of GST owing for tenant improvements ($185,529). For the year ended June 30, 2023, the Company recorded a gain of $6,167,001 (Note 18) from the final settlement and abandonment of the lease. As a result of the asset impairment noted above, the Company recorded a net loss on termination of the Surrey manufacturing facility of $3,080,828 (Note 18) for the year ended June 30, 2023.

On April 26, 2024, the Company signed a release of the 708 Powell lease to surrender the lease. This resulted in the Company recognizing a net loss on termination of $42,297 (Note 18) in the statements of operations for the year ended June 30, 2024.

Refer to Note 11 for contingencies related to the settlement agreement.

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	June 30, 2024	June 30, 2023
	$	$
Accounts payable	3,172,403	3,882,928
Accrued wages	1,408,358	827,828
Accrued liabilities and other payables	1,343,360	2,395,525
	5,924,121	7,106,281

As at June 30, 2024, $220,526 (June 30, 2023 - $458,209) was related to severance and included in accrued wages.

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES (continued)

Included in accrued liabilities and other payables is amount owing for the surrender and settlement of lease of Surrey manufacturing facility (Note 6) of $237,452 as of June 30, 2024 (June 30, 2023 - $566,465). On April 29, 2024 the Company requested payment deferment of the instalment payment due on March 1, 2024 and May 1, 2024 respectively (Note 18) to July 1, 2024. On June 6, 2024, the Lessor agreed to further defer the payments due on July 1, 2024 to be paid on or before September 30, 2024.

On March 26, 2024, the Company entered into a Settlement of Debt agreement to settle the amount owing for directors’ fees and consulting fees of $55,724 and $32,667, respectively included in accrued liability amount above by issuing convertible promissory notes in the amount of $88,391 (Note 8) and 54 (pre-reverse split - 32,302) common share purchase warrants (Note 9) to the debtholders in full settlement of the amount owing. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (Note 8) in the statements of operations.

On May 1, 2024, the Company entered into a Settlement of Debt agreement to settle the directors’ fees owing to former directors of $76,228 by issuing convertible promissory notes with aggregate value of $76,228 and 46 (pre-reverse split -27,857) common share purchase warrants (Note 9) to the debtholders in full settlement of the amount owing. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (Note 8) in the statements of operations.

6.	LEASES

Operating leases

On September 1, 2019, the Company entered into a lease for its office and operating premises at 708 Powell Street, Vancouver, British Columbia, Canada for a period of five years. The incremental borrowing rate was estimated to be 12% and the remaining lease term as at June 30, 2023 is 1.2 years. On January 3, 2023, the Company subleased 708 Powell to a third party for the remaining term of the lease. Under the sublease arrangement, the Company is not relieved of its primary obligation under the headlease, therefore, the headlease and sublease is accounted separately. The sublease triggers an impairment assessment of the headlease and as a result, the Company recorded an asset impairment of $175,397 (Note 4) and leasehold improvements of $48,050, and, as a result, the Company recorded an asset impairment totaling $223,447 (Note 17) in the statements of operations for the year ended June 30, 2023. Following the impairment assessment, the headlease continued to be recognized as a single lease cost but will no longer be recognized on a straight-line basis. The sublease is recorded as an operating lease and the Company recorded rental income on the operating lease for the year ended June 30, 2024 of $195,821 (2023 - $44,436, 2022 - nil). Subsequently, on April 26, 2024, the Company signed a release of the 708 Powell lease to surrender the lease and recorded a net loss on termination of $42,297 (Note 18) in the statements of operations for the year ended June 30, 2024.

On July 1, 2021, the Company entered into a two-year lease agreement on a 3,360 square foot office and warehouse facility located in San Rafael, California, USA with a commencement date of August 1, 2021. The incremental borrowing rate was estimated to be 12% and this lease has lapse as at June 30, 2024.

On July 5, 2021, the Company began its fixturing period on a 15,707 square foot office facility in Vancouver, British Columbia, Canada with a lease commencement date of September 1, 2021. The incremental borrowing rate was estimated to be 12% and the remaining term on this sublease as at June 30, 2024 is 1.9 years.

6.	LEASES (continued)

Operating leases (continued)

On July 15, 2021, the Company entered into a 10-year lease agreement on a 109,820 square foot manufacturing plant in Surrey, British Columbia, Canada (“Surrey manufacturing facility”) and the incremental borrowing rate was estimated to be 14.2%. In the agreement, the Company has two (2) options to renew the Lease for a period of five (5) years each, but the renewal terms were not incorporated in capitalization of right-of-use asset and lease liability as the probability of the Company renewing the lease is very low. As part of the lease agreement, the Company and the Lessor mutually agreed for the Lessor to perform lessor-owned Tenant Improvements on the property which was capitalized as part of the right-of-use asset upon the lease commencement date. On July 15, 2021 the Company amended the termination right of the lease agreement giving the tenant the sole discretion to terminate the lease at any time after the 7th year of the lease, revising the non-cancellable term of the lease to 7-years. On September 29, 2022, the Lessor delivered notice of possession to allow the Company to begin fixturing.

On December 14, 2022, the Company entered into conditional surrender of the Lease agreement to surrender the leased property due to change in corporate direction but does not release the Company of the lease obligation. As a result, the Company impaired the right-of-use assets to its $nil recoverable amount and recorded an asset impairment of $8,997,858 (Note 17) for the year ended June 30, 2023.

The Company signed a full surrender agreement with the Lessor and the surrender agreement was effective as at June 30, 2023. As at June 30, 2023 the carrying value of the lease liability was $8,208,714 (Note 18). Under this agreement, the Company reached a final and full settlement with Lessor to fully surrender the property, settling all outstanding amount owing for a consideration made up of cash consideration of $566,465 (CAD$749,998) payable in 7 instalments, $375,000 convertible promissory notes (Note 8), forfeiture of standby letter of credit $1,100,248 (CAD$1,469,710) and payment of GST owing for tenant improvements ($185,529). As a result, the Company recorded a gain of $6,167,001 (Note 18) from the final settlement and abandonment of the lease for the year ended June 30, 2023.

On September 12, 2022, the Company entered into a two year and four months lease agreement on a 18,110 square foot office and warehouse facility located in San Rafael, California, USA with a commencement date of October 1, 2022. The incremental borrowing rate was estimated to be 12% and the remaining lease term as at June 30, 2024 is 0.6 year.

Finance leases

On June 1, 2021, the Company entered into a lease for camera equipment for a period of 36 months. The incremental borrowing rate was estimated to be 12% and the lease has lapse as at June 30, 2024.

On June 22, 2021, the Company entered into a lease for a vehicle for a period of 60 months. The incremental borrowing rate was estimated to be 4.89% and the remaining lease term as at June 30, 2024 is 1.9 years.

6.	LEASES (continued)

Presentation

The lease liability in connection with operating and finance leases are included in lease liabilities and current portion of lease liabilities on the consolidated balance sheets as follows:

	Operating lease	Finance leases	June 30, 2024
	$	$	$
Non-current portion of lease liabilities	235,492	177,403	412,895
Current portion of lease liabilities	443,519	7,141	450,660
Total lease liabilities	679,011	184,544	863,555

	Operating lease	Finance leases	June 30, 2023
	$	$	$
Non-current portion of lease liabilities	621,325	190,774	812,099
Current portion of lease liabilities	740,486	12,363	752,849
Total lease liabilities	1,361,811	203,137	1,564,948

The right-of-use assets in connection with leases are included under property and equipment on the consolidated balance sheets and are separately disclosed in Note 4.

The following lease costs are included in the consolidated statements of operations:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Finance lease costs:
Amortization of right-of-use assets	46,447	47,868	58,683
Interest on lease liability	9,499	10,606	12,435
Operating lease costs	587,677	506,592	476,357
Rental Income	(152,729)	(44,436)	-
Total lease costs	490,894	520,630	547,475

6.	LEASES (continued)

The future payments due under operating and finance leases as at June 30, 2024 is as follows:

	Operating lease	Finance leases	Total
	$	$	$
Undiscounted lease payments:
2025	490,963	15,942	506,905
2026	247,528	185,159	432,687
Total undiscounted lease payments	738,491	201,101	939,592
Discount	(59,480)	(16,557)	(76,037)
Lease liabilities	679,011	184,544	863,555

7.	DEBT

	SR&ED financing	Promissory note	Senior secured promissory note	Total
	$	$	$	$
Balance, July 1, 2022	-	-	-	-
Funds advanced	1,152,413	728,332	-	1,880,745
Interest accrued, net of capitalized interest paid	133,649	5,990	-	139,639
Deferred financing fee	(11,524)	-	-	(11,524)
Accretion	11,058	-	-	11,058
Foreign exchange adjustment	(33,784)	27,391	-	(6,393)
Repayment of principal	(155,975)	-	-	(155,975)
Balance, June 30, 2023	1,095,837	761,713	-	1,857,550
Promissory notes issued as settlement and payment of professional fees owing	-	542,753	-	542,753
Funds advanced	-	-	550,000	550,000
Foreign exchange adjustment	(45,612)	(14,030)	-	(59,642)
Interest paid, net of interest capitalized	(133,686)	33,658	603	(99,425)
Repayment of principal	(916,539)	-	-	(916,539)
Debt settled via issuance of convertible promissory notes and common share purchase warrants (Note 8)	-	(775,208)	-	(775,208)
Balance, June 30, 2024	-	548,886	550,603	1,099,489

SR&ED financing

The Company entered into a secured Scientific Research and Experimental Development (“SR&ED”) loan agreement dated December 20, 2019 for SR&ED financing. The SR&ED loan accrues interest at a rate of 13% per annum, requires a 1% advance fee for each drawdown, and matures twelve months after the fiscal year in which the advance was made. Due to the delays caused by the Canada Revenue Agency (“CRA”) audit process, the maturity date has been extended from September 30, 2023 to November 30, 2023.

7.	DEBT (continued)

SR&ED financing (continued)

The Company’s SR&ED loan agreement was secured against future SR&ED tax credit refunds expected to be received from year-end tax returns for 2022 submitted to CRA. On October 26, 2023, the Company received its 2022 SR&ED tax credit refund amount of $1,107,464 (CAD$1,466,282 made up of CAD$1,403,514 in investment tax credit refund and CAD$62,768 refund interest). Following the refund of the tax credit, the Company repaid in full the SR&ED loan and the accrued interest. In addition, on December 15, 2023, the Company received 2023 SR&ED tax credit refund of $1,065,756 (CAD$1,461,087).

Promissory note

On March 13, 2023, the Company issued an unsecured promissory note to arms-length parties with principal amount of $728,332 (CAD$1,000,000). The promissory note accrued simple interest of 18% per annum, payable in arrears quarterly. Any outstanding principal amount and any accrued and unpaid interest then outstanding is due and payable on the earlier of (i) the first anniversary of the issuance date; or (ii) the date of closing of a transaction effected by the Company in which the Company issues and sells equity securities, with the principal purpose of raising capital, for aggregate gross proceeds of at least $10,000,000.

On March 12, 2024, the Company entered into a Settlement of Debt agreement to settle the outstanding principal amount of CAD$1,000,000 and the interest owing of CAD$44,754 by issuing convertible promissory notes with an aggregate principal amount of $775,208 (Note 8) and 477 (pre-reverse split - 283,294) common share purchase warrants (Note 9). The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (Note 8) in the statements of operations.

On April 16, 2024, the Company signed an agreement to issue as payment and settlement of professional fees owing, a promissory note in the aggregate amount of $542,753 with interest rate at 5.5% per annum in favour of Wilson Sonsini Goodrich & Rosati Professional Corporation. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall be due and payable on the earliest of (i) September 1, 2024; (ii) the closing of a Debt Financing or Equity Financing; (iii) the closing of a Change of Control transaction; (iv) the Company becomes cash flow positive and is in a position to make payment on the outstanding invoices; or (v) upon the occurrence of an Event of Default. If all unpaid principal and accrued interest shall not be paid when otherwise due, the interest rate per annum on the note shall increase from 5.5% per annum to 7% per annum.

Senior secured promissory note

On June 26, 2024, the Company issued senior secured promissory note (“Secured Note”) in the aggregate amount of $550,000 as of June 30, 2024 (up to an aggregate principal amount of $1,000,000) with interest rate at 10.0% per annum in favour of Grafiti Holding Inc. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall be due and payable on the earliest of (i) December 31, 2024; (ii) upon the occurrence of an Event of Default; (iii) within three Business Days (as defined in the BCA) following termination of the BCA by Borrower or Lender pursuant to Section 9.1(b) of the BCA or by Lender pursuant to Section 9.1(d) of the BCA. The Secured Note is secured by substantially all of the assets of the Company.

The weighted average interest rate on the debt is 7.8% as of June 30, 2024 (2023 – 14.9%).

8.	CONVERTIBLE NOTES

Amount
$
Balance, July 1, 2022	-
Funds advanced	11,220,000
Convertible note issued in settlement of lease obligation (Note 6)	375,000
Warrant bifurcated (Note 9)	(254,000)
Interest accrued	512,183
Changes in fair value of financial liabilities	2,874,000
Balance, June 30, 2023	14,727,183
Funds advanced	11,549,945
Convertible note issued for settlement of debt (see below)	1,308,441
Warrant bifurcated classified as liability (Note 9)	(1,086,240)
Warrant bifurcated classified as equity	(674,034)
Interest accrued, net of capitalized interest paid	1,793,574
Changes in fair value of financial liabilities	13,011,887
Balance, June 30, 2024	40,630,756

Between October and November 2022, the Company issued three convertible promissory notes (“Tranche 1”) to arms-length parties with an aggregate principal amount of $5,700,000 at valuation cap of $350,000,000 and interest rate of 8% per annum, payable in arrears on July 1, 2023 and on the maturity date, June 30, 2024.

On April 25, 2023, the Tranche 1 convertible notes holder with aggregate principal amount of $700,000 has its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and revise the interest rate from 8% per annum to 12% per annum, payable in arrears on October 1, 2023. Revised date of October 1, 2023 resulted in deferral of interest payable date by 3 months. The amendment of Tranche 1 on April 25, 2023 was determined to be a modification of a financial liability and the changes in fair value before and after modification was recorded to the statements of operations.

Between January to February 2023, the Company issued six convertible promissory notes (“Tranche 2”) to arms-length parties with an aggregate principal amount of $1,020,000 and $100,000 at valuation cap of $150,000,000 and $125,000,000 respectively, with interest rate of 12% per annum, payable in arrears on July 1, 2023 and the maturity date, June 30, 2024. The Tranche 2 convertible notes interest of $51,784 due on July 1, 2023 was not paid as of the date of this report and the Company is in negotiation to include the interest due into the investment amount for conversion on closing.

Between April to May 2023, the Company issued four convertible promissory notes (“Tranche 3”) to arms-length parties with an aggregate principal amount of $1,900,000 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on October 1, 2023 and on the maturity date, June 30, 2024.

On June 16, 2023, the Company issued five convertible promissory notes (“Tranche 4”) to arms-length parties with an aggregate principal amount of $2,500,000 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, June 15, 2024. Any Principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid. Tranche 4 convertible promissory notes holders were also issued 1,600 (pre-reverse split - 950,153) common share purchase warrants (Note 9) to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

8.	CONVERTIBLE NOTES (continued)

On June 30, 2023, as part of the lease settlement (Note 6), the Company issued $375,000 convertible promissory notes ((“Tranche 5”) to the Lessor as part of the consideration to fully surrender the manufacturing facility lease (Note 18). The note is issued at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, June 30, 2024.

For the year ended June 30, 2024, the Company issued convertible promissory notes (Tranches 6 to 11, Tranches 14 to 16, and Tranche 18) to arms-length parties with an aggregate principal amount of $11,549,945 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date. For details of the terms and conditions of these Tranches, see table below.

On March 12, 2024, as part of the Settlement of Debt, the Company issued $775,208 convertible promissory notes (“Tranche 12”) to the promissory notes (Note 7) holder in full settlement of the debt owing. The note is issued at a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, March 11, 2025. As part of the settlement, the Company also issued 477 (pre-reverse split - 283,294) common share purchase warrants to subscribe for, and purchase of the Company common shares. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (see table below) in the statements of operations.

On March 26, 2024, the Company entered into a Settlement of Debt agreement to settle the amount owing for directors’ fees and consulting fees of $55,724 and $32,667, respectively (Note 5) by issuing convertible promissory notes in the amount of $88,391 (“Tranche 13”) and 54 (pre-reverse split - 32,302) common share purchase warrants (Note 9) to the debtholders in full settlement of the amount owing. The note is issued at a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, March 25, 2025. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (see table below) in the statements of operations.

On May 1, 2024, the Company entered into a Settlement of Debt agreement to settle the directors’ fees owing to former directors of $76,228 by issuing convertible promissory notes with aggregate value of $76,228 (“Tranche 17”). The note is issued at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, April 30, 2025. The Company also issued 46 (pre-reverse split - 27,857) common share purchase warrants to the debt holder to subscribe for, and purchase of the Company common shares. The Company analyzed the settlement as an extinguishment and compared the net carrying value of the debt being extinguished to the fair value of the convertible promissory notes and share purchase warrants issued and accounted for the loss on settlement of the debt (see table below) in the statements of operations.

For details of the terms and conditions of the common share purchase warrants issued, please refer to Note 9.

At inception, the fair value of the convertible notes issued with detachable share purchase warrants were determined and compared to the carrying value of the debt settled. The loss on debt settlement for the year ended June 30, 2024 is accounted in the statements of operations as summarized below:

	Debt settled	Fair value of convertible notes issued	Fair value of warrants issued (Note 9)	Loss on debt settlement
	$	$	$	$
Convertible note issued for settlement of Promissory Note (Note 7)	775,208	1,078,534	343,763	647,089
Convertible note issued for settlement of debt (Note 5)	88,391	122,425	39,197	73,231
Convertible note issued for settlement of debt (Note 5)	76,228	107,482	33,803	65,057
Total	939,827	1,308,441	416,763	785,377

On June 15, 2024 and June 26, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 15, 2024 and June 30, 2024, respectively, to mature on September 30, 2024. As such, all the principal and interest payable in arrears is due on the new maturity date, September 30, 2024.

8.	CONVERTIBLE NOTES (continued)

Summary of the convertible notes issued and their key terms are as follows:

Tranche	Date of issuance	Amount issued	Valuation cap		Interest rate		Interest due date	Maturity date
		$	$’ million		%
Tranche 1	October to November 2022	5,700,000	125	(1)	12	%(1)	October 1, 2023(1)(2)	September 30, 2024(7)
Tranche 2	January to February 2023	1,020,000	150		12%		July 1, 2023(2)	September 30, 2024(7)
	February 2023	100,000	125		12%		July 1, 2023(2)	September 30, 2024(7)
Tranche 3	April to May 2023	1,900,000	125		12%		October 1, 2023(2)	September 30, 2024(7)
Tranche 4	June 16, 2023	2,500,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 5	June 30, 2023	375,000	125		12%		June 29, 2024	September 30, 2024(7)
Balance, June 30, 2023		11,595,000
Tranche 6	August 10, 2023	1,025,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 7	September 13, 2023	1,020,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 8	September 26, 2023	2,705,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 9	September 30, 2023	200,000	125		12%		September 29, 2024(3)(4)	September 29, 2024
Tranche 10	October 26, 2023	4,275,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 11	December 15, 2023	350,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 12	March 12, 2024	775,208	125		12%		March 11, 2025(3)(5)	March 11, 2025
Tranche 13	March 26, 2024	88,391	125		12%		March 25, 2025(3)(5)	March 25, 2025
Tranche 14	April 5, 2024	304,945	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 15	April 15, 2024	1,500,000	125		12%		June 16, 2024(3)(4)	September 30, 2024(6)
Tranche 16	April 26, 2024	150,000	125		12%		June 15, 2024(3)(4)	September 30, 2024(6)
Tranche 17	May 1, 2024	76,228	125		12%		April 30, 2025(3)(5)	April 30, 2025
Tranche 18	May 29, 2024	20,000	125		12%		May 28, 2025(3)(5)	May 28, 2025
Balance, June 30, 2024		24,084,772

Note 1 - On April 25, 2023, the Tranche 1 convertible notes with aggregate principal amount of $700,000 has its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and revise the interest rate from 8% per annum to 12% per annum, payable in arrears on October 1, 2023. On October 11, 2023, the convertible notes holder with aggregate principal amount of $5,000,000 had its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and the interest rate revised from 8% per annum to 12% per annum, payable in arrears on October 1, 2023.

Note 2 - The Company negotiated to defer payments of convertible debt interest and include the interest amount into the investment amount for conversion on closing date, June 30, 2024. The agreement for the deferment of the interest due on July 1, 2023 for Tranche 2 of $29,264, and on October 1, 2023 for Tranche 1 and Tranche 3 of $76,438 and $100,537, respectively.

Note 3 - Any Principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid.

Note 4 - Convertible promissory notes holders were also issued common share purchase warrants (Note 9) to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

Note 5 - Convertible promissory notes holders were also issued common share purchase warrants (Note 9) to subscribe for, and purchase of the Company common shares at the exercise price of $1,625 (pre-reverse split - $2.7364) per share.

Note 6 - On June 15, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 15, 2024, to mature on September 30, 2024.

Note 7 - On June 26, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 30, 2024, to mature on September 30, 2024.

The Company may not prepay the principal amount and the accrued and unpaid interest in whole or in part without the written consent of the convertible noteholders. The convertible notes will rank pari passu in right of payment with respect to each other, and all payment to each of the convertible noteholders will be made pro rata among the convertible noteholders based upon the aggregate outstanding principal amount of the convertible promissory note immediately before any such payment.

8.	CONVERTIBLE NOTES (continued)

Conversion events

In the event of a change of control, the convertible noteholders would have the right to either:

●	convert principal and unpaid interest into shares at a conversion price which is lower of (i) the respective valuation cap (for Tranches 4 through 18, the valuation cap is reduced to $93,750,000 if event of default occurs prior to conversion) divided by the diluted capitalization and (ii) discounted conversion price of 75% (with 2.5% increase in discount every 6 months from issuance date for Tranches 1 through 2) multiplied by the price per share ascribed to the common share in the change of control event; or

●	require the Company to repurchase their convertible notes in cash, in whole or in part, at a price equal to 100% of the principal amount of the convertible notes plus accrued and unpaid interest (for Tranches 1 through 3 and at 25% redemption premium for Tranches 4 through 18) thereon to the date of repurchase.

In the event of a qualified financing, which refers to the next transaction after the issue date and before the maturity date in which the Company issues and sells equity securities, with the principal purpose of raising capital (for Tranches 1 through 3) or a Public Company event, convertible notes include automatic mandatory conversion features resulting in the receipt of shares at a conversion price which is lower of (i) the valuation cap (for Tranches 4 through 18), the cap price further reduced to $93,750,000 if event of default occurs prior to conversion) divided by diluted capitalization immediately prior to the event of qualified financing or Public Company event and (ii) the discounted conversion price of 25% (with 2.5% increase in discount every 6 months from issuance date for Tranches 1 through 3) applied to the lowest price paid/offered for equity security subject to a cap price of $125,000,000 multiplied by a price per share of the qualified financing or Public Company event.

Diluted capitalization refers to aggregate number of outstanding common shares immediately prior to the closing or occurrence of a qualified financing, change of control, or Public Company event, as applicable.

In the event that the convertible notes are not converted prior to maturity date, the Company is obligated to settle the convertible notes by paying in cash equivalent to 100% of the convertible notes principal amount and the accrued and unpaid interest.

As the conversion features were not required to be bifurcated and as none of the components of convertible note were required to be classified under equity, the Company made the election to measure the convertible notes subsequently at fair value through profit and loss.

At inception, the proceeds from the convertible notes issued with detachable share purchase warrants for Tranches 4 to 11, Tranches 14 to 16 and Tranche 18 to were determined to be their fair values, were allocated between the convertible notes issued with detachable share purchase warrants based on the residual method. During the year ended June 30, 2024, the Company issued $11,549,945 of convertible notes in Tranches 6 to 11, Tranches 14 to 16 and Tranche 18. The fair value of these convertible notes of $10,463,705 was determined as discussed below and the residual amount of $1,086,240 (Note 9) was allocated to the share purchase warrants classified as derivative liabilities.

8.	CONVERTIBLE NOTES (continued)

Management has determined that due to the complexity of the various embedded features and the short life expected of the notes, it will elect the fair value option under ASC 825-10-1 as the instruments are eligible for the fair value election under ASC 825-10. As a result, the entire convertible promissory note is carried at fair value and the difference between the aggregate fair value and aggregate unpaid principal balance of the convertible notes for the year ended June 30, 2024 totaling $13,011,887 (2023 – $2,874,000, 2022 – nil) are accounted as changes in fair value of financial liabilities in the statements of operations. No amounts were recognized in other comprehensive income as the changes in fair value due to credit risk were nominal.

During the year ended June 30, 2024, the Company expensed $714,297 (2023 – $346,000, 2022 – nil) in transaction costs related to issuance of convertible promissory notes in the consolidated statements of operations.

The convertible notes are valued by management at each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, convertible promissory notes, common shares, warrants and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments. The model used the following assumptions during the year ended June 30, 2024 and 2023, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described in Note 10 below.

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES

The Company account for common share purchase warrants as either equity instruments or derivative liabilities depending on the specific terms of the warrant agreement. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares. We classify derivative warrant liabilities on the balance sheet at fair value, and changes in fair value during the periods presented in the statement of operations, which is revalued at each balance sheet date subsequent to the initial issuance of the common share purchase warrant. For warrants that meet the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance.

Between August 10, 2023 to May 29, 2024, in connection with the issuance of Tranche 6 through 18 convertible promissory notes to arms-length parties (Note 8), the Company issued common share purchase warrants to the noteholders. Similarly, each warrant is exercisable anytime for 1 common share of the Company at an exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization on closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

In the event there is no effective registration statement or prospectus available for resale of shares under the warrant agreement within 180 days following the closing of the Public Company event, the warrant holder can exercise the warrants, in whole or in part, on a cashless basis for the number of shares computed as:

i.	the difference between the exercise price and volume-weighted average price (“VWAP”) on trading day immediately preceding the date of notice of exercise provided notice is in accordance with section 2(a) of the note common share purchase agreement.

ii.	the difference between the exercise price and, at holder’s option:

a.	VWAP on trading day immediately preceding the date of notice of exercise; or

b.	Bid price of the Company’s common share on principal trading market on the date of notice of exercise.

iii.	the difference between the exercise price and VWAP on date of notice of exercise.

The warrant holder for tranches 4 and tranches 6 through 11 may be entitled to additional 3% shares of the unexercised part of the warrant (up to a maximum of 8%) that may be issued for each 30-day registration statement default past the registration deadline (i.e., 180 days of Public Company event) along with liquidated damages up to a maximum of $250,000.

The warrant holder’s option for net cash settlement (equal to Black Scholes value) in the event a fundamental transaction occurs at or before a Public Company event and which is within the control of the Company including approved by the Company’s Board. However, if the transaction is outside the control of the Company or board, the warrant holder shall receive the same form and type of consideration as received by common stockholders in connection with the fundamental transaction.

Fundamental transaction refers to one or more related transactions that results in (i) merger or consolidation of the Company with another, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, (iii) purchase offer, tender offer or exchange offer to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company, (iv) reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) a stock or share purchase agreement or other business combination with another resulting in acquisition of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company.

Liability-classified warrants

At inception, the proceeds from the convertible notes for Tranches 6 through 11, Tranches 14 to 16 and Tranche 18 (Note 8) were allocated between the convertible notes and the warrants based on the residual method with $1,086,240 allocated to the warrants and since the warrants did not meet the indexation and equity classification requirements, the warrants are classified as derivative liabilities. The warrants are subsequently remeasured at fair value and accounted as changes in fair value of derivative liabilities in the statements of operations.

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Liability-classified warrants (continued)

Upon exercise, the holders will pay the Company the respective exercise price for each warrant exercised in exchange for one common share of the Company and the fair value at the date of exercise and the associated non-cash liability will be reclassified to share capital. The non-cash liability associated with any warrants that expire unexercised will be recorded as a gain in the consolidated statements of operations. Unexercised warrants shall be exercised automatically on a cashless basis on the termination date.

The fair value of derivative warrant liabilities was estimated by management at year end or each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, convertible promissory notes, common shares, warrants and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments. The model used the following assumptions during the year ended June 30, 2024 and 2023, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described in Note 10 below.

Changes in the value of the derivative liability related to the warrants for the year ended June 30, 2024 and the year ended June 30, 2023 were as follows:

	Number of warrants	Amount
	#	$
Balance, July 1, 2022	-	-
Bifurcated value of warrant (Note 8)	1,600	254,000
Change in fair value of derivative liabilities	-	267,950
Balance, June 30, 2023	1,600	521,950
Bifurcated value of warrant (Note 8)	6,415	1,086,240
Change in fair value of derivative liabilities	-	4,820,562
Liability-classified warrants reclassified to equity-classified warrants	(8,015)	(6,428,752)
Balance, June 30, 2024	-	-

In June 2024, the Company, with the consent of warrant holders, amended the terms of the common share purchase warrant to be indexed to the Company’s equity. These warrants are reclassified from liability-classified warrants to equity-classified warrants and recorded as a component of additional paid-in capital.

The warrants were initially classified as liability and elected to measure at fair value because they failed the fixed shares to fixed monetary amount test in accordance with ASC 815 due to the provision in section 3b of the original warrants agreement whereby the warrants’ exercise price shall be reduced to lower exercise price on:

●	the issuance of new options or common share equivalents at an exercise price that is less than the warrants’ exercise price immediately before such issuance; or

●	on the modification of any existing options or common share equivalents at an exercise price that is less than the warrant’s exercise price immediately before such modification

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Liability-classified warrants (continued)

Section 3b resulted in an adjustment to the warrants exercise price on change of existing equity-linked instruments which did not meet the definition of a down-round feature as it was based on neither the sale nor the issuance of stock or a financial instrument. Instead, it was based on the modification of existing instruments.

Accordingly, as the adjustment pursuant to section 3b of the warrant agreement was not a down-round feature as defined by ASU 2017-11, the warrants failed to meet the requirements of ASC 815 of a fixed shares for fixed monetary amount and accordingly were not considered as Indexed to the Company’s own stock pursuant to ASC 815.

The Company has amended the warrant agreements to remove section 3b. Additionally, the warrants exercise price is modified to make it fixed at $1,625 (pre-reverse split - $2.7364) per common share. As a result of these changes to the warrant agreement, the warrants are eligible to pass the fixed shares for fixed monetary amount test and considered as indexed to the Company’s own stock pursuant to ASC 815 and qualify for equity classification.

Equity-classified warrants

On March 12, 2024, March 26, 2024 and May 1, 2024, in connection with the settlement of debt (Note 5 and Note 7), the Company issued Tranche 12, 13 and 17 convertible promissory notes to arms-length parties (Note 8) and common share purchase warrants to the debt holders. At inception, these warrants were assessed to meet the equity classification requirements and fair value of the warrants of $416,763 was recorded as a component of additional paid-in capital.

In connection with the issuance of Tranche 15 and Tranche 18 convertible promissory notes to arms-length parties (Note 8), the Company issued common share purchase warrants to the noteholders. At inception, these warrants were assessed to meet the equity classification requirements and fair value of the warrants of $674,034 was recorded as a component of additional paid-in capital.

9.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

The following table provides the relevant information on the outstanding warrants as of June 30, 2024:

Date of issuance	Number of warrants outstanding		Number of warrants exercisable	Exercise price	Expiry date
	#		#	$
June 16, 2023	1,600	(1)	1,600	1,625	June 15, 2028
August 10, 2023	656	(1)	656	1,625	August 9, 2028
September 13, 2023	652	(1)	652	1,625	September 12, 2028
September 26, 2023	1,731	(1)	1,731	1,625	September 25, 2028
September 30, 2023	123	(1)	123	1,625	September 29, 2028
October 26, 2023	2,741	(1)	2,741	1,625	October 25, 2028
December 15, 2023	224	(1)	224	1,625	December 14, 2028
April 5, 2024	195	(1)	195	1,625	April 4, 2029
April 26, 2024	96	(1)	96	1,625	April 25, 2029
Liability-classified warrants issued	8,018		8,018
Liability-classified warrants reclassified to equity-classified warrants	(8,018)		(8,018)
Balance of liability-classified warrants as of June 30, 2024	-		-

March 12, 2024	477		477	1,625	March 11, 2029
March 26, 2024	54		54	1,625	March 25, 2029
April 15, 2024	923		923	1,625	April 14, 2029
May 1, 2024	46		46	1,625	April 30, 2029
May 29, 2024	12		12	1,625	May 28, 2029
Equity-classified warrants issued	1,512		1,512
Liability-classified warrants reclassified to equity-classified warrants	8,018		8,018
Balance of equity-classified warrants as of June 30, 2024	9,530		9,530

(1)	In June 2024, the Company, with the consent of warrant holders, amended the terms of the common share purchase warrant to be indexed to the Company’s equity. As a result, these warrants are reclassified from liability-classified warrants to equity-classified warrants and recorded as a component of additional paid-in capital

10.	FINANCIAL LIABILITY CONVERTIBLE TO EQUITY

During the year ended June 30, 2023, the Company issued $2,005,213 Conversion of Simple Agreements for Future Equity (“SAFE”) for cash. Continuity of the SAFE transactions for the periods are as follows:

Amount
$
Balance, July 1, 2022	-
Issued	2,005,213
Foreign exchange adjustment	(45,243)
Changes in fair value	740,030
Balance, June 30, 2023	2,700,000
Foreign exchange adjustment	(92,543)
Changes in fair value	592,543
Balance, June 30, 2024	3,200,000

During the year ended June 30, 2024, the Company expensed nil (2023 – $23,009, 2022 – $17,496) in transaction costs in relation to issuance of SAFEs in the consolidated statements of operations.

The SAFEs are recorded as a liability measured at fair value at inception and subsequently carried at fair value with changes in fair value for June 30, 2024 of $592,543 (2023 – $740,030, 2022 – $8,935,049) recorded in the statements of operations.

The SAFEs may be converted or paid in cash on the occurrence of the following events/transactions before the maturity date:

●	In the event of equity financing, the Company will automatically issue to the SAFE holders a number of SAFE shares equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE Proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the conversion Price.

●	In the event of liquidation, SAFE holders at their option have a right to receive either (i) cash payment equivalent to the respective SAFE proceeds or (ii) automatically receive common shares (in the case of change of control) or listed securities (in the case of a Public company event), as applicable, that is equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE Proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the liquidity price, if the SAFE holders fails to select the cash option.

●	If there is a dissolution event, the SAFE holders at their option have a right to receive either (i) cash equivalent to the respective SAFE proceeds or (ii) automatically receive common shares that is equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the dissolution price, if the SAFE holders fails to select the cash option.

10.	FINANCIAL LIABILITY CONVERTIBLE TO EQUITY (continued)

At maturity, the SAFE holders automatically receive common shares of the Company that are equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the maturity conversion price.

The SAFEs are valued by management at each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, share purchase warrants, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, common shares, and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments.

The model used for the valuation of convertible promissory notes, share purchase warrants and SAFEs used the following assumptions as of June 30, 2024 and June 30, 2023, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event:

	June 30, 2024	June 30, 2023
Annualized volatility	70% – 90%	70% – 90%
Expected time to liquidity	0.5 – 1.5 year	0.5 – 1.5 year
Dividend rate	0%	0%
Risk-free interest rate	5.09%	4.76 – 5.24%

During the year ended June 30, 2024 and June 30, 2023, the common share price valuation estimate used for the SAFE valuation was $2,238 (pre-reverse split - $3.77) and $1,140 (pre-reverse split - $1.92), respectively.

11.	COMMITMENTS AND CONTINGENCIES

A summary of undiscounted liabilities and future operating commitments as at June 30, 2024 are as follows:

	Total	Within 1 year	2 - 5 years	Greater than 5 years
	$	$	$	$
Purchase obligations	1,611,548	1,469,431	142,117	-
Investment obligation (1)	1,000,000	1,000,000	-	-
Total financial liabilities and commitments	2,611,548	2,469,431	142,117	-

(1)	The Company entered into a strategic partnership arrangement with a third-party. As part of the agreement, the Company agree to invest an aggregate amount of $1,000,000 in the third-party upon a future financing and negotiation of terms that are agreed to by both parties during the term of the agreement. As at the date of these financial statements no such arrangement has been made.

11.	COMMITMENTS AND CONTINGENCIES (continued)

On June 30, 2023, the Company signed a full surrender agreement with the Lessor (Note 4) of the Surrey manufacturing facility. Per the agreement, cash consideration must be paid on or before the dates set forth in the agreement. In the event that the Company defaults on such payment obligations, the Company will immediately have to pay the Lessor the full amount of all rent and other amounts, which would have otherwise been payable by the Company during the term if the lease had not surrendered, less any cash consideration paid and any rent which the Landlord recovers (or is reasonably expected to recover) from any replacement tenant(s) at the Premises over the balance of the initial Term of the Lease. In circumstances where a replacement tenant has not yet been secured, then such rent will be estimated as of the date of default by an appraiser, less any costs and expenses of such reletting, including brokerage fees, solicitor’s fees, tenant inducements and of costs of alterations and repairs as may be necessary to relet the premises. On April 29, 2024 the Company requested payment deferment of the 5th and 6th instalment payment due on March 1, 2024 and May 1, 2024 respectively to July 1, 2024. On June 6, 2024, the Lessor agreed to further defer the payments due on July 1, 2024 to be paid on or before September 30, 2024.

The Company met the eligibility criteria under the Small Business Venture Capital Act (the “Act”) and was registered as an Eligible Business Corporation (“EBC”) in 2018. Under the Act, the Company was approved to raise up to $10 million through the issuance of authorized equity capital whereby the investing shareholders received up to 30% of the amount invested as a tax credit against their B.C. provincial taxes. Under this program, should the Company be out of compliance with the Act during the required five-year investment hold period, it would be contingently liable to repay any tax credits previously issued to investors. At the date of these financial statements, repayable tax credits are approximately $0.9 million. Management believes the Company is compliant with all relevant terms of the Act.

12.	SHARE CAPITAL

a)	Authorized

The authorized share capital of the Company consists of the following:

i.	An unlimited number of common shares (“common shares”) without par value; and

ii.	An unlimited number of Class Seed preferred shares, Class A preferred shares and Class B preferred shares (collectively, “preferred shares”) without par value, issuable in series.

b)	Issued and outstanding

i.	As at June 30, 2024, the Company had 20,758 (pre-reverse split - 12,324,504) (June 30, 2023 – 19,925 (pre-reverse split - 11,829,386)) common shares outstanding.

ii.	As at June 30, 2024 and June 30, 2023, the Company had 28,227 (pre-reverse split - 16,758,528) preferred shares outstanding.

Common shares transactions

In the year ended June 30, 2024, the Company issued 160 (pre-reverse split - 95,380) common shares with an estimated fair value of $260,999 (CAD$345,725) to partially settle a severance agreement recorded in fiscal 2023 with a former executive. The remaining balance outstanding of $16,271 (Note 13) is included in accounts payable and accrued liabilities.

12.	SHARE CAPITAL (continued)

Preferred shares transactions

Preferred shares series	Preferred share outstanding #	Amount, net of share issuance cost $
Series 1 Class Seed Preferred	1,560	961,502
Series 2 Class Seed Preferred	803	143,836
Series 3 Class Seed Preferred	3,035	441,384
Series 4 Class Seed Preferred	265	102,754
Series 5 Class Seed Preferred	613	302,498
Series 6 Class Seed Preferred	2,210	1,113,885
Series 1 Class A Preferred	4,232	13,440,769
Series 2 Class A Preferred	9,400	29,841,488
Series 2 Class B Preferred	6,109	25,241,971
	28,227	71,590,087

During the year ended June 30, 2024 and 2023, no preferred shares were issued.

Rights and privileges of preferred shareholders

Preferred shareholders hold the option to convert their preferred shares to common shares at any time based on a Conversion Price. The Conversion Price is initially equal to the price of the first share issued in the preferred shares class. Thereafter the Conversion Price is symmetrically adjusted for common share issuances to prevent anti-dilution. The anti-dilution clause maintains the relative rights of the common and preferred shareholders, and its effect is that those relative rights remain the same immediately before and immediately after the issuance of common shares.

On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company, each holder of outstanding preferred shares is entitled to cast the number of votes equal to the number of whole common shares into which the preferred shares are convertible as of the record date for determining shareholders entitled to vote on such matter.

The Company shall not declare, pay or set aside any dividends on shares of any other class unless the holders of the preferred shares first receive, or simultaneously receive, a dividend on each outstanding preferred share in an amount at least equal to the dividend received should the preferred shares be converted to common shares as of the record date for determination of holders entitled to receive such dividend.

In the event of liquidation, dissolution or winding up of the Company, before any payment shall be made to the holders of common shares by reason of their ownership thereof, the holders of each series of preferred shares, shall be entitled to be paid out of the funds and assets available for distribution to its shareholders, an amount per share equal to the greater of the original issue price for such series of preferred shares plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had all shares of such series of preferred shares been converted into common shares.

12.	SHARE CAPITAL (continued)

c)	Stock options

On August 30, 2017 (and amended on June 24, 2021), the Board adopted a Stock Option Plan which provides that the Board may from time to time, in its discretion, grant to directors, officers, employees, and consultants, non-transferable stock options to purchase common shares of the Company. As per the terms of the Stock Option Plan, the requisite vesting period of the employees is generally four years.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. Refer to table below for additional information regarding such assumptions.

During the year ended June 30, 2024, the Company issued nil (2023 –1,215 (pre-reverse split - 721,568)) stock options. The following assumptions were used in determining the fair value of options granted during the year ended June 30, 2023:

June 30, 2023
Annualized volatility	80%
Expected life	10 years
Dividend rate	0%
Risk-free interest rate	3.10% to 3.14%%
Forfeiture rate	0%
Share exercise price/Share price estimate on date of grant	CAD $1,591

A summary of the changes in the Company’s stock options is as follows:

	Stock options	Weighted average exercise price	Aggregate intrinsic value
	#	CAD$	$
Outstanding, July 1, 2022	19,582	379	18,696,571
Granted	1,215	1,591	-
Expired	(1,608)	290	1,485,013
Cancelled	(2,037)	979	909,649
Exercised	(76)	100	80,740
Outstanding, June 30, 2023	17,076	403	14,286,723
Expired	(199)	949	192,664
Cancelled	(618)	166	712,799
Exercised	(673)	106	1,020,473
Outstanding, June 30, 2024	15,586	421	30,563,749

	Stock options	Weighted average exercise price	Aggregate intrinsic value
	#	CAD$	$
Exercisable, June 30, 2023	14,820	314	13,448,264
Exercisable, June 30, 2024	15,172	344	30,135,740

12.	SHARE CAPITAL (continued)

c)	Stock options (continued)

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common shares for all stock options that had exercise prices lower than the fair value of the Company’s common shares. The weighted average grant date fair value per share of stock options granted during the years ended June 30, 2024, 2023 and 2022 was nil, CAD$1,312 (pre-reverse split – CAD$2.21) and CAD$1,395 (pre-reverse split - CAD$2.35), respectively.

The following table summarizes the stock options outstanding as at June 30, 2024 and 2023:

Expiry date	Exercise price	2024	2023
	CAD$	#	#
September 1, 2023	$154	-	94
November 1, 2023	$154	-	94
April 9, 2024	$154	-	94
September 1, 2024	$356	-	188
December 1, 2024	$617	178	178
January 27, 2025	$3,058	830	830
November 1, 2028	$154	94	-
February 1, 2029	$71	25	50
April 9, 2029	$154	94	-
September 1, 2029	$356	188	-
December 3, 2029	$71	4,017	4,011
April 2, 2030	$71	-	50
April 15, 2030	$71	370	370
June 4, 2030	$71	3	3
March 31, 2031	$119	7,576	7,614
April 12, 2031	$119	935	1,577
September 17, 2031	$119	120	194
November 26, 2031	$119	8	8
June 24, 2032	$1,591	537	862
September 22, 2032	$1,591	362	543
January 10, 2033	$1,591	249	316
		15,586	17,076

Weighted average remaining contractual life outstanding		6.1 years	7.0 years

During the year ended June 30, 2024, the Company expensed $123,168 (2023 – $1,472,634, 2022 – $2,323,294) related to the vesting of stock options.

Cash received by the Company upon the exercise of stock options during the years ended June 30, 2024, 2023 and 2022 amounted to $61,155, $5,751 and $40,946, respectively.

13.	RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

As at June 30, 2024, $404,426 (2023 - $852,436) was due for remuneration payable to key management and included in accrued liabilities (Note 5).

14.	RESEARCH AND DEVELOPMENT, NET

The following amounts are included in research and development expenses for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Salaries and wages	5,098,938	8,418,133	7,406,673
Lab supplies and materials	549,305	5,135,769	4,700,997
Contractors and consultants	53,673	1,129,714	3,655,903
Stock-based compensation	72,605	789,486	1,303,706
Rent and insurance	726,438	1,430,985	532,065
Travel, meals and entertainment	54,919	234,877	413,848
Subscriptions and dues	52,891	252,328	335,762
General expenses and others	44,168	163,282	444,652
Canadian Scientific Research & Development tax credits (1)	(2,102,708)	-	(570,291)
Industrial Research Assistance Program grant funding	-	(102,825)	(56,879)
	4,550,229	17,451,749	18,166,436

(1)	The Canadian Scientific Research & Development (“SR&ED”) tax credits is accounted as a reduction to the research and development costs above is made up of 2022 SR&ED tax credit refund of $1,036,952 (Note 7 – CAD$1,403,514) and 2023 SR&ED tax credit refund of $1,065,756 (CAD$1,461,087) which were received in the three months period ended December 31, 2023

15.	GENERAL AND ADMINISTRATIVE

The following amounts are included in general and administrative expenses for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Salaries and wages	1,595,844	2,188,438	1,422,378
Contractors and consultants	1,283,259	1,141,072	1,343,542
Professional fees	310,725	1,067,552	914,818
Stock-based compensation	58,765	914,408	829,288
Rent and insurance	558,204	472,601	144,239
Travel, meals and entertainment	159,760	286,444	52,270
Subscriptions and dues	339,713	441,141	31,788
General expenses and others	142,690	325,776	39,927
Rental income (1)	(152,729)	(44,436)	-
	4,296,231	6,792,996	4,778,250

(1)	Rental income for the year ended June 30, 2024 is net of bad debt of $43,091 (2023 and 2022 – nil)

16.	SALES AND MARKETING

The following amounts are included in sales and marketing expenses for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Marketing and promotion	390,305	1,273,680	2,587,198
Salaries and wages	456,216	793,209	1,270,935
Stock-based compensation	15,471	128,996	190,301
Contractors and consultants	8,500	98,889	11,861
Rent and insurance	111,739	435,517	136,977
General expenses and others	3,906	17,501	219,893
	986,137	2,747,792	4,417,165

17.	ASSET AND RIGHT-OF-USE ASSET IMPAIRMENT

The following amounts are included in asset and right-of-use asset impairment for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Impairment arising from sublease of 708 Powell:
- Right-of-use asset (Note 4)	-	175,397	-
- Leasehold improvements (Note 4)	-	48,050	-
	-	223,447	-
Impairment arising from conditional surrender of leased Surrey manufacturing facility:
- Right-of-use asset (Note 4)	-	8,997,858	-
- Construction in progress (Note 4)	-	249,971	-
	-	9,247,829	-
	-	9,471,276	-

On December 14, 2022, the Company entered into conditional surrender agreement to surrender the leased manufacturing plant in Surrey due to change in corporate direction. In the agreement, the Company surrenders the leased property to the Lessor, covenants the Lessor to use commercially reasonable efforts to find a replacement tenant for the lease property and agreed that the Lessor can draw on the standby letter of credit but did not release the Company of its lease obligation. As a result, the Company impaired the assets to its recoverable amount, $nil and recorded an asset impairment of $9,247,829. Subsequent to the impairment, the Company continued to negotiate for surrender of the leased property, to secure full release from all the obligation related to the leased and settlement of all amounts owing which resulted in net loss on termination of lease of $3,080,828 for the year ended June 30, 2023.

18.	GAIN FROM RELEASE OF LEASE OBLIGATION

On April 26, 2024, the Company entered into an agreement with landlord of 708 Powell Street to terminate the lease, settle the amount owing and release Damon of all further obligation and right to the leased property. As a result, the Company recorded a net gain on release of lease obligation of $42,297 in the statements of operations for the year ended June 30, 2024.

Year ended June 30, 2024
$
Cash paid	36,582
Deposit forfeited	47,556
84,138
Amount owing forfeited (Note 5)	(76,854)
Lease obligation released (Note 6)	(69,307)
Net book value of right-of-use asset written-off (Note 4)	19,726
Net gain on termination of lease	(42,297)

18.	GAIN FROM RELEASE OF LEASE OBLIGATION (continued)

In 2023, the Company signed a full surrender agreement with the Lessor to surrender the Surrey manufacturing facility and the surrender agreement was effective as at June 30, 2023. Under this agreement, the Company reached a final and full settlement with the Lessor to fully surrender the lease property, settling all outstanding amounts owing under the lease of Surrey manufacturing plant for a consideration made up of the following:

●	restricted cash deposit surrendered $1,100,248 (CAD$1,469,710), fully drawn as of June 30, 2023;

●	cash consideration of $566,465 (CAD$749,998) payable in 7 instalments over 1 year per table below;

●	issuance of $375,000 Tranche 5 convertible promissory notes (Note 8); and

●	GST owing for tenant improvements.

The Company has made all payments in Canadian dollars as per the payment schedule below:

	Consideration amount		Payment date
	US$	CAD$
1st payment	75,527	100,000	On or before September 19, 2023
2nd payment	81,823	108,333	On or before September 19, 2023
3rd payment	81,823	108,333	On or before November 1, 2023
4th payment	81,823	108,333	On or before January 1, 2024
5th payment	81,823	108,333	On or before March 1, 2024
6th payment	81,823	108,333	On or before May 1, 2024
7th payment	81,823	108,333	On or before July 1, 2024
Total cash consideration	566,465	749,998

As a result, for the year ended June 30, 2023, the Company recorded a gain of $6,167,001 from the final settlement and abandonment of the lease as follows:

Year ended June 30, 2023
$
Settlement:
- Restricted cash paid	1,100,248
- Cash payable over 1 year	566,465
- Convertible promissory note issued, at fair value (Note 8)	375,000
- GST on tenant improvements	185,529
2,227,242
Lease obligation released	(8,208,714)
Amount owing on GST for tenant improvements	(185,529)
Gain from release of lease obligation	(6,167,001)
Asset and right-of-use asset impairment for Surrey manufacturing facility (Note 17)	9,247,829
Net loss on termination of lease	3,080,828

Refer to Note 11 for further information with respect to contingency in the event cash consideration is not paid on or before the dates set forth in the agreement.

19.	FINANCE EXPENSE

Finance expense includes the following amounts for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Financing fees (Note 8) and other	833,904	432,312	44,817
Interest on debt	162,758	173,632	13,794
Interest on convertible notes	2,320,751	512,183	-
Interest on finance lease (Note 6)	9,499	10,606	12,435
Accretion (Note 7)	-	11,058	6,296
Interest Income	(53,405)	(48,094)	-
	3,273,507	1,091,697	77,342

20.	INCOME TAXES

The disaggregation of the Company’s Canadian and foreign pre-tax loss for the years ended June 30, 2024, 2023, and 2022 is as follows:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Canada	(30,831,794)	(30,976,384)	(34,150,575)
Foreign	(3,136,454)	(6,036,225)	(2,585,535)
	(33,968,248)	(37,012,609)	(36,736,110)

The following is a reconciliation between statutory income taxes and the income tax expense for year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Loss for the period (100% in Canadian tax jurisdiction)	33,968,248	37,012,609	36,736,110
Tax recovery at statutory rate	(9,172,000)	(9,994,000)	(9,919,000)
Impact of permanent differences	5,622,000	1,608,000	3,249,000
SR&ED and IRAP government assistance	(327,000)	(209,000)	(158,000)
Foreign exchange and other	452,000	506,000	109,000
Change in valuation allowance	3,425,000	8,089,000	6,719,000
Income tax expense	-	-	-
Combined federal and provincial rate	27%	27%	27%

20.	INCOME TAXES (continued)

The Company’s deferred tax assets are as follows for the year end June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Deferred Tax Asset :
Financing Cost	562,282	160,869	121,085
Non-Capital loss carry forward	17,158,967	14,959,416	8,054,109
Property and equipment	368,513	426,185	556,241
ROU Liability	244,036	388,639	390,643
Capitalized R&D	1,120,043	-	-
Deductible SR&ED Pool	1,647,638	1,737,732	1,114,053
Non-refundable BC ITCs	405,957	509,027	221,052
Non-refundable Federal ITCs	285,557	382,403	158,099
Total deferred tax assets	21,792,994	18,564,272	10,615,281

Deferred Tax Liabilities :
ROU asset	(179,572)	(346,846)	(390,973)
BC Proxy SR&ED	(20,194)	(16,461)	(24,518)
Federal ITC claimed during the year	(208,182)	(240,885)	(248,464)
Total deferred tax liabilities	(407,948)	(604,191)	(663,955)
Total deferred tax assets/liabilities	21,385,046	17,960,080	9,951,326
Less: valuation allowance	(21,385,046)	(17,960,080)	(9,951,326)
Net Deferred Tax Assets (Liability)	-	-	-

ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended June 30, 2024 and 2023, the change in the valuation allowance was $3,425,000 and $8,089,000, respectively.

The Company has unclaimed Canadian SR&ED expenditures of approximately $6,102,364 as at June 30, 2024 (2023 – $6,902,000, 2022 – $4,127,000), which can be carried forward indefinitely to reduce future years’ taxable income. The balance is included as a reduction to research and development expense.

The Company has also received approximately $277,000 (over 2019, 2020, 2021, 2022 and 2023) in assistance from the Government of Canada through the Industrial Research Assistance Program (“IRAP”) administered by the National Research Council of Canada.

At June 30, 2024, the Company had Canadian non-capital losses carry-forward of $58,606,697 (2023 – 48,138,000, 2022 – $27,831,000) which expires over 2037 through 2043, and a US net operating loss carry-forward of $6,357,899 (2023 – $9,020,000, 2022 – $2,571,000) which can be carried forward subject to 80% of US federal tax income.

20.	INCOME TAXES (continued)

The amount and expiry date of deductible temporary differences, unused tax losses and unused tax credits for which no deferred tax asset is recognized in the statement of financial position are as follows:

Jurisdiction	Expiry	Operating Losses	SR&ED Expenditure Pool	Investment tax credit
		$	$	$
Canada	Indefinite	-	6,102,364	-
Canada	2038 – 2043	58,606,697	-	-
US	Indefinite	6,357,899	-	-
		64,964,596	6,102,364	-

21.	SEGMENT REPORTING

ASC 280 - Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with internal organization reporting used by the Company’s chief operating decision maker, our CEO, for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company is pre-revenue and pre-production and operates as a single reportable operating segment.

The following table is our long-lived assets information by geography as of June 30, 2024 and June 30, 2023:

	June 30, 2024	June 30, 2023
	$	$
Canada	676,886	1,140,519
United States	461,534	863,547
	1,138,420	2,004,066

22.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

a)	Fair value of financial assets and liabilities

The Company reports all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2: Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3: Inputs are unobservable inputs for the asset or liability. These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

All financial instruments are initially measured and recognized at fair value, and thereafter recognized at cost, or amortized cost; except for convertible notes, warrants and SAFEs which are subsequently measured at fair value through the statements of operations. As at June 30, 2024 and June 30, 2023, the carrying values of cash, prepaids, deposits and other receivables, long-term deposits, accounts payable and accrued liabilities, and customer deposits approximate their respective fair values due to the short-term nature of these instruments.

At June 30, 2024 and June 30, 2023, the Convertible Notes and SAFEs that are measured at fair value on a recurring basis are categorized as Level 3. For assets and liabilities recognized at fair value on a recurring basis, the Company reassesses categorization to determine whether changes have occurred between the hierarchy levels at the end of each reporting period.

The fair value of these Level 3 financial liabilities is determined using pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value requires significant management judgment or estimation (see Note 10).

Areas of significant judgement are the risk-free rate, volatility rate, dividend yield, term to liquidation, discount for lack of marketability, most recent financing rounds and implied equity value per letter of intent.

These valuations use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company reassesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained.

22.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

A significant increase/decrease in some of those unobservable inputs would result in a significantly higher/lower fair value measurement.

During the year ended June 30, 2024, the Company recognized fair value adjustments with respect to financial instruments categorized as Level 3 of $18,424,992 (2023 - $3,881,980, 2022 - $8,935,049) in the statements of operations as changes in fair value of financial liabilities. No amounts were recognized in other comprehensive income as the changes in fair value due to credit risk were nominal.

	Year ended June 30,
	2024	2023	2022
	$	$	$
Changes in fair value of:
SAFEs	592,543	740,030	8,935,049
Convertible notes	13,011,887	2,874,000	-
Warrants	4,820,562	267,950	-
	18,424,992	3,881,980	8,935,049

There were no transfers into or out of the Level 3 hierarchy during the period ended. The table below presents the changes in Level 3 liabilities measured at fair value on a recurring basis during the years ended June 30, 2024 and 2023.

	SAFEs	Convertible notes	Warrants
	$	$	$
Balance, July 1, 2022	-	-	-
Inception date	2,005,213	11,853,183	254,000
Foreign exchange	(45,243)	-	-
Changes in fair value	740,030	2,874,000	267,950
Balance, June 30, 2023	2,700,000	14,727,183	521,950
Inception date	-	12,891,686	1,086,240
Foreign exchange a	(92,543)	-	-
Changes in fair value	592,543	13,011,887	4,820,562
Liability-classified warrant reclassified to equity-classified warrant	-	-	(6,428,752)
Balance, June 30, 2024	3,200,000	40,630,756	-

22.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

b)	Risk management

The Company’s financial instruments are exposed to certain financial risks, including credit risk, liquidity risk and market risk.

Liquidity risk

The Company monitors its cash balances and cash invested to ensure there is sufficient liquidity to meet its financial obligations as they come due. Liquidity management is comprised of regular analysis, monitoring, and review of forecasted and actual cash flows and managing operation and capital finding requirements on a planning and projected basis. The Company’s accumulated deficit and expected future losses cast substantial doubt upon the Company’s ability to continue as a going concern (Note 1).

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as foreign exchange rates.

Foreign currency risk

The Company’s lease liabilities and various operating expenses on the financial statements are denominated in Canadian dollars, and therefore are exposed to fluctuations in foreign currency exchange rates. The Company evaluated the exposure to foreign currency risk and concluded that it is not material.

23.	SUPPLEMENTAL CASH FLOW INFORMATION

Cash and restricted cash comprise of the followings:

	Year ended June 30,
	2024	2023	2022
	$	$	$
Cash	395,580	2,069,056	8,958,448
Restricted cash	-	-	1,140,283
	395,580	2,069,056	10,098,731

	Year ended June 30,
	2024	2023	2022
	$	$	$
Interest on finance leases paid	9,499	10,606	12,435
Interest paid on debt and convertible notes	782,623	33,993	-

23.	SUPPLEMENTAL CASH FLOW INFORMATION (continued)

Summary of non-cash investing and financing transactions for the year ended June 30, 2024, 2023 and 2022:

	Year ended June 30,
	2024	2023	2022
	$	$	$
SAFEs converted to preferred shares (Note 10)	-	-	43,389,091
Common shares issued for services (Note 12(b))	-	368,878	75,566
Operating lease capitalized	-	9,865,904	1,123,630
Convertible promissory notes issued for settlement of lease (Note 8 and Note 18)	-	375,000	-
Common shares issued for settlement of amount owing for severance payment (Note 12(b))	260,999	-	-
Convertible promissory notes issued for settlement of Promissory notes (Note 7 and Note 8)	775,208	-	-
Convertible promissory notes issued for settlement of director fees owing (Note 5 and Note 8)	164,619	-	-
Promissory notes issued in settlement of amount owing (Note 7)	542,753	-	-
Reclassification of liability-classified warrants to equity (Note 9)	6,428,752	-	-

24.	SUBSEQUENT EVENTS

In addition to subsequent events disclosed elsewhere, the following events occurred after June 30, 2024, up to the date these financial statements were issued :

i.	On July 3, 2024, the Company issued additional senior secured promissory note in the aggregate amount of $396,000 (up to an aggregate principal amount of $1,000,000) with interest rate at 10.0% per annum in favour of Grafiti Holding Inc (Note 7).

ii.	On July 20, 2024, the Company secured $250,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, July 19, 2025. These convertible promissory notes holders were also issued 153 (pre-reverse split - 91,361) common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

iii.	On July 22, 2024, the Company secured $100,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, July 21, 2025. These convertible promissory notes holders were also issued 61 (pre-reverse split - 36,544) common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

iv.	On July 30, 2024, the Company secured $20,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, July 29, 2025. These convertible promissory notes holders were also issued 12 (pre-reverse split - 7,309) common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

24.	SUBSEQUENT EVENTS (continued)

v.	On August 5 2024, the Company issued promissory note to arms-length parties with principal amount of $362,476 (CAD$500,000) secured against future SR&ED tax credit refund expected to be received from year-end tax returns for 2024 submitted to CRA. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

vi.	On August 11, 2024, the Company issued another promissory note to arms-length parties with principal amount of $362,476 (CAD$500,000) secured against substantially all of the assets of the Company and rank pari passu with the promissory note issued on August 6, 2024. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

vii.	On August 30, 2024 the Company secured 6 convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, August 29, 2025. $185,000 has been received from 5 of the investors by August 30, 2024. The 5 convertible promissory note holders were issued 113 (pre-reverse split - 67,606) common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation capitalization of $125,000,000 and diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from the issuance until its expiry, 5 years from issuance date. To date the sixth investor has yet to fund the convertible promissory note of $500,000. This investor will be able to receive 307 (pre-reverse split - 182,721) common share purchase warrants at the time the note is funded.

viii.	On August 28, 2024 the Company entered into an amendment to the letter of agreement amending certain terms in the original engagement agreement (“Agreement”) dated September 25, 2023. In the amended agreement, in lieu of the compensation described in Section 3 of the Agreement, Peikin, as assignee of Joseph Gunnar, shall receive from the Company a one-time fee of $1,000,000 in cash due and payable on the thirteen (13) month anniversary of the closing (the “Closing”) of the reverse merger; and the Company shall also issue to Peikin, as assignee of Joseph Gunnar, the following amounts, any of which may be paid in securities (i.e., common stock of the post-merger Damon public company), with each issuance further made pursuant to a resale registration statement to be filed within (10) days of each payment date based on the payment schedule below:

(a)	$600,000 on the 90-day anniversary of the Closing;

(b)	$400,000 on the 180-day anniversary of the Closing; and

(c)	$300,000 on the 270-day anniversary of the Closing.

The total of $2,300,000, of which up to $1,300,000 may potentially be paid in securities as set forth above to Peikin shall fully satisfy all obligations of the Company to Joseph Gunnar, which obligations Joseph Gunnar has assigned to Peikin. The number of shares to calculate the USD value on each of the three (3) issuances shall be calculated based on the Nasdaq Market Price, which is the lower of the consolidated closing bid price for the Business Day immediately preceding each date that any one (1) of the three (3) issuances are due and payable OR the average of the consolidated closing bid price of the post-merger Damon public company’s common stock for the five (5) trading days immediately preceding each date that any one (1) of the three (3) issuances are due and payable. Joseph Gunnar and Peikin, each respectively, and collectively, reserve all rights with respect to compensation described in Section 3 of the Agreement if any one or more of such issuances/remittances are not timely made.

ix.	Subsequent to the year end, the SAFEs issued and outstanding (Note 10) matured and were converted to 2,420 (pre-reverse split - 1,437,002) Damon common shares the per the terms of the agreement.

x.	On September 25, 2024, the Company amended the senior secured promissory note dated June 26, 2024 (Note 7) increasing the maximum aggregate principal amount of the note from $1,000,000 to $1,150,000. On the same date, the Company drew down an additional $200,000 on the note.

Note 25 RECAPITALIZATION AND REVERSE STOCK SPLIT

Except as otherwise noted, the number of shares of preferred shares and common shares issued prior to the Business Combination have been retroactively adjusted by the Exchange Ratio to give effect to the Business Combination transaction on November 13, 2024.

Except as otherwise noted, the information above reflects and assumes a 1:125 reverse stock split of our issued and outstanding shares of common stock effected on July 3, 2025 and the corresponding adjustment of all common stock price per-share data and stock option and warrant exercise price per share data.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2024	As of June 30, 2024
	(Unaudited)	(Audited)
Assets

Current Assets
Cash	$175,292	$1,148,904
Accounts receivable	55,865	30,572
Note receivable, net of $238,103 and $108,568 allowance for credit losses	907,897	441,432
Prepaid expenses	76,721	70,487
Other current assets	24,614	548

Total Current Assets	1,240,389	1,691,943

Property and equipment, net	2,276	2,392
Other assets	265	251

Total Assets	$1,242,930	$1,694,586

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$972,125	$440,688
Accrued liabilities	104,513	59,921
Deferred revenue	151,377	144,390
Total Current Liabilities	1,228,015	644,999

Long Term Liabilities
Long term debt, net	1,974,316	1,506,561
Total Liabilities	3,202,331	2,151,560

Commitments and Contingencies

Stockholders’ Deficit
Common Stock - $0 par value, unlimited shares authorized and 4,615,384 and 3,600,001 shares issued and outstanding as of September 30, 2024 and June 30, 2024, respectively	743,637	679,302
Additional paid-in capital	627,478	627,478
Accumulated other comprehensive loss	(11,050)	(8,828)
Accumulated deficit	(3,319,466)	(1,754,926)

Total Stockholders’ Deficit	(1,959,401)	(456,974)

Total Liabilities and Stockholders’ Deficit	$1,242,930	$1,694,586

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2024	2023
	(Unaudited)
Revenues	$101,969	$97,908

Cost of Revenues	39,647	23,805

Gross Profit	62,322	74,103

Operating Expenses
Sales and marketing	43,322	44,587
General and administrative	224,614	33,208
Acquisition-related costs	1,085,297	—
Provision for credit losses	129,535	—

Total Operating Expenses	1,482,768	77,795

Loss from Operations	(1,420,446)	(3,692)

Other Income/(Expense)
Interest expense	(168,160)	—
Interest income	24,066	—
Total Other Income/(Expense)	(144,094)	—

Net Loss, before provision for income taxes	(1,564,540)	(3,692)
Income tax benefit (provision)	—	—
Net Loss	$(1,564,540)	$(3,692)

Net Loss Per Share - Basic and Diluted	$(0.39)	$(0.001)

Weighted Average Shares Outstanding
Basic and Diluted	4,006,706	3,600,001

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended September 30,
	2024	2023
	(Unaudited)
Net Loss	$(1,564,540)	$(3,692)
Unrealized foreign exchange loss from cumulative translation adjustments	(2,222)	(1,082)

Comprehensive Loss	$(1,566,762)	$(4,774)

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Loss	Deficit	Equity
Balance - July 1, 2023 (retroactively adjusted)	3,600,001	$611,972	$—	$(3,015)	$(406,569)	$202,388
Net investments from Inpixon	—	32,193	—	—	—	32,193
Cumulative translation adjustment	—	—	—	(1,082)	—	(1,082)
Net loss	—	—	—	—	(3,692)	(3,692)
Balance - September 30, 2023 (retroactively adjusted)	3,600,001	$644,165	$—	$(4,097)	$(410,261)	$229,807

Balance - July 1, 2024	3,600,001	$679,302	$627,478	$(8,828)	$(1,754,926)	$(456,974)
Stock options exercised	1,015,383	64,335	—	—	—	64,335
Cumulative translation adjustment	—	—	—	(2,222)	—	(2,222)
Net loss	—	—	—	—	(1,564,540)	(1,564,540)
Balance - September 30, 2024	4,615,384	743,637	$627,478	$(11,050)	$(3,319,466)	$(1,959,401)

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2024	2023
	(Unaudited)
Cash Flows (Used In) Provided by Operating Activities
Net loss	$(1,564,540)	$(3,692)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	253	216
Amortization of original issue discount	82,178	—
Provision for credit losses	129,535	—
Accrued interest income	(24,066)	—
Accrued interest expense	50,405	—
Accrued monitoring fee expense	35,577	—

Changes in operating assets and liabilities:
Accounts receivable	(23,541)	47,626
Prepaid expenses and other assets	(3,068)	(149)
Accounts payable	528,078	958
Accrued liabilities	(9,058)	(4,830)
Deferred revenue	(1,288)	17,156

Net Cash (Used In) Provided by Operating Activities	(799,535)	57,285

Cash Flows Used in Investing Activities
Loan to Damon Motors	(596,000)	—

Net Cash Used in Investing Activities	(596,000)	—

Cash From Financing Activities
Proceeds from long term debt	350,000	—
Cash received from exercise of stock options	64,335	—
Net investments from Inpixon	—	32,193

Net Cash Provided By Financing Activities	414,335	32,193

Effect of Foreign Exchange Rate on Changes on Cash	7,588	(5,308)

Net (Decrease) Increase in Cash	(973,612)	84,170

Cash - Beginning of period	1,148,904	264,244

Cash - End of period	$175,292	$348,414

Supplemental Disclosure of cash flow information:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 1 - Organization and Nature of Business

Damon Inc. (formerly known as Grafiti Holding Inc. (“Grafiti Holding”)) (collectively with its subsidiaries, as appropriate, “Damon”, the “Company,” “we,” “us” or “our”) was incorporated in British Columbia, Canada on October 17, 2023.

Grafiti Limited (formerly known as “Inpixon Limited”) was incorporated in England and Wales on May 13, 2020. Grafiti Limited provides specialized scientific software products and services for the environmental sciences, life sciences, behavioral sciences, medical research and engineering domains. Grafiti Limited provides effective solutions to the scientific and engineering community to compress the time intensive process of data analysis and presentation, thus enhancing productivity. Users of Grafiti Limited’s products include government organizations, academic institutions and leading corporations. Grafiti Limited’s headquarters are located in Slough, United Kingdom, and operations for Grafiti Limited are primarily performed in the United Kingdom.

On October 23, 2023, a Business Combination Agreement (as amended by the First Amendment to the Business Combination Agreement dated June 18, 2024 and the Second Amendment to the Business Combination Agreement dated September 26, 2024, the “Damon Business Combination Agreement”) was entered into by and among XTI Aerospace Inc., formerly known as “Inpixon” (“Inpixon,” or “Parent”), the Company, 1444842 B.C. LTD (“Amalco Sub”), and Damon Motors, Inc. (“Damon Motors”), pursuant to which Damon Motors will amalgamate with Amalco Sub, a British Columbia corporation and a wholly-owned subsidiary of the Company, with Damon Motors continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Business Combination”).

Additionally, pursuant to a Separation and Distribution Agreement, dated October 23, 2023, between Inpixon and the Company, Inpixon contributed the assets and liabilities of Grafiti Limited, a wholly owned subsidiary of Inpixon, to the Company, the then Inpixon wholly owned subsidiary. As a result, the Company became the parent non-operating holding company of Grafiti Limited. In connection with the spin-off of the Company from Inpixon as contemplated by the Business Combination Agreement (“Grafiti Holding Spin-off”), on December 27, 2023 (the “record date”), Inpixon transferred the Company’s common shares to a newly-created liquidating trust, titled the Grafiti Holding Inc. Liquidating Trust (the “Trust”), which holds the Company’s common shares for the benefit of the holders of Inpixon common stock, preferred stock and those outstanding warrants that are contractually entitled to participate in the distribution of the Company’s common shares, on a pro rata basis as of the record date (the “participating Inpixon securityholders”).

As of December 26, 2023, pursuant to the Separation and Distribution Agreement, Grafiti Limited was assigned by Inpixon to the Company. The Company consolidates Grafiti Limited via the voting interest model, as Grafiti Limited is wholly owned by the Company. This transaction between entities under common control resulted in a change in reporting entity and required retrospective combination of the entities for all periods presented, as if the combination had been in effect since the inception of common control. Accordingly, the financial statements of the Company reflect the accounting of the combined acquired subsidiary at historical carrying values except that equity reflects the equity of the Company. This change in reporting entity did not impact net income for the periods presented. Pursuant to a Liquidating Trust Agreement, dated December 27, 2023, among Inpixon, the Company and the initial trustee of the Trust, the Company common shares were to be held by the Trust until the registration statement on Form 10-12B filed for the spin-off (the “Registration Statement”) had been declared effective by the Securities and Exchange Commission (the “SEC”). Promptly following the effective time of the Registration Statement, the Trust will deliver the Company’s common shares to the participating Inpixon security holders, as beneficiaries of the Trust, pro rata in accordance with their ownership of shares or underlying shares of Inpixon common stock as of the record date.

On November 12, 2024, the Trust shares were delivered to participating Parent securityholders, and on November 13, 2024, Damon Motors and Amalco Sub amalgamated, with Damon Motors continuing as a wholly owned subsidiary of the Company (the “Amalgamation”). Following the Amalgamation, the Company was renamed “Damon Inc.” (also referred to herein as the “combined company”). The common shares of the combined company are listed on the Nasdaq Global Market under the ticker symbol “DMN”. The Company incurred $1,085,297 of acquisition related costs related to the Damon Business Combination Agreement during the three months ended September 30, 2024. These costs are included in the acquisition-related costs line in the condensed consolidated statements of operations. See Note 14.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

The accompanying condensed consolidated financial statements of the Company, show the historical financial position, results of operations, changes in stockholders’ deficit and cash flows of the Company. Prior to December 27, 2023, the Company operated as a segment of Inpixon and not as a separate entity. The operating results of the Company prior to December 27, 2023 have been specifically identified by Inpixon’s management based on the Company’s existing divisional organization and are presented on a carve-out basis. The historical costs and expenses reflected in our condensed consolidated financial statements prior to December 27, 2023 include an allocation by time spent for certain corporate and shared service functions. See Note 11 for further additional information regarding the Investments by Inpixon prior to December 27, 2023.

Management believes the assumptions underlying our condensed consolidated financial statements are reasonable but may not necessarily be indicative of the costs that would have incurred if the Company had been operated on a standalone basis for the entire periods presented. Actual costs that would have been incurred if we had operated as a standalone company for the entirety of the periods presented would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations, prior to December 27, 2023, and therefore, would result in additional costs that are not reflected in our historical results of operations, financial position and cash flows.

Note 2 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), for interim financial information and the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results for the three months ended September 30, 2024 are not necessarily indicative of the results for the full year ending June 30, 2025. These interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes for the years ended June 30, 2024, 2023 and 2022 included in our filings with the SEC.

Note 3 - Summary of Significant Accounting Policies

Liquidity and Going Concern

The accompanying condensed consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern in accordance with U.S. GAAP. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

As of September 30, 2024, the Company has working capital of $12,374, inclusive of cash of $175,292. For the three months ended September 30, 2024, the Company incurred a net loss of $1,564,540 and net cash used in operating activities during the three months ended September 30, 2024 was $799,535. As the Company was part of Inpixon group of companies prior to December 27, 2023, the Company was dependent upon Inpixon for all of its working capital and financing requirements as Inpixon uses a centralized approach to cash management and financing of its operations. This arrangement is not reflective of the way the Company would have financed its operations had the Company been a standalone public company during the periods presented. Prior to December 27, 2023, financial transactions relating to the Company are accounted for through Stockholders’ Equity (Deficit). Accordingly, none of Inpixon’s cash, cash equivalents, or debt at the corporate level have been assigned to the Company in the condensed consolidated financial statements. As a result of the Grafiti Holding Spin-off, the Company will no longer participate in Inpixon’s corporate-wide cash management and financing approach, and therefore the Company’s ability to fund operating needs will depend on the Company’s ability to generate positive cash flows from operations, and on the Company’s ability to obtain debt financing on acceptable terms or to issue additional equity or equity-linked securities as needed.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

The Company cannot assure you that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. In order to continue our operations, the Company supplemented the revenues earned with funding from Inpixon and other third parties. The adverse conditions detailed above indicate material uncertainties that cast substantial doubt upon the Company’s ability to continue as a going concern within one year after the financial statement issuance date.

When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Management’s plans to address the uncertainty that the Company will continue as a going concern include the business combination that occurred on November 13, 2024 as described in Note 1 above as well as obtaining associated debt and equity financing. On November 13, 2024, the Company secured a commitment for additional financing in the aggregate amount of $13,000,000 under the November 2024 Debt Financing, and on November 20, 2024 the remaining $3,150,000 of the funds placed in escrow under the Streeterville Note (as defined below) were released to the Company which has increased the Company’s available source of funding and, accordingly, it is expected that the Company will have sufficient working capital and available funds to continue operations for at least twelve (12) months following the date these financial statements are issued.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company’s significant estimates consist of:

●	the allowance for credit losses;

●	the valuation allowance for deferred tax assets.

Consolidations

The condensed consolidated financial statements have been prepared using the accounting records of the Company and Grafiti Limited. All material inter-company balances and transactions have been eliminated.

Accounts Receivable, net and Allowance for Credit Losses

Accounts receivable are stated at the amount the Company expects to collect. The Company recognizes an allowance for credit losses to ensure accounts receivables are not overstated due to un-collectability. Allowance for credit losses are determined based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional allowance for credit loss for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in such customer’s operating results or financial position. If circumstances related to a customer change, estimates of the recoverability of receivables would be further adjusted. After reviewing the collectability of the receivables the Company’s allowance for credit losses was not material as of September 30, 2024 or June 30, 2024.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Financial Instruments — Credit Losses (“CECL”)

The CECL impairment model is applicable to financial assets measured at amortized cost, including loans, held-to-maturity debt securities and off-balance sheet credit exposures. The CECL impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, that considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, we analyze the following criteria, as applicable in developing allowances for credit losses: historical loss information, the borrower’s ability to make scheduled payments, the remaining time to maturity, the value of underlying collateral, projected future performance of the borrower and macroeconomic trends.

The Company carries its note receivable from Damon Motors (the “Grafiti Holding Note”) at its amortized cost basis in the condensed consolidated balance sheets since management has the intent and ability to hold the Grafiti Holding Note for the foreseeable future or until maturity or payoff. The Company reviews its loans carried at amortized cost for expected credit losses under ASC 326, Financial Instruments - Credit Losses, on an ongoing basis. The Company utilized probability-of-default (“PD”) and loss-given-default (“LGD”) methodologies to calculate the allowance for expected credit losses.

Under the PD×LGD method, the loss rate is a function of two components: (1) the lifetime default rate (“PD”); and (2) the loss given default (“LGD”). Due to the Company’s limited operating history and lack of loss history, the Company derived its PD and LGD rates by considering average historical default and recovery rates for corporate debt instruments, the borrower’s current financial position, and unsupportable forecasts utilizing default studies and hybrid quantitative regression models provided by multiple industry leading sources. The Company uses PD and LGD rates that correspond to the customer’s assumed credit rating and the contractual term of the note.

The amortized cost of the Company’s Grafiti Holding Note was $907,897, net of the allowance for expected credit losses of $238,103 as of September 30, 2024 and $441,432, net of the allowance for expected credit losses of $108,568, as of June 30, 2024.

Revenue Recognition

The Company recognizes revenue when control is transferred of the promised products or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from the sale of software and software as a service.

License Revenue Recognition

The Company enters into contracts with its customers whereby it grants a non-exclusive license for the use of its proprietary software. The contracts provide for either (i) a one year stated term with a one year renewal option, (ii) a perpetual term or (iii) a two year term with the option to upgrade to a perpetual license at the end of the term. The contracts may also provide for yearly on-going maintenance services for a specified price, which includes maintenance services, designated support, and enhancements, upgrades and improvements to the software (the “Maintenance Services”), depending on the contract. Licenses for on-premises software provide the customer with a right to use the software as it exists when made available to the customer. All software provides customers with the same functionality and differ mainly in the duration over which the customer benefits from the software.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

The timing of the Company’s revenue recognition related to the licensing revenue stream is dependent on whether the software licensing agreement entered into represents a good or service. Software that relies on an entity’s IP and is delivered only through a hosting arrangement, where the customer cannot take possession of the software, is a service. A software arrangement that is provided through an access code or key represents the transfer of a good. Licenses for on-premises software represents a good and provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual licenses or subscribe to licenses, which provide customers with the same functionality and differ mainly in the duration over which the customer benefits from the software. Revenue from distinct on-premises licenses is recognized at a point in time when the software is made available to the customer.

Renewals or extensions of licenses are evaluated as distinct licenses (i.e., a distinct good or service), and revenue attributed to the distinct good or service cannot be recognized until (1) the entity provides the distinct license (or makes the license available) to the customer and (2) the customer is able to use and benefit from the distinct license. Renewal contracts are not combined with original contracts, and, as a result, the renewal right is evaluated in the same manner as all other additional rights granted after the initial contract. The revenue is not recognized until the customer can begin to use and benefit from the license, which is typically at the beginning of the license renewal period. Therefore, the Company recognizes revenue resulting from renewal of licensed software starting at the beginning of the license renewal period.

The Company recognizes revenue related to software as a service evenly over the service period using a time-based measure because the Company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the services are performed.

Contract Balances

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. The Company records a receivable when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. The Company had deferred revenue of $151,377 and $144,390 as of September 30, 2024 and June 30, 2024, respectively, related to cash received in advance for product license and maintenance services to be performed in future periods. The Company expects to satisfy its remaining performance obligations for these license and maintenance services, and recognize the deferred revenue and related contract costs over the next twelve months. The Company recognized revenue of $57,618 during the three months ended September 30, 2024 that was included in the contract liability balance at the beginning of the period.

Costs to Obtain a Contract

The Company does not have a history of incurring incremental costs to obtain a contract with a customer, but if the Company incurs these costs in the future, the Company will recognize these costs as an asset that will be amortized over the expected contract term.

Cost to Fulfill a Contract

The Company incurs costs to fulfill their obligations under a contract once it has obtained, but before transferring goods or services to the customer. The Company has determined that these costs are immaterial. Therefore, the Company expenses the costs as they are incurred.

Multiple Performance Obligations

The Company enters into contracts with customers for its technology licenses that may include multiple performance obligations. Each distinct performance obligation was determined by whether the customer could benefit from the good or service on its own or together with readily available resources. The Company allocates revenue to each performance obligation based on its standalone selling price. The Company’s contracts with its customers outline the terms of the number of software licenses to be issued and any Maintenance Services, along with the agreed-upon prices. The price for both the licenses and any related Maintenance Fees are fixed and stated in the contract.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Sales and Use Taxes

The Company presents transactional taxes such as sales and use tax collected from customers and remitted to government authorities on a net basis.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Income tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain. The Company recorded no income tax provision or benefit for the three months ended September 30, 2024 or 2023.

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same.

Fair Value of Financial Instruments

Financial instruments consist of cash, accounts receivable, and accounts payable. The Company determines the estimated fair value of such financial instruments presented in these financial statements using available market information and appropriate methodologies. These financial instruments are stated at their respective historical carrying amounts, which approximate fair value due to their short-term nature.

Reclassifications

Certain prior year amounts have been reclassified to conform to September 30, 2024 presentation. The Company notes that these reclassifications only impacted the balance sheet and did not impact cash flows or net loss.

Recently Issued Accounting Standards Not Yet Adopted

The Company reviewed recently issued accounting pronouncements and concluded that they were not applicable to the condensed consolidated financial statements, except for the following:

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends the disclosure to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an annual and interim basis for to enable investors to develop more decision-useful financial analyses. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company is currently assessing potential impacts of ASU 2023-07 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures as the Company currently only has one reportable segment and the ASU pertains to enhanced segment reporting disclosures.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. For entities other than public business entities, the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. For public business entities, it is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently evaluating the impact that the updated standard will have on the Company’s disclosures within the condensed consolidated financial statements.

Note 4 - Disaggregation of Revenue

Disaggregation of Revenue

The Company recognizes revenue when control of the promised products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from software sales. The Company’s revenue from contracts with customers are mainly sourced from the United Kingdom, Switzerland, France, and Italy.

Revenues consisted of the following:

	For the Three Months Ended September 30,
	2024 (Unaudited)	2023 (Unaudited)

Recurring revenue	$61,202	$49,826
Non-recurring revenue	40,767	48,082
	$101,969	$97,908

	For the Three Months Ended September 30,
	2024 (Unaudited)	2023 (Unaudited)

Revenue recognized at a point in time (1)	$40,767	$48,082
Revenue recognized over time (2)	61,202	49,826
Total	$101,969	$97,908

(1)	Software’s performance obligation is satisfied at a point in time when access to the software is provided to the customer.

(2)	Performance obligation from right to access software sales is satisfied evenly over the service period using a time-based measure because the Company is providing continuous access to its service and service is recognized over time.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 5 - The Grafiti Holding Note

On June 26, 2024, the Company purchased from Damon Motors the Grafiti Holding Note with an original principal amount of $350,000 (the “Grafiti Holding Note”). In accordance with the terms of the Grafiti Holding Note, the Company must loan to Damon Motors, at Damon Motors’s request, additional funds up to an aggregate principal amount, including the original principal amount, of $1,000,000. On September 25, 2024, the Grafiti Holding Note was amended to increase the maximum principal amount available for borrowing to $1,150,000. The Grafiti Holding Note accrues interest at a rate of 10% per year. The debt and accrued and unpaid interest is due and payable the earlier of (a) December 31, 2024, (b) when declared due and payable by the Company upon the occurrence of an event of default, or (c) within three business days following termination of the Damon Business Combination Agreement. Concurrent with the original principal amount provided to Damon Motors, the Company also loaned an additional $200,000 to Damon Motors on June 26, 2024. During the three months ended September 30, 2024, the Company loaned Damon Motors an additional $596,000. The principal balance of the Grafiti Holding Note was $1,146,000 and $550,000 as of September 30, 2024 and June 30, 2024, respectively. During the three months ended September 30, 2024 and September 30, 2023, the Company recognized $24,066 and $0 of interest income from the Grafiti Holding Note, respectively, which is included in the Other Income/Expense section of the condensed consolidated statements of operations. The total interest accrued as of September 30, 2024 and June 30, 2024 was $24,614 and $548, respectively, and is included in the Other Current Assets line of the condensed consolidated balance sheets.

Our note receivables balance was as follows:

	September 30, 2024 (Unaudited)	June 30, 2024 (Audited)
Note receivable, amortized cost	$1,146,000	$550,000
Less: allowance for credit losses	(238,103)	(108,568)
Note receivable, net	$907,897	$441,432

Current note receivable, net	$907,897	$441,432
Note receivable, net	$907,897	$441,432

A roll forward of the Company’s allowance for credit losses was as follows:

Balance at June 30, 2024	$108,568
Provision	129,535
Balance at September 30, 2024 (Unaudited)	$238,103

There were neither charges against the allowance nor recoveries of previously written off amounts for the three months ended September 30, 2023.

The Company’s Grafiti Holding Note represents a variable interest in Damon Motors. As such, the Company applied ASC 810 to assess whether the Company is the primary beneficiary and Damon Motors should be consolidated. The Company determined they are not the primary beneficiary, as the Company does not have the power to direct the activities that most significantly affect Damon Motors’s economic performance. The Company’s support to Damon Motors, and the Company’s maximum exposure, consists only of the Grafiti Holding Note outlined above. The primary reason for the financial support is to assist Damon Motors’ operations until the close of the merger. As such, the Company concluded the Damon Motors legal entity should not be consolidated.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 6 - Accrued Liabilities

Accrued liabilities as of September 30, 2024 and June 30, 2024 consisted of the following:

	As of September 30,	As of June 30,
	2024 (Unaudited)	2024 (Audited)
Accrued compensation and benefits	$17,326	$19,780
Accrued bonus and commissions	3,921	3,708
Accrued interest expense	53,706	3,301
Accrued professional fees	18,390	17,393
Accrued sales and other indirect taxes payable	11,170	15,739
	$104,513	$59,921

Note 7 - Income Taxes

There is no income tax provision or benefit for the three months ended September 30, 2024 or 2023 due to a history of losses and future projected losses. A full valuation allowance on deferred tax assets has been recorded for both periods.

Note 8 - Long-Term Debt

On June 26, 2024, the Company and Streeterville Capital, LLC (“Streeterville” or “Investor”) entered into a note purchase agreement, pursuant to which the Company agreed to sell, and Streeterville agreed to purchase, a secured promissory note in an aggregate original principal amount of $6,470,000 (the “Streeterville Note”). The Streeterville Note accrues interest on the outstanding balance of the note at the rate of 10% per annum, and all principal plus accrued interest is due and payable in December 2025. The Streeterville Note carries an original issue discount of $1,450,000 and $20,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. On the same day, the Investor paid the purchase price of $5,000,000 as follows: (a) $1,150,000 to the Company; (b) $350,000 to Damon Motors as a senior secured loan from the Company to Damon Motors (the “Grafiti Holding Note”), and (c) $3,500,000 into escrow, which will be distributed to the Company upon satisfaction of certain conditions including: (a) consummation of the Business Combination; (b) the combined company’s common shares being listed on Nasdaq; and (c) immediately following the closing of the Business Combination, the combined company having no outstanding debt other than the Streeterville Note, certain other specified debts and trade payables incurred in the ordinary course of business (the “Escrow Conditions”). Pursuant to the escrow agreement, if the Escrow Conditions have not been satisfied by August 31, 2024 (the “Deadline Date”), the escrow agent may return the escrow amount to the Investor and the Guaranties in favor of Streeterville (as defined below) to Damon Motors and Damon Motors Corporation, a Delaware corporation and a wholly-owned subsidiary of Damon Motors. In accordance with the amendments to the escrow agreement, the Deadline Date has been extended to November 30, 2024, Additionally, starting on the earlier of 13 months after the closing of the Business Combination or January 1, 2026, the Investor may require the borrower to redeem up to one-sixth of the note’s initial principal and accrued interest monthly, and any unexercised redemption amounts can be carried over to future months. The Company has also agreed to not issue or sell and equity securities for capital raising purposes without the Investor’s prior consent. Additionally, the second amendment to the escrow agreement allows for the release of funds at the discretion of the investor even if the funding conditions have not been satisfied. On September 23, 2024, $350,000 of the funds placed in escrow were released to the Company. On November 20, 2024 the remaining $3,150,000 of the funds placed in escrow were released to the Company.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Long-Term Debt as of September 30, 2024 consisted of the following:

Long-Term Debt	Maturity	September 30, 2024 (Unaudited)	June 30, 2024 (Audited)
June 2024 10% Note (net of $469,381 and $450,059 unamortized debt discount and issuance costs)	12/26/2025	$1,974,316	$1,506,561
Total Long-Term Debt		$1,974,316	$1,506,561

Debt discount and issuance costs in the amount of $455,000 related to the Streeterville Note was recorded as a contra liability within long-term debt, which will be amortized over the term of the note. An additional $101,500 of debt discount was recorded as a contra liability within long-term debt during the three months ended September 30, 2024 with the release of a portion of the funds placed in escrow. Additional debt discount and issuance costs will be recorded as the Company receives the remaining portions of the Streeterville Note. Interest expense on long-term debt for the three months ended September 30, 2024 totaled $168,160 which includes $50,405 of interest expense, $82,178 of amortized debt discount and $35,577 of monitoring fee amortization. There was no interest expense in the three months ended September 30, 2023.

The Company had no short-term or long-term debt in the three months ended or as of September 30, 2023.

Note 9 - Stock Award Plans and Stock-Based Compensation

On June 11, 2024, the Company’s board of directors adopted a 2024 Stock Incentive Plan (the “Plan”). The maximum aggregate number of common shares that may be issued pursuant to the awards granted under the Plan (the “Share Reserve”) shall initially be 10,000,000, and the Share Reserve shall automatically increase on the first day of each calendar year beginning January 1, 2025, by a number of shares equal to the greatest of (i) 3,000,000 shares, (ii) twenty percent (20%) of the outstanding common shares on the last day of the immediately preceding calendar quarter, or (iii) such number of common shares determined by the committee delegated by the Company’s board of directors. As of September 30, 2024, there were no un-exercised options granted to consultants of the Company and 8,984,617 options were available for future grant under the Plan.

Incentive stock options granted under the Plan are granted at exercise prices not less than 100% of the estimated fair market value of the underlying common shares at date of grant. The exercise price per share for incentive stock options may not be less than 110% of the estimated fair value of the underlying common shares on the grant date for any individual possessing more that 10% of the total outstanding common shares of the Company. Options granted under the Plan vest over periods ranging from immediately to four years and are exercisable over periods not exceeding ten years.

As of September 30, 2024, there were no non-vested stock options and no unrecognized stock option compensation so the fair value of non-vested options was $0.0 million.

All of the 1,015,383 of stock options granted during the fiscal year ended June 30, 2024 were exercised on various dates between August 21, 2024 and September 4, 2024 for which the Company received $64,335 for the exercise of the stock options which is included on the Common Stock line of the condensed consolidated statements of changes in stockholders’ equity (deficit).

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

See below for a summary of the stock options granted under the Plan:

	Total	Weighted Average Exercise Price	Aggregate Intrinsic Value (in thousands)
Outstanding at July 1, 2024	1,015,383	$0.06336	$—
Granted	—	—	—
Exercised	(1,015,383)	0.06336	—
Expired	—	—	—
Forfeitures	—	—	—
Outstanding at September 30, 2024	—	$—	$—

Exercisable at September 30, 2024	—	$—	$—

Note 10 - Credit Risk and Concentrations

During the three months ended September 30, 2024 the Company had two customers that accounted for a total of 31% of revenues. During the three months ended September 30, 2023, the Company had one customer that accounted for 10% of revenues.

As of September 30, 2024, three customers represented approximately 75% of total accounts receivable. As of September 30, 2023, four customers represented approximately 77% of total accounts receivable.

As of September 30, 2024 and June 30, 2024, the majority of cost of goods sold was related to related party expenses as discussed in Note 11. Therefore, there are no significant concentrations of purchases or accounts payable.

Note 11 - Net Investments from Inpixon

Prior to the transaction on December 27, 2023, the Company incurred expenses that were paid by Inpixon. The expenses incurred consist of salaries and benefits to certain employees of Inpixon that provided services for the Company. Inpixon allocated expenses to the Company based on the estimated time spent by each Inpixon employee. In addition, the Company recorded cost of sales for the use of Inpixon’s software. The Company also recorded adjustments to these condensed consolidated financial statements to record cost of sales at market value based on the price Inpixon would charge third parties for the use of the Inpixon’s software with industry consistent margins. The Company settled the amounts through equity. The Company has recorded these amounts as a change in stockholders’ equity (deficit) of $32,193 for the three months ended September 30, 2023.

Note 12 - Grafiti LLC Transactions

Distributor Agreement

On July 19, 2024, Grafiti Limited entered into a Distributor Agreement with Grafiti LLC. Grafiti LLC is 100% owned by Nadir Ali who was a director and officer of Damon as of September 30, 2024. Nadir Ali resigned as director and officer of Damon upon the closing of the Business Combination on November 13, 2024. Under the Distributor Agreement, Grafiti LLC granted Grafiti Limited a non-exclusive, non-transferable right and license to market and distribute SAVES (statistical analytics and visualization) products in the United Kingdom and other agreed-upon territories. Grafiti Limited will pay Grafiti LLC the then-current prices for the products, subject to a discount of up to 50% if certain revenue targets are met or other arrangements agreed upon by the parties. The deemed effective date of the Distributor Agreement is retroactive to January 1, 2024, and will remain in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. Either party may terminate the agreement without cause by providing at least 90 days’ prior written notice, or immediately for specified reasons, including an uncured breach or bankruptcy. As of June 30, 2024 Grafiti Limited owed Grafiti LLC $42,896 under the agreement which is included in the Accounts Payable line on the condensed consolidated balance sheets. The Company has recorded the amounts related to the recognized revenue during the three months ended September 30, 2024 and 2023 as cost of revenues on the Company’s condensed consolidated statement of operations of $39,647 and $0, respectively. As of September 30, 2024 Grafiti Limited owed Grafiti LLC $50,341 under the agreement which is included in the Accounts Payable line on the condensed consolidated balance sheets.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Administrative Support Service Agreement

On July 19, 2024, Grafiti Limited entered into an Administrative Support Service Agreement with Grafiti LLC. Under the Administrative Support Service Agreement, Grafiti LLC agreed to provide accounting, tax, and other administrative sales support services to Grafiti Limited for $5,080 per month, with the amount subject to a 5% annual increase by Grafiti LLC. The Administrative Support Service Agreement is deemed to have commenced on January 1, 2024, and remains in effect for one year from the effective date, automatically renewing for successive one-year periods unless either party provides advance notice prior to the end of the current term to not extend. The Company has recorded these amounts as general and administrative costs on the Company’s condensed consolidated statement of operations of $15,240 and $0 for the three months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, Grafiti Limited owed Grafiti LLC $15,240 under the agreement which is included in the Accounts Payable line on the condensed consolidated balance sheets.

Note 13 - Commitments and Contingencies

Litigation

Certain conditions may exist as of the date the condensed consolidated financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows. However, the performance of our Company’s business, financial position, and results of operations or cash flows may be affected by unfavorable resolution of any particular matter.

Leases

The Company has a twelve month operating lease for administrative offices in the United Kingdom for $360 per month which expires on April 30, 2025. The Company also has a storage space lease that it retains for $300 per month that renews on an annual basis in October of each year.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Advisory Services and Consulting Agreements

Nadir Ali

The Company entered into a consulting agreement with Mr. Ali on September 25, 2024 pursuant to which it agreed to pay a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination pursuant to which Mr. Ali will advise on public company reporting and compliance matters, business development, growth strategies and other operational matters as requested.

As compensation under the consulting agreement, Mr. Ali is entitled to a fee of $325,000 upon closing the Business Combination and his monthly fee will increase to $54,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the consulting agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the consulting agreement with 30 days’ notice; however, if it is terminated by the Company prior to the six month anniversary of the closing of the Business Combination (the “Ali Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mr. Ali, the monthly fee will continue to be paid for the remainder of the Ali Guaranteed Period. Mr. Ali has the right to terminate the consulting agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Ali Guaranteed Period will continue to be paid.

As of September 30, 2024, the Company owed Mr. Ali $30,000 for services provided under the consulting agreement.

Melanie Figueroa

The Company entered into a consulting agreement on September 25, 2024 with Ms. Figueroa pursuant to which it agreed to pay a fee of $15,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination pursuant to which Ms. Figueroa will provide advisory services with respect to her knowledge and expertise related to Company’s public company reporting and compliance matters and corporate business development and growth strategies.

As compensation under the consulting agreement, Ms. Figueroa is entitled to a fee of $175,000 upon closing the Business Combination and her monthly fee will increase to $29,167 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the consulting agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the consulting agreement with 30 days’ notice; however, if it is terminated by the Company prior to the six month anniversary of the closing of the Business Combination (the “Figueroa Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Ms. Figueroa, the monthly fee will continue to be paid for the remainder of the Figueroa Guaranteed Period. Ms. Figueroa has the right to terminate the consulting agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Figueroa Guaranteed Period will continue to be paid.

As of September 30, 2024, the Company owed Ms. Figueroa $30,000 for services provided under the consulting agreement.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Wendy Loundermon

The Company entered into a consulting agreement with Mrs. Loundermon on September 25, 2024 pursuant to which it agreed to pay a fee of $10,000 per month for services rendered to the Company since April 1, 2024 until the end of the month of the closing of the Business Combination pursuant to which Mrs. Loundermon will provide advisory services with respect to her knowledge and expertise regarding the transition of the Company’s financial reporting function to ensure continuity of business operations.

As compensation under the consulting agreement, Mrs. Loundermon is entitled to a fee of $150,000 upon closing the Business Combination and her monthly fee will increase to $25,000 per month beginning on the first of each month following the closing of the Business Combination through the remainder of the term of the agreement.

Unless otherwise terminated earlier pursuant to the consulting agreement, the agreement will continue for a period of six months following the closing of the Business Combination which may be extended for additional terms, upon mutual consent. The Company has the right to terminate the consulting agreement with 30 days’ notice; however, if it is terminated by the Company prior to the six month anniversary of the closing of the Business Combination (the “Loundermon Guaranteed Period”) for any reason other than the gross negligence, recklessness or willful misconduct of Mrs. Loundermon, the monthly fee will continue to be paid for the remainder of the Loundermon Guaranteed Period. Mrs. Loundermon has the right to terminate the consulting agreement with 30 days’ notice for specified reasons, including the Company’s failure to make timely payments, gross negligence, recklessness, willful misconduct, or the filing of bankruptcy by the Company. In such cases, the monthly fee for the remainder of the Loundermon Guaranteed Period will continue to be paid.

As of September 30, 2024, the Company owed Mrs. Loundermon $20,000 for services provided under the consulting agreement.

Note 14 - Subsequent Events

Trust Shares Distribution

As described in Note 1, on October 23, 2023, Parent and the Company entered into a Separation and Distribution Agreement, pursuant to which all of the outstanding shares of Grafiti Limited were transferred to the Company, such that on December 26, 2023, Grafiti Limited became a wholly-owned subsidiary of the Company. Following the reorganization, and in connection with the spin-off of the Company from Parent, on December 27, 2023 (the “record date”), all of the outstanding common shares of the Company (the “Trust Shares”) were transferred to the Grafiti Holding Inc. Liquidating Trust (the “Trust”), to be held for the benefit of holders of the Parent’s common stock, preferred stock and those outstanding warrants that are contractually entitled to participate in the distribution, on a pro rata basis as of the record date (collectively, the “participating Parent securityholders”). On November 12, 2024, the Trust Shares were delivered to participating Parent securityholders, on a pro rata at a ratio of 1 for 50 resulting in the distribution of 3,536,746 Trust Shares to participating Parent securityholders.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Amalgamation

Also as described in Note 1, on October 23, 2023, the Company, Parent, Damon Motors, and Amalco Sub entered into the Damon Business Combination Agreement. On November 13, 2024, Damon Motors and Amalco Sub amalgamated, with Damon Motors continuing as a wholly owned subsidiary of the Company (the “Amalgamation”). Following the Amalgamation, the Company was renamed “Damon Inc.” (also referred to herein as the “combined company”). Pursuant to the Plan of Arrangement under the laws of British Columbia, as contemplated in the Damon Business Combination Agreement, securityholders of Damon Motors exchanged their securities of Damon Motors for amalgamation consideration consisting of:

(i) 14,761,045 common shares of the Company, also known as “Subordinate Voting Shares”

(ii) 1,391,181 multiple voting shares of the Company, which were convertible into common shares of the Company on a 1 for 1 basis, issued to Jay Giraud, the combined company’s CEO and director as of the closing, and its controlled entity,

(iii) warrants to purchase 2,186,498 common shares of the Company at an exercise price of $7.81 per share, with terms substantially similar to those of Damon Motors’s warrants, issued to former Damon Motors warrant holders, and

(iv) options to purchase 1,942,127 common shares at exercise prices between $0.57 and $12.73, issued to former Damon Motors option holders under the Company’s equity incentive plans.

The exchanges are based on an exchange ratio determined according to the formula in the Damon Business Combination Agreement.

The combined company commenced trading on the Nasdaq Global Market on November 18, 2024 under the symbol “DMN”.

As a result of the closing of the Business Combination, a change in control of the Company has occurred, and Damon Motors became a wholly owned subsidiary of the Company. Following the issuance of the amalgamation consideration pursuant to the Plan of Arrangement, the Company’s security holders immediately prior to the effective time of the Amalgamation (the “Effective Time”) retained beneficial ownership of approximately 18% of the outstanding common shares of the Company on a fully-diluted basis and Damon Motors security holders immediately prior to the Effective Time acquired beneficial ownership of common shares amounting to approximately 82% of the outstanding common shares of the Company on a fully-diluted basis.

Creation and Conversion of Multiple Voting Shares

Prior to the Effective Time, on November 12, 2024, the Company filed a Notice of Alteration with the Province of British Columbia Registrar of Companies to amend its Notice of Articles to, among other things, reflect the amended articles of the Company authorizing, among other things, the creation of a class of Multiple Voting Shares and setting out the rights and restrictions attaching to the Multiple Voting Shares and the common shares.

On December 4, 2024, following the resignation of Damon Jay Giraud, the former President, Chief Executive Officer, and Executive Chairman of the Company, all 1,391,181 Multiple Voting Shares of the Company held by Mr. Giraud were converted into common shares on a one-for-one basis.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Financing Agreements

Streeterville June 2024 Note – Amended Security Agreements

On November 13, 2024, prior to the closing of the Business Combination, (a) the Company entered into an amendment to the Security Agreement, dated June 26, 2024 by and between the Company and Streeterville Capital LLC delivered in connection with the Streeterville Note in an aggregate principal amount of $6,470,000, whereby the Company granted to Streeterville a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon Motors entered into a security agreement with Streeterville, whereby Damon Motors granted to Streeterville a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon Motors entered into an IP security agreement with Streeterville, whereby Damon Motors granted to Streeterville a security interest in certain of its intellectual property. Streeterville’s security over the Company’s assets ranks pari passu with the security granted under the November 2024 Debt Financing (as described in greater detail below) pursuant to an intercreditor agreement dated as of November 13, 2024 (the “Intercreditor Agreement”).

November 2024 Debt Financing

East-West

On November 13, 2024, the Company and East West Capital, LLC, a Utah limited liability company and an affiliate of Streeterville, entered into a note purchase agreement, pursuant to which the Company agreed to sell, and East West agreed to purchase, a secured promissory note in an aggregate original principal amount of $8,385,000 (the “East West Note”) (the “East West Financing”). The East West Note carries an original issue discount of $1,885,000. For as long as the East West funding conditions (as defined in the East West Note) are satisfied on each applicable funding date (unless waived by East West), the proceeds from the East West Note will be funded in tranches in accordance with the following schedule: (a) $2,000,000 on January 31, 2025 (which the parties have agreed in principle to defer until March 15, 2025), (b) $1,500,000 on April 30, 2025, (c) $1,500,000 on July 31, 2025, and (d) $1,500,000 on September 30, 2025.

For each $1.00 in funds the Company raises in the sale of any of its equity shares in a financing for the purpose of raising capital as part of any public offering of its equity securities pursuant to a registration statement, at East West’s sole election, East West may reduce its next funding obligation by $0.50. The East West Note will mature on the date that is 18 months from issuance of the initial tranche of funding thereunder. For each $1.00 funded by lender under the East West Note, an additional $0.29 in original issue discount will be added to the outstanding balance. It bears interest at 10% per annum, which will increase to 22% or the maximum permitted by applicable law upon the occurrence of an event of default (as defined in the East West Note). In such an event, East West may declare the outstanding balance, multiplied by 110%, immediately due. Upon a change of control, the balance, multiplied by 110%, will also become due.

Beginning on the date that is the earlier of (i) thirteen months from the closing date of the Business Combination and (ii) January 1, 2026, East West shall have the right to require the Company to redeem up to an aggregate of one sixth of the initial principal balance of the East West Note plus any interest accrued thereunder each month (each monthly exercise, a “East West Monthly Redemption Amount”) by providing written notice to the Company, provided however that if East West does not exercise the East West Monthly Redemption Amount in a corresponding month, then such East West Monthly Redemption Amount shall be available for East West to redeem in any future month in addition to such future month’s East West Monthly Redemption Amount.

In connection with the East West Financing, Damon Motors Corporation, a Delaware corporation and a wholly-owned subsidiary of Damon Motors (the “Damon Motors Subsidiary”), and Damon Motors each entered into a guaranty, dated as of November 13, 2024, whereby Damon Motors and the Damon Motors Subsidiary guaranteed the performance of the Company’s obligations under the East West Note.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Additionally, the Company’s obligations under the East West Note are secured. On November 13, 2024, prior to the closing of the Business Combination, (a) Damon entered a security agreement with East West whereby Damon granted to East West a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon Motors entered into a security agreement with East West whereby Damon Motors granted to East West a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon Motors entered into an IP security agreement with East West whereby Damon Motors granted to East West a security interest in certain of its intellectual property.

Braebeacon

On November 13, 2024, the Company and Braebeacon Holdings Inc. (“BHI”) entered into a note purchase agreement (the “BHI Note Purchase Agreement”) pursuant to which the Company agreed to sell, and BHI agreed to purchase, a secured promissory note in an aggregate original principal amount of $8,385,000 (the “BHI Note”) (the “BHI Financing”; together with the East West Financing, the “November 2024 Debt Financing”). The BHI Note carries an original issue discount of $1,885,000. For as long as the BHI funding conditions (as defined in the BHI Note) are satisfied on each applicable funding date (unless waived by BHI, the proceeds from the BHI Note will be funded in tranches in accordance with the following schedule: (a) $2,000,000 on January 31, 2025 (which the Company has agreed in principle to defer until February 21, 2025), (b) $1,500,000 on April 30, 2025, (c) $1,500,000 on July 31, 2025, and (d) $1,500,000 on September 30, 2025.

Each $1.00 in funds the Company raises in the sale of any of its equity shares in a financing for the purpose of raising capital as part of any public offering of its securities pursuant to a registration statement, at BHI’s sole election, BHI may reduce its next funding obligation by $0.50. For each $1.00 funded by Lender under the BHI Note, an additional $0.29 in original issue discount will be added to the outstanding balance. The BHI Note will mature on 18 months from issuance of the initial tranche of funding thereunder. It bears interest at 10% per annum, which will increase to 22% or the maximum permitted by applicable law upon the occurrence of an event of default (as defined in the BHI Note). In such an event, BHI may declare the outstanding balance, multiplied by 110%, immediately due. Upon a change of control, the balance, multiplied by 110%, will also become due.

Beginning on the date that is the earlier of (i) thirteen months from the closing date of the Business Combination and (ii) January 1, 2026, BHI shall have the right to require the Company to redeem up to an aggregate of one sixth of the initial principal balance of the BHI Note plus any interest accrued thereunder each month (each monthly exercise, a “BHI Monthly Redemption Amount”) by providing written notice to the Company, provided however that if BHI does not exercise the BHI Monthly Redemption Amount in a corresponding month, then such BHI Monthly Redemption Amount shall be available for BHI to redeem in any future month in addition to such future month’s BHI Monthly Redemption Amount.

In connection with the BHI Financing, the Damon Motors Subsidiary and Damon Motors, each entered into a guaranty, dated as of November 13, 2024, whereby Damon Motors and the Damon Motors Subsidiary guaranteed the performance of the Company’s obligations under the BHI Note.

Additionally, the Company’s obligations under the BHI Note are secured. On November 13, 2024, prior to the closing of the Business Combination, (a) Damon entered a security agreement with BHI whereby Damon granted to BHI a security interest in all right, title, interest, claims and demands to its assets, and (b) Damon Motors entered into a security agreement with BHI whereby Damon Motors granted to BHI a security interest in all right, title, interest, claims and demands to its assets, and (c) Damon Motors entered into an IP security agreement with BHI whereby Damon Motors granted to BHI a security interest in certain of its intellectual property.

Pursuant to the Intercreditor Agreement, each of Streeterville, East West and BHI have agreed to rank pari passu in connection with the above noted financing transactions.

DAMON INC. (FORMERLY GRAFITI HOLDING INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Streeterville Securities Purchase Agreement

On December 20, 2024, the Company entered into a securities purchase agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which the Company agreed to issue and sell to Streeterville pre-paid purchases at an aggregate purchase price of up to $10,000,000 for the purchase of the Company’s common shares. Each pre-paid purchase includes an original issue discount of 7% and accrues interest at an annual rate of 8%. As consideration for Streeterville’s commitment, the Company also agreed to issue 343,053 common shares to Streeterville. For the initial pre-paid purchase, which closed on December 20, 2024, Streeterville paid $2,000,000, creating in an initial principal balance of $2,140,000. Also, $100,000 from the initial pre-paid purchase funding, and 15% of the funding from subsequent pre-paid purchases, was used to repay the indebtedness under the secured promissory note issued to Streeterville in June 2024 with an original principal amount of $6,470,000. On January 28, 2025, Streeterville paid an additional $600,000, creating an additional principal balance of $642,000.

NASDAQ Notice of Deficiency

On January 7, 2025, the Company received a written notice The Nasdaq Stock Market LLC notifying the Company that, for the 30 consecutive business days from November 18, 2024 to January 6, 2025, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market. The Company has until July 7, 2025, to regain compliance. The Company intends to monitor its MVLS and evaluate available options to resolve the deficiency. Additionally, the Company may consider applying to transfer the listing of its securities to The Nasdaq Capital Market.

On January 22, 2025, the Company received a written notice from The Nasdaq Stock Market LLC notifying the Company that, for the 30 consecutive business days from December 5, 2024 to January 21, 2025, the Company’s common shares had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Global Market. The Company has until July 21, 2025, to regain compliance. The Company intends to monitor the closing price of its common shares and evaluate available options to resolve the deficiency, including effecting a reverse stock split. Additionally, the Company may consider applying to transfer the listing of its securities to The Nasdaq Capital Market.

Maxim Financial Advisory Agreement

Effective January 7, 2025, we entered into a Financial Advisory Agreement with Maxim Group LLC (together with its affiliates and subsidiaries, “Maxim”). Pursuant to this agreement, Maxim has been appointed to provide advisory services to the Company, including consultation on capital raising matters such as a private placement of equity or equity-linked securities. As compensation for past advisory services following the listing of the Company on Nasdaq, the Company has issued 514,579 common shares to Maxim Partners LLC, with piggyback registration rights. Maxim’s engagement will terminate 90 days from the execution date.

DAMON INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025 (unaudited)	June 30, 2024
ASSETS

Current assets
Cash	$7,555,820	$395,580
Accounts receivable, net of allowance	39,132	-
Other current assets	305,303	90,921
Current assets	7,900,255	486,501
Non-current assets
Premises lease deposits	133,516	126,431
Property and equipment, net	281,419	449,255
Operating lease right-of-use assets, net	348,735	689,165
Goodwill and customer list	-	-
Non-current assets	763,670	1,264,851
Total assets	$8,663,925	$1,751,352

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$6,882,472	$5,924,121
Customer deposits	451,165	482,575
Deferred revenue	163,117	-
Current portion of operating lease liabilities	240,619	443,519
Current portion of finance lease liabilities	7,046	7,141
Short-term debt	576,024	1,099,489
Pre-paid security purchase	2,896,663	-
Convertible promissory note	4,135,281	-
Warrant liabilities	13,612,366	-
Convertible notes	-	40,630,756
Financial liability convertible to equity	-	3,200,000
Current liabilities	28,964,753	51,787,601
Non-current liabilities
Non-current portion of operating lease liabilities	43,117	235,492
Non-current portion of finance lease liabilities	163,512	177,403
Non-current liabilities	206,629	412,895
Total liabilities	29,171,382	52,200,496
Commitment and contingencies (Note 18)

MEZZANINE EQUITY
Warrants issued to underwriters (Note 11)	784,000	-

STOCKHOLDERS’ DEFICIT
Common shares without par value, unlimited shares authorized, 4,030,127 shares issued and outstanding as of March 31, 2025 (June 30, 2024 – 20,758)	104,117,416	1,938,751
Preferred shares without par value, unlimited shares authorized, nil shares issued and outstanding as of March 31, 2025 (June 30, 2024 – 28,227)	-	71,590,087
Additional paid in capital	17,555,474	16,629,612
Accumulated other comprehensive loss	(2,248)	-
Accumulated deficit	(142,962,099)	(140,607,594)
Total stockholders’ deficit	(21,291,457)	(50,449,144)
Total liabilities, mezzanine equity and stockholders’ deficit	$8,663,925	$1,751,352

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2025	2024	2025	2024

Revenue	$81,411	$-	$130,934	$-
Cost of revenue	40,161	-	61,493	-
Gross profit	41,250	-	69,441	-

Expenses
Research and development, net	959,672	1,805,747	2,014,226	3,760,318
General and administrative	3,702,113	1,531,065	6,674,473	4,895,715
Sales and marketing	185,776	201,509	538,321	774,481
Transaction costs	203,000	-	5,620,436	-
Depreciation	61,090	74,791	175,902	229,643
Impairment	14,119,955	-	14,119,955	-
Foreign currency transaction (gain)/loss	115,476	(137,337)	(119,103)	(176,575)
	19,347,082	3,475,775	29,024,210	9,483,582

Loss from operations	(19,305,832)	(3,475,775)	(28,954,769)	(9,483,582)

Other income / (expenses)
Changes in fair value of financial liabilities	-	(8,200,745)	34,333,573	(12,939,830)
Loss on debt settlement	-	(720,320)	-	(720,320)
Finance expense	(5,857,606)	(700,093)	(7,733,314)	(2,461,252)
	(5,857,606)	(9,621,158)	26,600,259	(16,121,402)

Loss before taxes	(25,163,438)	(13,096,933)	(2,354,510)	(25,604,984)
Current income tax recovery	-	-	5	-
Net loss	$(25,163,438)	$(13,096,933)	$(2,354,505)	$(25,604,984)

COMPREHENSIVE LOSS
Net loss	$(25,163,438)	$(13,096,933)	$(2,354,505)	$(25,604,984)
Other comprehensive loss
Foreign currency translation adjustments	(3,307)	-	(2,248)	-
Comprehensive loss	$(25,166,745)	$(13,096,933)	$(2,356,753)	$(25,604,984)

Loss per share – basic and diluted	$(62)	$(133)	$(13)	$(264)
Weighted average number of shares outstanding – basic and diluted	404,531	98,429	174,842	97,087

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC.

CONDENSED CONSOLIDATED STATEMENTS OF MEZZANINE EQUITY
AND CHANGES IN STOCKHOLDERS’ DEFICIT

(unaudited)

	Mezzanine equity							Accumulated
	Number of warrants	Amount	Common shares[1]		Preferred shares[1]		Additional paid in capital	other comprehensive income (loss)	Accumulated Deficit	Stockholders’ deficit

As of June 30, 2024	-	$-	20,758	$1,938,751	28,227	$71,590,087	$16,629,612	$-	$(140,607,594)	$(50,449,144)
Conversion of Simple Agreements for Future Equity (SAFEs) at maturity	-	-	2,420	3,200,000	-	-	-	-	-	3,200,000
Stock-based compensation	-	-	-	-	-	-	16,295	-	-	16,295
Common share purchase warrants issued in connection with convertible promissory notes	-	-	-	-	-	-	287,387	-	-	287,387
Net loss	-	-	-	-	-	-	-	-	(7,412,175)	(7,412,175)
As of September 30, 2024	-	$-	23,178	$5,138,751	28,227	$71,590,087	$16,933,294	$-	$(148,019,769)	$(54,357,637)
Common share purchase warrants issued in connection with convertible promissory notes	-	-	-	-	-	-	587,740	-	-	587,740
Conversion of preferred shares	-	-	78,085	71,590,087	(28,227)	$(71,590,087)	-	-	-	-
Issuance of common shares, net of issuance costs	-	-	6,156	761,206	-	-	-	-	-	761,206
Conversion of convertible notes	-	-	27,786	8,370,546	-	-	-	-	-	8,370,546
Issuance of shares for Business Combination	-	-	36,923	11,123,075	-	-	-	-	-	11,123,075
Stock-based compensation	-	-	-	-	-	-	18,601	-	-	18,601
Net income	-	-	-	-	-	-	-	-	30,221,108	30,221,108
Foreign currency translation	-	-	-	-	-	-	-	1,059	-	1,059
As of December 31, 2024	-	$-	172,128	$96,983,665	-	$-	$17,539,635	$1,059	$(117,798,661)	$(3,274,302)
Issuance of common shares, net of issuance costs	-	-	1,015,200	699,151	-	-	-	-	-	699,151
Issuance of warrants to underwriters	50,760	784,000	-	-	-	-	-	-	-
Issuance of shares for warrants exercised	-	-	2,773,615	4,411,187	-	-	-	-	-	4,411,187
Issuance of shares for pre-paid security purchase	-	-	65,068	1,550,000	-	-	-	-	-	1,550,000
Issuance of shares for services	-	-	4,116	473,413	-	-	-	-	-	473,413
Stock-based compensation	-	-	-	-	-	-	15,839	-	-	15,839
Net loss	-	-	-	-	-	-	-	-	(25,163,438)	(25,163,438)
Foreign currency translation			-	-	-	-	-	(3,307)	-	(3,307)
As of March 31, 2025	50,760	$784,000	4,030,127	$104,117,416	-	$-	$17,555,474	$(2,248)	$(142,962,099)	$(21,291,457)

As of June 30, 2023	-	-	19,925	$1,285,788	28,227	$71,590,087	$9,294,030	$-	$(106,639,346)	$(24,469,441)
Issuance of common shares, net of issuance costs	-	-	160	260,999	-	-	-	-	-	260,999
Stock-based compensation	-	-	-	-	-	-	204,159	-	-	204,159
Stock options exercised	-	-	220	149,166	-	-	(129,642)	-	-	19,524
Net loss	-	-	-	-	-	-	-	-	(5,377,191)	(5,377,191)
As of September 30, 2023	-	$-	20,305	$1,695,953	28,227	$71,590,087	$9,368,547	$-	$(112,016,537)	$(29,361,950)
Stock-based compensation	-	-	-	-	-	-	153,900	-	-	153,900
Stock options exercised	-	-	369	178,167	-	-	(143,830)	-	-	34,337
Net loss	-	-	-	-	-	-	-	-	(7,130,860)	(7,130,860)
As of December 31, 2023	-	$-	20,674	$1,874,120	28,227	$71,590,087	$9,378,617	$-	$(119,147,397)	$(36,304,573)
Stock-based compensation	-	-	-	-	-	-	27,140	-	-	27,140
Stock options exercised	-	-	65	42,798	-	-	(36,966)	-	-	5,832
Common share purchase warrants issued	-	-	-	-	-	-	382,960	-	-	382,960
Net loss			-	-	-	-	-	-	(13,096,933)	(13,096,933)
As of March 31, 2024	-	$-	20,739	$1,916,918	28,227	$71,590,087	$9,751,751	$-	$(132,244,330)	$(48,985,574)

[1]	The number of shares of preferred shares and common shares issued prior to the Business Combination have been retroactively adjusted by the Exchange Ratio to give effect to the Business Combination transaction. See Note 3 – Business Combination for more information.

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine months ended March 31, 2025	Nine months ended March 31, 2024

Operating activities
Net loss:	$(2,354,505)	$(25,604,984)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	175,902	229,643
Stock-based compensation	50,735	385,199
Shares issued for services	473,413	-
Non-cash interest	2,473,683	984,430
Non-cash transaction cost	6,086,870	-
Loss on debt settlement	-	720,320
Changes in fair value of financial liabilities	(34,333,573)	12,939,830
Impairment	14,119,955	-
Foreign exchange gain	(15,048)	(147,124)

Changes in operating assets and liabilities:
Other current assets and premises lease deposits	(142,848)	71,365
Accounts receivable	17,860	-
Accounts payable and accrued liabilities	(1,161,825)	(303,793)
Deferred revenue	2,608	-
Operating lease	(38,802)	(18,777)
Customer deposits	(31,410)	(2,700)
Cash used in operating activities	(14,676,985)	(10,746,591)

Investing activities
Net cash acquired from business combination	77,270	-
Cash provided by investing activities	77,270	-

Financing activities
Payments on finance leases	(5,193)	(16,609)
Proceeds from share issuance	14,767,360	-
Proceeds from senior secured promissory notes	596,000	-
Proceeds from promissory notes	929,299	-
Repayment of promissory notes	(225,000)	-
Repayment of SR&ED loan	(727,014)	(916,539)
Proceeds from pre-paid purchase, net	4,400,000	-
Proceeds from convertible notes	1,105,000	9,575,000
Proceeds from long-term debt	3,150,000	-
Repayment of long-term debt	(2,216,168)	-
Proceeds from exercise of stock options	-	59,693
Cash provided by financing activities	21,774,284	8,701,545

Effect of exchange rates on cash holdings in foreign currencies	(14,329)	-
Net change in cash during the period	7,174,569	(2,045,046)
Cash at beginning of period	395,580	2,069,056
Cash at end of period	$7,555,820	$24,010

	Nine months ended March 31, 2025	Nine months ended March 31, 2024

Supplemental disclosure of cash flow information:
Interest on finance lease paid	$6,452	$7,237
Interest paid on debt	422,364	782,623
Supplemental disclosure of non-cash investing and financing activity:
SAFEs converted to preferred shares	3,200,000	-
Convertible notes converted to common shares	8,370,546	-
Common shares issued for services	1,045,939	-
Convertible notes issued for services	750,000	-
Common shares issued for pre-paid security agreement	1,738,679	-
Common shares issued for Business Combination	11,123,075	-
Common shares issued for settlement of amount owing for severance payment	-	260,999
Convertible notes issued for settlement of promissory notes	-	775,208
Convertible notes issued for settlement of debt	-	88,391
Common shares issued for warrants conversion	$4,411,187	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAMON INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2025 AND 2024

1. Nature and continuance of operation

Damon Inc. (“Damon” or “the Company”, formerly Grafiti Holding Inc. or “Grafiti”) was originally incorporated in British Columbia, Canada on October 17, 2023. Gratifi’s wholly owned subsidiary, Grafiti Limited (formerly known as “Inpixon Limited”) was incorporated in England and Wales on May 13, 2020. Grafiti Limited provides specialized scientific software products and services for the environmental sciences, life sciences, behavioral sciences, medical research and engineering domains.

On October 23, 2023, Grafiti and XTI Aerospace, Inc. (then parent company of Grafiti) entered into a Business Combination Agreement with Damon Motors, Inc. (“Damon Motors”), in which Damon Motors would amalgamate with a newly formed wholly-owned subsidiary of Grafiti (“Amalco Sub”), with Damon Motors continuing as the surviving entity (“Business Combination”). Damon Motors is developing motorcycles and other personal mobility solutions, integrating proprietary electric powertrain, shifting, and predictive awareness technologies to drive innovation through data intelligence and strategic partnerships.

On November 13, 2024, Damon Motors and Amalco Sub amalgamated to continue as a wholly-owned subsidiary of Grafiti (the “Amalgamation”). Following the Amalgamation, Damon Motors became a wholly-owned subsidiary of Grafiti and Grafiti was immediately renamed to “Damon Inc.” (also referred to herein as the “Pubco,” or the “combined company”). Throughout the notes to the consolidated financial statements, unless otherwise noted, the “Company,” “we”, “us” or “our” and similar terms refer to Damon Motors and its subsidiary prior to the consummation of the Business Combination, and Damon and its subsidiaries after the consummation of the Business Combination.

In accordance with ASC 805- Business Combinations (“ASC 805”), the Business Combination between Damon (formerly Grafiti) and Damon Motors was accounted for as a reverse acquisition for financial reporting purposes, with Damon (formerly Grafiti) as the legal acquirer and Damon Motors treated as the accounting acquirer. Damon (formerly Grafiti) remains the continuing registrant and reporting company. Accordingly, the historical financial and operating data of the Company, which covers periods prior to the closing date of the Business Combination, reflects the assets, liabilities, and results of operations for Damon Motors and does not reflect the assets, liabilities and results of operations of Damon (formerly Grafiti) for the periods prior to November 12, 2024 (Note 3 – Business Combinations).

The common shares of the combined company are listed on the Nasdaq Global Market under the ticker symbol “DMN”. Following a delisting determination by Nasdaq, trading of the Company’s common shares was halted on April 29, 2025. To enable the Company’s common shares to trade on an alternative market, the Company has determined to forego its right to appeal Nasdaq’s delisting determination. The Nasdaq staff has informed the Company that its common shares will resume trading on Nasdaq for one trading day, on May 19, 2025, prior to suspending the common shares as of the following trading day. The Company expects its shares to begin trading on the OTC Pink Current Market on May 20, 2025.

The accompanying condensed interim unaudited consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company is subject to a number of risks, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in electric automotive technology. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to fund its research and development, complete the construction of a manufacturing facility or secure third-party manufacturing arrangements for the eventual production of electrical motorcycles and other personal mobility products and meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company has utilized $14,676,985 of cash in operations for the nine months ended March 31, 2025 and has accumulated a deficit as of March 31, 2025 of $142,962,099 and expects to incur future additional losses. These conditions indicate material uncertainties that cast substantial doubt upon the Company’s ability to continue as a going concern within one year after financial statement issuance date.

When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Management’s plans to address the uncertainty that the Company will continue as a going concern include obtaining sufficient debt and equity financing for the Company’s operations and development plans. There is no assurance that the Company will obtain sufficient financing in a timely manner. As such, the substantial doubt of the Company’s ability to continue as a going concern has not been alleviated by management’s plans.

2. Summary of significant accounting policies

Basis of presentation and consolidation

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with U.S. GAAP and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding financial reporting. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for annual audited financial statements and should be read in conjunction with the Company’s annual audited consolidated financial statements as at and for the year ended June 30, 2024 and the related notes thereto included in Exhibit 99.1 to our Form 10.

The condensed interim unaudited consolidated financial statements incorporate the financial statements of the Company and its wholly owned subsidiaries, Grafiti Limited (formerly known as “Inpixon Limited”), Damon Motors Inc. and Damon Motors Corporation, over which the Company has control. Control occurs when the Company has power over the investee; is exposed, or has rights, to variable returns from its involvement with the investee; and has the ability to use its power over the investee to affect its returns. All intercompany transactions and balances between the Company and the subsidiary are eliminated upon consolidation.

Basis of measurement

These financial statements have been prepared on a historical cost basis except for certain financial instruments which are measured at their fair value as explained in the accounting policies set out below. In addition, these financial statements have been prepared using the accrual basis of accounting.

Significant accounting estimates and judgements

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from the estimates made by management.

Estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Estimates include the following:

●	Estimating the fair value of the identifiable assets acquired, liabilities assumed, and consideration transferred of the acquired business

●	Estimating the recoverable amount of non-financial assets, to determine and measure impairment losses on goodwill and intangible assets

●	Estimating the fair value of the Company’s common shares

●	Classification and measurement of financial instruments

Business Combinations

The Company accounts for business acquisitions under ASC 805, Business Combinations. The total purchase consideration for an acquisition is measured as the fair value of the assets acquired, equity instruments issued and liabilities assumed at the acquisition date. Costs that are directly attributable to the acquisition are expensed as incurred. Identifiable assets (including intangible assets), liabilities assumed (including contingent liabilities) and noncontrolling interests in an acquisition are measured initially at their fair values at the acquisition date. Goodwill is recognized if the fair value of the total purchase consideration and any noncontrolling interests is in excess of the net fair value of the identifiable assets acquired and the liabilities assumed. A bargain purchase gain is recognized within other income (expense), net, on the consolidated statement of operations if the net fair value of the identifiable assets acquired and the liabilities assumed is in excess of the fair value of the total purchase consideration and any noncontrolling interests. The results of operations of the acquired business are included in the consolidated financial statements beginning on the acquisition date.

Goodwill

Goodwill represents the excess of the consideration transferred for business combinations over the fair value of the identifiable net assets acquired. Goodwill is assessed for impairment annually on June 30 or more frequently if events or changes in circumstances indicate that the asset might be impaired.

Intangible assets

Intangible assets with definite lives are amortized on a straight-line basis over their estimated useful lives. As of March 31, 2025, the Company’s sole intangible asset consists of the customer list acquired from the Business Combination, which had a remaining estimated useful life of five years.

Impairment of goodwill and intangible assets

The Company test for impairment of goodwill and intangible assets at the reporting unit level. The Company has two reporting units – electric personal mobility products unit and scientific software products and services reporting unit. The goodwill and intangible assets belong to scientific software products and services reporting unit.

During the three months ended March 31, 2025, we identified indicators that the goodwill and intangible assets were impaired due to underperformance for revenue growth and estimated future operating cash flow from the scientific software products and services reporting unit. A quantitative impairment test on goodwill and intangible assets determined that the fair value was below the carrying value. The Company estimated fair value using a combination of discounted cash flows and market comparisons. As a result, the Company recorded impairment of goodwill in the amount of $14,045,955 and impairment of intangible assets in the amount of $74,000, reducing the carrying value of goodwill and intangible assets to $nil. The impairment charge was reflected in the consolidated statements of operations.

Revenue Recognition

The Company recognizes revenue when control is transferred of the promised products or services to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. The Company derives revenue from the sale of software and software as a service.

License Revenue Recognition

The Company enters into contracts with its customers whereby it grants a non-exclusive license for the use of its proprietary software. The contracts provide for either (i) a one year stated term with a one-year renewal option, (ii) a perpetual term or (iii) a two-year term with the option to upgrade to a perpetual license at the end of the term. The contracts may also provide for yearly on-going maintenance services for a specified price, which includes maintenance services, designated support, and enhancements, upgrades and improvements to the software (the “Maintenance Services”), depending on the contract. Licenses for on-premises software provide the customer with a right to use the software as it exists when made available to the customer. All software provides customers with the same functionality and differ mainly in the duration over which the customer benefits from the software.

The timing of the Company’s revenue recognition related to the licensing revenue stream is dependent on whether the software licensing agreement entered into represents a good or service. Software that relies on an entity’s IP and is delivered only through a hosting arrangement, where the customer cannot take possession of the software, is a service. A software arrangement that is provided through an access code or key represents the transfer of a good. Licenses for on-premises software represents a good and provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase perpetual licenses or subscribe to licenses, which provide customers with the same functionality and differ mainly in the duration over which the customer benefits from the software. Revenue from distinct on-premises licenses is recognized at a point in time when the software is made available to the customer.

Renewals or extensions of licenses are evaluated as distinct licenses (i.e., a distinct good or service), and revenue attributed to the distinct good or service cannot be recognized until (1) the entity provides the distinct license (or makes the license available) to the customer and (2) the customer is able to use and benefit from the distinct license. Renewal contracts are not combined with original contracts, and, as a result, the renewal right is evaluated in the same manner as all other additional rights granted after the initial contract. The revenue is not recognized until the customer can begin to use and benefit from the license, which is typically at the beginning of the license renewal period. Therefore, the Company recognizes revenue resulting from renewal of licensed software starting at the beginning of the license renewal period.

The Company recognizes revenue related to software as a service evenly over the service period using a time-based measure because the Company is providing continuous service and the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the services are performed.

Contract Balances

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. The Company records a receivable when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. The Company had deferred revenue of $163,117 and $nil as of March 31, 2025 and June 30, 2024, respectively, related to cash received in advance for product license and maintenance services to be performed in future periods. The Company expects to satisfy its remaining performance obligations for these license and maintenance services, and recognize the deferred revenue and related contract costs over the next twelve months. The Company recognized revenue of $81,411 and $130,934 during the three and nine months ended March 31, 2025, respectively.

Costs to Obtain a Contract

The Company does not have a history of incurring incremental costs to obtain a contract with a customer, but if the Company incurs these costs in the future, the Company will recognize these costs as an asset that will be amortized over the expected contract term.

Cost to Fulfill a Contract

The Company incurs costs to fulfill their obligations under a contract once it has obtained, but before transferring goods or services to the customer. The Company has determined that these costs are immaterial. Therefore, the Company expenses the costs as they are incurred.

Multiple Performance Obligations

The Company enters into contracts with customers for its technology licenses that may include multiple performance obligations. Each distinct performance obligation was determined by whether the customer could benefit from the good or service on its own or together with readily available resources. The Company allocates revenue to each performance obligation based on its standalone selling price. The Company’s contracts with its customers outline the terms of the number of software licenses to be issued and any Maintenance Services, along with the agreed-upon prices. The price for both the licenses and any related Maintenance Fees are fixed and stated in the contract.

Sales and Use Taxes

The Company presents transactional taxes such as sales and use tax collected from customers and remitted to government authorities on a net basis.

Segment reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company’s operations consist of two operating segments - electric personal mobility products and scientific software products and services.

Foreign currency translation

The Company and its subsidiaries’ functional currency is U.S. dollars (“USD”), except for the functional currency of Grafiti Limited is British Pound.

Each entity within the consolidated group records transactions using its functional currency, being the currency of the primary economic environment in which it operates. Foreign currency transactions are translated into the respective functional currency of each entity using the foreign currency rates prevailing at the date of the transaction. Period-end balances of monetary assets and liabilities in foreign currency are translated to the respective functional currencies using period-end foreign currency rates. Foreign currency gains and losses arising from the settlement of foreign currency transactions are recognized in the consolidated statements of operations and comprehensive loss.

On consolidation, the assets and liabilities of foreign operations that have a functional currency other than USD are translated into USD at the exchange rates in effect at the end of the reporting period. Revenues and expenses are translated at the average monthly exchange rates prevailing during the period. The resulting translation gains and losses are included within other comprehensive loss. The cumulative deferred translation gains or losses on the foreign operations are reclassified to net income, only on disposal of the foreign operations.

Fair value measurements

The Company follows the accounting guidance in ASC 820, Fair Value Measurement, for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

Our financial assets include cash and accounts receivable. Our financial liabilities include accounts payable and accrued liabilities, short -term debt, pre-paid purchase, financial liability convertible to equity, convertible notes and lease liabilities. The carrying amounts of these instruments, including cash and cash equivalents, accounts receivable, and trade payables and accrued liabilities, are considered to be representative of their fair values because of their short-term nature.

Share-based compensation classified as mezzanine equity

Share-based compensation subject to possible redemption are classified as mezzanine equity based on the guidance provided under ASC 480-10-S99-3A and SAB Topic 14E. See also Note 11 for additional information on share-based compensation granted to the underwriter in connection with an offering of common stocks and warrants.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of principally cash and cash equivalents, bank deposits and certain receivables. The Company holds cash and cash equivalents with highly rated financial institutions. Balances with these institutions exceeded the Federal Deposit Insurance Corporation insured amount of $250 thousand as of March 31, 2025. The Company has not experienced any significant credit losses in these accounts and does not believe the Company is exposed to any significant credit risk on these instruments.

Recent accounting pronouncements not yet adopted

In December 2023, the Financial Accounting Standards Board (“FASB”), issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures, to increase the transparency and usefulness of income tax information through improvements to the income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The guidance is effective for fiscal years beginning after December 15, 2024. The Company is currently in the process of evaluating the effects of the new guidance. The Company does not expect the adoption of this guidance will have a material impact on its consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. For public business entities, it is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently evaluating the impact that the updated standard will have on the Company’s disclosures within the consolidated financial statements.

3. Business Combination

On October 23, 2023, Grafiti and XTI Aerospace, Inc. (then parent company of Grafiti) entered into a Business Combination Agreement with Damon Motors, Inc. (“Damon Motors”), in which Damon Motors would combine and merge with a newly formed wholly-owned subsidiary of Grafiti (“Amalco Sub”), with Damon Motors continuing as the surviving entity (“Business Combination”).

On November 13, 2024, the following events occurred upon the consummation of the Business Combination:

●	the cancellation and conversion of all 134,068 (pre-reverse split - 16,758,528) issued and outstanding Damon Motors’ preferred shares to 370,880 (pre-reverse split - 46,360,093) Damon Motors’ common shares with no gain or loss on conversion recognized;

●	the cancellation and conversion of $8,370,546 convertible notes into 131,974 (pre-reverse split - 16,496,750) Damon Motors’ common shares;

●

the surrender and exchange of all 613,738 (pre-reverse split - 76,717,299) issued and outstanding common shares of Damon Motors (including common shares resulting from the conversion of preferred shares and convertible notes) to 118,088 (pre-reverse split - 14,761,045) Pubco common shares and 11,129 (pre-reverse split - 1,391,181) Pubco multiple voting shares after giving effect to the exchange ratio of 0.21 (“Exchange Ratio”);

●

The cancellation and exchange of all 73,795 (pre-reverse split - 9,224,491) granted and outstanding vested and unvested Damon Motors options, into 15,537 (pre-reverse split - 1,942,127) Pubco options exercisable for Pubco common shares with the same terms and vesting conditions except for the numbers of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio;

●

The cancellation and exchange of all 49,922 (pre-reverse split - 6,240,292) granted and outstanding Damon Motors warrants, into 17,491 (pre-reverse split - 2,186,478) Pubco warrants exercisable for Pubco common shares with the same terms except for the numbers of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio.

Upon the consummation of the Business Combination, the holders of the historical outstanding shares of Damon Motors owned approximately 77.8% of the outstanding shares of Pubco and approximately 81.5% on a fully diluted basis. Upon the consummation of the Business Combination, the holders of the historical outstanding shares of Grafiti owned approximately 22.2% of the outstanding shares of Pubco and approximately 18.5% on a fully dilutive basis.

The following tables summarize the consideration paid for the acquisitions and the preliminary amount of identified assets acquired and liabilities assumed as of the acquisition date:

Fair Value
Equity consideration	$11,123,075
Settlement of preexisting relationship (Note 6)	1,184,115
Net consideration	9,938,960
Assets acquired:
Cash and cash equivalents	77,270
Accounts receivable	57,093
Prepaid expenses and other current assets	78,265
Property and equipment	2,311
Customer list	80,000
Goodwill	14,045,955
Total assets acquired	14,340,894
Liabilities assumed:
Accounts payable and accrued liabilities	2,203,441
Deferred revenue	160,509
Fair value of debt assumed	2,037,984
Total liabilities assumed	4,401,934

Estimated fair value of net assets acquired	$9,938,960

The purchase price allocations for the Business Combination are preliminary as we have not obtained all of the detailed information to finalize the opening balance sheet related to the intangible assets acquired from the Business Combination. Management has recorded the purchase price allocations based on the information that is currently available.

In connection with the Business Combination, the Company recognized approximately $80,000 of identifiable intangible assets and $14,045,955 of goodwill, which represented the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets have become impaired, an accounting charge for impairment during the period in which the determination is made may be recognized. The goodwill is not anticipated to be deductible for tax purposes. In addition, the Company recorded an adjustment to common stock of $11,123,075 to reflect the value of the consideration for the transaction pursuant to the additional goodwill and intangible assets identified in the preliminary purchase price allocation. The customer list intangible assets of $80,000 was fair valued using replacement cost and will be amortized over the estimated useful life of five years.

The following table presents the unaudited, pro forma consolidated results of operations for the three and nine months ended March 31, 2025 and 2024 as if the Business Combination had occurred at the beginning of fiscal year 2023. The pro forma information provided below is compiled from the pre-acquisition financial information of Grafiti. The pro forma results are not necessarily indicative of (i) the results of operations that would have occurred had the operations of this acquisition actually been acquired at the beginning of fiscal year 2023 or (ii) future results of operations:

	Three months ended March 31, 2025	Three months ended March 31, 2024	Nine months ended March 31, 2025	Nine months ended March 31, 2024
	unaudited	unaudited	unaudited	unaudited
Revenue	$81,411	$66,775	$275,072	$256,250
Net loss	$(25,163,438)	$(13,137,180)	$(5,203,449)	$(25,678,121)

During the three months ended March 31, 2025, the Company determined that based on its qualitative assessment for scientific software products and services reporting unit, factors existed which required the Company to test its goodwill and intangible assets for impairment. These factors included underperformance for revenue growth and operating cash flow from the scientific software products and services reporting unit, decline of the market price of the Company's common stock, and general economic and market volatility. A quantitative impairment test on goodwill and intangible assets determined that the fair value was below the carrying value. The Company estimated fair value using a combination of discounted cash flows and market comparisons. It is also determined that the decline of the fair value of the scientific software products and services reporting unit is not temporary. As such, for the three months ended March 31, 2025, the Company recorded a non-recurring level 3 valuation charge, including impairment of goodwill in the amount of $14,045,955 and impairment of intangible assets in the amount of $74,000, reducing the carrying value of goodwill and intangible assets to $nil. The impairment charge was reflected in the consolidated statements of operations.

4. Accounts payable and accrued liabilities

	March 31, 2025	June 30, 2024
Trade payable	$5,851,428	$3,172,403
Due to related parties	41,794	404,426
Payroll liabilities	489,437	1,408,358
Accrued liabilities and other payables	499,813	938,934
	$6,882,472	$5,924,121

As at March 31, 2025, $314,456 (June 30, 2024 - $220,526) was related to severance and included in payroll liabilities.

Included in accrued liabilities and other payables is an amount owing for the surrender and settlement of the Damon Motors lease of a Surrey, British Columbia manufacturing facility of $225,953 as of March 31, 2025 (June 30, 2024 - $237,452). Also see Note 18.

5. Leases

The Company has operating leases for its office spaces and finance leases for its equipment trailer.

The lease liability in connection with operating and finance leases are included in non-current lease liabilities and current portion of lease liabilities on the consolidated balance sheets as follows:

Operating leases:	March 31, 2025	June 30, 2024
Operating lease right-of-use assets	$348,735	$689,165

Current portion of operating lease liabilities	$240,619	$443,519
Long-term portion of operating lease liabilities	43,117	235,492
Total operating lease liabilities	$283,736	$679,011

Finance leases:	March 31, 2025	June 30, 2024
Property, plant and equipment, net	$62,263	$82,077

Current portion of finance lease liabilities	$7,046	$7,141
Long-term portion of finance lease liabilities	163,512	177,403
Total finance lease liabilities	$170,558	$184,544

The following lease costs are included in the consolidated statements of operations:

	Three months ended March 31, 2025	Three months ended March 31, 2024	Nine months ended March 31, 2025	Nine months ended March 31, 2024

Operating lease expense:
Operating lease expense	$176,341	$214,160	$589,422	$643,007
Short-term lease expense	-	1,086	1,629	1,086
Total operating lease expense	176,341	215,246	591,051	644,093

Finance lease expense:
Amortization of leased assets	9,798	11,772	30,201	35,260
Interest on lease liabilities	2,073	2,353	6,452	7,237
Total finance lease expense	11,871	14,125	36,653	42,497

Rental income	-	(59,283)	-	(176,124)
Total lease costs	$188,212	$170,088	$627,704	$510,466

The Company has calculated the weighted-average remaining lease term, presented in years below, and the weighted-average discount rate for the operating lease population. The Company uses the incremental borrowing rate as the lease discount rate, unless the lessor’s rate implicit in the lease is readily determinable, in which case it is used.

March 31, 2025
Weighted-average remaining lease term (in years)
Operating leases	1.17
Finance expense	1.23

Weighted-average discount rate:
Operating leases	12%
Finance expense	4.89%

As of March 31, 2025, the maturities of our operating lease liabilities (excluding short-term leases) are as follows:

	Operating leases	Finance leases
2025	$259,169	$15,168
2026	43,332	164,832
Total minimum lease payments	302,501	180,000
Less: interest	18,765	9,442
Present value of lease obligations	283,736	170,558
Less: Current portion	240,619	7,046
Long-term portion of lease obligations	$43,117	$163,512

6. Short-term debt

Short-term debt as of March 31, 2025 consisted of the following:

Short-term debt:	March 31, 2025	June 30, 2024
Promissory note	$576,024	$548,886
Senior secured promissory note	-	550,603
Total short-term debt	$576,024	$1,099,489

Promissory note

(a)	WSGR promissory note

On April 16, 2024, the Company signed an agreement to issue as payment and settlement of professional fees owing, a promissory note in the aggregate amount of $542,753 with an interest rate at 5.5% per annum in favour of Wilson Sonsini Goodrich & Rosati Professional Corporation (“WSGR”). On September 16, 2024, the Company signed an amendment to the promissory note agreement with WSGR to modify the due date from September 1, 2024 to October 31, 2024. On November 11, 2024, the Company signed another amendment to the promissory note agreement with WSGR to modify the due date of October 31, 2024 to December 15, 2024. As of March 31, 2025, WSGR promissory note amounted to $576,024, including interest payable of $23,903, which is still outstanding. As of March 31, 2025, the loan was in default. The Company plans to repay the outstanding balance in monthly installments by the end of May 31, 2026.

(b)	SOL promissory note

On October 9, 2024, the Company entered into a promissory note agreement with SOL Global Investments Corp. in the principal amount of $200,000. The note bears interest rate at 12% per annum and matures on December 8, 2024. During the three months ended March 31, 2025, the Company repaid principal and interest in full with an amount of $239,679. As of March 31, 2025, SOL promissory note has no outstanding balance.

Senior secured promissory note

In connection with the promissory note agreement dated June 26, 2024, Damon Motors had a senior secured promissory note with Grafiti with interest rate at 10.0% per annum and maximum aggregate principal amount of $1,150,000. Upon completion of the Business Combination, the balance of the promissory note was eliminated in consolidation.

7. Pre-paid security purchase

On December 20, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Streeterville Capital, LLC (“Streeterville”), pursuant to which the Company agreed to issue and sell to Streeterville pre-paid purchases at an aggregate purchase price of up to $10,000,000 for the purchase of the Company’s common shares. Each pre-paid purchase includes an original issue discount of 7% and accrues interest at an annual rate of 8%. As consideration for Streeterville’s commitment, the Company issued 2,744 (pre-reverse split - 343,053) common shares to Streeterville. Also, $100,000 from the initial pre-paid purchase funding, and 15% of the funding from subsequent pre-paid purchases, shall be used to repay the indebtedness under the secured promissory note issued to Streeterville in June 2024 with an original principal amount of $6,470,000 (Note 9).

On February 27, 2025, the Company and Streeterville entered into an Amendment No. 1. Under the Amendment No. 1, the Company represented as to its foreign private issuer status and ability to follow home country practice instead of Nasdaq Listing Rule 5635(d) shareholder approval requirements. The parties agreed that, as long the Company remains a foreign private issuer, the Company is not required to seek shareholder approval for issuing shares above the limit set by Nasdaq Listing Rule 5635(d). If the Company loses its foreign private issuer status, it must obtain such approval within 90 days. Additionally, the Company agreed to permit Streeterville, beginning 45 days after the closing of March 2025 financing, to unilaterally elect to make pre-paid purchases up to $3,000,000 of the remaining commitment amount, without affecting the Company’s rights to require Streeterville to make pre-paid purchases.

As of March 31, 2025, the Company has received an aggregate of $4,400,000 from Streeterville out of the total $10,000,000 committed amount, resulting in an outstanding principal balance of $4,708,000. Of the $4,400,000 received, a total of $460,000 has been used to repay the indebtedness under the secured promissory note issued to Streeterville in June 2024.

As of March 31, 2025, Streeterville has purchased, and the Company has issued, a total of 65,068 (pre-reverse split - 8,133,614) common shares to satisfy pre-paid purchases made through this date, based on the pricing formula described in the Streeterville Securities Purchase Agreement, and the outstanding principal balance was reduced by $1,550,000.

As of March 31, 2025, pre-paid purchases amounted to $2,896,663, including principal balance of $3,158,000, interest payable of $66,127, net off $327,464 unamortized discount and transaction cost.

8. Convertible notes

Balance, July 1, 2023	$14,727,183
Funds advanced	11,549,945
Convertible note issued for settlement of debt	1,308,441
Warrant bifurcated classified as liability	(1,086,240)
Warrant bifurcated classified as equity	(674,034)
Interest accrued, net of capitalized interest paid	1,793,574
Changes in fair value of financial liabilities	13,011,887
Balance, June 30, 2024	40,630,756
Funds advanced	1,105,000
Convertible note issued for services	750,000
Warrant bifurcated classified as equity	(875,127)
Interest accrued	1,093,490
Changes in fair value of financial liabilities	(34,333,573)
Convertible notes converted to common shares	(8,370,546)
Balance, March 31, 2025	$-

From October 2022 to October 2024, the Company issued convertible promissory notes to arms-length parties with an aggregate principal amount of $25,939,772 and interest rate of 12% per annum, payable in arrears on the maturity date, one year from notes issuance dates. At inception, the proceeds from the convertible notes issued with detachable share purchase warrants were determined to be their fair values, were allocated between the convertible notes issued with detachable share purchase warrants based on the residual method. Management has determined that due to the complexity of the various embedded features and the short life expected of the notes, it will elect the fair value option under ASC 825-10-1 as the instruments are eligible for the fair value election under ASC 825-10. As a result, the entire convertible promissory note is carried at fair value. As of June 30, 2024, the convertible notes are valued by management based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, convertible promissory notes, common shares, warrants and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments. The model used the following assumptions, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described below.

June 30, 2024
Annualized volatility	70% – 90%
Expected time to liquidity	0.5 – 1.5 year
Dividend rate	0%
Risk-free interest rate	5.09%

During the nine months ended March 31, 2025, the Company issued $1,855,000 of convertible notes. The share purchase warrants meet the equity classification requirements and $875,127 was recorded as a component of additional paid-in capital. The residual value of $979,873 were allocated to the debt.

Upon the completion of Business Combination, the convertible notes were mandatorily converted into 131,974 (pre-reverse split - 16,496,750) Damon Motor’s common shares. Upon conversion, the carrying value of the convertible debt approximates fair value of the shares issued. As of March 31, 2025, there were no convertible notes outstanding.

9. Convertible promissory note

On June 26, 2024, Grafiti and Streeterville Capital, LLC (“Streeterville” or “Investor”) entered into a note purchase agreement, pursuant to which Grafiti agreed to sell, and Streeterville agreed to purchase, a secured promissory note in an aggregate original principal amount of $6,470,000 (the “Streeterville Note”). The Streeterville Note accrues interest on the outstanding balance of the note at the rate of 10% per annum, and all principal plus accrued interest is due and payable in December 2025. The Streeterville Note carries an original issue discount of $1,450,000 and $20,000 of issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs, which were recorded as a contract liability within long-term debt and will be amortized over the term of the note.

Starting on the earlier of 13 months after the closing of the Business Combination or January 1, 2026, the Investor may require the borrower to redeem up to one-sixth of the note’s initial principal and accrued interest monthly, and any unexercised redemption amounts can be carried over to future months. Grafiti has also agreed to not issue or sell any equity securities for capital raising purposes without the Investor’s prior consent.

On February 27, 2025, the Company and Streeterville entered into an amendment, pursuant to which, Streeterville was granted the right to convert from time to time at its election, all or any portion of the outstanding balance of the Steeterville Note into common shares of the Company. The number of common shares to be converted will be calculated using the conversion price, which is 90% of the lowest daily volume weighted average price of the Company’s common shares during the ten trading days preceding the delivery date of a conversion notice. This is subject to a floor price of $3.1375 (pre-reverse split - $0.0251) per share.

The amendment was accounted for as a debt modification and the conversion feature should be accounted for as a derivative instrument. However, the conversion feature is considered to have immaterial value due to the high weight of probability that it will not be exercised due to the uncertainty of lack of trading liquidity.

During the nine months ended March 31, 2025, the Company repaid amount of $2,216,168 principal. As of March 31, 2025, the total outstanding balance of the Streeterville Note consists of $4,253,832 principal, $866,899 unamortized debt discount and issuance costs, $237,868 monitoring fee, and $510,480 accrued interest.

Interest expense on long-term debt for the three and nine months ended March 31, 2025 totaled $858,773 and $1,412,627, respectively (three and nine months ended March 31, 2024 - $nil), which was not paid and included in the long-term debt balance in the consolidated balance sheet as of March 31, 2025.

Convertible promissory note as of March 31, 2025 consisted of the following:

Convertible promissory note:	Maturity	March 31, 2025	June 30, 2024
Streeterville Note	12/26/2025	$4,135,281	$-
Total convertible promissory note		$4,135,281	$-

10. Financial liability convertible to equity

Balance, July 1, 2023	$2,700,000
Foreign exchange adjustment	(92,543)
Changes in fair value	592,543
Balance, June 30, 2024	3,200,000
Converted to common shares	(3,200,000)
Balance, March 31, 2025	$-

From August through September 2022, the Company entered into multiple SAFE agreements certain investors and received $2,005,213. The SAFEs are recorded as a liability measured at fair value at inception and subsequently carried at fair value with changes in fair value recorded in the statements of operations.

The SAFEs are valued by management at each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, share purchase warrants, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, common shares, and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments.

The model used for the valuation of convertible promissory notes, share purchase warrants and SAFEs used certain assumptions as of June 30, 2024, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described in Note 8 above.

During the three and nine months ended March 31, 2025, the Company recognized change in fair value of SAFEs of $nil (three and nine month ended March 31, 2024 – loss of $462,170 and $362,515, respectively), included in changes in fair value of financial liabilities in the consolidated statements of operations.

On July 1, 2024, the SAFEs matured and the SAFE holders received 11,496 (pre-reverse split - 1,437,002) Damon Motors’ common shares, which were converted into 2,420 (pre-reverse split - 302,550) common shares of the Company upon completion of the Business Combination.

11. Warrant liabilities and mezzanine equity

The Company accounts for common share purchase warrants as either equity instruments or liabilities depending on the specific terms of the warrant agreement. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares. The Company classifies warrant liabilities on the balance sheet at fair value, and changes in fair value during the periods presented in the statement of operations, which is revalued at each balance sheet date subsequent to the initial issuance of the common share purchase warrant.

Durin the three months ended March 31, 2025, the Company completed public offering of 1,015,200 (pre-reverse split - 126,900,000) units at a price of $16.25 (pre-reverse split - $0.13) per unit. Each unit consisted of one common share and one Series A warrant to purchase one common shares. The Company also issued 50,760 (pre-reverse split - 6,345,000) Series A warrants to the underwriters. In addition, the Company granted the underwriters a 45-day option to purchase either up to an additional 152,280 (pre-reverse split - 19,035,000) common shares at a price $16.125 (pre-reverse split - $0.129) , or up to 152,280 (pre-reverse split - 19,035,000) Series A warrants at a price of $0.125 (pre-reverse split - $0.001) per warrant, or a combination of the two. As of March 31, 2025, the underwriters partially exercised its overallotment option with respect to 152,280 (pre-reverse split - 19,035,000) Series A warrants.

Each Series A warrant will be immediately exercisable upon issuance at an initial exercise price of $24.375 (pre-reverse split - $0.195) per common share, subject to adjustment on the First Reset Date and the Second Reset Date and subject to a floor price therein. The floor price has been set at $3.1375 (pre-reverse split - $0.0251). Additionally, under the alternate cashless exercise option of the Series A warrants, during the period of 90 calendar days following the issue date of the Series A warrants, a holder of the Series A warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of shares equal to the product of (x) the aggregate number of common shares that would be issuable upon a cash exercise of the Series A warrant and (y) two and a half (2.5).

At the closing of the public offering, the Company issued 1,015,200 (pre-reverse split - 126,900,000) Series A warrants, 50,760 (pre-reverse split - 6,345,000) underwriters’ warrants, and 152,280 (pre-reverse split - 19,035,000) overallotment Series A warrants. The Series A warrants will be exercisable from issuance and will expire two and half years after issuance. As of March 31, 2025, 285,730 (pre-reverse split - 35,716,270) warrants have been exercised on an alternative cashless basis, for which 2,773,615 (pre-reverse split - 346,701,995) common shares were issued.

The 1,015,200 (pre-reverse split - 126,900,000) warrants issued within the units and the 152,280 (pre-reverse split - 19,035,000) overallotment warrants were accounted for as liabilities as they represent an obligation to deliver a variable number of shares of common stock in the future. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the unaudited condensed consolidated statements of operations. The Company recognized warrant liabilities of $18,023,553 at inception. As of March 31, 2025, the changes in warrant liabilities’ fair value were not material.

The fair value of the warrants were measured using its quoted market price, assuming all the warrants will be exercised at the second reset price of $3.1375 (pre-reverse split - $0.0251), under the alternate cashless exercise option.

The 50,760 (pre-reverse split - 6,345,000) underwriters’ warrants classified as a contingently redeemable warrant in accordance with ASC 718, since these warrants did qualify for equity classification, but could be settled in cash or other assets in the event that another person or entity becomes the beneficial owner of 50% of the outstanding shares of the Company’s common stock. Because this contingently redeemable feature could result in the warrant holders receiving additional compensation not on par with the holders of Common Stock, the underwriters’ warrants were classified as temporary equity and therefore reported in “Mezzanine Equity” on the Company’s condensed consolidated balance sheets as of March 31, 2025.

Warrants classified as liability	Number of warrants	Amount
		$
Balance, July 1, 2024	-	$-
Issuance of warrants in the units	1,015,200	15,689,207
Issuance of overallotment warrants	152,280	2,334,346
Converted to common shares	(285,730)	(4,411,187)
Balance, March 31, 2025	881,750	$13,612,366

Warrants classified as mezzanine equity	Number of warrants	Amount
		$
Balance, July 1, 2024	-	$-
Issuance of underwriters’ warrants	50,760	784,000
Converted to common shares	-	-
Balance, March 31, 2025	50,760	$784,000

The Company recognized transaction costs for issuance of warrants of $2,424,033, which was included in the finance expense in the statements of operations for the three and nine months ended March 31, 2025. The Company received proceeds of $19,035 from the issuance of overallotment warrants. As the fair value of the overallotment warrants exceeded the proceeds, the Company recognized $2,315,311 loss from issuance, which was included in the finance expense in the statements of operations for the three and nine months ended March 31, 2025.

Also see Note 12.

12. Share capital and other components of equity

Share capital

a) Authorized

The authorized share capital of the Company consists of the following:

●	An unlimited number of common shares without par value;

●	An unlimited number of multiple voting shares without par value.

b) Issued and outstanding

●	As of March 31, 2025, the Company had 4,030,127 (pre-reverse split - 503,766,493) (June 30, 2024 – 20,758 (pre-reverse split - 2,594,850)) common shares outstanding;

●	As of March 31, 2025, the Company had nil (June 30, 2024 – nil) multiple voting shares outstanding;

●	As of March 31, 2025, the Company had nil (June 30, 2024 – 28,227 (pre-reverse split - 3,528,408)) preferred shares outstanding.

March 2025 financing

On March 21, 2025, the Company completed public offering of 1,015,200 (pre-reverse split - 126,900,000) units at a price of $16.25 (pre-reverse split - $0.13) per unit. Each unit consisted of one common share and one Series A warrant to purchase one common shares. The Company also issued 50,760 (pre-reverse split - 6,345,000) Series A warrants to the underwriters. In addition, the Company granted the underwriters a 45-day option to purchase up to an additional 152,280 (pre-reverse split - 19,035,000) common shares at a price of $16.125 (pre-reverse split - $0.129), and/or 152,280 (pre-reverse split - 19,035,000) Series A warrants at a price of $0.125 (pre-reverse split -$0.001) per warrant, to cover over-allotments. On March 21, 2025, the underwriters partially exercised its overallotment option with respect to 152,280 (pre-reverse split - 19,035,000) Series A warrants.

Transaction costs consisted of legal, accounting, underwriting discount and other costs incurred that were directly related to the issuance of the units. Pursuant to the terms of the Underwriting Agreement, the underwriters received a cash fee of six and a half percent (6.5%) of the aggregate gross proceeds as underwriting discounts and commissions. The Company also paid the Underwriter’s out-of-pocket accountable expenses of $100,000. The Company incurred other transaction costs in the amount of $594,167.

Gross proceeds to the Company, before deducting underwriting commissions and other offering expenses, were $16,516,035. The Company allocated the proceeds first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common shares. Transaction costs are allocated to the separable financial instruments based on a relative fair value basis, compared to total proceeds received. Transaction costs allocated to warrant liabilities are expensed as incurred, presented as non-operating expenses in the accompanying unaudited condensed statements of operations. Transaction costs allocated to the common stocks were charged against the carrying value of the common shares.

At the closing of the financing, the Company issued 1,015,200 (pre-reverse split -126,900,000) common shares, 1,015,200 (pre-reverse split -126,900,000) Series A warrants, 50,760 (pre-reverse split - 6,345,000) underwriters warrants, and 152,280 (pre-reverse split - 19,035,000) overallotment warrants. The gross proceeds from the offering, excluding the over allotment proceeds, of $16,497,000 was first allocated to the fair value of the Series A Warrants of $15,689,207 and the remaining $807,793 allocated to the fair value of the common stock, net of allocated issuance costs of $108,642, resulting in net proceed allocated to the common stock of $699,151. The Company also recognized warrant liabilities of $18,023,553 and mezzanine equity of $784,000. See Note 11.

As of March 31, 2025, 2,773,615 (pre-reverse split - 346,701,995) common shares were issued for 285,730 (pre-reverse split - 35,716,270) warrants exercised.

Other activities

On July 1, 2024, the Company issued 2,420 (pre-reverse split - 302,552) common shares in connection with the conversion of SAFE with an estimated fair value of $3,200,000 (Note 10).

On November 13, 2024, in connection with the reverse acquisition treatment of the Business Combination, the Company effectively issued 36,923 (pre-reverse split - 4,615,384) new common shares. At the closing of the Business Combination, the Company also issued 78,085 (pre-reverse split - 9,760,738) new common shares for the conversion of all 28,227 (pre-reverse split - 3,528,407) issued and outstanding preferred shares and issued 27,786 (pre-reverse split - 3,473,256) new common shares for the conversion of convertible notes. For clarification, these issuances occurred at the Damon Motors level prior to the exchange of Damon Motors securities into Pubco securities at the closing of the Business Combination.

Immediately following the Business Combination, the Company (i.e., Pubco) had 155,041 (pre-reverse split - 19,380,187) common shares outstanding without par value and 11,129 (pre-reverse split - 1,391,181) multiple voting shares outstanding. The holder of each common share is entitled to one vote. Subsequent to the closing of the Business Combination, the 11,129 (pre-reverse split - 1,391,181) multiple voting shares were converted to common shares.

During the nine months ended March 31, 2025, the Company issued 196 (pre-reverse split - 24,590) common shares for the service fee in connection with the Business Combination, 3,216 (pre-reverse split - 401,884) common shares for investor relationship service received, and 4,116 (pre-reverse split - 514,579) common shares for advisory service received.

During the nine months ended March 31, 2025, the Company issued 2,744 (pre-reverse split - 343,053) common shares in connection with entering the Securities Purchase Agreement with Streeterville. Also, the Company issued 65,068 (pre-reverse split - 8,133,614) in connection with the share purchase made by Streeterville under the Securities Purchase Agreement. Also see Note 7.

During the nine months ended March 31, 2025 and 2024, no preferred shares were issued.

Stock options

On August 30, 2017 (and amended on September 24, 2021), the Board adopted a Stock Option Plan which provides that the Board may from time to time, in its discretion, grant to directors, officers, employees, and consultants, non-transferable stock options to purchase common shares of the Company. As per the terms of the Stock Option Plan, the requisite vesting period of the employees is generally four years.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. During the nine months ended March 31, 2025 and 2024, the Company issued nil stock options.

A summary of the changes in the Company’s stock options is as follows:

Stock options (#)
Outstanding, June 30, 2024	15,586
Expired/cancelled	(4,946)
Outstanding, March 31, 2025	10,640

Details of stock options outstanding at March 31, 2025 were as follows:

Exercise price	Weighted average contractual life	Number of options outstanding	Number of options exercisable

$71	0.71	4,413	4,413
$119	0.49	5,356	5,354
$154	1.58	188	188
$1591	4.95	683	539
		10,640	10,494

During the three and nine months ended March 31, 2025, the Company recognized stock-based compensation expense of $15,839 and $50,735, respectively (three and nine months ended March 31, 2024 – $27,140 and $385,199, respectively).

Cash received by the Company upon the exercise of stock options during the nine months ended March 31, 2025 amounted to $nil (nine months ended March 31, 2024 – $59,694).

Warrants

For warrants that meet the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance.

During the nine months ended March 31, 2025, in connection with the issuance of convertible promissory notes to arms-length parties (Note 8), the Company issued 1,631 (pre-reverse split - 203,986) common share purchase warrants to the noteholders. At inception, these warrants were assessed to meet the equity classification requirements and fair value of the warrants of $875,127 was recorded as a component of additional paid-in capital.

Warrants of the Company classified as equity are composed of the following as at March 31, 2025:

Date of issuance	Number of warrants outstanding	Number of warrants exercisable	Exercise price	Expiry date
June 16, 2023	2,664	2,664	976	June 15, 2028
August 10, 2023	1,091	1,091	976	August 9, 2028
September 13, 2023	1,086	1,086	976	September 12, 2028
September 26, 2023	2,882	2,882	976	September 25, 2028
September 30, 2023	204	204	976	September 29, 2028
October 26, 2023	4,556	4,556	976	October 25, 2028
December 15, 2023	372	372	976	December 14, 2028
April 5, 2024	324	324	976	April 4, 2029
April 26, 2024	159	159	976	April 25, 2029
March 12, 2024	794	794	976	March 11, 2029
March 26, 2024	90	90	976	March 25, 2029
April 15, 2024	1,537	1,537	976	April 14, 2029
May 1, 2024	78	78	976	April 30, 2029
May 29, 2024	20	20	976	May 28, 2029
July 20, 2024	256	256	976	July 19, 2029
July 22, 2024	102	102	976	July 21, 2029
July 30, 2024	20	20	976	July 29, 2029
August 30, 2024	189	189	976	August 29, 2029
October 8, 2024	512	512	976	October 7, 2029
October 18, 2024	51	51	976	October 17, 2029
November 12, 2024	499	499	976	November 11, 2029
	17,486	17,486

13. Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

As at March 31, 2025, $41,794 (June 30, 2024 - $404,426) was due for remuneration payable to key management and a director.

14. Income taxes

As of March 31, 2025 and 2024, the Company’s deferred tax liability was zero. Cumulative deferred tax assets are fully reserved as there is not sufficient evidence to conclude it is more likely than not the deferred tax assets are realizable. No current liability for federal state income taxes has been included in these condensed interim unaudited consolidated financial statements due to the loss for the periods.

15. Segment reporting

ASC 280 - Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with internal organization reporting used by the Company’s chief operating decision maker, our CEO, for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. For the three and nine months ended March 31, 2024, the Company is pre-revenue and pre-production and operates as a single reportable operating segment. Upon completion of the Business Combination, the Company’s operations consisted of two operating segments - electric personal mobility products and scientific software products and services.

The following table is our long-lived assets information by geography as of March 31, 2025 and June 30, 2024:

	March 31, 2025	June 30, 2024

Canada	$435,316	$676,886
United States	193,128	461,534
United Kingdom	1,710	-
	$630,154	$1,138,420

	Three months ended March 31, 2025		Nine months ended March 31, 2025
	Electric personal mobility products	Scientific software products and services	Electric personal mobility products	Scientific software products and services
Revenue	$-	$81,411	$-	$130,934
Gross profit	-	41,250	-	69,441
Depreciation and amortization	(54,846)	(6,244)	(169,547)	(6,355)
Operating expenses	(5,082,783)	(14,203,209)	(14,584,476)	(14,263,832)
Other items	(5,857,606)	-	26,600,259	-
Current income tax recovery	-	-	-	5
Net (loss)/income	(10,995,235)	(14,168,203)	11,846,236	(14,200,741)
FX translation	-	(3,307)	-	(2,248)
Comprehensive (loss)/income	$(10,995,235)	$(14,171,510)	$11,846,236	$(14,202,989)

	March 31, 2025		June 30, 2024
	Electric personal mobility products	Scientific software products and services	Electric personal mobility products	Scientific software products and services
Plant and equipment, net	$279,709	$1,710	$449,255	$-
Operating lease right-of-use assets	348,735	-	689,165	-
Other non-current assets	133,259	257	612,932	-
Total assets	$8,501,119	$162,806	$1,751,352	$-

16. Fair value

The following table presents the hierarchy for our financial liabilities measured at fair value on a recurring basis as of March 31, 2025:

	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liabilities	$-	$13,612,366	$-	$

The following table presents the hierarchy for our financial liabilities measured at fair value on a recurring basis as of June 30, 2024:

	Level 1	Level 2	Level 3	Total
Liabilities:
Convertible notes	$-	$-	$40,630,756	$40,630,756
Financial liability convertible to equity	-	-	3,200,000	3,200,000
	$-	$-	$43,830,756	$43,830,756

As of March 31, 2025, the warrant liabilities that were measured at fair value on a recurring basis were based on the pricing model with assumptions of stock price and warrant exercise price, which were generally observable (Level 2).

As of June 30, 2024, the convertible notes and SAFEs that were measured at fair value on a recurring basis were categorized as Level 3. For assets and liabilities recognized at fair value on a recurring basis, the Company reassesses categorization to determine whether changes have occurred between the hierarchy levels at the end of each reporting period. The fair value of these Level 3 financial liabilities is determined using pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value requires significant management judgment or estimation (see Note 8).

Areas of significant judgement are the risk-free rate, volatility rate, dividend yield, term to liquidation, discount for lack of marketability, most recent financing rounds and implied equity value per letter of intent. These valuations use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company reassesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. A significant increase/decrease in some of those unobservable inputs would result in a significantly higher/lower fair value measurement.

During the three and nine months ended March 31, 2025, the Company recognized fair value adjustments with respect to financial instruments categorized as Level 3 of $Nil and $34,333,573 (three and nine months ended March 31, 2024 - $8,200,745 and $12,939,830), respectively, in the statements of operations as changes in fair value of financial liabilities. No amounts were recognized in other comprehensive income as the changes in fair value due to credit risk were nominal.

Also see Note 8 and Note 10.

17. Basic and diluted earning or loss per share

The calculation of basic and diluted loss per share for three and nine months ended March 31, 2025 was based on the net loss attributable to common shareholders of $25,163,438 and $2,354,505, respectively (March 31, 2024 – net loss of $13,096,933 and $25,604,984 for the three and nine months, respectively) and the weighted average number of common shares outstanding of 404,531 (pre-reverse split - 50,566,406) and 174,842 (pre-reverse split - 21,855,268), respectively for the three and nine months ended March 31, 2025 (March 31, 2024 – 98,429 (pre-reverse split - 12,303,733) and 97,087 (pre-reverse split - 12,135,890) for the three and nine months, respectively).

The following table presents the potentially dilutive shares that were excluded from the computation of diluted loss per share because their effect was anti-dilutive:

	March 31, 2025	June 30, 2024
Stock options	10,640	15,586
Warrants	949,996	9,530
Preferred shares	-	59,139
SAFE	-	2,150
Convertible notes	-	25,771
	960,636	112,176

18. Commitments and contingencies

A summary of undiscounted liabilities and future operating commitments as at March 31, 2025:

	Total	Within 1 year	2 - 5 years	Greater than 5 years

Purchase obligations	$156,533	$85,382	$71,151	$-
Investment obligation (1)	1,000,000	1,000,000	-	-
Total financial liabilities and commitments	$2,515,427	$2,422,933	$92,494	$-

(1)	The Company entered into a strategic partnership arrangement with a third-party. As part of the agreement, the Company agree to invest an aggregate amount of $1,000,000 in the third-party upon a future financing and negotiation of terms that are agreed to by both parties during the term of the agreement. As at the date of these financial statements no such arrangement has been made.

On September 30, 2023, the Company signed a full surrender agreement with the lessor of the Surrey, British Columbia manufacturing facility. Per the agreement, cash consideration must be paid in seven installments on or before the dates set forth in the agreement. In the event that the Company defaults on such payment obligations, the Company will immediately have to pay the lessor the full amount of all rent. On April 29, 2024 the Company requested payment deferment of the 5th and 6th instalment payment due on March 1, 2024 and May 1, 2024 respectively to July 1, 2024. On September 6, 2024, the lessor agreed to further defer the payments due on July 1, 2024 to be paid on or before September 30, 2024. On October 1, 2024, the Company and the lessor signed an amendment to the surrender agreement whereby the lessor agreed to a waiver of breach by the Company of its payment obligations.

The Company met the eligibility criteria under the Small Business Venture Capital Act (the “Act”) and was registered as an Eligible Business Corporation (“EBC”) in 2018. Under the Act, the Company was approved to raise up to $10 million through the issuance of authorized equity capital whereby the investing shareholders received up to 30% of the amount invested as a tax credit against their B.C. provincial taxes. Under this program, should the Company be out of compliance with the Act during the required five-year investment hold period, it would be contingently liable to repay any tax credits previously issued to investors. At the date of these financial statements, repayable tax credits are approximately $0.4 million. Management believes the Company is compliant with all relevant terms of the Act.

On March 7, 2025, the Company was served with a notice of civil claim (the “Notice”), which was filed on February 28, 2025, in the Supreme Court of British Columbia by Damon Jay Mercredi Giraud, former director and CEO of the Company (the “Plaintiff”), against the Company and all of the directors of the Company. The Notice alleges, among other things, that in connection with the Plaintiff’s resignation (i) the Board agreed to certain settlement terms which included provisions related to the payment of a listing bonus contingent on the Company’s successful listing on a recognized stock exchange (the “Listing Bonus”) and backpay for unpaid wages; and (ii) after the effective date of the Plaintiff’s resignation, the Company provided the Plaintiff with a written settlement agreement which fundamentally altered the terms of the previously agreed settlement terms, including the payment date for the Listing Bonus and backpay for unpaid wages; and (iii) that the Company has not discharged its obligations pursuant to the alleged settlement terms and (iv) that the Plaintiff received a letter from major shareholders containing unfounded accusations against the Plaintiff and threatening him with legal action, and that such letter was sent by or at the direction of the Company. The Company is required to respond within 21 days after the date a copy of the Notice was served. As of the date of the filing, neither the Company or its directors have responded to the Notice and the Company denies the allegations of wrongdoing described in the Notice. The relief sought by the Plaintiff includes, among others, specific performance of the allegedly original verbal settlement terms, an order assigning any debts in the Plaintiff’s name owed by the Company to the Company, and special costs, or, in the alternative, breach of an employment contract, and damages for wrongful dismissal.

On April 11, 2025, Andy DeFrancesco (“DeFrancesco”) filed a notice of civil claim (the “Claim”) against the Company in the Supreme Court of British Columbia. In the Claim, DeFrancesco alleges that, in or around October 2023, the Company’s executives verbally agreed to issue $3.2 million worth of the Company’s shares (the “Shares”) to DeFrancesco in exchange for past and future services provided to Damon, including advising and working with the Company on financings and other operational aspects. DeFrancesco further alleges the Shares were to be provided as soon as possible and that he delivered an irrevocable direction regarding delivery of the shares in November 2023, however the Company has refused to issue the Shares. The relief sought by DeFrancesco includes specific performance of the alleged verbal agreement and damages for loss of opportunities caused by the alleged breach of contract or, alternatively, unjust enrichment on a quantum meruit basis for the services allegedly provided by DeFrancesco. The Company filed a response to the Civil Claim (defense) on May 9, 2025, denying all allegations.

On March 29, 2025, the Company entered into a letter agreement with Braebeacon Holdings Inc. (“Braebeacon”) to formally terminate the following loan agreements, under which the Company received no loan funds prior to such termination: (i) the Note Purchase Agreement, dated November 13, 2024, between the Company and Braebeacon; (ii) the Secured Promissory Note, dated November 13, 2024, issued by the Company to Braebeacon; (iii) the Security Agreement, dated November 13, 2024, executed by the Company in favor of Braebeacon; (iv) the Security Agreement, dated November 13, 2024, executed by Damon Motors, Inc., a wholly owned subsidiary of the Company, in favor of Braebeacon; (v) the Intellectual Property Security Agreement, dated November 13, 2024, executed by Damon Motors, Inc. in favor of Braebeacon; (vi) the Guaranty, dated November 13, 2024, executed by Damon Motors, Inc. in favor of Braebeacon; and (vii) the Guaranty, dated November 13, 2024, executed by Damon Motors Corporation, a wholly owned subsidiary of the Company, in favor of Braebeacon.

Additionally, the Company entered into a letter agreement with East West Capital, LLC (“East West,” and together with Braebeacon, the “Note Holders”) to formally terminate the following loan agreements, under which the Company received no loan funds prior to such termination: (i) the Note Purchase Agreement, dated November 13, 2024, between the Company and East West; (ii) the Secured Promissory Note, dated November 13, 2024, issued by the Company to East West; (iii) the Security Agreement, dated November 13, 2024, executed by the Company in favor of East West; (iv) the Security Agreement, dated November 13, 2024, executed by Damon Motors, Inc. in favor of East West; (v) the Intellectual Property Security Agreement, dated November 13, 2024, executed by Damon Motors, Inc. in favor of East West; (vi) the Guaranty, dated November 13, 2024, executed by Damon Motors, Inc. in favor of East West; and (vii) the Guaranty, dated November 13, 2024, executed by Damon Motors Corporation in favor of East West.

Under the letter agreements, the Company and each Note Holder acknowledged that, as of the termination date, no amounts had been funded under the respective Note Purchase Agreements or Secured Promissory Notes. As a result of such terminations, all rights and obligations of the parties under the terminated agreements have been extinguished and are of no further force or effect.

Also see Note 19.

19. Subsequent events

In addition to subsequent events disclosed elsewhere within these condensed consolidated financial statements, the following events occurred after March 31, 2025, up to the date these financial statements were issued:

Exercise of Series A Warrants

Subsequent to March 31, 025, investors exercised their Series A Warrants on an alternate cashless basis, resulting in the issuance of an aggregate of 15,573,688 (pre-reverse split - 1,946,710,549) common shares as of May 15, 2025. As of May 15, 2025, 19 (pre-reverse split - 2,352) Series A Warrants remain outstanding, which may result in the issuance of up to 365 (pre-reverse split - 45,681) additional common shares, assuming exercise on an alternate cashless basis at the floor price of $3.1375 (pre-reverse split - $0.0251).

Technical Design Agreement

On April 4, 2025, the Company entered into a Technical Design Agreement (the “Agreement”) with Engines Engineering S.p.a. (“EE”), an Italian corporation specializing in vehicle engineering, design and development, to provide such services for development of the Company’s HyperSport Race electric motorcycle (the “Project”).

Under the Agreement, EE will be responsible for delivering services in multiple areas including technical compliance, component selection, development and validation testing, and prototyping. The Project is structured into nine development phases continuing through March 2026, with specific milestones and deliverables required at each phase.

The total contract value of the Agreement is $1,711,270 (€1,581,670), with half of the amount invoiced on the date of the Agreement, and the remaining half tied to milestone-based deliverables for each phase of the Project, to be invoiced in installments following the Company’s acceptance of the corresponding phase.

Pursuant to the Agreement, all work product developed under the Agreement will be owned by the Company upon full payment for the applicable phase, while EE retains ownership of its pre-existing intellectual property and grants the Company an irrevocable, perpetual, nonexclusive, worldwide and paid-up license to use such intellectual property and create derivative works when used as part of or in support of the work product developed under the Agreement.

New lease agreement

On May 12, 2025, the Company entered into a lease agreement for an office, which will be used as the Company’s head office. The lease is for the period of three years with a monthly rate of approximately $10,700.

20. Reverse stock split

Except as otherwise noted, the information above reflects and assumes a 1:125 reverse stock split of our issued and outstanding shares of common stock effected on July 3, 2025 and the corresponding adjustment of all common stock price per-share data and stock option and warrant exercise price per share data.

PART III

ITEM 16.	Exhibits

Exhibit Number	Exhibit Description

2.1	Certificate of Incorporation, and Notice of Articles (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Registrant on December 18, 2024)

2.2	Articles (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

3.1	Form of Warrant issued to former warrant holders of Damon Motors, Inc. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

3.2	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on March 25, 2025)

3.3*	Form of Warrant Agency Agreement

3.4*	Form of Warrant

4.1*	Form of Subscription Agreement

6.1	Liquidating Trust Agreement among Inpixon, Grafiti Holding Inc. and Melanie Figueroa, as initial trustee, dated as of December 27, 2023 (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

6.2#	Grafiti Holding Inc. 2024 Stock Incentive Plan. (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

6.3#	Form of Stock Option Agreement under Grafiti Holding Inc. 2024 Stock Incentive Plan. (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

6.4	Distributor Agreement, dated as of July 19, 2024, between Grafiti LLC and Grafiti Limited. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

6.5	Administrative Support Service Agreement, dated as of July 19, 2024, between Grafiti LLC and Grafiti Limited. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

6.6	Note Purchase Agreement, dated as of June 26, 2024, between Grafiti Holding Inc. and Streeterville Capital LLC. (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

6.7	Secured Promissory Note, dated as of June 26, 2024, issued to Streeterville Capital LLC. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

6.8	Security Agreement, dated as of June 26, 2024, between Grafiti Holding Inc. and Streeterville Capital LLC. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

6.9	Guaranty, dated as of June 26, 2024, by Damon Motors, Inc. in favor of Streeterville Capital LLC. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

III-1

6.10	Guaranty, dated as of June 26, 2024, by Damon Motors Corporation in favor of Streeterville Capital LLC. (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form 10 filed by the Registrant on July 25, 2024)

6.11	Amendment No. 1, dated as of October 31, 2024, between Grafiti Holding Inc. and Streeterville Capital LLC. (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1/A filed by the Registrant on November 1, 2024)

6.12	Amendment to Security Agreement, dated as of November 13, 2024, between the Company and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.13#	Executive Employment Agreement, dated September 12, 2023, between Damon Motors Inc. and Jay Giraud (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.14#	Employment Side Letter Agreement, dated October 17, 2024, between Damon Motors Inc. and Jay Giraud (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.15#	Executive Employment Agreement, dated January 12, 2024, between Damon Motors Inc. and Bal Bhullar (incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.16#	Employment Side Letter Agreement, dated August 26, 2024, between Damon Motors Inc. and Bal Bhullar (incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.17#	Executive Employment Agreement, dated June 13, 2024, between Damon Motors Inc. and Derek Dorresteyn (incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.18#	Employment Side Letter Agreement, dated October 17, 2024, between Damon Motors Inc. and Derek Dorresteyn (incorporated by reference to Exhibit 10.26 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.19#	Executive Employment Agreement, dated July 11, 2022, between Damon Motors Inc. and Amber Spencer (incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.20#	Interim Executive Employment Agreement, dated December 4, 2024, between Damon Motors Inc. and Dominique Kwong (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on December 10, 2024)

6.21#	Amendment to Interim Executive Employment Agreement, dated May 4, 2025, between Damon Inc. and Dominique Kwong (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by the Registrant on May 19, 2025)

6.22#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on December 10, 2024)

6.23+	Securities Purchase Agreement, dated December 20, 2024, between Damon Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on December 23, 2024)

III-2

6.24	Registration Rights Agreement, dated December 20, 2024, between Damon Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on December 23, 2024)

6.25	Consulting Agreement, dated as of September 25, 2024, between Grafiti Holding Inc. and Nadir Ali. (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

6.26	Consulting Agreement, dated as of September 25, 2024, between Grafiti Holding Inc. and Melanie Figueroa. (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

6.27	Consulting Agreement, dated as of September 25, 2024, between Grafiti Holding Inc. and Wendy Loundermon. (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

6.28	Coattail Agreement, dated as of November 13, 2024, by and among Grafiti Holding Inc., Jay Giraud and Odyssey Trust Company (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.29	Founder Agreement, dated as of November 13, 2024, by and between Grafiti Holding Inc. and Jay Giraud (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed by the Registrant on November 18, 2024)

6.30	Amendment No. 2 to Secured Promissory Note, dated February 27, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on February 27, 2025)

6.31	Amendment No. 1 to Securities Purchase Agreement, dated February 27, 2025 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on February 27, 2025)

6.32	Technical Design Agreement, dated as of April 4, 2025, by and between Damon Inc. and Engines Engineering S.p.a. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on April 7, 2025)

6.33	Agreement between Damon Inc. and DealMaker Securities LLC, dated June 27, 2025 (incorporated by reference to Exhibit 6.33 to the Offering Statement on Form 1-A filed by the Registrant on July 22, 2025)

6.34#	Executive Employment Services Agreement, dated July 16, 2025, by and between Damon Inc. and Dominque Kwong (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on July 17, 2025)

6.35#	Executive Employment Services Agreement, dated July 16, 2025, by and between Damon Inc. and Baljinder Bhullar (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on July 17, 2025)

7.1+	Separation Agreement, dated as of October 23, 2023, between Grafiti Holding Inc. and Inpixon (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Inpixon on October 23, 2023)

III-3

7.2+	Business Combination Agreement among Inpixon, Grafiti Holding Inc., 1444842 B.C. Ltd and Damon Motors, Inc., dated as of October 23, 2023 (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Inpixon on October 23, 2023)

7.3	Amendment to Business Combination Agreement, dated as of June 18, 2024, among XTI Aerospace, Inc., Grafiti Holding Inc., 1444842 B.C. Ltd. and Damon Motors Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by XTI Aerospace, Inc. on June 24, 2024)

7.4	Second Amendment to Business Combination Agreement, dated as of September 26, 2024, among XTI Aerospace, Inc., Grafiti Holding Inc., 1444842 B.C. Ltd. and Damon Motors Inc. (incorporated by reference to Exhibit 2.4 to Amendment No. 1 to the Registration Statement on Form 10 filed by the Registrant on September 26, 2024)

8.1*	Tri-Party Escrow Agreement between Damon Inc., DealMaker Securities LLC and Enterprise Bank & Trust, dated as of August 15, 2025

10.1	Power of Attorney (included on signature page hereto)

11.1*	Consent of Marcum LLP for Damon Inc. (formerly Grafiti Holding Inc.)

11.2*	Consent of Marcum LLP for Damon Motors Inc.

11.3*	Consent of BDO Canada LLP for Damon Motors Inc.

11.4	Consent of McMillan LLP (included in Exhibit 12.1)

11.5	Consent of Norton Rose Fulbright US LLP (included in Exhibit 12.2)

12.1*	Opinion of McMillan LLP

12.2*	Opinion of Norton Rose Fulbright US LLP

14.1	Appointment of Agent for Service of Process (Form F-X) (incorporated by reference to Exhibit 14.1 to the Offering Statement on Form 1-A filed by the Registrant on July 22, 2025)

17.1*	List of Subsidiaries

*	Filed herewith.

+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	Indicates a management contract or compensatory plan.

III-4

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada, on August 26, 2025.

Damon Inc.

By:	/s/ Dominique Kwong
Name:	Dominique Kwong
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Dominique Kwong and as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Offering Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the U.S. Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

This Offering Statement has been signed by the following persons, in the capacities, and on the dates indicated.

Signature	Title	Date

/s/ Dominique Kwong	Chief Executive Officer and Director	August 26, 2025
Dominique Kwong	(Principal Executive Officer)

/s/ Baljinder Bhullar	Chief Financial Officer and Director	August 26, 2025
Baljinder Bhullar	(Principal Financial Officer and Principal Accounting Officer)

/s/ Karan Sodhi	Director	August 26, 2025
Karan Sodhi

/s/ Shashi Tripathi	Director	August 26, 2025
Shashi Tripathi

/s/ Melanie Figueroa	Director	August 26, 2025
Melanie Figueroa

III-5